UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Whitestone REIT

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2600 South Gessner, Suite 500

Houston, Texas 77063

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Whitestone REIT, a Maryland real estate investment trust (“Whitestone,” the “Company,” “we,” “our,” or “us”), to be held on July 9, 2026, at 9:00 a.m., Central Time (such meeting, including any adjournment or postponement thereof, the “Special Meeting”). The Special Meeting will be held in virtual format and conducted via a live webcast at http://www.virtualshareholdermeeting.com/WSR2026SM. Please note that you will not be able to attend the Special Meeting physically in person.

At the Special Meeting, you will be asked to consider and vote on the merger (the “Company Merger”) of the Company with and into AREG Wizard Intermediate LP (“Merger Sub”), an affiliate of Ares Real Estate Management Holdings, LLC, as contemplated by the Agreement and Plan of Merger, dated as of April 8, 2026 (as may be amended from time to time, the “Merger Agreement”), by and among us, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), AREG Wizard Parent LP (“Parent”), Merger Sub, and AREG Wizard Operating Partnership LP (“Merger OP”). Pursuant to the terms of, and subject to the satisfaction or waiver of certain conditions set forth in, the Merger Agreement, (i) we will be merged with and into Merger Sub effective as of the effective time of the Company Merger, and (ii) immediately preceding the Company Merger, Merger OP will be merged with and into the Operating Partnership (the “Partnership Merger,” and together with the Company Merger, the “Mergers”). Upon completion of the Company Merger, Merger Sub will survive as a wholly owned subsidiary of Parent and the Company will cease to exist as a separate entity.

If the Company Merger is completed, you will be entitled to receive $19.00 in cash, without interest, for each share of our common shares of beneficial interest, par value $0.001 per share (“Company Common Share”), that you own.

Our board of trustees unanimously (i) determined that the terms of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of us, our shareholders and the limited partners of the Operating Partnership, (ii) approved, adopted and declared advisable the execution and delivery by us of the Merger Agreement, the performance by us of our covenants and agreements contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the approval of the Company Merger be submitted to our shareholders, and (iv) resolved to recommend that our shareholders approve the Company Merger at the Special Meeting.

At the Special Meeting, you will be asked:

1.	to consider and vote on a proposal to approve the Company Merger (the “Merger Proposal”);

2.

to consider and vote on a non-binding, advisory proposal to approve compensation that may be paid or become payable to our named executive officers in connection with the Company Merger (the “Advisory Merger Compensation Proposal”); and

3.

to consider and vote on a proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to seek a quorum if one is not initially obtained (the “Adjournment Proposal”).

Our board of trustees unanimously recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Advisory Merger Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

The accompanying Proxy Statement (the “Proxy Statement”) provides detailed information about the Special Meeting, the Merger Agreement and the Mergers. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. The Proxy Statement also describes the actions and determinations of our board of trustees in connection with its evaluation of the Merger Agreement and the Mergers. You are encouraged to read the Proxy Statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about us from documents we file with the U.S. Securities and Exchange Commission (the “SEC”) from time to time. Only our shareholders of record as of the close of business on May 14, 2026 are entitled to notice of the Special Meeting and to vote at the Special Meeting.

We appreciate you taking the time to vote promptly and encourage you to do so electronically. After reading the Proxy Statement, please authorize a proxy to vote your shares at your earliest convenience over the Internet using the Internet address on the proxy card or by voting by telephone using the toll-free number on the proxy card. If you do not have access to a touch-tone phone or the Internet, you may alternatively authorize a proxy to vote your shares by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting. If your Company Common Shares are held through a broker, bank or other nominee (i.e., in “street name”), you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Without your voting instructions, because of the non-routine nature of the proposals, your broker, bank or other nominee may not vote your shares with respect to any of the proposals. We encourage you to instruct your broker, bank or other nominee to vote your shares “FOR” all of the proposals set forth in the Proxy Statement by following the directions on the enclosed voting instruction form to provide your instructions over the Internet, by telephone or by signing, dating and returning the voting instruction form in the postage-paid envelope provided. Again, we encourage you to vote electronically.

Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Mergers unless the Merger Proposal is approved by the affirmative vote of holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast thereon. In addition, the Merger Agreement makes the approval of the Merger Proposal by our shareholders a condition to the parties’ obligations to consummate the Mergers. The failure of any shareholder to grant a proxy electronically over the Internet or by telephone, to submit a signed proxy card, or to vote at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal, and will not have any effect on the Advisory Merger Compensation Proposal or Adjournment Proposal. Further, such shareholder’s shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Because the proposals presented to shareholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Because the Merger Proposal requires the affirmative vote of holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting, the failure to provide your broker, bank or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Proposal. Because the approval of the Advisory Merger Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on such proposal, and because your broker, bank or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your broker, bank or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.

The Company encourages you to read the accompanying Proxy Statement in its entirety and to submit a proxy or voting instructions so that your Company Common Shares will be represented and voted even if you do not attend the Special Meeting. If you have any questions about the Proxy Statement, the Special Meeting, the Merger Agreement or the Mergers or need assistance with voting procedures, please contact Alliance Advisors, LLC, our proxy solicitor, by calling +1 866-206-7597 (toll-free).

On behalf of our board of trustees, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

David K. Holeman
Chief Executive Officer and Trustee

The Proxy Statement is dated May 19, 2026 and, together with the enclosed form of proxy card, is first being mailed to our shareholders on or about May 19, 2026.

2600 South Gessner, Suite 500

Houston, Texas 77063

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

YOUR VOTE IS VERY IMPORTANT.

PLEASE VOTE YOUR SHARES PROMPTLY.

A special meeting of shareholders of Whitestone REIT, a Maryland real estate investment trust (“Whitestone,” the “Company,” “we,” “our,” or “us”), will be held on July 9, 2026, at 9:00 a.m., Central Time (such meeting, including any adjournment or postponement thereof, the “Special Meeting”). The Special Meeting will be held in virtual format and conducted via a live webcast at http://www.virtualshareholdermeeting.com/WSR2026SM. Please note that you will not be able to attend the Special Meeting physically in person.

On April 8, 2026, the Company, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), AREG Wizard Parent LP (“Parent”), AREG Wizard Intermediate LP (“Merger Sub”), and AREG Wizard Operating Partnership LP (“Merger OP”), entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) a copy of which is attached as Annex A to the proxy statement (the “Proxy Statement”) accompanying this notice. Pursuant to the terms of, and subject to the satisfaction or waiver of certain conditions set forth in, the Merger Agreement, (i) we will be merged with and into Merger Sub (the “Company Merger”), and (ii) immediately preceding the Company Merger, Merger OP will be merged with and into the Operating Partnership (the “Partnership Merger,” and together with the Company Merger, the “Mergers”).

The Special Meeting will be held for the following purposes:

1.	to consider and vote on a proposal to approve the Company Merger (the “Merger Proposal”);

2.

to consider and vote on a non-binding, advisory proposal to approve compensation that may be paid or become payable to our named executive officers in connection with the Company Merger (the “Advisory Merger Compensation Proposal”); and

3.

to consider and vote on a proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to seek a quorum if one is not initially obtained (the “Adjournment Proposal”).

The foregoing items of business are more fully described in the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference. Only our shareholders of record as of the close of business on May 14, 2026 are entitled to notice of the Special Meeting and to vote at the Special Meeting.

The affirmative vote of holders of our common shares of beneficial interest, par value $0.001 per share (“Company Common Shares”), entitled to cast a majority of all the votes entitled to be cast thereon is required to approve the Merger Proposal. The affirmative vote of a majority of the votes cast by the holders of the Company Common Shares present or represented by proxy at the Special Meeting, provided a quorum is present, is required to approve the Advisory Merger Compensation Proposal and the Adjournment Proposal. The failure of any shareholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by virtual ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal and will not have any effect on the Advisory Merger Compensation Proposal or Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the proposal to approve the Company Merger but will have no effect on the Advisory Merger Compensation Proposal or Adjournment Proposal. Because the

proposals presented to shareholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on the Advisory Merger Compensation Proposal or Adjournment Proposal, assuming a quorum is present.

Under Maryland law, because our Company Common Shares were listed on the New York Stock Exchange at the close of business on the record date, you do not have any appraisal rights, dissenters’ rights or the rights of an objecting shareholder in connection with the Company Merger. In addition, our shareholders may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting shareholder to receive the fair value of the shareholder’s Company Common Shares in connection with the Company Merger because, as permitted by Maryland law, our declaration of trust provides that shareholders are not entitled to exercise such rights unless our board of trustees (our “Board”) determines that appraisal rights apply, which our Board has not done.

Our Board unanimously recommends that you vote (i) “FOR” the Merger Proposal; (ii) “FOR” the Advisory Merger Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

The Company encourages you to read the accompanying Proxy Statement in its entirety and to submit a proxy or voting instructions so that your Company Common Shares will be represented and voted even if you do not attend the Special Meeting. If you have any questions about the Proxy Statement, the Special Meeting, the Merger Agreement or the Mergers or need assistance with voting procedures, please contact Alliance Advisors, LLC, our proxy solicitor, by calling +1 866-206-7597 (toll-free). Our Notice of Special Meeting and Proxy Statement are also available at www.proxyvote.com.

By order of our Board of Trustees,

Peter A. Tropoli
General Counsel and Corporate Secretary

May 19, 2026

IMPORTANT

Your vote is extremely important. Whether or not you plan to attend the Special Meeting and regardless of the number of shares you own, we urge you to vote promptly “FOR” each of the proposals.

If you have any questions about submitting your proxy card or otherwise require assistance, please contact:

Alliance Advisors, LLC

The Overlook Corporate Center

150 Clove Road, Suite 400

Little Falls Township, New Jersey 07424

Call Toll-Free: 866-206-7597

Email: WSR@allianceadvisors.com

i

ii

SUMMARY

This summary highlights selected information from this Proxy Statement (this “Proxy Statement”) related to the merger (the “Company Merger”) of Whitestone REIT (“Whitestone,” the “Company,” “we,” “our,” or “us”) with and into AREG Wizard Intermediate LP (“Merger Sub”), an affiliate of Ares Real Estate Management Holdings, LLC, as contemplated by the Agreement and Plan of Merger, dated as of April 8, 2026 (as may be amended from time to time, the “Merger Agreement”), by and among us, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), AREG Wizard Parent LP (“Parent”), Merger Sub, and AREG Wizard Operating Partnership LP (“Merger OP”), whereby pursuant to the terms of, and subject to the satisfaction or waiver of certain conditions set forth in, the Merger Agreement, (i) we will be merged with and into Merger Sub effective as of the effective time of the Company Merger, and (ii) immediately preceding the Company Merger, Merger OP will be merged with and into the Operating Partnership (the “Partnership Merger,” and together with the Company Merger, the “Mergers”). In this Proxy Statement, we refer to the date on which the closing of the Mergers occurs as the “Closing Date.”

This summary does not contain all of the information about the Mergers and related transactions contemplated by the Merger Agreement that may be important to you. As a result, to understand the Mergers and the related transactions fully and for a more complete description of the terms of the Mergers and related transactions contemplated by the Merger Agreement, you should carefully read this Proxy Statement in its entirety, including the annex and exhibits and the other documents to which we have referred you, including the Merger Agreement attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 106 of this Proxy Statement. This Proxy Statement is first being mailed to our shareholders on or about May 19, 2026.

The Parties to the Mergers (page 28)

Whitestone REIT

2600 South Gessner, Suite 500

Houston, Texas 77063

(713) 827-9595

Whitestone REIT, which we refer to as “we,” “our,” “us,” “Whitestone,” or “the Company,” is a Maryland real estate investment trust that acquires, owns, operates and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas, Houston and San Antonio. We have elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

Our Company Common Shares (defined below) are currently listed on the New York Stock Exchange (“NYSE”) under the symbol “WSR.”

Whitestone REIT Operating Partnership, L.P.

2600 South Gessner, Suite 500

Houston, Texas 77063

(713) 827-9595

We are the sole general partner of Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”). The Operating Partnership is a Delaware limited partnership, and, as of March 31, 2026, we owned 98.8% of the outstanding OP units of the Operating Partnership (the “Partnership OP Units”). The remaining Partnership OP Units are held by third parties, including certain trustees.

AREG Wizard Parent LP

245 Park Avenue, 42nd Floor

New York, New York 10167

(310) 201-4100

AREG Wizard Parent LP (“Parent”) is a Delaware limited partnership and an affiliate of Ares Real Estate Management Holdings, LLC (“Ares”). Parent was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and related agreements.

AREG Wizard Intermediate LP

245 Park Avenue, 42nd Floor

New York, New York 10167

(310) 201-4100

AREG Wizard Intermediate LP (“Merger Sub”) is a Delaware limited partnership. AREG Wizard Intermediate GP, LLC (“Merger Sub GP”), a Delaware limited liability company, is the sole general partner of Merger Sub. Merger Sub was formed solely for purposes of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and related agreements. Pursuant to the Merger Agreement, on the Closing Date, we will merge with and into Merger Sub, and Merger Sub will continue as the surviving entity.

AREG Wizard Operating Partnership LP

245 Park Avenue, 42nd Floor

New York, New York 10167

(310) 201-4100

AREG Wizard Operating Partnership LP (“Merger OP”) is a Delaware limited partnership. AREG Wizard OP GP LLC (“Merger OP GP”) is a Delaware limited liability company, and is the sole general partner of Merger OP. Merger OP was formed solely for purposes of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger OP has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and related agreements. Pursuant to the Merger Agreement, on the Closing Date, Merger OP will merge with and into the Operating Partnership, and the Operating Partnership will continue as the surviving partnership.

The Special Meeting (page 30)

Date, Time and Place

The special meeting of our shareholders (the “Special Meeting”) will be held on July 9, 2026 at 9:00 a.m., Central Time, unless the meeting is adjourned or postponed. The Special Meeting will be held in virtual format and conducted via a live webcast at http://www.virtualshareholdermeeting.com/WSR2026SM. Please note that you will not be able to attend the Special Meeting physically in person.

Record Date; Shares Entitled to Vote

You are entitled to receive notice of the Special Meeting or any postponement or adjournment of the Special Meeting and to vote at the Special Meeting if you owned common shares of beneficial interest, par value $0.001 per share, of the Company (“Company Common Shares”), at the close of business on May 14, 2026, the record date for the Special Meeting (the “Record Date”). You will have one vote at the Special Meeting for each Company Common Share you owned at the close of business on the Record Date. Only holders of our Company Common Shares as of the Record Date are entitled to attend and vote at the Special Meeting or any postponement or adjournment of the Special Meeting.

Proposals

At the Special Meeting, holders of record as of the Record Date of our Company Common Shares will be asked to vote on the following proposals:

(i)	to approve the Company Merger (the “Merger Proposal”);

(ii)

to approve, by non-binding, advisory vote, compensation that may be paid or become payable to our named executive officers in connection with the Company Merger (the “Advisory Merger Compensation Proposal”); and

(iii)

to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to seek a quorum if one is not initially obtained (the “Adjournment Proposal”, together with the Merger Proposal and Advisory Merger Compensation Proposal, the “Special Meeting Proposals”).

Pursuant to our bylaws, no business may be transacted at the special meeting except as specifically designated in the Notice of Special Meeting.

Quorum

The holders of a majority of all issued and outstanding Company Common Shares entitled to vote at the Special Meeting, present or represented by proxy, constitutes a quorum for the transaction of business at the Special Meeting. As of the close of business on the Record Date, 51,393,977 Company Common Shares were issued and outstanding and entitled to vote. 25,696,989 shares must be present or represented by proxy at the Special Meeting to have a quorum. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the Special Meeting, we expect that the Special Meeting will be adjourned to a later date.

Required Vote

Completion of the Mergers requires approval of the Merger Proposal by the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast thereon (the “Company Shareholder Approval”). Because the required vote for this proposal is based on the number of votes our shareholders are entitled to cast rather than on the number of votes cast, if you fail to vote by proxy or in person (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting “AGAINST” the Merger Proposal.

In addition, the approval of the Advisory Merger Compensation Proposal and Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on such proposal, provided a quorum is present at the Special Meeting. Approval of either of these proposals is not a condition to completion of the Mergers. For the purpose of each of these proposals, if you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, such failure will not have any effect on the outcome of such proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of such proposals.

Because all three proposals presented to shareholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Because the Merger Proposal requires the affirmative vote of holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting, the failure to provide your broker, bank or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Proposal. Because the approval of the Advisory Merger Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on such proposal, and because your broker, bank or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your broker, bank or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present. For purposes of attendance at the Special Meeting, all references in this Proxy Statement to “present in person” or “in person” will mean virtually present at the Special Meeting, and all references to “attend” will mean virtually attend the Special Meeting. Please note that you will not be able to attend the Special Meeting physically in person.

Share Ownership of Our Trustees and Executive Officers

As of the Record Date, our trustees and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,771,464 Company Common Shares, representing approximately 3.4% of the outstanding Company Common Shares. Our trustees and executive officers have informed us that they currently intend to vote all of the Company Common Shares that they own (i) “FOR” the Merger Proposal; (ii) “FOR” the Advisory Merger Compensation Proposal, and (iii) “FOR” the Adjournment Proposal, although they have no obligation to do so.

How You Can Vote

Whether you plan to attend the Special Meeting and vote at the meeting or not, we urge you to have your vote recorded. You may cast your vote in any of four ways: (i) by authorizing a proxy to vote your shares over the Internet using the website indicated on the enclosed proxy card; (ii) by authorizing a proxy to vote your shares by telephone using the toll-free number on the enclosed proxy card; (iii) by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; and (iv) by attending the Special Meeting in a virtual format and voting by virtual ballot.

If your Company Common Shares are held in “street name” and you do not instruct your broker, bank or other nominee how to vote your shares, then, because the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your Company Common Shares are held in “street name,” your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. We encourage you to authorize your broker, bank or other nominee to vote your shares “FOR” each of the Special Meeting Proposals by following the instructions provided on the voting instruction form.

YOUR VOTE IS VERY IMPORTANT. We encourage all shareholders to vote electronically. Please submit your proxy via the Internet or by telephone by following the instructions on the enclosed proxy card. If you do not have access to a touch-tone phone or the Internet, you may alternatively authorize a proxy to vote your shares by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided—even if you plan to attend the Special Meeting. If you properly and timely submit your proxy, the individuals named as your proxy holders will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted via the Internet, by telephone and by mail) received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy card, such shares will be voted by the proxy holders named on the enclosed proxy card according to the recommendation of our Board “FOR” each of the Special Meeting Proposals.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Corporate Secretary or by your attending the Special Meeting and voting by virtual ballot at the Special Meeting. Attendance at the Special Meeting alone will not be sufficient to revoke a previously authorized proxy.

The Mergers (page 34)

Pursuant to the Merger Agreement, on the Closing Date, Merger OP will be merged with and into the Operating Partnership and the separate existence of Merger OP will cease. The Operating Partnership will continue as the surviving partnership in the Partnership Merger (the “Surviving Partnership”) and will continue as a wholly owned subsidiary of the Company. From and after the Partnership Merger Effective Time (as described below), the Surviving Partnership will possess all of our properties, rights, privileges, powers and franchises and those of Merger OP and all of our claims, obligations, liabilities, debts and duties and those of Merger OP will become the claims, obligations, liabilities, debts and duties of the Surviving Partnership.

The Partnership Merger will become effective on the date and time at which such certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other date and time agreed between the parties to the Merger Agreement and specified in such certificate of merger (the “Partnership Merger Effective Time”).

Also on the Closing Date, immediately after the Partnership Merger Effective Time, we will be merged with and into Merger Sub and the separate existence of the Company will cease. Merger Sub will continue as the surviving entity in the Company Merger (the “Surviving Entity”) and will continue as a wholly owned subsidiary of Parent. From and after the Company Merger Effective Time (as defined below), the Surviving Entity will possess all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub will become the claims, obligations, liabilities, debts and duties of the Surviving Entity.

We and Merger Sub will execute articles of merger and cause them to be accepted for record by the State Department of Assessments and Taxation of the State of Maryland, and cause a certificate of merger to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware. The Company Merger will become effective after the Partnership Merger Effective Time on the date and time at which the articles of merger have been filed with, and accepted for record by, the State Department of Assessments and Taxation of the State of Maryland or at such other date and time as is agreed between the parties to the Merger Agreement and specified in the articles of merger (the “Company Merger Effective Time”).

Recommendation of our Board of Trustees and Reasons for the Mergers (page 47)

On April 8, 2026, our Board, after considering various factors, including those described in the section entitled “The Mergers—Reasons for the Mergers” beginning on page 44 of this Proxy Statement, unanimously (i) determined that the terms of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of us, our shareholders and the limited partners of the Operating Partnership, (ii) approved, adopted and declared advisable the execution and delivery by us of the Merger Agreement, the performance by us of our covenants and agreements contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the approval of the Company Merger be submitted to our shareholders, and (iv) resolved to recommend that our shareholders approve the Company Merger at the Special Meeting. Our Board unanimously recommends that you vote (i) “FOR” the Merger Proposal; (ii) “FOR” the Advisory Merger Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Opinion of Our Financial Advisor (page 51)

Opinion of BofA Securities, Inc.

In connection with the Mergers, BofA Securities, Inc. (“BofA Securities”), our financial advisor, delivered to our Board its oral opinion, which was confirmed by the delivery of a written opinion, dated April 8, 2026, as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received by holders of our Company Common Shares (other than holders of the Excluded Shares (as such term is defined in the Merger Agreement)) in the Company Merger. The full text of the written opinion, dated April 8, 2026, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this Proxy Statement as Annex B and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to our Board (in its capacity as such) for the benefit and use of our Board in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspects or implications of the Mergers, including, without limitation, the form or structure of the Mergers, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Mergers or otherwise, and no opinion or view was expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to us or in which we might engage or as to the underlying business decision of us to proceed with or effect the Mergers. BofA Securities’ opinion does not constitute a recommendation to any of our shareholders as to how to vote or act in connection with the proposed Company Merger or any other matter.

Treatment of Company Common Shares and Company Equity Awards (page 72)

Company Common Shares

The Merger Agreement provides that, subject to the conditions set forth therein, at the Company Merger Effective Time, each Company Common Share issued and outstanding immediately prior to the Company Merger Effective Time (other than (1) Company Common Shares owned by Parent, Merger Sub, Merger OP or any of their respective subsidiaries, which will be cancelled and will cease to exist, and for which no consideration will be delivered in exchange therefor, and (2) any of our outstanding equity awards, which will receive the treatment described in the section entitled “The Merger Agreement—Treatment of Company Common Shares and Company Equity Awards—Time-Based Unit Awards” and “—TSR Unit Awards”) will be automatically cancelled and converted into the right to receive an amount in cash equal to $19.00 (which per share amount we refer to as the “Merger Consideration”), without interest and subject to any applicable withholding taxes. If we declare a distribution to our shareholders determined by us (in consultation with Parent)

to be required to maintain our REIT status under the Code or to avoid the incurrence of income or excise tax as permitted under the Merger Agreement, other than certain permitted declarations under the Merger Agreement, the Merger Consideration will be decreased by an amount equal to such distribution.

Time-Based Unit Awards

Immediately prior to the Company Merger Effective Time, each of the outstanding restricted common share unit awards subject to time-based vesting (each, a “Time-Based Unit Award”), will automatically become fully vested and thereafter will be cancelled and, in exchange therefor, each holder of any such cancelled vested Time-Based Unit Awards will cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested Time-Based Unit Awards and in settlement therefor, an amount in cash equal to the product of (i) the number of Company Common Shares then underlying such Time-Based Unit Awards as of immediately prior to the Company Merger Effective Time and (ii) the Merger Consideration.

TSR Unit Awards

Immediately prior to the Company Merger Effective Time, each outstanding restricted performance share unit award (each, a “TSR Unit Award”) will automatically become earned and vested and thereafter will be cancelled and, in exchange therefor, each holder of any such cancelled vested TSR Unit Award will cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested TSR Unit Award and in settlement therefor, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of Company Common Shares that would have vested pursuant to the terms of the TSR Unit Award, assuming that any performance based vesting conditions applicable to such TSR Unit Award for any performance period that has not been completed as of the Company Merger Effective Time are achieved at the levels based on the greater of target or actual performance through the Company Merger Effective Time, with such adjustments to the performance goals as may be made by the Compensation Committee of our Board in accordance with the terms of such TSR Unit Award.

Treatment of Interests in the Operating Partnership (page 72)

Limited Partner Interests

At the Partnership Merger Effective Time, each Partnership OP Unit of the Operating Partnership issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Partnership OP Units of the Operating Partnership held by us or our subsidiaries immediately prior to the Partnership Merger Effective Time) will be converted into, and will be cancelled in exchange for, the right to receive an amount in cash equal to the Merger Consideration, without interest. Each Partnership OP Unit of the Operating Partnership held by us immediately prior to the Partnership Merger Effective Time will be unaffected by the Partnership Merger and will remain outstanding as Partnership OP Units of the Surviving Partnership held by the Surviving Entity. This Proxy Statement does not constitute any solicitation of consents in respect of the Partnership Merger.

As described below, if we declare a distribution to our shareholders determined by us (in consultation with Parent) to be required to maintain our REIT status under the Code or to avoid the incurrence of income or excise tax as permitted under the Merger Agreement, other than certain permitted declarations under the Merger Agreement, the Merger Consideration will be decreased by an amount equal to such distribution.

General Partnership Interests

At the Partnership Merger Effective Time, the general partnership interests of Merger OP outstanding immediately prior to the Partnership Merger Effective Time and owned by Merger OP GP will be converted into general partnership interests of the Surviving Partnership. Immediately following the Partnership Merger Effective Time, by virtue of the Partnership Merger, Merger OP GP will be the general partner of the Surviving Partnership and will have such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Partnership.

Interests of Our Trustees and Executive Officers in the Mergers (page 57)

In considering the recommendation of our Board to approve the Mergers and the Merger Agreement and the other proposals described above, our shareholders should be aware that our trustees and executive officers have certain interests in the Mergers that are different from, or in addition to, the interests of our shareholders generally. These interests may create potential conflicts of interest. Our Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the Mergers and the Merger Agreement.

For additional information, including information regarding other interests our trustees and executive officers have in the Mergers that are different from yours, see the section entitled “The Mergers—Interests of Our Trustees and Executive Officers in the Mergers.”

Financing of the Mergers (page 57)

The Mergers are not conditioned on any financing arrangements or contingencies. Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Certain investment vehicles affiliated with Ares Real Estate Management Holdings, LLC (collectively, the “Ares Funds”) have committed to capitalize Parent at the Closing Date with equity financing sufficient to consummate the transactions, subject to the terms and conditions set forth in the equity commitment letter. In addition, certain Ares Funds have guaranteed payment of the termination fee payable by Parent under certain circumstances, as well as certain other expenses that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantee provided by the Ares Funds to the Company.

Citigroup Global Markets Inc. (“Citigroup”) has committed to provide (or cause one or more of its affiliates to provide) certain affiliates and/or direct or indirect subsidiaries of Parent, Merger Sub and Merger OP with debt financing on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of Citigroup to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

For more information, see the sections entitled “The Mergers—Financing of the Mergers” and “The Merger Agreement—Financing Cooperation.”

Litigation Relating to the Mergers (page 64)

As of the date of this Proxy Statement, we are not aware of any pending lawsuits challenging the Mergers. However, we have received a demand letter from a purported shareholder of the Company alleging that the preliminary Proxy Statement contains materially misleading and incomplete statements and attaching a draft complaint (the “Demand”). The Demand states that the purported shareholder intends to file a lawsuit seeking an injunction enjoining the shareholder vote on and close of the Mergers unless and until we issue corrective disclosures. We believe that the allegations contained in the Demand are without merit. However, the outcome of, or estimate of the possible loss or range of loss from, any future litigation cannot be predicted. Such litigation, if not resolved, could prevent or delay consummation of the Mergers and result in substantial cost to us, including any costs associated with the indemnification of trustees and officers.

Material U.S. Federal Income Tax Consequences (page 64)

The receipt of the Merger Consideration for each Company Common Share pursuant to the Company Merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the Company Merger measured by the difference, if any, between the Merger Consideration you receive and your adjusted tax basis in your Company Common Shares. In addition, under certain circumstances, we may be required to withhold a portion of your Merger Consideration under applicable tax laws, including, in the case of non-U.S. holders, pursuant to the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Tax matters can be complicated, and the tax consequences of the Company Merger to you will depend on your particular tax situation. We encourage you to consult your own tax advisors concerning the U.S. federal income tax consequences relating to the Company Merger in light of your particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Matters (page 64)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of either the Company Merger or the Partnership Merger, other than the acceptance for record of the articles of merger with respect to the Company Merger by the State Department of Assessments and Taxation of the State of Maryland, and the filing of the certificate of merger with respect to each of the Company Merger and the Partnership Merger with the Secretary of State of the State of Delaware.

Restriction on Solicitation of Other Offers (page 84)

For purposes of this Proxy Statement, each of “Company Takeover Proposal” and “Company Superior Proposal” is defined in the section entitled “The Merger Agreement—Restriction on Solicitation of Other Offers” beginning on page 84 of this Proxy Statement.

In the Merger Agreement, we and our Operating Partnership agreed that, subject to certain exceptions, we will not, and will cause our subsidiaries and each of our and their respective trustees, directors and officers not to, and will instruct and use our commercially reasonable efforts to cause our respective subsidiaries and other representatives not to, directly or indirectly (including through intermediaries): (i) solicit, initiate, knowingly facilitate any inquiries regarding, or knowingly encourage (including by way of furnishing non-public information relating to us, the Operating Partnership, or our subsidiaries) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal; (ii) conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of knowingly encouraging or knowingly facilitating, a Company Takeover Proposal (other than, solely in response to a bona fide, unsolicited inquiry that did not result from a material breach of the terms of the Merger Agreement relating to the restrictions on solicitation of other offers), to refer the inquiring person to the terms of the Merger Agreement relating to the restrictions on solicitation of other offers; (iii) execute, approve, adopt, publicly recommend or enter into, or publicly propose to execute, approve, adopt, publicly recommend or enter into, any letter of intent, acquisition agreement, merger agreement, joint venture agreement or similar contract with respect to a Company Takeover Proposal (other than an “Acceptable Confidentiality Agreement” as defined in the Merger Agreement); (iv) grant any waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into, the Merger Agreement) of any third party under any standstill or confidentiality agreement; or (v) resolve or agree to do any of the foregoing. However, we are permitted to waive any standstill or similar obligation of any third party with respect to us or any of our subsidiaries to allow such third party to make a Company Takeover Proposal or make any related communications.

Adverse Recommendation Change (page 87)

Except as described below, under the terms of the Merger Agreement, neither our Board nor any committee thereof may make a “Company Adverse Recommendation Change” (as defined in the section entitled “The Merger Agreement—Adverse Recommendation Change” beginning on page 87 of this Proxy Statement).

Under the Merger Agreement, if prior to, but not after, obtaining the Company Shareholder Approval, under certain circumstances and subject to certain requirements described in the section entitled “The Merger Agreement—Adverse Recommendation Change” beginning on page 87 of this Proxy Statement, we receive an unsolicited, bona fide written Company Takeover Proposal which did not result from a material breach of the provisions of the Merger Agreement relating to the restrictions on solicitation of other offers, our Board may, with respect to a Company Superior Proposal: (1) make a Company Adverse Recommendation Change (as defined in the section entitled “The Merger Agreement—Adverse Recommendation Change” beginning on page 87 of this Proxy Statement) or (2) terminate the Merger Agreement to substantially concurrently enter into a definitive written agreement effecting such Company Takeover Proposal (in each case, if and only if, we and the Operating Partnership have complied, in all material respects, with our respective obligations under the terms of the Merger Agreement, our Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes a Company Superior Proposal, and our Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with our Board’s duties under applicable law).

However, prior to taking either such action, (i) we must have given Parent at least four business days’ prior written notice of our intention to take such action, and the identity of the person making any such Company Superior Proposal, and have contemporaneously provided to Parent a copy of the Company Superior Proposal or any proposed Company Acquisition Agreements (as such term is defined in the Merger Agreement) and copies of any related financing commitments (or if not provided in writing to us, a written summary of any related financing commitments); (ii) if requested in writing by Parent, we must have negotiated in good faith with Parent during such four business day period concerning any revisions to the terms of the Merger Agreement proposed by Parent; (iii) following the end of such notice period, our Board must have determined, in good faith after consultation with its outside financial advisor and outside legal counsel, and giving due consideration to the revisions to the terms of the Merger Agreement to which Parent has committed in writing, that the relevant Company Takeover Proposal would continue to constitute a Company Superior Proposal; and (iv) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Company Takeover Proposal, we and the Operating Partnership, in each case, have delivered to Parent an additional written notice consistent with that described clause (i) except that the notice period shall be for three business days.

Under the Merger Agreement, prior to, but not after, obtaining the Company Shareholder Approval, under certain circumstances and subject to certain requirements described in the section entitled “The Merger Agreement—Adverse Recommendation Change” beginning on page 87 of this Proxy Statement, our Board may make a Company Adverse Recommendation Change in response to an “Intervening Event” (as defined in the section entitled “The Merger Agreement—Adverse Recommendation Change” beginning on page 87 of this Proxy Statement), if we and the Operating Partnership have complied in all material respects with our obligations under the non-solicitation obligations and restrictions contained in the Merger Agreement and prior to taking such action, our Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with our Board’s duties under applicable law.

However, before taking such action: (i) we and the Operating Partnership must have given Parent at least four business days’ prior written notice of our intention to take such action and the reasons thereof, specifying in reasonable detail facts and circumstances relating to the Intervening Event and the potential reasons that our Board is proposing to effect a Company Adverse Recommendation Change; (ii) if requested in writing by Parent, we and the Operating Partnership must have negotiated in good faith with Parent during such four business day period concerning any revisions to the terms of the Merger Agreement proposed by Parent; and (iii) following the end of such four business day period, our Board must have considered in good faith any revisions to the terms of the Merger Agreement to which Parent has committed in writing, and must have determined, in good faith after consultation with its outside financial advisor and outside legal counsel, assuming the revisions committed to by Parent in writing were to be given effect, that the failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with our Board’s duties under applicable law, subject to certain requirements described in the section entitled “The Merger Agreement—Adverse Recommendation Change” beginning on page 87 of this Proxy Statement.

Agreement to Take Certain Actions (page 83)

Each of us, the Operating Partnership, Parent, Merger Sub and Merger OP have agreed to use our respective commercially reasonable efforts to: (i) as promptly as practicable to make and effect all registrations, filings and submissions required to be made or effected by it or otherwise advisable pursuant to the Exchange Act and other applicable law with respect to the Mergers; (ii) obtain all consents and approvals required from third parties in connection with the transactions contemplated by the Merger Agreement; and (iii) cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the transactions contemplated by the Merger Agreement, including if necessary the divestiture, hold separate or other disposition of any asset or business of Parent, Merger Sub, Merger OP or us or our subsidiaries.

Conditions to the Mergers (page 93)

The respective obligations of each party to the Merger Agreement to effect the Mergers are subject to the fulfillment (or waiver by us or Parent, to the extent permissible under applicable law) at or prior to the closing of the following conditions: (1) we will have obtained the Company Shareholder Approval; (2) no temporary restraining order, preliminary or permanent injunction or other writ, judgment, injunction, consent, order, directive, determination, decree, stipulation, award, ruling or executive order of or by any governmental authority preventing the consummation of the Mergers has been issued by any governmental authority of competent jurisdiction and remains in effect, and (3) there has not been any law enacted or deemed applicable to the Mergers that makes consummation of the Mergers illegal or otherwise restricts or prohibits consummation of the Mergers.

The obligations of Parent, Merger Sub and Merger OP to consummate the Mergers and the other transactions contemplated by the Merger Agreement are further subject to the satisfaction or, to the extent permitted by applicable law, waiver by Parent at or prior to the closing of the Mergers of the following conditions:

•

our representations and warranties must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications set forth therein) as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period), except for such failures to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, except for: (1) our representations and warranties regarding the absence of certain changes or events, which must be true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period); (2) certain of our representations and warranties regarding our capitalization, which must be true and correct as of the date of the Merger Agreement and as of the Closing Date as if

made at and as of the Closing Date, except for any de minimis inaccuracies (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period); and (3) our representations regarding organization, authority, the fairness opinion of our financial advisor, takeover statutes and brokers, which must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period);

•

we and the Operating Partnership must have performed in all material respects all obligations required to be performed by us and the Operating Partnership under the Merger Agreement at or prior to the Closing Date;

•	since the date of the Merger Agreement, there must not have occurred any material adverse effect;

•

receipt by Parent of a certificate from us, dated as of the Closing Date, signed by the Chief Executive Officer or Chief Financial Officer certifying that the conditions set forth above have been satisfied; and

•

Parent must have received a tax opinion of our counsel, Bass, Berry & Sims PLC (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent), on which Parent is entitled to rely, dated as of the Closing Date (which such opinion is subject to customary assumptions, qualifications and representations, including representations made by us and our subsidiaries), to the effect that beginning with our taxable year ended December 31, 2019 and until the closing of the Mergers, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

The obligations of us and the Operating Partnership to consummate the Mergers are further subject to the satisfaction or, to the extent permitted by applicable law, waiver by us at or prior to the closing of the Mergers of the following conditions:

•

the representations and warranties of Parent, Merger Sub and Merger OP must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period), except for such failures to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, has or would reasonably be expected to prevent or materially impair or materially delay the ability of Parent, Merger Sub or Merger OP to consummate the Mergers or the other transactions contemplated by the Merger Agreement prior to October 5, 2026, except for Parent’s representations and warranties regarding organization and authority, which must be true and correct in all material respects, as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period);

•	each of Parent, Merger Sub and Merger OP must have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date; and

•	receipt by us of a certificate from Parent, dated as of the Closing Date, signed by an executive officer of Parent certifying that the conditions set forth above have been satisfied.

Termination of the Merger Agreement (page 94)

The Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the closing of the Mergers even after we have obtained the Company Shareholder Approval, as applicable:

•	by mutual written agreement of us and Parent;

•	by either us or Parent, if:

•

the Closing Date has not occurred on or before October 5, 2026, provided that the right to terminate the Merger Agreement under this bullet is not available to any party to the Merger Agreement whose material breach of any provision of the Merger Agreement has been the primary cause of, or resulted in, the failure of either Merger to be consummated by October 5, 2026;

•

any governmental entity of competent jurisdiction has issued a final and non-appealable writ, judgment, injunction, consent, order, directive, determination, decree, stipulation, award, ruling or executive order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement, provided that the right to terminate the Merger Agreement under this bullet is not available to any party to the Merger Agreement if such order was due to such party’s material breach of any provision of the Merger Agreement; or

•	the Company Shareholder Approval has not been obtained upon a vote taken at the Special Meeting (or any adjournment or postponement thereof).

•	by us, if:

•

Parent, Merger Sub or Merger OP have breached any representation, warranty, covenant or other agreement contained in the Merger Agreement such that the closing conditions relating to its representations, warranties, covenants or agreements would not be satisfied or would be incapable of being satisfied by October 5, 2026 and the relevant breach is not curable, or, if curable, is not cured by the earlier of October 5, 2026, and 30 days following written notice from Parent to us describing such breach or failure, provided that we will not be entitled to terminate the Merger Agreement under this bullet if (1) we or the Operating Partnership are in breach of any of our or its representations, warranties, covenants or other agreements contained in the Merger Agreement such that Parent would be entitled to terminate the Merger Agreement or (2) all the conditions to closing of the Mergers are satisfied and Parent irrevocably confirms that Parent is ready, willing and able to consummate the closing of the Mergers provided the closing of the Mergers occurs within three business days of receiving notice Parent is ready to close;

•

prior to obtaining the Company Shareholder Approval, our Board has effected a Company Adverse Recommendation Change in accordance with the requirements described above in the sections entitled “The Merger Agreement—Restriction on Solicitation of Other Offers” and “—Adverse Recommendation Change” and our Board has approved and concurrently with the termination under the provision described in this bullet, we enter into a definitive agreement providing for the implementation of such Company Superior Proposal, in accordance with our obligations described above in the section entitled “The Merger Agreement—Restriction on Solicitation of Other Offers,” provided that such termination will not be effective until we have paid the Company Termination Fee (as described below); or

•	all of the following requirements are satisfied:

•

all of the mutual conditions to the parties’ obligations to effect the Mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger OP to effect the Mergers have been satisfied or waived by Parent as of the date closing of the Mergers should have been consummated pursuant to the Merger Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the Mergers, provided that each such condition would be satisfied on the date of the notice referenced in the second following bullet if the closing of the Mergers were to occur on the date such notice is received by Parent);

•	Parent and Merger Sub do not complete the closing of the Mergers on the day the closing of the Mergers should have been consummated pursuant to the Merger Agreement;

•

on or after the date the closing of the Mergers should have occurred pursuant to the Merger Agreement, we have irrevocably notified Parent in writing that all of the mutual conditions to the parties’ obligations to effect the Mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger OP to effect the Mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the Mergers, provided that each such condition would be satisfied on the date of such notice if the closing of the Mergers were to occur on the date such notice is received by Parent) and we and the Operating Partnership are ready, willing and able to consummate the Mergers on the date such notice is received by Parent and through the end of the next succeeding three business days; and

•

Parent, Merger Sub and Merger OP fail to consummate the Mergers within three business days after the receipt by Parent of our notice referenced in the immediately preceding sub-bullet, and we and the Operating Partnership stood ready, willing and able to effect the closing of the Mergers through the end of such three business day period.

•	by Parent, if:

•

we or the Operating Partnership have breached any representation, warranty, covenant or other agreement contained in the Merger Agreement such that the closing conditions relating to our representations, warranties, covenants or agreements would not be satisfied or would be incapable of being satisfied and the relevant breach is not curable, or, if curable, is not cured by the earlier of October 5, 2026, and 30 days following written notice from Parent to us describing such breach or failure, provided that Parent will not be entitled to terminate the Merger Agreement under this bullet if any of Parent, Merger Sub or Merger OP is in breach of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that we would be entitled to terminate the Merger Agreement; or

•

prior to obtaining the Company Shareholder Approval (1) our Board makes a Company Adverse Recommendation Change in accordance with the requirements described above in the section entitled “The Merger Agreement—Adverse Recommendation Change” or (2) we have intentionally and materially breached the non-solicitation provisions of the Merger Agreement.

Termination Fees (page 96)

If the Merger Agreement is terminated in specified circumstances, either we or Parent may be required to pay a termination fee.

We have agreed to pay the Company Termination Fee (as defined below), if:

•

Parent terminates the Merger Agreement pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent;”

•

we terminate the Merger Agreement pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company;” or

•	all of the following requirements are satisfied:

•

we or Parent terminate the Merger Agreement pursuant to the provisions described in the first bullet or the third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent” or Parent terminates the Merger Agreement pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent,” or the Merger Agreement is terminated under any other right of termination and at such time the Merger Agreement could have been terminated by us or Parent pursuant to the provisions described in the first bullet or the third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent” or by Parent pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent;”

•

a Company Takeover Proposal has been made or publicly made known after the date of the Merger Agreement and not (1) in the case of a Company Takeover Proposal that has not been publicly made known after the date of the Merger Agreement, withdrawn in writing in good faith (with a copy of such written withdrawal having been delivered to Parent) or (2) in the case of a proposal made known publicly, publicly withdrawn, in each case of clause (1) and (2), prior to such termination (in the case of a termination by us or Parent pursuant to the provisions described in the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent” or by Parent pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”) or the later of the Special Meeting and any postponement or adjournment thereof (in the case of a termination by us or Parent pursuant to the provisions described in the third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent”); and

Parent has agreed to pay the Parent Termination Fee (as defined below), if:

•

we terminate the Merger Agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company,” or

•

we terminate the Merger Agreement pursuant to the provisions described in the first bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Either the Company or Parent” and at the time of such termination, we would have been entitled to terminate the Merger Agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company.”

Limited Guarantee (page 97)

In connection with the Merger Agreement, the Guarantors (as such term is defined in the Merger Agreement) entered into a limited guarantee in our favor guaranteeing, severally and not jointly, certain payment obligations of Parent, Merger Sub and Merger OP in connection with the Merger Agreement, including the payment of the Parent Termination Fee if required to be paid pursuant to the terms and conditions of the Merger Agreement, all subject to the terms and limitations set forth in the limited guarantee.

Specific Performance (page 97)

We and the Operating Partnership are entitled to seek specific performance to require Parent, Merger Sub, and Merger OP to cause the equity financing to be funded and to effect the closing of the Mergers if (a) all closing conditions are satisfied or waived, (b) Parent, Merger Sub and Merger OP have failed to consummate the transactions when required under the Merger Agreement, (c) the debt financing is funded or will be funded at the closing of the Mergers if the equity financing is funded, and (d) we and the Operating Partnership have irrevocably certified in writing that they are ready, willing and able to consummate the Mergers. We and the Operating Partnership are entitled to seek specific performance of Parent’s, Merger Sub’s and Merger OP’s obligations to consummate the Mergers or in the alternative the payment of the Parent Termination Fee under the conditions described in the section entitled “The Merger Agreement—Termination Fees—Termination Fee Payable by Parent.” We and the Operating Partnership may not seek specific performance to cause the closing of the Mergers to occur following a valid termination of the Merger Agreement. Parent, Merger Sub and Merger OP may seek specific performance to require us and the Operating Partnership to consummate the Mergers.

No Dissenters’ Rights of Appraisal (page 104)

We are organized as a real estate investment trust under Maryland law. Under Section 3-202 of the Maryland General Corporation Law, which we refer to as the MGCL, made applicable through Section 8-501.1(j) of the Maryland REIT Law (“MRL,” and the MGCL and the MRL together, “Maryland law”), because our Company Common Shares were listed on the NYSE, on the Record Date for determining shareholders entitled to vote at the Special Meeting, our shareholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting shareholder in connection with the Company Merger. In addition, holders of our Company Common Shares may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting shareholder to receive the fair value of the shareholder’s shares in connection with the Company Merger because, as permitted by Maryland law, our declaration of trust provides that shareholders are not entitled to exercise such rights unless our Board determines that appraisal rights apply, which our Board has not done.

Delisting and Deregistration of Our Company Common Shares (page 69)

If the Mergers are completed, our Company Common Shares will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Company Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

The following questions and answers are intended to address some commonly asked questions regarding the Mergers, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as our shareholder. You are encouraged to read carefully the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 106 of this Proxy Statement.

Q:	Why am I receiving these materials?

A:

On April 8, 2026, we entered into the Merger Agreement providing for the Company Merger of us with and into Merger Sub, with Merger Sub surviving the Company Merger as a wholly owned subsidiary of Parent and the Partnership Merger of Merger OP with and into the Operating Partnership, with the Operating Partnership surviving the Partnership Merger. Our Board is furnishing this Proxy Statement and form of proxy card to the holders of Company Common Shares in connection with the solicitation of proxies in favor of the proposal to approve the Company Merger and to approve the other proposals to be voted on at the Special Meeting or any adjournment or postponement thereof. This Proxy Statement includes information that we are required to provide to you under the SEC rules and is designed to assist you in voting on the matters presented at the Special Meeting. Our shareholders of record as of the close of business on May 14, 2026 may attend the Special Meeting and are entitled and requested to vote on the Special Meeting Proposals.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will be held on July 9, 2026 at 9:00 a.m., Central Time. The Special Meeting will be held in virtual format and conducted via a live webcast at http://www.virtualshareholdermeeting.com/WSR2026SM. Please note that you will not be able to attend the Special Meeting physically in person.

Q:	What are the proposed Mergers and what effects will they have on us?

A:

The proposed Company Merger is the acquisition of us by Parent through the merger of us with and into Merger Sub pursuant to the Merger Agreement. The proposed Partnership Merger is the merger of Merger OP with and into the Operating Partnership pursuant to the Merger Agreement. If the proposal to approve the Company Merger is approved by the requisite number of holders of Company Common Shares, and the other closing conditions under the Merger Agreement have been satisfied or waived, we will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Entity, and Merger OP will merge with and into the Operating Partnership, with the Operating Partnership surviving as the Surviving Partnership. As a result of the Company Merger, we will become a subsidiary of Parent and you will no longer own Company Common Shares. We expect to delist our Company Common Shares from the NYSE and de-register our Company Common Shares under the Exchange Act as soon as practicable after the Company Merger Effective Time. Thereafter, we would no longer be a publicly traded company, and we will no longer file periodic reports with the SEC on account of the Company Common Shares.

Q:	What will I receive if the Mergers are consummated?

A:

Upon the consummation of the Mergers, you will be entitled to receive the Merger Consideration of $19.00 in cash, without interest and less any applicable withholding taxes, for each Company Common Share that you own. For example, if you own 100 Company Common Shares, you will be entitled to receive $1,900 in cash, without interest and less any applicable withholding taxes, in exchange for your 100 Company Common Shares. In either case, your Company Common Shares will be cancelled, and you will not own nor be entitled to acquire shares in the Surviving Entity or Parent. As described herein, if we declare a distribution to our shareholders determined by us (in consultation with Parent) to be required to maintain our REIT status under the Code or to avoid the incurrence of income or excise tax as permitted under the Merger Agreement, other than certain permitted declarations under the Merger Agreement, the Merger Consideration will be decreased by an amount equal to such distribution.

Q:	Who is entitled to vote at the Special Meeting?

A:

Only shareholders of record as of the close of business on May 14, 2026 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. If your Company Common Shares are held in “street name” and you do not instruct your broker, bank or other nominee how to vote your shares, then, because all of the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. Instructions on how to vote shares held in “street name” are described under the question “How may I vote?” below.

Q:	How may I vote?

A:	For our shareholders of record: If you are eligible to vote at the Special Meeting and are a shareholder of record, you may cast your vote in any of four ways:

•	by authorizing a proxy to vote your shares over the Internet using the website indicated on the enclosed proxy card;

•	by authorizing a proxy to vote your shares by telephone using the toll-free number on the enclosed proxy card;

•	by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; or

•	by attending the Special Meeting in a virtual format and voting by virtual ballot.

For holders of Company Common Shares held in “street name”: If your Company Common Shares are held in “street name” and you do not instruct your broker, bank or other nominee how to vote your shares, then, because all of the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your Company Common Shares are held in “street name,” your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. We encourage you to authorize your broker, bank or other nominee to vote your shares “FOR” each of the Special Meeting Proposals by following the instructions provided on the voting instruction form.

If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your Company Common Shares will be voted in accordance with your instructions.

Even if you plan to attend the Special Meeting and vote by virtual ballot, you are encouraged to vote your shares of Company Common Shares by proxy. If you are a shareholder of record or if you obtain a valid legal proxy to vote shares which you beneficially own and wish to change your vote, you may still vote your shares of Company Common Shares by virtual ballot at the Special Meeting even if you have previously voted by proxy.

Q:	How many votes do I have?

A:	Each holder of Company Common Shares is entitled to cast one vote on each matter properly brought before the Special Meeting for each Company Common Share that such holder owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:

We will hold the Special Meeting in a virtual meeting format only on the virtual meeting website. You will not be able to attend the Special Meeting physically in person. Once admitted to the Special Meeting, however, shareholders may vote their shares by following the instructions available on the meeting website. To vote during the Special Meeting, you must do so by logging into http://www.virtualshareholdermeeting.com/WSR2026SM using the 16-digit control number included in your proxy materials.

In any case, we recommend that you submit your proxy via the Internet or by telephone by following the instructions on the enclosed proxy card, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided—whether or not you plan to attend the Special Meeting. If you properly and timely submit your proxy, the individuals named as your proxy holders will vote your shares as you have directed. If you attend the Special Meeting in a virtual format and vote by virtual ballot, your vote by virtual ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” you have the right to direct your bank or broker how to vote your shares. Please follow the instructions provided by your bank or broker to ensure your vote can be counted.

Q:	What matters will be voted on at the Special Meeting?

A:	You are being asked to consider and vote on the following proposals:

•	to approve the Company Merger;

•	to approve, by non-binding, advisory vote, compensation that may be paid or become payable to our named executive officers in connection with the Company Merger; and

•

to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to seek a quorum if one is not initially obtained.

Q:	How does the Merger Consideration compare to the market price of Company Common Shares prior to the announcement of the Mergers?

A:

The Merger Consideration of $19.00 per share represents a premium of approximately (i) 12.2% to $16.94 per share, the closing price of Company Common Shares on NYSE on April 8, 2026, the last trading day prior to the public announcement of the execution of the Merger Agreement, and (ii) a 26.5% premium to the unaffected closing price of Company Common Shares on NYSE on March 5, 2026, prior to publication of a Reuters article announcing the Company had engaged advisors to explore a sale.

Q:	What do I need to do now?

A:

We encourage you to read the accompanying Proxy Statement, including all documents incorporated by reference into the accompanying Proxy Statement, and its annexes carefully and in their entirety. Then as promptly as possible, follow the instructions on the enclosed proxy card to submit your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting. We encourage all shareholders to vote electronically. Alternatively, if you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed proxy card in the postage-paid envelope provided. If your Company Common Shares are held in “street name,” your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. Please do not send your share certificate(s) with your proxy card. See “How may I vote?” in this section of the Proxy Statement for more information.

Q:	How does our Board recommend that I vote?

A:

On April 8, 2026, our Board, after considering various factors, including those described in the section entitled “The Mergers—Reasons for the Mergers” beginning on page 44 of this Proxy Statement, unanimously (i) determined that the terms of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of us, our shareholders and the limited partners of the Operating Partnership, (ii) approved, adopted and declared advisable the execution and delivery by us of the Merger Agreement, the performance by us of our covenants and agreements contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the approval of the Company Merger be submitted to our shareholders, and (iv) resolved to recommend that our shareholders approve the Company Merger at the Special Meeting.

Our Board unanimously recommends that you vote (i) “FOR” the Merger Proposal; (ii) “FOR” the Advisory Merger Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Q:	Should I send in my share certificate(s) now?

A:

No. If you are a record holder, after the Company Merger is consummated, under the terms of the Merger Agreement, you will receive a letter of transmittal instructing you to send your share certificate(s) to the Paying Agent (as defined in the section entitled “The Merger Agreement—Exchange and Payment Procedures” beginning on page 73 of this Proxy Statement) to receive the cash payment of the Merger Consideration for each Company Common Share represented by such share certificate(s). You should use the letter of transmittal to exchange your share certificates for the Merger Consideration to which you are entitled upon the consummation of the Company Merger. If you hold your shares in “street name,” please contact your broker, bank or other nominee for instructions as to how to effect the surrender of your Company Common Shares in exchange for the Merger Consideration in accordance with the terms of the Merger Agreement. Please do not send in your share certificates now.

Q:	If I do not know where my share certificates are, how will I get the Merger Consideration for my shares of Company Common Shares?

A:

If the Mergers are consummated, the transmittal materials you will receive after the closing of the Mergers will include the procedures that you must follow if you cannot locate your share certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your share certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:	What happens if the Mergers are not consummated?

A:

If the Company Merger is not approved by our shareholders or if the Mergers are not consummated for any other reason, our shareholders will not receive any payment for their Company Common Shares. Instead, we will remain an independent public company, our Company Common Shares will continue to be listed and traded on NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of Company Common Shares.

Under certain specified circumstances in which the Mergers are not consummated, we may be required to pay Parent a termination fee, or, under certain other specified circumstances, we may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in the section entitled “The Merger Agreement—Termination Fees” beginning on page 96 of this Proxy Statement.

Q:	Do any of our trustees or executive officers have interests in the Mergers that may be in addition to or differ from those of our shareholders generally?

A:

Yes. In considering the recommendation of our Board with respect to the proposal to approve the Company Merger, you should be aware that our trustees and executive officers may have interests in the Mergers different from, or in addition to, the interests of our shareholders generally. Our Board was aware of and considered these interests in evaluating and negotiating the Merger Agreement and the Mergers, in approving the Merger Agreement and the Mergers, and in recommending that the Company Merger be approved by our shareholders. For a description of the interests of our trustees and executive officers in the Mergers, see the section entitled “The Mergers—Interests of Our Trustees and Executive Officers in the Mergers” beginning on page 57 of this Proxy Statement.

Q:	Why am I being asked to consider and vote on the Advisory Merger Compensation Proposal?

A:

Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers in connection with the Company Merger.

Q:	What will happen if our shareholders do not approve the Advisory Merger Compensation Proposal?

A:

The vote to approve the Advisory Merger Compensation Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Approval of the Advisory Merger Compensation Proposal is not a condition to completion of the Mergers. The vote on this proposal is an advisory vote only, and it is not binding on us or our Board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the vote on the Advisory Merger Compensation Proposal, if the Mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the Mergers.

Q:	What vote is required to approve the proposals submitted to a vote at the Special Meeting?

A:

The affirmative vote of holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast thereon is required to approve the Merger Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting, provided a quorum is present, is required to approve the Advisory Merger Compensation Proposal and Adjournment Proposal. This means that the Merger Proposal will be approved if the number of shares voted “FOR” such proposal at the Special Meeting is greater than 50% of the total number of outstanding Company Common Shares entitled to vote on the matter. The failure of any shareholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by virtual ballot at the virtual Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal and, provided a quorum is present at the Special Meeting, will not have any effect on the Advisory Merger Compensation Proposal or Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the Merger Proposal but, provided a quorum is present at the Special Meeting, will have no effect on the Advisory Merger Compensation Proposal or Adjournment Proposal. Because all of the proposals presented to shareholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting.

Because the Merger Proposal requires the affirmative vote of holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting, the failure to provide your broker, bank or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Proposal. Because the approval of the Advisory Merger Compensation Proposal and the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on such proposal, and because your broker, bank or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your broker, bank or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.

As of May 14, 2026, the Record Date for determining who is entitled to vote at the Special Meeting, there were approximately 51,393,977 Company Common Shares issued and outstanding. Each holder of Company Common Shares is entitled to one vote per Company Common Share owned by such holder as of the Record Date.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this Proxy Statement and your proxy card have been sent by us directly to you. As the shareholder of record, you have the right to vote by proxy, which involves granting your voting rights directly to us or to a third party, or to vote by virtual ballot at the Special Meeting.

If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares. In that case, this Proxy Statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Without your voting instructions, because of the non-routine nature of the Special Meeting Proposals, your broker, bank or other nominee may not vote your shares with respect to the Special Meeting Proposals.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your Company Common Shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your Company Common Shares is called a “proxy card.” Our Board has designated David K. Holeman, our Chief Executive Officer, J. Scott Hogan, our Chief Financial Officer, and Peter A. Tropoli, our General Counsel and Corporate Secretary with full power of substitution, as proxy for the Special Meeting.

Q:	What will happen if I abstain from voting or fail to vote?

A:

With respect to the Merger Proposal, if you abstain from voting or fail to personally cast your vote at the Special Meeting or by proxy, it will have the same effect as a vote “AGAINST” the Merger Proposal. With respect to the Advisory Merger Compensation Proposal and the Adjournment Proposal, if you abstain from voting or fail to personally cast your vote at the Special Meeting or by proxy, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the Special Meeting.

Q:	Can I change or revoke my proxy?

A:	You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the virtual Special Meeting, by voting by virtual ballot at the Special Meeting.

If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:

•	by authorizing another proxy to vote your shares at a subsequent time by Internet or by telephone following the instructions on the enclosed proxy card;

•	by properly signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on the enclosed proxy card;

•

by delivering a signed revocation letter to our Corporate Secretary, at our mailing address on the first page of this Proxy Statement before the Special Meeting, which states that you have revoked your proxy; or

•

by attending the Special Meeting in a virtual format and voting by virtual ballot. Attending the Special Meeting will not in and of itself revoke a previously submitted proxy. You must specifically vote by virtual ballot at the Special Meeting in order for your previous proxy to be revoked.

Your latest dated proxy card or Internet or telephone proxy is the one that is counted.

If your shares are held in “street name” by a broker, bank or other nominee, you may change your voting instructions by following the instructions of your broker, bank or other nominee.

Q:	If a shareholder gives a proxy, how will the shares be voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Advisory Merger Compensation Proposal, and “FOR” the Adjournment Proposal.

Q:	I understand that a quorum is required to conduct business at the Special Meeting. What constitutes a quorum?

A:

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the transaction of business at the Special Meeting. As of the close of business on the Record Date, there were 51,393,977 Company Common Shares issued and outstanding and entitled to vote. If you submit a properly executed proxy by Internet, telephone or mail, you will be considered a part of the quorum. In addition, abstentions will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum. As a result, at least 25,696,989 shares must be present or represented by proxy to have a quorum. If a quorum is not present at the Special Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the Special Meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Q:	How can I obtain a proxy card?

A:	If you lose, misplace or otherwise need to obtain a proxy card, please follow the applicable procedure below.

For our shareholders of record, please call Alliance Advisors, LLC. at +1 (866) 206-7597 (toll-free).

For holders of Company Common Shares held in “street name,” please contact your account representative at your broker, bank or other similar institution.

Q:	What happens if I sell or otherwise transfer my shares of Company Common Shares after the close of business on the Record Date but before the Special Meeting?

A:

The Record Date is earlier than both the date of the Special Meeting and the date the Mergers are expected to be consummated. If you sell or transfer your Company Common Shares after the close of business on the Record Date but before the Special Meeting, unless special arrangements (such as the provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies us in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Company Merger is consummated, to the person to whom you sell or transfer your Company Common Shares, but you will retain your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Company Common Shares after the close of business on the Record Date, you are encouraged to complete, date, sign and return the enclosed proxy card or authorize a proxy to vote your shares via the Internet or telephone.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please authorize a proxy to vote your shares via the Internet or telephone (or complete, date, sign and return) with respect to each proxy card and voting instruction card that you receive.

Q:	What happens if I sell my Company Common Shares after the Special Meeting but before the Company Merger Effective Time?

A:

If you transfer your Company Common Shares after the Special Meeting but before the Company Merger Effective Time, you will have transferred the right to receive Merger Consideration to the person to whom you transfer your Company Common Shares. To receive the Merger Consideration, you must hold your Company Common Shares through the Company Merger Effective Time.

Q:	Who will count the votes?

A:

We have retained a representative of Broadridge Financial Solutions, Inc. to serve as inspector of election in connection with the Special Meeting. The inspector of election appointed for the Special Meeting will tabulate votes cast by proxy or by virtual ballot at the Special Meeting. The inspector of election will also determine whether a quorum is present.

Q:	Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A:

Our Board is soliciting your proxy on our behalf. The cost of this proxy solicitation will be borne by us. Our trustees, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these trustees, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of Company Common Shares. We have retained Alliance Advisors, LLC (“Alliance Advisors”) as our proxy solicitor. Alliance Advisors will solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. Under our agreement with Alliance Advisors, Alliance Advisors will receive an estimated fee of approximately $70,000 plus reimbursement of standard out-of-pocket expenses for its services. In addition, Alliance Advisors and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Q:	Where can I find the voting results of the Special Meeting?

A:

We intend to notify our shareholders of the results of the Special Meeting by issuing a press release, which will also be filed with the SEC as an exhibit to a Current Report on Form 8-K following the certification by the inspector of election of the voting results of the Special Meeting.

Q:	What are the material U.S. federal income tax consequences of the Mergers?

A:

The exchange of Company Common Shares for cash pursuant to the Company Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences” beginning on page 64 of this Proxy Statement) who exchanges Company Common Shares for cash in the Company Merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash such U.S. holder receives with respect to such Company Common Shares in the Company Merger and such U.S. holder’s adjusted tax basis in such shares. Any such gain or loss will be long-term gain or loss if, as of the date of the Company Merger, the U.S. holder’s holding period in the Company Common Shares surrendered exceeds one year. The deductibility of capital losses is subject to limitations. A non-U.S. holder (as defined in the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences” beginning on page 64 of this Proxy Statement) who exchanges Company Common Shares for cash in the Company Merger generally will not recognize gain or loss for U.S. federal income tax purposes unless (1) such non-U.S. holder has certain connections with the United States, or (2) the non-U.S. holder’s Company Common Shares constitute a “U.S. real property interest,” or USRPI, within the meaning of FIRPTA, but such non-U.S. holder may be subject to U.S. backup withholding unless such non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from U.S. backup withholding. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, if any, provided that the holder timely furnishes the required information to the correct entities.

For a more detailed description of the U.S. federal income tax consequences of the Mergers, see the section entitled “The Mergers—Material U.S. Federal Income Tax Consequences” beginning on page 64 of this Proxy Statement.

Q:	What will the holders of our outstanding equity awards receive in the Company Merger?

A:	Pursuant to the Merger Agreement:

•

Immediately prior to the Company Merger Effective Time, each of the outstanding Time-Based Unit Awards will automatically become fully vested and thereafter will be cancelled and, in exchange therefor, each holder of any such cancelled vested Time-Based Unit Awards will cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested Time-Based Unit Awards and in settlement therefor, an amount in cash equal to the product of (i) the number of Company Common Shares then underlying such Time-Based Unit Awards as of immediately prior to the Company Merger Effective Time and (ii) the Merger Consideration; and

•

Immediately prior to the Company Merger Effective Time, each outstanding TSR Unit Award will automatically become earned and vested and thereafter will be cancelled and, in exchange therefor, each holder of any such cancelled vested TSR Unit Award will cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested TSR Unit Award and in settlement therefor, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of Company Common Shares that would have vested pursuant to the terms of the TSR Unit Award, assuming that any performance based vesting conditions applicable to such TSR Unit Award for any performance period that has not been completed as of the Company Merger Effective Time are achieved at the levels based on the greater of target or actual performance through the Company Merger Effective Time, with such adjustments to the performance goals as may be made by the Compensation Committee of our Board in accordance with the terms of such TSR Unit Award.

For additional information regarding the treatment of our outstanding equity awards, see the section entitled “The Merger Agreement—Treatment of Company Common Shares and Company Equity Awards” beginning on page 72 of this Proxy Statement.

Q:	When do you expect the Mergers to be consummated?

A:

We and Parent are working toward consummating the Mergers as quickly as possible. Assuming the timely satisfaction or waiver (in accordance with the terms of the Merger Agreement) of all closing conditions, including approval by our shareholders of the proposal to approve the Company Merger, we anticipate that the Mergers will be completed in the second half of 2026.

Q:	Are there any other risks to me from the Mergers that I should consider?

A:

Yes. There are risks associated with all business combinations, including the Mergers. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 27 of this Proxy Statement.

Q:	Am I entitled to appraisal rights under the MGCL?

A:

No. If you are a shareholder of record on the Record Date, you can vote against the Company Merger. You are not, however, entitled to exercise any appraisal rights, dissenters’ rights or the rights of an objecting shareholder to receive the fair value of the shareholder’s shares in connection with the Mergers. Because our Company Common Shares are listed on the NYSE on the Record Date for determining shareholders entitled to vote at the Special Meeting, pursuant to the MRL and the MGCL, our shareholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting shareholder in connection with the Company Merger. In addition, our shareholders may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting shareholder to receive the fair value of their shares in connection with the Company Merger because, as permitted by Maryland law, our declaration of trust provides that shareholders are not entitled to exercise such rights unless our Board determines that appraisal rights apply, which our Board has not done. However, our shareholders can vote against the Company Merger.

Q:	How can I obtain more information about Whitestone?

A:	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” beginning on page 106 of this Proxy Statement.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Mergers, the Special Meeting or this Proxy Statement, would like additional copies of this Proxy Statement or need help voting your Company Common Shares, please contact our proxy solicitor:

Alliance Advisors, LLC

The Overlook Corporate Center

150 Clove Road, Suite 400

Little Falls Township, New Jersey 07424

Call Toll-Free: 866-206-7597

Email: WSR@allianceadvisors.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement, and the documents that we incorporate by reference herein, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “ongoing,” “outlook,” “should,” “seek,” “target,” “will,” “would,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions, including those regarding the transactions, made by, and information currently available to, Whitestone. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Whitestone’s business and the price of Whitestone’s common shares; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the Company Merger by Whitestone’s shareholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Whitestone to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on Whitestone’s business relationships, including relationships with tenants and suppliers, operating results and business generally; (v) risks that the proposed transaction disrupts Whitestone’s current plans and operations; (vi) Whitestone’s ability to retain and hire key personnel in light of the proposed transaction or otherwise; (vii) risks related to diverting management’s attention from Whitestone’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) potential litigation or other proceedings relating to the transaction that could be instituted against Parent, Merger Sub and Merger OP, Whitestone, the Operating Partnership or their, or their affiliates, respective directors, managers or officers, including the costs of such proceedings and the effects of any outcomes related thereto; (x) continued availability of capital and financing and rating agency actions; (xi) certain restrictions during the pendency of the transaction that may impact Whitestone’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war, hostilities, epidemics or pandemics, as well as management’s response to any of the aforementioned factors, and their potential to disrupt or delay the closing of the transactions; (xiii) the possible failure of Whitestone to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (xiv) other risks described in Whitestone’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of our Annual Report on Form 10-K filed with the SEC on March 6, 2026, as amended by our Annual Report on Form 10-K/A, filed with the SEC on April 30, 2026 (as amended, the “2025 Form 10-K”) and subsequent filings; and (xv) those risks and uncertainties that will be described in the proxy statement that will be filed with the SEC (if and when it becomes available) from the sources indicated below.

All of the forward-looking statements Whitestone makes in this Proxy Statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information in Whitestone’s consolidated financial statements and notes thereto included in the 2025 Form 10-K, and subsequent periodic and interim report filings (see the section entitled “Where You Can Find More Information” beginning on page 106 of this Proxy Statement).

Discussions of additional risks and uncertainties are contained in Whitestone’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Whitestone undertakes no obligation to update or review any forward-looking statements, except as required by law, whether as a result of new information, future events or otherwise.

THE PARTIES TO THE MERGERS

Whitestone REIT

2600 South Gessner, Suite 500

Houston, Texas 77063

(713) 827-9595

Whitestone REIT, which we refer to as “we,” “our,” “us,” “Whitestone,” or “the Company,” is a Maryland real estate investment trust that acquires, owns, operates and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas, Houston and San Antonio. We have elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

Additional information about us is available on our website at www.whitestonereit.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. Our Company Common Shares (defined below) are currently listed on the New York Stock Exchange (“NYSE”) under the symbol “WSR.” For additional information about us and our business, please refer to the section entitled “Where You Can Find More Information.”

Whitestone REIT Operating Partnership, L.P.

2600 South Gessner, Suite 500

Houston, Texas 77063

(713) 827-9595

We are the sole general partner of Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”). The Operating Partnership is a Delaware limited partnership, and, as of March 31, 2026, we owned 98.8% of the outstanding OP units of the Operating Partnership (the “Partnership OP Units”). The remaining Partnership OP Units are held by third parties, including certain trustees.

AREG Wizard Parent LP

245 Park Avenue, 42nd Floor

New York, New York 10167

(310) 201-4100

AREG Wizard Parent LP (“Parent”) is a Delaware limited partnership and an affiliate of Ares Real Estate Management Holdings, LLC (“Ares”). Parent was formed solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and related agreements.

AREG Wizard Intermediate LP

245 Park Avenue, 42nd Floor

New York, New York 10167

(310) 201-4100

AREG Wizard Intermediate LP (“Merger Sub”) is a Delaware limited partnership. AREG Wizard Intermediate GP, LLC (“Merger Sub GP”), a Delaware limited liability company, is the sole general partner of Merger Sub. Merger Sub was formed solely for purposes of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and related agreements. Pursuant to the Merger Agreement, on the Closing Date, we will merge with and into Merger Sub, and Merger Sub will continue as the surviving entity.

AREG Wizard Operating Partnership LP

245 Park Avenue, 42nd Floor

New York, New York 10167

(310) 201-4100

AREG Wizard Operating Partnership LP (“Merger OP”) is a Delaware limited partnership. AREG Wizard OP GP LLC (“Merger OP GP”) is a Delaware limited liability company, and is the sole general partner of Merger OP. Merger OP was formed solely for purposes of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger OP has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and related agreements. Pursuant to the Merger Agreement, on the Closing Date, Merger OP will merge with and into the Operating Partnership, and the Operating Partnership will continue as the surviving partnership.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies from holders of our Company Common Shares by our Board to be exercised at the Special Meeting to be held on July 9, 2026, at 9:00 a.m., Central Time. The Special Meeting will be held in virtual format and conducted via a live webcast at http://www.virtualshareholdermeeting.com/WSR2026SM. Please note that you will not be able to attend the Special Meeting physically in person.

The purpose of the Special Meeting is for you to consider and vote on the following proposals:

1.	to approve the Company Merger;

2.	to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Company Merger; and

3.

to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to seek a quorum if one is not initially obtained.

No other business may be acted upon at the Special Meeting or any postponement or adjournment thereof. The holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Special Meeting must approve the Company Merger for the Mergers to occur. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

All holders of record of our Company Common Shares as of the record date, which was the close of business on May 14, 2026, are entitled to receive notice of and attend and vote at the Special Meeting or any postponement or adjournment thereof. Each common shareholder will be entitled to cast one vote on each matter presented at the Special Meeting for each Company Common Share that such holder owned as of the record date. On the record date, there were 51,393,977 Company Common Shares outstanding and entitled to vote at the Special Meeting.

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to transact business at the Special Meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the Special Meeting, we expect that the Special Meeting will be adjourned to a later date.

Required Vote

The Merger Proposal requires approval by the affirmative vote of the holders of our outstanding Company Common Shares entitled to cast a majority of all the votes entitled to be cast on the matter. Each common shareholder is entitled to cast one vote on each matter presented at the special meeting for each Company Common Share owned by such shareholder on the record date. Because the required vote for this proposal is based on the number of votes our shareholders are entitled to cast rather than on the number of votes cast, failure to vote your Company Common Shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the Merger Proposal.

In addition, the approval of the Advisory Merger Compensation Proposal and Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on such proposal. Approval of these proposals is not a condition to completion of the Mergers. For the purpose of each of these proposals, if a common shareholder fails to cast a vote on such proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of such proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of such proposals.

Accordingly, for your Company Common Shares to be included in the vote, if you are a shareholder of record of our Company Common Shares, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote in person at the Special Meeting.

As of the record date, our trustees and executive officers owned and are entitled to vote an aggregate of approximately 1,771,464 Company Common Shares, entitling them to exercise approximately 3.4% of the voting power of our Company Common Shares entitled to vote at the Special Meeting. Our trustees and executive officers have informed us that they intend to vote our Company Common Shares that they own in favor of the proposal to approve the Company Merger, in favor of the non-binding, advisory proposal regarding the compensation that may be paid or become payable to our named executive officers in connection with the Company Merger and in favor of the proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to seek a quorum if one is not initially obtained.

Votes cast by proxy or in person at the Special Meeting will be counted by the person appointed by us to act as inspector of election for the Special Meeting. The inspector of election will also determine the number of Company Common Shares represented at the Special Meeting, in person or by proxy.

How to Authorize a Proxy

Holders of record of our Company Common Shares may vote or cause their shares to be voted by proxy using one of the following methods:

•	mark, sign, date and return the enclosed proxy card by mail;

•	authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your proxy card; or

•	attend and vote by virtual ballot at the Special Meeting.

Regardless of whether you plan to attend the Special Meeting, we request that you authorize a proxy to vote your Company Common Shares as described above as promptly as possible.

Under NYSE rules, all of the proposals in this Proxy Statement are non-routine matters, so there can be no broker non-votes at the Special Meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own Company Common Shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this Proxy Statement. You should instruct your broker, bank or other nominee as to how to vote your Company Common Shares following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your Company Common Shares. If you hold your Company Common Shares through a broker, bank or other nominee and wish to vote in person at the Special Meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). Because the proposal to approve the Company Merger requires the affirmative vote of the holders of our outstanding Company Common Shares entitled to cast a majority of all the votes entitled to be cast thereon, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as voting “AGAINST” the Merger Proposal. Because the approval of the Advisory Merger Compensation Proposal and Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.

Proxies and Revocation

If you authorize a proxy to vote your Company Common Shares, your Company Common Shares will be voted at the Special Meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your Company Common Shares will be voted in accordance with the recommendations of our Board. Our Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Merger Compensation Proposal and “FOR” the Adjournment Proposal.

You may revoke your proxy at any time, but only before the proxy is voted at the Special Meeting, in any of three ways:

•

by delivering, prior to the date of the Special Meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Corporate Secretary at 2600 South Gessner, Suite 500, Houston, TX 77063;

•

by delivering to our Corporate Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same Company Common Shares; or

•	by attending and voting by virtual ballot at the Special Meeting.

Attendance at the Special Meeting will not, in itself, constitute revocation of a previously granted proxy. If you own Company Common Shares in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

No matters other than the proposals set forth above may be brought before the Special Meeting.

Solicitation of Proxies

We will bear the cost of solicitation of proxies for the Special Meeting. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, trustees and other employees, for which they will not receive additional compensation. We have engaged Alliance Advisors to assist in the solicitation of proxies for a fee of approximately $70,000, plus reimbursement of standard out-of-pocket expenses for its services. In addition, Alliance Advisors and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments

Although it is not currently expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of Company Common Shares are not present at the

Special Meeting, in person or by proxy, to constitute a quorum or if we believe it is reasonably likely that the Company Merger will not be approved at the Special Meeting when convened on July 9, 2026, or when reconvened following any adjournment. Any adjournments may be made to a date not more than 120 days after the original record date without notice (other than by an announcement at the Special Meeting), by the affirmative vote of a majority of the votes cast on the proposal to approve any adjournment, whether or not a quorum exists, or by the chairman of our Board for any reason (subject to certain restrictions in the Merger Agreement, including that the Special Meeting may not be held, without Parent’s consent, on a date that is more than 15 days after the date on which the Special Meeting was originally scheduled and in no event on or after the fifth business day preceding October 5, 2026).

Postponements

Pursuant to our bylaws, at any time prior to convening the Special Meeting, we may postpone the Special Meeting for any reason without the approval of our shareholders by making a “public announcement” (as defined in our bylaws) prior to the Special Meeting (subject to certain restrictions in the Merger Agreement, including that the Special Meeting may not be held, without Parent’s consent, on a date that is more than 15 days after the date on which the Special Meeting was originally scheduled and in no event on or after the fifth business day preceding October 5, 2026).

THE MERGERS

General Description of the Mergers

Under the terms of the Merger Agreement, affiliates of Ares will acquire us and our subsidiaries, including the Operating Partnership, through the merger of us with and into Merger Sub (the “Company Merger”) and the merger of Merger OP with and into the Operating Partnership (the “Partnership Merger”). Pursuant to the terms of the Merger Agreement, Merger OP will merge with and into the Operating Partnership, with the Operating Partnership continuing as the Surviving Partnership. Immediately following the effective time of the Partnership Merger, we will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Entity.

This Proxy Statement does not constitute any solicitation of consents in respect of the Partnership Merger.

Background of the Mergers

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The chronology does not purport to catalog every conversation and correspondence among our representatives and representatives of Ares or other potential buyers and their respective affiliates or advisors. The terms of the Merger Agreement are the result of arm’s-length negotiations between representatives of the Company and representatives of affiliates of Ares.

Our Board and management regularly review and evaluate our business and financial performance with the goal of maximizing shareholder value. As part of these ongoing evaluations, our Board and management have, from time to time, considered various strategic alternatives, including (i) continuing to execute on our existing strategy as a stand-alone public company, (ii) divesting all or portions of our shopping center properties, acquiring other companies and/or additional shopping center properties, and/or entering into one or more joint ventures, (iii) funding growth by raising capital in the public markets and/or by accessing third-party sources of private capital, and (iv) considering the potential sale of the Company to, or combination of the Company with, a third party. In furtherance of these evaluations, in recent years, our Board has undertaken numerous, regularly recurring discussions regarding our performance and potential strategic alternatives.

In performing these evaluations, our Board took into account our long-term strategic objectives, which are (i) property acquisition and portfolio optimization by targeting high-growth, “neighborhood center” properties, while selling less strategically optimal assets, (ii) high-value tenant curation focused on service-based tenants that offer higher resilience than traditional retail, (iii) operational excellence that supports driving net operating income through active management, redevelopment and adding “pad sites” to existing centers, and (iv) financial discipline with a focus on an improved balance sheet that delivers an efficient cost of capital, while enhancing margins and providing sufficient liquidity to fund growth initiatives when determined by our Board and management.

Our Board recognized the significant progress that management has made since our CEO change in January 2022, however our Board recognized that our challenges relative to our peers remain. Our Board and management observed, among other things, that while we believe we have a high-quality, well-managed portfolio, our ability to grow earnings and cash flows from operations has been constrained. Our Board believes our dual primary constraints on growth have been our higher level of debt and our smaller scale relative to our public company peers. Our Board and management recognized that these constraints limited our ability to realize fully our strategic objectives. Our Board and management noted further that securities analysts and investors had also observed similar factors with respect to our performance and prospects. Accordingly, compared to larger publicly traded shopping center real estate investment trusts (“REITs”), the share price of our Company Common Shares traded at a material discount on a Fund from Operations multiple basis and to the net asset value of our properties (“NAV”), as calculated by research analysts covering us.

Regularly, our senior management team, including Dave Holeman, our Chief Executive Officer, Scott Hogan, our Chief Financial Officer, and Christine Mastandrea, our President and Chief Operating Officer, meets with shareholders, strategic parties and financial sponsors. These interactions are the result of both outbound requests by the Company and inbound requests from such parties, to discuss trends and developments in the commercial real estate industry, market conditions and our business, and to assess whether there may be an opportunity for a potential strategic or commercial transaction or relationship involving us or our assets that would enhance value for our shareholders. Our management has, as appropriate, regularly updated and sought direction from our Board regarding such discussions.

During such discussions in spring and summer of 2025, representatives of a large, well-capitalized privately held real estate fund and investor (“Party A”) expressed to Mr. Holeman and Ms. Mastandrea that, based on its review of publicly available information, Party A was interested in exploring a potential joint venture with us. The conversations were high-level and preliminary in nature, and no specific terms of a potential joint venture were proposed. Management regularly updated our Board on such discussions.

On September 1, 2025, at our Board’s direction, management engaged Jones Lang LaSalle Securities, LLC (“JLL Securities”), based on its experience, qualifications and reputation to serve as our exclusive advisor to pursue a potential joint venture with a capital partner to raise strategic equity growth capital (the “Joint Venture Process”).

From September 1, 2025 through mid-December 2025, management worked with JLL Securities to finalize the joint venture strategy, joint venture seed portfolio, targeted list of approximately 40 potential investors, underwriting and value assessment of the seed portfolio, marketing documents, and to compile financing alternatives and key terms for both the seed portfolio and go-forward portfolio.

In the fall of 2025, our discussions with representatives of Party A focused on information publicly available regarding our platform, operations and cost structure. Those conversations evolved when, on October 31, 2025, Party A expressed to Mr. Holeman an interest in exploring potential investment options in us beyond a traditional joint venture, including a potential acquisition of us. The conversations were high-level, and no specific terms of an investment in us beyond a traditional joint venture or potential acquisition were discussed.

On November 3, 2025, the closing price of our Company Common Shares was $12.56 per share.

On November 4, 2025, MCB Real Estate (“MCB”), which owned approximately 9.2% of our outstanding Company Common Shares, publicly submitted to our Board an unsolicited, non-binding proposal to acquire all of the outstanding Company Common Shares at a proposed purchase price of $15.20 per share in cash (the “2025 MCB Proposal”). The 2025 MCB Proposal was the third such unsolicited proposal submitted by MCB since June 2024. The first two proposals, at proposed prices of $14.00 and $15.00 per share, respectively, were unanimously rejected by our Board. Our Board described the $15.00 proposal as an “opportunistic” bid that undervalued our intrinsic worth based on NAV and future growth estimates. BofA Securities, Inc. (“BofA Securities”) advised our Board when assessing the merits of the $15.00 proposal. Our Board sought the advice of BofA Securities on the proposal based on its independence, reputation, experience, and qualifications, as well as its knowledge of us in light of having previously advised us on a range of matters, and within the industry generally.

On November 4, 2025, we publicly acknowledged receipt of the 2025 MCB Proposal and confirmed that our Board would carefully evaluate the 2025 MCB Proposal to determine if it believed such a proposal was in the best interests of all shareholders, consistent with our Board’s duties under applicable law and in consultation with our financial and legal advisors.

Prompted by the progress of the Company’s Joint Venture Process and the 2025 MCB Proposal, the discussions regarding a potential acquisition with Party A accelerated, and during the last three weeks of November 2025, there were multiple calls amongst representatives of Party A, Mr. Holeman and Ms. Mastandrea to discuss Party A’s interest and informational needs to further enhance Party A’s understanding of our platform and operations.

On November 25, 2025, our Board and management met with representatives from BofA Securities. The representatives from BofA Securities presented an overview to our Board of the 2025 MCB Proposal, Party A’s expressed interest regarding a potential acquisition of us, potential paths forward for us and the respective implications of each. Our Board considered and discussed with representatives of BofA Securities, among other matters, the potential risks and benefits of pursuing a potential acquisition of us by Party A or MCB, to remaining an independent public company and pursuing our existing strategic plan or a revised business strategy, including both the opportunities for growth (including through potential joint ventures) and the challenges in pursuing growth. In light of the preliminary nature of Party A’s and MCB’s interest, our Board instructed management to engage in a “dual track” assessment, by continuing to explore potential joint ventures while assessing the 2025 MCB Proposal and Party A’s interest.

From December 15, 2025 through the middle of February 2026, JLL Securities conducted the Joint Venture Process, engaging with 40 potential counterparties, including Party A; a large, well-capitalized public real estate services and investment firm (“Party B”); and Ares, as well as other shopping center REITs, private real estate funds, real estate investors and financial sponsors. Twenty-one parties responded to these initial contacts with sufficient interest to sign non-disclosure agreements with us and receive certain due diligence information via an online data room; these parties included Party A, Party B and Ares. The non-disclosure agreements included customary non-disclosure and standstill provisions. During this period, management and JLL Securities facilitated the due diligence investigations of these parties and engaged in discussions and negotiations regarding a variety of potential joint venture transactions with a number of these parties. Throughout this period, our Board received regular updates from, and provided direction to, members of management and representatives of our advisors regarding the Joint Venture Process and discussions with potential counterparties.

On December 18, 2025, representatives of Party A orally indicated to Mr. Holeman a desire to acquire all of the outstanding Company Common Shares at a proposed purchase price of $16.00 per share in cash (the “Party A Proposal”), representing a premium of approximately 16.5% to the $13.73 closing price of our Company Common Shares on December 17, 2025. Members of management promptly informed our Board of the Party A Proposal.

Also on December 18, 2025, a shareholder that represented beneficial ownership of approximately 2.5% of our outstanding Company Common Shares (“Shareholder A”) provided notice of its intention to nominate trustee candidates for four of the six seats on our Board to be elected at our 2026 annual meeting of shareholders and to include a non-binding, advisory shareholder proposal for us to undertake a strategic assessment, in part in response to the 2025 MCB Proposal; however, the nominees were subsequently withdrawn by the shareholder on March 26, 2026.

On December 22, 2025, our Board and management met with representatives from BofA Securities. Management and representatives from BofA Securities updated our Board on the Party A Proposal, as well as an overview of the implications and timing associated with the nomination notice and proposal submitted by Shareholder A. After a robust discussion, our Board committed to assessing the best path forward for us and our shareholders without regard to any current shareholder activism. Additionally, our Board instructed management and our advisors to continue discussions with Party A to further develop the Party A Proposal.

On December 23, 2025, at our Board’s direction, Mr. Holeman informed Party A that the Party A Proposal had been presented to our Board, that BofA Securities had been authorized to undertake further analysis and committed to responding to the Party A Proposal in the first week of January.

On December 31, 2025, James Mastandrea, our former Chief Executive Officer who was terminated for cause in 2022 and who represented beneficial ownership of 2.2% of the outstanding Company Common Shares provided notice of his intent to nominate trustee candidates for six of the six seats on our Board to be elected at our 2026 annual meeting of shareholders, and on January 5, 2026, Mr. Mastandrea issued a press release announcing his intention to nominate trustee candidates to replace all six members of our Board at our 2026 annual meeting of shareholders.

On January 7, 2026, MCB publicly issued a letter criticizing our Board for failing to respond to the 2025 MCB Proposal and for, in MCB’s view, failing to maximize shareholder value, as compared to the Company’s peers.

On January 8, 2026, our Board and management met, with representatives from each of BofA Securities and Bass, Berry & Sims PLC, our outside corporate counsel (“Bass Berry”), in attendance. Representatives of Bass Berry reviewed the duties of our Board under Maryland law and process considerations when assessing potential strategic alternatives. Representatives of BofA Securities presented an executive summary of the current state of discussions with Party A, an overview of proposals from Party A and MCB, historical performance of Company Common Shares, and a preliminary financial analysis, including preliminary discounted cash flow analysis and certain other valuation methodologies that BofA Securities believed would be appropriate for our Board to consider in evaluating the proposals, the continued execution of the Company’s existing strategic plan, and other strategic alternatives, including the Joint Venture Process. Our Board, management and representatives of BofA Securities discussed the foregoing in detail, as well as, among other matters, public market valuations of the Company relative to other publicly traded REITs and historical deal valuations for public REIT transactions. Our Board and management also discussed the potential for Party A to improve the per-share price in its initial proposal if Party A received access to certain non-public information from us. Following discussion, our Board directed Mr. Holeman to contact Party A and convey our Board’s willingness to provide Party A with certain information that our Board believed would facilitate further development of the Party A Proposal. Further, our Board directed Bass Berry to send a draft non-disclosure agreement reflecting customary terms, including a standstill, which was sent to Party A later the same day and following Mr. Holeman contacting Party A.

On January 13, 2026, a nationally known real estate investment firm (“Party C”) privately submitted to our Board a letter setting forth an unsolicited, non-binding proposal to acquire all of the outstanding Company Common Shares at a proposed purchase price of $17.25 per share in cash (the “Party C Proposal”). The Party C Proposal contemplated a combination of debt and equity financing, with the equity component of the purchase price to be provided by investment funds affiliated with Party C and a preferred equity tranche provided by a large publicly traded shopping center REIT, and the debt financing component to be provided by two large financial institutions. The proposal attached “highly confident” letters from the debt financing sources regarding the necessary debt financing. The Party C Proposal requested a period of exclusive negotiation, and provided that Party C was open to the inclusion of a 30-day “go-shop” period to facilitate third party proposals following signing of a definitive acquisition agreement with Party C.

On January 13, 2026, the closing price of our Company Common Shares was $13.81 per share.

On January 15, 2026, Party A entered into a non-disclosure agreement, which included customary non-disclosure and standstill provisions, including a “don’t ask, don’t waive” provision prohibiting Party A from requesting that we release the standstill restrictions and also a “fallaway” provision that would cause the standstill to cease to be effective upon our entry into a definitive agreement with another party with respect to an acquisition transaction (Party A is not currently restricted by the standstill from making a proposal as a result of our entry into the Merger Agreement).

On January 16, 2026, members of management, representatives of BofA Securities, Party A and Party A’s financial advisor had a call to discuss next steps, timing and due diligence.

Also on January 16, 2026, members of management, representatives of BofA Securities, Party C and Party C’s financial advisor had a call to discuss further the terms and conditions of the Party C Proposal.

Further on January 16, 2026, the online data site for the Joint Venture Process was made available to the Joint Venture Process participants under a customary non-disclosure agreement.

On January 19, 2026, our Board and management met, with representatives from each of BofA Securities, Bass Berry and Venable LLP, our Maryland legal counsel (“Venable”), in attendance. Representatives of Bass Berry and Venable reviewed the duties of our Board under Maryland law in connection with our Board’s assessment of strategic alternatives, including the proposals received from MCB, Party A and Party C. Representatives of Bass Berry reviewed with our Board (1) disclosure by BofA Securities of certain relationships between BofA Securities and its affiliates, on the one hand, and us and Party A and Party C, as applicable, on the other hand, (2) process considerations with respect to exploring potential transactions, and (3) potential governance changes associated with the strategic alternatives process, including adopting indemnification agreements between the Company and members of our Board and the inclusion of an exclusive jurisdiction provision relating to internal affairs matters in our bylaws. Management provided updates with respect to Party A, Party C, the Joint Venture Process and shareholder activism by Shareholder A and Mr. Mastandrea. Our Board discussed the proposals received from MCB, Party A and Party C. Our Board also discussed with management and our advisors whether, assuming our Board determined to pursue a potential acquisition, either soliciting interest from other potential acquirors through a limited auction process or pursuing further negotiations solely with Party A and Party C would be reasonably likely to result in the highest value reasonably available for our shareholders. Our Board also compared the potential risks of both processes, including (i) greater demands on management to respond to diligence inquiries from multiple parties, (ii) greater potential business disruption resulting from a longer sale process, (iii) the greater likelihood of a leak given the increased number of parties, along with their advisors and potential financing sources, and (iv) the possibility that Party A could choose not to participate in a competitive process. After (1) requesting and receiving advice from representatives of BofA Securities and Bass Berry, including as to the capabilities of Party A or Party C to complete such an acquisition, and BofA Securities’ perspective on recent comparable transactions, (2) taking into consideration the potential risks of conducting a broader auction process and (3) taking into consideration other matters that our Board believed to be relevant, our Board determined that the proposals of Party A and Party C merited further exploration and directed members of management and our advisors to pursue direct discussions with Party A and Party C further, with the goal of gaining additional clarity from Party A and Party C with respect to their proposals and assessing their ability and willingness to deliver additional value, in lieu of conducting a broader auction process at that time. Our Board also directed Bass Berry to provide to Party C a draft non-disclosure agreement in preparation for such discussions, and a draft was provided to Party C later that day.

On January 24, 2026, Party C entered into a non-disclosure agreement, which included customary non-disclosure and standstill provisions, including a “don’t ask, don’t waive” provision prohibiting Party C from requesting that we release the standstill restrictions and also a “fallaway” provision that would cause the standstill to cease to be effective upon our entry into a definitive agreement with another party with respect to an acquisition transaction (Party C is not currently restricted by the standstill from making a proposal as a result of our entry into the Merger Agreement).

In the last week of January 2026, Party A participated in a three-day property tour with management. The conversations were focused on due diligence and were property-specific, and no specific terms of a potential acquisition were discussed.

For the first three weeks of February 2026, management participated in numerous Joint Venture Process management meetings, in three separate locations, including with Ares. The conversations were high-level, and no specific terms of a potential joint venture were discussed.

On February 20, 2026, in a call with BofA Securities to discuss ongoing due diligence matters in connection with the Party A Proposal, Party A’s financial advisor expressed concern about Party A’s ability to remain competitive from a price and timing perspective in the event that our Board may determine to conduct a more open process.

On February 23, 2026, our Board and management met with representatives from each of BofA Securities and Bass Berry in attendance. The representatives from BofA Securities advised our Board on the status of the strategic alternatives process, including Party A’s concerns noted above, as well as multiple unsolicited inbound inquiries being received by our financial advisors, which the representatives believed to be prompted in part by the 2025 MCB Proposal, activity associated with the Joint Venture Process, and press releases and news articles regarding shareholder trustee nominations. In light of Party A’s concerns and the unsolicited inbound interest, our Board determined to expand the whole-company sale process, and discussed with BofA Securities certain parameters for outreach to additional parties: that such additional parties had (i) sufficient financial wherewithal to pursue a whole-company transaction, (ii) expertise and conviction with respect to the shopping center industry, and (iii) knowledge of us and had previously expressed interest in a transaction with us. Our Board concluded that participants with such attributes would be in the best position to make a compelling proposal and be able to move efficiently toward a transaction, which would inherently limit the risks associated with a broader auction process, including (i) greater demands on management to respond to diligence inquiries from multiple parties, (ii) greater potential business disruption resulting from a longer process, (iii) the greater likelihood of a leak given the increased number of parties, potential advisors and financing sources, and (iv) the possibility that Party A or Party C would choose not to participate in a broader auction process. Further, in an effort to mitigate the risks associated with a broader auction process, our Board instructed management, BofA Securities and Bass Berry to provide updated diligence information in the online data site and to prepare a “single round” process letter and “bid draft” merger agreement to be provided to interested parties to help ensure that proposals would be on a comparable footing. Additionally, after the BofA Securities representatives departed the meeting, members of management and representatives of Bass Berry reviewed certain proposed terms for the formal engagement of BofA Securities as the Company’s financial advisor in connection with the strategic alternatives process. Our Board discussed the benefits of engaging BofA Securities as the Company’s financial advisor and the proposed fees and other terms in connection with the strategic alternatives process. BofA Securities was selected by our Board as a financial advisor based on its independence, reputation, experience, and qualifications, as well as its knowledge of us in light of having previously advised us on a range of matters, and within the industry generally. Following discussion, our Board directed management to engage BofA Securities on terms consistent with those outlined.

From February 23, 2026 through the middle of March 2026, BofA Securities and JLL Securities engaged with 17 potential counterparties, inclusive of Party A, Party B, Party C and Ares, as well as other shopping center REITs, private real estate funds, real estate investors and financial sponsors. During this period, fifteen parties signed non-disclosure agreements with us and received online data site access. The non-disclosure agreements included customary non-disclosure and standstill provisions, including a “don’t ask, don’t waive” provision prohibiting a bidder from requesting that we release the standstill restrictions and also a “fallaway” provision that would cause the standstill to cease to be effective upon our entry into a definitive agreement with another party with respect to an acquisition transaction (none of the fifteen parties that executed non-disclosure agreements in connection with this whole-company sale process is currently restricted by their respective standstill obligations from making a proposal as a result of our entry into the Merger Agreement). During this period, management, BofA Securities, JLL Securities and Bass Berry facilitated due diligence and engaged in discussions and negotiations regarding a variety of potential transactions with a number of these parties. Throughout this period, our Board continued to hold regular update calls, during which members of our Board discussed with management and our advisors the status of the strategic whole-company sale process and discussions with potential counterparties.

During the last week of February 2026 and continuing throughout March 2026, BofA Securities and JLL Securities, with the assistance of management, added diligence items to the online data site.

On March 2, 2026, our Board and management met, with representatives from each of BofA Securities, JLL Securities and Bass Berry in attendance. The representatives from BofA Securities advised our Board on the status of the whole-company sale process and presented the form of process letter. The representatives from JLL Securities advised our Board on the status of the Joint Venture Process. The representatives of Bass Berry presented, in detail, on the proposed form of “bid draft” merger agreement, which provided, among other items, (i) purchaser/counterparty obligations would not be subject to any due diligence or financing contingencies, or any other conditions or contingencies that were not customary for public-company material transaction agreements, (ii) there would be no survival of our representations and warranties following closing and that we would be entitled to specifically enforce each purchaser’s obligations to close (or at our election, receive a customary termination fee if the purchaser was a financial bidder), and (iii) we would have the right to terminate the agreement in order to pursue a superior proposal with a third party and pay a customary termination fee. BofA Securities and Bass Berry also reviewed the overall contemplated timeline for soliciting bids as well as the “single round” process letter. Thereafter, our Board approved the posting of the process letter and “bid draft” merger agreement to the online data site. Additionally, after the BofA Securities representatives and JLL Securities representatives departed the meeting, members of management and representatives of Bass Berry reviewed certain proposed terms for the formal engagement of JLL Securities as a financial advisor in connection with the strategic alternatives process. Our Board then discussed the benefits of engaging JLL Securities as a second financial advisor in connection with the strategic alternatives process. JLL Securities was selected by our Board as a financial advisor based on its experience, qualifications and reputation, as well as its familiarity with us, including their work in the Joint Venture Process. Following discussion, our Board directed management to engage JLL Securities on terms consistent with those outlined. We have agreed to pay JLL Securities for its services an aggregate fee estimated to be approximately $6.25 million which is contingent upon the completion of the Mergers.

On March 3, 2026, BofA Securities posted the process letter to the online data site, inviting the remaining bidders to complete their due diligence, secure financing, and submit their “best and final” offer, along with their proposals for definitive deal documentation. The letter provided, among other items, bidders with an indicative timetable for finalizing their bids; bidder markups of the “bid draft” merger agreement and bidder’s financing commitment letters would be due by March 27, 2026; and “best and final” proposals from bidders would be due on March 31, 2026. The process letter further noted that we did not anticipate entering into a definitive agreement that was subject to any due diligence or financing contingencies and that any final proposal containing such contingencies would be materially disadvantaged. The process letter also encouraged bidders to engage with Bass Berry on the “bid draft” merger agreement in advance of submission.

On March 5, 2026, the closing price of our Company Common Shares was $15.02 per share.

Also on March 5, 2026, and after the market closed, Reuters published an article (the “Reuters Article”) describing rumors that Blackstone and TPG had expressed interest in acquiring us and that BofA Securities had been engaged by us to run a sale process.

Further on March 5, 2026, as part of the Joint Venture Process, JLL Securities, on our behalf, received preliminary indications of interest from four parties, including Party A, with additional participants, including Party B and Ares, indicating interest in a joint venture transaction if the whole-company sale process did not proceed. Management promptly conveyed a summary of the results of the Joint Venture Process to our Board. In light of the continued interest in the whole-company sale process and the proposed terms of joint venture preliminary indications of interest submitted, our Board instructed management to continue with a “dual track” assessment, i.e., remaining engaged on the broader auction process while keeping the Joint Venture Process viable.

On March 6, 2026, the first trading day after publication of the Reuters Article, the closing price of our Company Common Shares was $15.96 per share.

On March 12, 2026, representatives of Bass Berry and Party C’s outside legal counsel held an introductory call and discussed, among other items, timing considerations, the “bid draft” of the merger agreement, due diligence and Party C’s contemplated financing.

On March 17, 2026, James Mastandrea filed a preliminary proxy statement with the SEC nominating six trustees for election at our 2026 annual meeting of shareholders.

On March 18, 2026, representatives of management, Bass Berry, BofA Securities, Party C and Party C’s counsel conducted a confirmatory legal due diligence call.

Also on March 18, 2026, representatives of management, BofA Securities and Ares held a call and discussed, among other items, certain due diligence items.

On March 23, 2026, Ares’ outside legal counsel, Kirkland & Ellis LLP (“Kirkland”), provided an initial markup of the “bid draft” of the merger agreement.

On March 24, 2026, representatives of Bass Berry and Kirkland discussed the initial markup of the “bid draft” of the merger agreement. Representatives of Bass Berry identified areas of the Kirkland markup that could be revised to make Ares’ bid more compelling from our Board’s perspective, including, but not limited to, assurances that Kirkland would complete any due diligence necessary to obtain a representation and warranty insurance policy (“RWI Policy”) prior to signing the transaction and that signing the transaction would not be contingent on obtaining an RWI Policy, limiting or forgoing the extensive revisions to the representations and warranties, financing and financing cooperation covenants, termination fees, limitations on liability, termination rights, including for a willful and material breach, and a lowered efforts standard with respect to regulatory obligations.

On March 27, 2026, Bass Berry received a revised markup of the “bid draft” of the merger agreement from Kirkland, which reflected revised terms as discussed earlier and noted above, an initial markup of the “bid draft” merger agreement from Party C, an issues list to the “bid draft” merger agreement from Party B, and a commitment from a large, well-capitalized privately held real estate investment firm (“Party D”) to provide a full markup of the “bid draft” merger agreement on or before March 31, 2026 in connection with Party D’s bid.

On March 30, 2026, Kirkland provided initial drafts of the equity commitment letter, debt commitment letter and limited guarantee.

As of March 31, 2026, BofA Securities received the bids to acquire all outstanding Company Common Shares at the following prices per share, all in cash: (i) $19.00 per share from Ares, (ii) $17.44 per share from Party B, (iii) $17.30 per share from Party C, (iv) $17.35 per share from Party D, which indicated verbally that it would be willing to submit a revised bid of $17.75, and (v) a range of $15.75 to $16.10 from a large, well-capitalized publicly traded real estate investment firm (“Party E”). Additionally, BofA Securities had received an oral proposal indicating a price per share of $18.00 from a large, well-capitalized publicly traded real estate investment firm (“Party F”); however, Party F had declined to provide a markup or an issues list with respect to the “bid draft” merger agreement, indicating a preference to engage on transaction documentation only if selected as the go-forward counterparty.

On the morning of April 1, 2026, representatives of Bass Berry and Kirkland discussed the March 27th markup of the “bid draft” of the merger agreement. Representatives of Bass Berry identified further areas of the markup that could be revised in order to make Ares’ bid more compelling, including, but not limited to, an assurance that any due diligence required to procure a RWI Policy would be completed before signing and that signing would not be contingent on obtaining a RWI Policy, narrowing the scope of representations and warranties and interim operating covenants, revising the Company Material Adverse Effect definition, increasing the parent termination fee, modifying the terms of the requested tax opinion, increasing the effort standard to resolve any legal proceedings, modifying terms and conditions of the non-solicitation restrictions, and certain limitations on our obligations to assist with Ares’ procurement of debt financing.

Also on the evening of April 1, 2026, representatives of Kirkland confirmed via email that a further revised markup would be submitted reflecting changes to address the issues identified, including an increased parent termination fee equal to 7.5% of our equity value and revised the terms and conditions of the no-shop covenant.

On the morning of April 2, 2026, Bass Berry received a further markup of the “bid draft” merger agreement from Kirkland, which reflected revised terms as noted above.

On April 2, 2026, our Board met with representatives from each of management, BofA Securities, JLL Securities and Bass Berry in attendance, to discuss the proposals from each of Ares, Party B, Party C, Party D, Party E and Party F. Management, BofA Securities and JLL Securities reviewed the current status of each of the current proposals and further reviewed with our Board their financial analyses of the current proposals. Representatives of Bass Berry reviewed with our Board the current status of the draft transaction agreements with each applicable counterparty, noting that the principal business and legal points on the merger agreement had been resolved and that, pending direction from our Board, the legal documentation was substantially in place to proceed with Ares, Party C, and Party D. Bass Berry noted that Party B had only provided an issues list and Party E and Party F provided neither an issues list nor a markup, and as such, there was greater execution risk with each of Parties B, E and F. Our Board also discussed with representatives of BofA Securities the likelihood of whether Ares would be willing to increase the per-share price included in its revised proposal. Our Board instructed management and BofA Securities to engage with (i) Ares to further improve solely the legal terms of its bid in light of its leading bid and upon the recommendation of BofA Securities to ensure Ares remained in the whole-company sale process, and (ii) Party D and Party F to see whether either would be willing to further increase its offer price per share and improve its respective legal terms.

Later on the evening of April 2, 2026, Bass Berry sent an issues list to Party D’s counsel seeking revised legal terms, including, but not limited to, a revised definition of company superior proposal, re-insertion of an intervening event concept, removal of a tax matters push out election, a decrease in the company termination fee from 3.5% of our equity value, an increase in the parent termination fee from 7.0% of our equity value, and revisions to the financing cooperation covenant.

Additionally, later on the evening of April 2, 2026, Bass Berry sent a markup of the revised Kirkland draft merger agreement reflecting revised legal terms, including, but not limited to, a revised definition of company superior proposal and intervening event, revised Company representations and warranties and interim operating covenants, expanded Ares representations and warranties, revisions to Company’s financing cooperation obligations, revisions to the caps on our liability and our ability to obtain specific performance.

On April 3, 2026, representatives of BofA Securities discussed with each of Party D and Party F increasing their respective bid. Neither party was ultimately willing to increase their respective bid; however, Party D’s counsel did provide Bass Berry with a revised markup addressing each of the proposed revised terms noted above.

Also on April 3, 2026, Kirkland and Bass Berry had a call to discuss revisions to the draft merger agreement. The representatives of Kirkland relayed that Ares was willing to agree to many of the proposed changes in the draft merger agreement provided by Bass Berry the previous night, expressly subject to Ares being granted exclusivity through April 10, 2026 to allow Ares and the Company to finalize transaction documentation and other matters expeditiously.

Since neither Party D nor Party F were willing to increase their per share price, following discussions with Bass Berry, BofA Securities and management, our Board authorized granting Ares exclusivity for the requested period.

Later on April 3, 2026, Kirkland presented to Bass Berry, and the parties negotiated, an exclusivity agreement. The exclusivity agreement was subsequently executed by the parties on April 3, 2026. Online data site access for all participants in the Joint Venture Process and whole-company sale process, including, but not limited to, Parties A, B, C, D, E and F and their respective representatives, was terminated upon the execution of the exclusivity agreement.

Between April 3, 2026, and April 7, 2026, representatives of Bass Berry and Kirkland continued to exchange revised drafts of the merger agreement, equity commitment letter, limited guarantee, debt commitment letter and disclosure schedules to the merger agreement, as applicable, and the parties and their representatives continued to discuss the potential terms of each. Ares and their representatives also continued to engage in due diligence discussions.

On the morning of April 7, 2026, in advance of the evening’s Board meeting, a substantially final draft of the merger agreement, as well as drafts of the equity commitment letter, debt commitment letter and limited guarantee, were provided to our Board, together with materials from our advisors, including, among other things, a preliminary financial analysis, draft fairness opinion and an updated disclosure of certain relationships between BofA Securities and its affiliates, on the one hand, and us and Ares, as applicable, on the other hand, which are described in more detail in the section entitled “The Mergers–Opinion of Our Financial Advisor.”

Our Board met on the evening of April 7, 2026, with members of management and representatives of BofA Securities, JLL Securities, and Bass Berry in attendance. Representatives of management provided an update on developments since the last Board meeting. Representatives of Bass Berry reviewed with our Board the material terms of the proposed transaction with Ares and confirmed the status of remaining open items, which were primarily the disclosure schedules and the internal and external communications. Representatives of BofA Securities reviewed with our Board its preliminary financial analysis of the Merger Consideration and its fairness opinion. Our Board discussed the proposed transaction in detail, including, without limitation, our Board’s belief that the merger is more favorable to us than other strategic alternatives available to us, including remaining as an independent public company.

During April 8, 2026, the parties worked to finalize the merger agreement, disclosure schedules, equity commitment letter, debt commitment letter, the limited guarantee and the external and internal communications. Near final drafts of each were provided to our Board in advance of the evening’s Board meeting.

Also on April 8, 2026, the closing price of our Company Common Shares was $16.94 per share.

Later on April 8, 2026, our Board met again with members of management and representatives of BofA Securities, JLL Securities, Bass Berry and Venable, in attendance. Representatives of Venable and Bass Berry reviewed the statutory duties of our Board under Maryland law. Representatives of Bass Berry then confirmed the status of the transaction documents, summarized any changes since the prior meeting and reviewed with our Board the material terms of the proposed transaction with Ares, a form of indemnification agreement and an amendment to the bylaws that provides an exclusive forum provision.

Representatives of BofA Securities reviewed with our Board its financial analysis of the Merger Consideration, which is described in more detail in the section entitled “The Mergers–Opinion of Our Financial Advisor.” Our Board also asked, and representatives of BofA Securities answered, clarifying questions related to the financial analysis. At the request of our Board, BofA Securities then delivered to our Board its oral opinion, which was confirmed by the delivery of a written opinion, dated April 8, 2026, and is attached to this proxy statement as Annex B, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received in the merger by holders of shares of our Company Common Shares (other than holders of the Excluded Shares (as such term is defined in the Merger Agreement)) was fair, from a financial point of view, to such holders. Our Board discussed the proposed transaction in detail, including, without limitation, our Board’s belief that the merger is more favorable to us than other strategic alternatives available to us, including remaining as an independent public company, and the other matters described in the section entitled “The Mergers–Reasons for the Mergers.”

Our Board then unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, on the terms and subject to the conditions set forth therein, were advisable and in the best interests of us, our shareholders and the limited partners of the Operating Partnership, (ii) approved, adopted and declared advisable the execution and delivery by us of the Merger Agreement, the performance by us of our covenants and agreements contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, upon the terms and subject to the conditions set forth therein, (iii) directed that the approval of the Company Merger be submitted to our shareholders for their consideration and approval at a special meeting of shareholders, and (iv) recommended that our shareholders approve the Company Merger. Our Board also approved an amendment to the Company’s bylaws providing

Maryland as the exclusive forum for certain shareholder litigation matters and adopted and approved indemnification agreements between the Company and each of our trustees and officers.

Following the conclusion of our Board meeting, on April 8, 2026, the parties finalized and executed the Merger Agreement and other transaction documents. On the morning of April 9, 2026, the parties issued a joint press release announcing entry into the Merger Agreement.

At the time of the execution of the Merger Agreement, Ares had not discussed the terms of any post-closing employment or equity participation for members of management with any members of management or our Board.

Reasons for the Mergers

In evaluating the transactions contemplated by the Merger Agreement and reaching its determination to authorize and approve our execution, delivery and performance of the Merger Agreement and the consummation by us of the transactions contemplated by the Merger Agreement, our Board consulted with our management, as well as our financial advisors and outside legal counsel, and considered a number of factors, including the following material factors that our Board viewed as supporting its decision (not necessarily in order of relative importance):

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the current and historical trading prices of shares of our Company Common Shares, and the fact that the Merger Consideration of $19.00 per share represents a 12.2% premium to the closing price of our Company Common Shares on April 8, 2026, the last full trading day prior to the transaction announcement, and a 26.5% premium to the closing price of Company Common Shares on March 5, 2026 prior to the publication later that day of the Reuters Article reporting rumors that Blackstone and TPG had expressed interest in acquiring us and that BofA Securities had been engaged to run a sale process;

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our Board’s belief that the Mergers are more favorable to us and our shareholders than other strategic alternatives available to us, including remaining as an independent public company and/or pursuing a joint venture, considering the feasibility of such alternatives and the significant risks, uncertainties and costs associated with pursuing such alternatives;

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our Board’s belief that the Merger Consideration of $19.00 per share and the completion of the Mergers is more favorable to our shareholders than the potential value that would reasonably be expected to result from other strategic alternatives reasonably available, including the continued execution of our stand-alone business plan as a publicly traded company;

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the fact that the Merger Consideration is a fixed cash amount, providing our shareholders with certainty of value and liquidity immediately upon the closing of the Mergers, in comparison to the risks, uncertainties, and longer potential timeline for realizing equivalent value from our standalone business plan or other possible strategic alternatives;

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our Board’s knowledge of our business, assets, financial condition, results of operations and prospects (as well as the risks and uncertainties involved in achieving those prospects), the nature of our business and the industries in which we operate and compete and the market for our Company Common Shares;

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the value and form of the Merger Consideration to be received by our shareholders in the Company Merger, taking into account the risks associated with operating as a standalone company, including the potential execution risks associated with the likelihood of meeting the financial projections described in the section entitled “—Certain Prospective Financial Information—Financial Projections” and the potential risk associated with the possibility that even if we meet such financial projections, the market may not reflect such execution in our stock price;

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our Board’s belief that if it declined to approve the Merger Agreement and the transactions contemplated thereby, there may not reasonably be expected to be another opportunity for our shareholders to receive a comparably priced offer with a comparable level of closing certainty;

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the fact that, acting at our Board’s direction and with the assistance of BofA Securities and JLL Securities as its financial advisors, we identified and discussed possible interest in a potential transaction with 17 potential bidders (including Ares) that our Board, with the assistance of BofA Securities and JLL Securities, determined would be most likely to have sufficient financial capacity and industry experience to have the capability and interest to execute an acquisition of us. Following discussions with such counterparties and groups, none of the counterparties other than Ares was willing to submit a proposal equal, let alone superior, in price to, or with other terms and conditions more favorable to us than, the price and other terms and conditions agreed by Ares under the Merger Agreement;

•	the fact that the Merger Consideration was the result of arm’s-length negotiations and our Board’s belief that $19.00 per share was the highest price that Parent was willing to pay;

•	the financial strength of Ares and its history of successful execution of similar transactions, including the acquisition of publicly traded companies;

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the terms and conditions of the Merger Agreement, which were reviewed by our Board with its financial advisors and outside legal counsel, and the fact that such terms were the result of robust arm’s-length negotiations between the parties, including, among other things:

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the fact that the Mergers are not subject to a financing condition and that Parent has obtained committed debt financing from a reputable financial institution and committed equity financing from Ares in an aggregate amount sufficient to fund the payment obligations of the Parent Parties under the Merger Agreement;

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Parent’s obligation under the Merger Agreement to use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the proceeds of the financing on terms (subject to certain exceptions) and conditions described in the applicable commitment letters;

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Parent’s obligation under the Merger Agreement to use commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under applicable law to consummate the Mergers as promptly as practicable;

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our right, subject to the terms of the Merger Agreement, to furnish information to and conduct negotiations with third parties in certain circumstances in response to unsolicited acquisition proposals;

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our Board’s right, subject to the terms of the Merger Agreement (including our payment of a termination fee if Parent elects to terminate the Merger Agreement in such circumstances), to withhold, withdraw, change, amend, modify or qualify its recommendation that our shareholders vote to approve the Company Merger under certain circumstances;

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our right, subject to the terms of the Merger Agreement, to terminate the Merger Agreement under certain circumstances to enter into a definitive agreement providing for the implementation of a transaction superior to the Mergers, upon our payment of a termination fee;

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the fact that the termination fee of $36.0 million (representing approximately 3.5% of our equity value based on the Merger Consideration) was viewed by our Board, after consultation with its financial advisors and outside legal counsel, as reasonable under the circumstances and not reasonably likely to preclude any other party from making a competing alternative acquisition proposal;

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the reverse termination fee of $77.0 million (representing approximately 7.5% of our equity value based on the Merger Consideration), plus up to $3.0 million in enforcement costs, payable to us if the Merger Agreement is terminated in certain circumstances, which payment is guaranteed by the Ares Funds; and

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our ability, under certain circumstances specified in the Merger Agreement, to seek specific performance of Parent’s obligation to cause the Mergers to occur and to prevent other breaches or threatened breaches of the Merger Agreement;

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the likelihood that the Mergers would be completed based on, among other things, the limited number and nature of conditions to complete the Mergers, including that the Mergers were not conditioned on any regulatory approvals;

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the anticipated timing of the consummation of the Mergers and our Board’s conclusion that the Mergers could be completed in a reasonable timeframe and in an orderly manner, reducing the period during which our business would be subject to the potential uncertainty of closing the Mergers;

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the fact that the Company Merger would be subject to approval by our shareholders, and our shareholders would be free to reject the proposed transactions by voting against the Company Merger for any reason;

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the oral opinion of BofA Securities rendered to our Board, subsequently confirmed in writing, that, as of April 8, 2026, and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion, the Merger Consideration was fair, from a financial point of view, to the holders of our Company Common Shares (other than holders of the Excluded Shares (as such term is defined in the Merger Agreement)), as more fully described below under the section of this proxy statement entitled “—Opinion of Our Financial Advisor,” which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety; and

Our Board also considered a variety of risks and other potentially negative factors in its consideration of the Merger Agreement and the Mergers, including the following material potentially negative factors (not necessarily in order of relative importance):

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our inability following execution of the Merger Agreement to solicit competing acquisition proposals and the possibility that the $36.0 million termination fee payable by us upon the termination of the Merger Agreement under certain circumstances could discourage other potential bidders from making a competing bid to acquire us;

•	the fact that, following the Mergers, we will no longer exist as an independent public company and our existing shareholders will not participate in any future earnings or growth;

•	the fact that the Mergers might not be consummated in a timely manner, or at all, due to a failure of certain conditions to the closing of the Mergers;

•	the fact that our shareholders are not entitled to appraisal or dissenter’s rights;

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the fact that, under the terms of the Merger Agreement, we are no longer permitted to make, declare or pay any regular quarterly cash dividends or distributions, except for (i) the regular quarterly cash dividend for the fiscal quarter ending June 30, 2026 declared on April 8, 2026, and (ii) special dividends as necessary to preserve our tax status as a REIT, provided that if the Company declares such special dividends, the Merger Consideration shall be decreased by an amount equal to all such special dividends in the aggregate;

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the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Mergers will be satisfied even if the Merger Agreement is approved and adopted by our shareholders, as well as the risk that the Financing contemplated by the Commitment Letters will not be obtained, resulting in Parent not having sufficient funds to complete the Mergers, or that Parent may otherwise not obtain sufficient funds to complete the Mergers;

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the restrictions on the conduct of our business prior to the completion of the Mergers, including restrictions on our ability to engage in certain kinds of material transactions, which could prevent us from pursuing strategic business opportunities, taking actions with respect to our business that we may consider advantageous and responding effectively and/or timely to competitive pressures and industry developments;

•	the fact that an all-cash merger would be taxable to our shareholders that are U.S. persons for U.S. federal income tax purposes;

•

the significant costs involved in connection with entering into the Merger Agreement and completing the Mergers and the substantial time and effort of management required to consummate the Mergers and related disruptions to the operation of our business;

•

the fact that our remedies in the event that the Merger Agreement is terminated (including under the scenario where Parent does not have sufficient financing to complete the Mergers) may be limited to the reverse termination fee of, or damages up to, $77.0 million, in each case, payable by Parent under certain circumstances and certain enforcement costs associated with the reverse termination fee, if applicable, up to $3.0 million in the aggregate (but in no event more than $80.0 million for such reverse termination fee, damages and enforcement costs, in the aggregate), which may be inadequate to compensate us for any damage caused, and that such reverse termination fee or damages may not be available in all instances where the Mergers are not consummated and, even if available, rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain;

•

the fact that the announcement and pendency of the transactions contemplated by the Merger Agreement, the failure to complete the Mergers, and/or actions that we may be required, or Parent may be permitted, to take under the Merger Agreement could have an adverse impact on our existing and prospective business relationships with tenants and other third parties and on our employees, including the risk that certain key members of our management might choose not to remain employed with us prior to the completion of the Mergers, regardless of whether or not the Mergers are completed;

•

the potential for litigation by shareholders in connection with the transactions contemplated by the Merger Agreement, which, even where lacking in merit, could nonetheless result in distraction and expense; and

•

the fact that some of our trustees and executive officers have interests in the Mergers that are different from, or in addition to, our shareholders generally (see the section entitled “—Interests of Our Trustees and Executive Officers in the Mergers”).

The foregoing discussion summarizes the material factors considered by our Board, but is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Mergers, our Board did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, each member of our Board applied his or her own business judgment to the process and may have given different weight to different factors. Our Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination and recommendation. Our Board based its recommendation on the totality of the information presented, including its discussions with, and questioning of, our executive management and its financial advisors and outside legal counsel. The above factors are not presented in any order of priority. This explanation of the reasoning of our Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of Our Board of Trustees

Our Board has unanimously (i) determined that the terms of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of us, our shareholders and the limited partners of the Operating Partnership, (ii) approved, adopted and declared advisable the execution and delivery by us of the Merger Agreement, the performance by us of our covenants and agreements contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the approval of the Company Merger be submitted to our shareholders, and (iv) resolved to recommend that you vote (i) “FOR” the Merger Proposal; (ii) “FOR” the Advisory Merger Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.

Certain Prospective Financial Information—Financial Projections

In connection with ordinary course activities, our management prepared certain unaudited prospective financial information of the Company for fiscal years ending December 31, 2026 through December 31, 2030 (“Company management projections”). The Company management projections were provided to our Board and to BofA Securities for use in connection with its financial analysis and fairness opinion (summarized under the section entitled “—Opinion of Our Financial Advisor” below). The Company management projections were also made available to Ares in connection with their due diligence review of the potential transaction.

The Company management projections were not intended for public disclosure. Accordingly, the Company management projections do not necessarily comply with, and they were not prepared with a view toward compliance with, the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles, which we refer to as “GAAP,” and the Company management projections do not include footnote disclosures as may be required by GAAP. Neither our independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company management projections nor have they expressed any opinion or any other form of assurance on the Company management projections or their achievability, and assume no responsibility for, and disclaim any association with, the Company management projections. A summary of the Company management projections is included in this Proxy Statement only because the Company management projections were made available to our Board and BofA Securities as described in this Proxy Statement. The inclusion of the Company management projections in this Proxy Statement does not constitute an admission or representation by us that the information therein is material information, and the inclusion of the Company management projections in this Proxy Statement should not be regarded as an indication that we or anyone else then considered, or now considers, such Company management projections to be necessarily predictive of actual future events, and the Company management projections should not be relied upon as such. In light of the foregoing, our shareholders are cautioned not to place undue reliance thereon. The WithumSmith+Brown, P.C. report included in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this Proxy Statement, relates to our historical financial information and does not extend to the Company management projections and should not be read to do so.

In the view of our management, the Company management projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding our future financial performance at the time they were prepared. The Company management projections have been included only to reflect information made available to our Board and BofA Securities at the time of certain events and decisions, are not facts and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the Company management projections. While presented with numerical specificity, the Company management projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by our management as of the date of their preparation. Some or all of the estimates and assumptions that have been made in connection with the preparation of the Company management projections may have changed since the date the Company management projections were prepared. None of us or any of our affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Company management projections. Neither we nor any of our affiliates, advisors or other representatives have or intend to, and each of them disclaims any obligation to, update, revise or correct the Company management projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the Company management projections, which were prepared as of an earlier date.

The Company management projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in our businesses or prospects since the time they were prepared, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Company management projections were prepared. The Company management projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the Company management projections will be achieved. The Company management projections also reflect assumptions as to certain business decisions that are subject to change. In addition, our future financial performance may be affected by our ability to successfully implement a number of initiatives to improve our operations and financial performance and our ability to achieve strategic goals, objectives and targets over the applicable periods.

Because the Company management projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The Company management projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The estimates and assumptions underlying the Company management projections involve judgments with respect to, among other things, economic, competitive and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic and competitive uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which we operate. The Company management projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause our future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the Company management projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Neither we nor any of our affiliates, advisors or other representatives, or any other person, have made any representation to any of our shareholders or any other person regarding our actual performance compared to the results included in the Company management projections. We have not made any representation to Ares or any of its affiliates, in the Merger Agreement or otherwise, concerning the Company management projections.

This Proxy Statement contains certain non-GAAP financial measures, including:

•

Same Store NOI, which is defined as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), and non-same store NOI.

•	NOI, which is defined as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes).

•

Adjusted EBITDA, which is defined as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses or gains on change in control and adjustments to reflect the entity’s share of Adjusted EBITDA of the unconsolidated affiliates and consolidated affiliates with non-controlling interests.

•	Unlevered Free Cash Flows, which is defined as Adjusted EBITDA, less straight-line lease rent adjustments, market rate rent adjustments, maintenance capital expenditures, tenant improvements,

leasing commissions, acquisitions and investments (net) and redevelopment costs, plus proceeds from the Pillarstone liquidation.

•

FFO, which is defined as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

•	AFFO, which is defined as FFO, less recurring capex, tenant improvements, leasing commissions, straight-line rent, above / below market rent adjustments, and non-cash stock compensation.

•	Net Debt / Adjusted EBITDA, which is defined as total debt, net of insurance financing, less cash, divided by Adjusted EBITDA.

We believe that our presentation of these non-GAAP measures provides useful supplemental information to investors and our management regarding our financial condition and results of operations. Other firms may calculate non-GAAP measures differently than us, which limits comparability between companies. Non-GAAP measures are not in accordance with, nor a substitute for, GAAP.

The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP do not apply to non-GAAP financial measures included in a disclosure relating to a proposed business combination such as the transaction if the disclosure is included in a document such as this Proxy Statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by our Board in connection with its evaluation of the transaction or by BofA Securities for purposes of its financial analyses and opinion. Accordingly, we have not provided a reconciliation of the non-GAAP financial measures included in the Company management projections to the most directly comparable GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated and presented in accordance with GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures calculated and presented in accordance with GAAP.

The Company management projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. The Company management projections do not take into account any circumstances or events occurring after the date they were prepared, including the transaction. Further, the Company management projections do not take into account the effect of any failure of the transaction to be consummated and should not be viewed as accurate or continuing in that context.

The following table presents a summary of the Company management projections that were provided to our Board in connection with its evaluation of the Mergers:

(USD in millions (other than per-share amounts(1)); rounded to the nearest hundred-thousand)	2026E	2027E	2028E	2029E	2030E
Same Store NOI	$109	$113	$117	$120	$124

Total NOI	$112	$123	$133	$144	$156

Adjusted EBITDA	$99	$107	$117	$128	$139

Unlevered Free Cash Flows	$(32)	$(27)	$(17)	$(6)	$4

FFO	$64	$70	$78	$87	$97

FFO Per Share	$1.16	$1.19	$1.25	$1.34	$1.43

AFFO	$48	$54	$62	$71	$81

AFFO Per Share	$0.87	$0.92	$1.00	$1.09	$1.18
Net Debt / Adjusted EBITDA	6.9x	6.7x	6.4x	6.1x	5.8x

(1)

Per-share amounts are calculated based on a number of weighted average diluted shares of common stock outstanding in 2026E, 2027E, 2028E, 2029E and 2030E of approximately 54.93 million, 58.58 million, 62.03 million, 65.21 million and 68.13 million, respectively.

Opinion of Our Financial Advisor

We have retained BofA Securities to act as our financial advisor in connection with the Mergers. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We selected BofA Securities to act as our financial advisor in connection with the Mergers on the basis of, among other things, BofA Securities’ experience in transactions similar to the Mergers, its reputation in the investment community and its familiarity with us and our business.

On April 8, 2026, at a meeting of our Board held to evaluate the Mergers, BofA Securities delivered to our Board its oral opinion, which was confirmed by delivery of a written opinion dated April 8, 2026, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Merger Consideration to be received in the Company Merger by holders of our Company Common Shares (other than holders of the Excluded Shares) was fair, from a financial point of view, to such holders.

The full text of BofA Securities’ written opinion to our Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this Proxy Statement as Annex B and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to our Board for the benefit and use of our Board (in its capacity as such) in connection with and for purposes of its evaluation of the Merger Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspects or implications of the Mergers, including without limitation, the form or structure of the Mergers, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Mergers or otherwise, and no opinion or view was expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to us or in which we might engage or as to the underlying business decision of us to proceed with or effect the Mergers. BofA Securities’ opinion does not constitute a recommendation to any of our shareholders as to how to vote or act in connection with the proposed Company Merger or any other matter.

In connection with rendering its opinion, BofA Securities, among other things:

(1)	reviewed certain publicly available business and financial information relating to us;

(2)

reviewed certain internal financial and operating information with respect to our business, operations and prospects furnished to or discussed with BofA Securities by our management, including certain financial forecasts relating to us prepared by our management, referred to herein as Whitestone management forecasts;

(3)	discussed our past and current business, operations, financial condition and prospects with members of senior management of Whitestone;

(4)	reviewed the trading history for our Company Common Shares and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(5)	compared certain financial and stock market information of us with similar information of other companies BofA Securities deemed relevant;

(6)	compared certain financial terms of the Mergers to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(7)

considered the results of BofA Securities’ efforts on behalf of Whitestone to solicit, at the direction of Whitestone, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Whitestone;

(8)	reviewed the Agreement; and

(9)	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of our management that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Whitestone management forecasts, BofA Securities was advised by us, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to our future financial performance. BofA Securities relied, at our direction, upon the assessments of our management as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting us and our business. BofA Securities did not make and was not provided with any independent evaluation or appraisal of our assets or liabilities (contingent or otherwise), nor did it make any physical inspection of our properties or assets. BofA Securities did not evaluate the solvency or fair value of us or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at our direction, that the Mergers would be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Mergers, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on us or the contemplated benefits of the Mergers.

BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the Mergers (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Mergers, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Mergers or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of our Company Common Shares (other than holders of the Excluded Shares) and no opinion or view was expressed with respect to any consideration received in connection with the Mergers by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Mergers, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to us or in which we might engage or as to our underlying business decision to proceed with or effect the Mergers. BofA Securities did not express any view or opinion with respect to, and BofA Securities relied, at our direction, upon the assessment of representatives of us regarding legal, regulatory, accounting, tax and similar matters relating to us or the Mergers, as to which matters BofA Securities understands that we obtained such advice as we deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any of our shareholders should vote or act in connection with the Company Merger or any other matter. Except as described above, we imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. BofA Securities’ opinion noted that the credit, financial and stock markets have been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on us or the Mergers. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.

The following represents a brief summary of the material financial analyses presented by BofA Securities to Whitestone’s board of trustees in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Whitestone Financial Analyses.

Selected Publicly Traded Companies Analysis. BofA Securities reviewed publicly available financial and stock market information for Whitestone and the following nine publicly traded real estate investment trusts and property management companies:

Company	2026 FFO Multiple	2026 AFFO Multiple
Kimco Realty Corporation	12.4x	17.1x
Regency Centers Corporation	16.0x	19.7x
Federal Realty Investment Trust	14.3x	18.9x
Brixmor Property Group Inc.	12.4x	16.4x
Phillips Edison & Company, Inc.	13.8x	17.3x
Kite Realty Group Trust	11.9x	16.4x
Acadia Realty Trust	16.2x	20.4x
Urban Edge Properties	13.5x	17.0x
InvenTrust Properties Corp	15.6x	19.4x

BofA Securities reviewed, among other things, per share equity values, based on closing stock prices on April 7, 2026, of the selected publicly traded companies, as multiples of such companies’ estimated calendar year 2026 funds from operations (“FFO”) and adjusted funds from operations (“AFFO”).

BofA Securities then applied calendar year 2026 FFO multiples of 11.9x to 16.2x, derived from the selected publicly traded companies, to our fiscal year 2026 estimated FFO per share to determine implied per share equity values for us. Similarly, BofA Securities applied calendar year 2026 estimated AFFO multiples of 16.4x to 20.4x, derived from the selected publicly traded companies, to our fiscal year 2026 estimated AFFO per share to determine implied per share equity values for us. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and our estimated financial data were based on the Whitestone management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for us, as compared to the Consideration:

Implied Per Share Equity Value Reference Ranges for Whitestone		Consideration
2026E FFO	2026E AFFO
$14.08 - $19.24	$14.57 - $18.10	$19.00

No company used in this analysis is identical or directly comparable to us. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which we were compared.

Selected Precedent Transactions Analysis. BofA Securities reviewed, to the extent publicly available, financial information relating to the following seven selected transactions involving real estate investment trusts and property management companies:

Date Announced	Acquiror(s)	Target	Transaction Value (millions)	Forward Year FFO Multiple	Forward Year AFFO Multiple
December 2025	Blackstone Inc., DivCore Capital LLC and MW Group, Ltd.	Alexander & Baldwin, Inc.	$2,001	17.7x	19.6x

November 2024	Blackstone Real Estate Partners X L.P.	Retail Opportunity Investments Corp.	$3,746	16.5x	22.3x

August 2023	Kimco Realty Corporation	RPT Realty	$2,010	11.0x	15.9x

May 2023	Regency Centers Corporation	Urstadt Biddle Properties Inc.	$1,383	12.2x	14.7x

March 2022	DRA Advisors LLC; KPR Centers LLC	Cedar Realty Trust, Inc.	$1,116	11.2x	23.1x

July 2021	Kite Realty Group Trust	Retail Properties of America, Inc.	$4,538	14.1x	23.4x

April 2021	Kimco Realty Corporation	Weingarten Realty Investors	$5,701	16.6x	22.2x

BofA Securities reviewed transaction values, calculated as the enterprise value implied for each target company, based on the consideration payable in the applicable selected transaction, as a multiple of the respective target company’s next twelve months funds from operations (the “forward year FFO multiple”) and such target company’s next twelve months adjusted funds from operations (the “forward year AFFO multiple”). BofA Securities then applied forward year FFO multiples of 11.0x to 17.7x, derived from the selected transactions, to our fiscal year 2026 estimated FFO per share to determine implied per share equity values for us. Similarly, BofA Securities applied forward year AFFO multiples of 14.7x to 23.4x, derived from the selected transactions, to our fiscal year 2026 estimated AFFO per share to determine implied per share equity values for us. Estimated financial data of the selected transactions were based on publicly available information and research analyst estimates at the time of announcement of the relevant transaction. Our estimated financial data were based on the

Whitestone management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for us, as compared to the Consideration:

Implied Per Share Equity Value Reference Ranges for Whitestone		Consideration
2026E FFO	2026E AFFO
$13.03 - $21.00	$13.04 - $20.82	$19.00

No company, business or transaction used in this analysis is identical or directly comparable to us or the Mergers. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which we and the Mergers were compared.

Discounted Cash Flow Analysis. BofA Securities performed a discounted cash flow analysis of us to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that we were forecasted to generate during our fiscal years 2026 through 2030 based on the Whitestone management forecasts. BofA Securities calculated terminal values for us by applying an adjusted EBITDA exit multiple range of 15.0x to 17.0x, based on BofA Securities’ professional judgment and experience, to our estimated terminal year adjusted EBITDA, which was calculated, at our discretion, by applying a growth rate of 3.0% to our estimated fiscal year 2030 adjusted EBITDA. The cash flows and terminal values were then discounted to present value as of December 31, 2025, assuming a mid-year convention for cash flows, using discount rates ranging from 7.3% to 8.1%, which were based on an estimate of our weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference ranges for us as compared to the Merger Consideration:

Implied Per Share Equity Value Reference Range for Whitestone	Consideration
$13.60 - $18.33	$19.00

Other Factors.

In rendering its opinion, BofA Securities also reviewed and considered other factors, including:

•	historical trading prices and trading volumes of our Company Common Shares during the one-year period ended April 7, 2026, which ranged from $11.46 to $16.70 per share;

•

certain publicly available equity research analyst price targets for our Company Common Shares as of April 7, 2026, which indicated a stock price range for us of $14.66 to $17.41 per share, when discounted one year at our mid-point cost of equity of 9.1%; and

•

certain publicly available research analysts’ net asset value per share targets for our Company Common Shares, which indicated a range of net asset value per share estimates for us of $17.40 to $20.53.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Securities to our Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of us and Parent. The estimates of our future performance in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the Merger Consideration and were provided to our Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of our actual values.

The type and amount of consideration payable in the Mergers was determined through negotiations between us and Parent, rather than by any financial advisor, and was approved by our Board. The decision to enter into the Merger Agreement was solely that of our Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by our Board in its evaluation of the proposed Mergers and should not be viewed as determinative of the views of our Board or management with respect to the Mergers or the Merger Consideration.

We have agreed to pay BofA Securities for its services in connection with the Mergers an aggregate fee currently estimated to be approximately $17.5 million, of which (i) $2 million was payable upon delivery of BofA Securities’ opinion and is fully creditable against any fee payable upon the completion of the Mergers and (ii) the remainder will be payable contingent upon the completion of the Mergers. We also have agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of us and certain of its affiliates and Ares Management Corporation, an affiliate of Parent (“Ares”), and certain of its affiliates and portfolio companies.

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to us and certain of our affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a financial advisor to us in connection with certain matters, (ii) having acted or acting as a placement agent, sales agent and/or bookrunner for certain equity offerings of us, (iii) having acted or acting as a syndication agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, credit facilities and other credit arrangements of us and/or certain of our affiliates, and (iv) having provided or providing certain derivatives and other trading services to us and/or certain of our affiliates. From March 1, 2024 through February 28, 2026, BofA Securities and its affiliates derived aggregate revenues from us and our affiliates of approximately $2 million for investment and corporate banking services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Ares and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a financial advisor to Ares and/or certain of its affiliates and portfolio companies in connection with certain M&A transactions, (ii) having acted or acting as a book-running manager, global coordinator, bookrunner, manager and/or underwriter for certain equity and debt offerings of Ares and/or certain of its affiliates and portfolio companies, (iii) having acted or acting as a bookrunner for certain block trades by Ares, (iv) having acted or acting as an administrative agent, syndication agent, sustainability coordinator, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Ares and/or certain of its affiliates and portfolio companies (including acquisition financing), (v) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to Ares and/or certain of its affiliates and portfolio companies, and (vi) having provided or providing certain treasury management products and services to Ares and/or certain of its affiliates and portfolio companies. From March 1, 2024 through February 28, 2026, BofA Securities and its affiliates derived aggregate revenues from Ares and its affiliates and portfolio companies of approximately $320 million for investment and corporate banking services.

As of the date of its written opinion, BofA Securities and its affiliates were working with Ares and its affiliates and portfolio companies on one or more investment and corporate banking matters unrelated to the Mergers and BofA Securities believes, based on the information available to it as of the date of its written opinion, that the aggregate revenues BofA Securities and its affiliates will derive from Ares and its affiliates and portfolio companies for those concurrent investment and corporate banking services will be materially more than the fee payable to BofA Securities for its services in connection with the Mergers. In addition, in the ordinary course of its respective businesses, BofA Securities and its affiliates (including members of BofA Securities’ deal team working with us on the Mergers) has pitched, is currently pitching, and/or will continue to pitch, additional investment and corporate banking services unrelated to the Mergers to Ares and its affiliates and portfolio companies but how much, if any, additional investment and corporate banking business and revenues will result from those efforts is subject to numerous factors beyond the control of BofA Securities and its affiliates.

As of the close of trading on April 8, 2026, the date of BofA Securities’ written opinion, BofA Securities and its affiliates held on a non-fiduciary basis (i) outstanding Company Common Shares having a market value of approximately $5 million as of such date, representing less than 2% of our outstanding Company Common Shares as of such date and (ii) outstanding common stock of Ares having a market value of approximately $380 million as of such date, representing less than 2% of the outstanding common stock of Ares as of such date.

Financing of the Mergers

The Mergers are not conditioned on any financing arrangements or contingencies. Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Certain investment vehicles affiliated with the Ares Funds have committed to capitalize Parent at the Closing Date with equity financing sufficient to consummate the transactions, subject to the terms and conditions set forth in the equity commitment letter. In addition, certain Ares Funds have guaranteed payment of the termination fee payable by Parent under certain circumstances, as well as certain other expenses that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantee provided by the Ares Funds to the Company.

Citigroup Global Markets Inc. (“Citigroup”) has committed to provide (or cause one or more of its affiliates to provide) certain affiliates and/or direct or indirect subsidiaries of Parent, Merger Sub and Merger OP with debt financing on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of Citigroup to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Interests of Our Trustees and Executive Officers in the Mergers

In considering the recommendation of our Board to approve the Company Merger and the Merger Agreement and the other proposals described above, our shareholders should be aware that our trustees and executive officers have certain interests in the Mergers that are different from, or in addition to, the interests of our shareholders generally. These interests may create potential conflicts of interest. Our Board was aware of these interests and considered them in reaching its decision to approve the Mergers and the Merger Agreement.

For purposes of this discussion, our executive officers are:

•	David K. Holeman, Chief Executive Officer

•	Christine J. Mastandrea, President and Chief Operating Officer

•	J. Scott Hogan, Chief Financial Officer

•	Peter A. Tropoli, General Counsel and Corporate Secretary

•	Soklin “Michelle” Siv, Senior Vice President of Human Resources

Our trustees are:

•	Amy S. Feng

•	Julia B. Buthman

•	Kristian M. Gathright

•	David K. Holeman

•	Jeffrey A. Jones

•	Donald A. Miller

There are no other individuals who served since the beginning of our last fiscal year that would be considered named executive officers, executive officers or non-employee directors for purposes of this disclosure.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	The Company Merger Effective Time is May 14, 2026, which is the assumed Closing Date solely for purposes of the disclosure in this section (the “Change in Control Date”);

•

The employment of each of our executive officers is terminated in a severance-qualifying termination on the Change in Control Date, and each executive officer will have complied with all requirements necessary to receive any severance benefits;

•

The potential payments and benefits described in this section are not subject to a “cutback” provision to avoid the excise tax that may be imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”); and

•	A price per Company Common Share of $19.00, which is equal to the Merger Consideration payable in the Mergers.

The amounts provided below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the relevant date. As a result of the foregoing assumptions, which may or may not actually occur or be accurate as of the relevant date, the actual amounts to be received by the trustees and the executive officers of the Company may materially differ from the amounts set forth below.

Treatment and Quantification of Company Equity Awards

Treatment of Time-Based Unit Awards

Immediately prior to the Company Merger Effective Time, each of the outstanding Time-Based Unit Awards will automatically become fully vested and thereafter will be cancelled and, in exchange therefor, each holder of any such cancelled vested Time-Based Unit Awards will cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested Time-Based Unit Awards and in settlement therefor, an amount in cash equal to the product of (i) the number of Company Common Shares then underlying such Time-Based Unit Awards as of immediately prior to the Company Merger Effective Time and (ii) the Merger Consideration.

Treatment of TSR Unit Awards

Immediately prior to the Company Merger Effective Time, each outstanding TSR Unit Award will automatically become earned and vested and thereafter will be cancelled and, in exchange therefor, each holder of any such cancelled vested TSR Unit Award will cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested TSR Unit Award and in settlement therefor, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of Company Common Shares that would have vested pursuant to the terms of the TSR Unit Award, assuming that any performance based vesting conditions applicable to such TSR Unit Award for any performance period that has not been completed as of the Company Merger Effective Time are achieved at the levels based on the greater of target or actual performance through the Company Merger Effective Time, with such adjustments to the performance goals as may be made by the Compensation Committee of our Board in accordance with the terms of such TSR Unit Award.

For an estimate of the amounts that would be payable to each of Whitestone’s named executive officers with respect to their outstanding unvested equity awards, see the section entitled “—Quantification of Payments and Benefits” below. The estimated aggregate value of the Time-Based Unit Awards and TSR Unit Awards held by all non-employee trustees of Whitestone that are outstanding on the Change in Control Date is $0.

Quantification of Company Equity Awards

The following table sets forth the estimated amounts that would become payable (on a pre-tax basis) to our executive officers (based on the assumptions described above under “—Certain Assumptions” beginning on page 58 of this Proxy Statement) with respect to their unvested Time-Based Unit Awards and TSR Unit Awards. For purposes of this table, we have assumed maximum-level performance for TSR Unit Awards granted in 2024, 2025, and 2026.

Name	Number of Shares Subject to Time-Based Unit Awards (#)	Number of Shares Subject to TSR Unit Awards (#)	Total ($)
David K. Holeman	86,730	345,938	8,220,692
Christine J. Mastandrea	63,329	246,410	5,885,041
J. Scott Hogan	48,241	159,540	3,947,839
Peter A. Tropoli	46,081	151,124	3,746,895
Soklin “Michelle” Siv	24,997	64,688	1,704,015

Agreements with Our Executive Officers

On March 14, 2025, the Company entered into a Severance and Change in Control Agreement (the “Change in Control Agreements”) with each of David K. Holeman, Christine J. Mastandrea, J. Scott Hogan, Peter A.

Tropoli, and Soklin “Michelle” Siv. The Change in Control Agreements provide for enhanced severance benefits in the event of a termination of the executive officer’s employment by us without cause or by the executive officer with good reason (each as defined in the applicable Change in Control Agreement), in each case, within the one-year period (the “Change in Control Period”) following a Change in Control (as defined in the Change in Control Agreements) (referred to in this Proxy Statement as a “qualifying termination” for each such executive officer). The Mergers will constitute a Change in Control for purposes of the Change in Control Agreements.

If, during the Change in Control Period, an executive officer incurs a qualifying termination, the executive officer will be eligible to receive a lump sum cash payment equal to the sum of (i) thirty (30) months (for Mr. Holeman and Ms. Mastandrea) and eighteen (18) months (for Messrs. Hogan and Tropoli and Ms. Siv) of base salary, (ii) 250% of average annual cash bonus (for Mr. Holeman and Ms. Mastandrea) and 150% of the average annual cash bonus (for Messrs. Hogan and Tropoli and Ms. Siv) paid with respect to the three years preceding the termination date (or such shorter period of employment) (the “Average Annual Cash Bonus”), (iii) immediate vesting of all outstanding equity awards, with the performance determined at the greater of target and actual performance, (iv) the cost of thirty (30) months (for Mr. Holeman and Ms. Mastandrea) and eighteen (18) months (for Messrs. Hogan and Tropoli and Ms. Siv) of medical benefits, calculated as if such executive officer elected COBRA continuation coverage, and (v) a pro-rated portion of such executive officer’s annual bonus applicable to the year in which such termination occurred (based on the greater of the executive officer’s Average Annual Cash Bonus and target annual bonus for the year of termination). If such severance payments, or any other payments made to an executive officer in connection with a Change in Control, would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Code, then the applicable executive officer will either pay the excise tax or have his or her payments reduced to a level that avoids the excise tax, whichever results in the greater after-tax benefit to the executive officer.

Receipt of severance benefits under the Change in Control Agreements is conditioned upon the executive officer’s execution and non-revocation of a release of claims. The Change in Control Agreements also include customary confidentiality provisions, a one-year post-termination non-solicitation covenant covering both employees and customers, and a one-year post-termination non-competition covenant prohibiting the ownership of, or the provision of services to, any community centered property within a five mile radius of any property then-owned by the Company.

Compensation Arrangements with Parent

As of the date of this Proxy Statement, none of our executive officers have entered into any agreement, arrangement or understanding with Parent or any of its affiliates regarding the potential terms of their individual employment arrangements or the right to purchase or participate in the equity of Parent or one or more of its affiliates following the consummation of the Mergers. Prior to or following the closing of the Mergers, however, certain executive officers may have discussions, or may enter into agreements with, Parent or its affiliates regarding employment with, or right to purchase or participate in the equity of, Parent or one or more of its affiliates.

Indemnification of Our Trustees and Executive Officers

The Merger Agreement provides that from and after the Company Merger Effective Time, the Surviving Entity will indemnify and hold harmless each individual who at the Company Merger Effective Time is, or at any time prior to the Company Merger Effective Time was, our or our subsidiaries’ trustee, director or officer entitled to indemnification under our or our subsidiaries’ organizational documents (each an “Indemnified Party”), for any and all costs and expenses (including reasonable fees and expenses of legal counsel), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such Indemnified Party in connection with or arising out of any action, suit, arbitration or other proceedings (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness)

(an “Indemnified Party Proceeding”) (1) by reason of such Indemnified Party’s being or having been such trustee, director or officer or an employee or agent of us or any of our subsidiaries or otherwise in connection with any action taken or not taken at the request of us or any of our subsidiaries at, or at any time prior to, the Company Merger Effective Time or (2) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a trustee, director, officer, employee, agent, trustee or fiduciary at our request (including in any capacity with respect to any employee benefit plan) at, or at any time prior to, the Company Merger Effective Time, in each of clauses (1) or (2), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened (including any Indemnified Party Proceeding relating in whole or in part to the transactions contemplated by the Merger Agreement or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party), to the fullest extent permitted under applicable law, subject to certain limitations set forth in the Merger Agreement. Parent will not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or (2) obligated to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Legal Proceeding except to the extent that, on the advice of any such Indemnified Party’s counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such Legal Proceeding. The Surviving Entity shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under the terms of the Merger Agreement. The Surviving Entity’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six years from the Company Merger Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

The Merger Agreement also provides that for a period of six years from and after the Company Merger Effective Time, Parent will, or will cause the Surviving Entity to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Company Merger Effective Time covering each such person currently covered by our officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement. This requirement is subject to a maximum cost of 200% of our annual premium paid for such insurance in the year ended December 31, 2025 (the “Current Premium”). If the cost to maintain or procure such insurance coverage would exceed the Current Premium, the Surviving Entity must cause to be maintained policies of insurance that, in the Surviving Entity’s good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policy equal to the Current Premium. Additionally, Parent and the Surviving Entity are required to fulfill and honor in all respects our obligations pursuant to specified agreements in effect as of the date of the Merger Agreement between us and any indemnified party; and any indemnification provision (including advancement of expenses) and any exculpation provision set forth in our or our subsidiaries’ organizational documents as in effect on the date of the Merger Agreement.

The obligations of Parent and the Surviving Entity described above regarding indemnification of Indemnified Parties cannot be terminated or modified in such a manner as to adversely affect in any material respect the right of any Indemnified Party, and such obligations must be assumed by any successor entity to the Surviving Entity as a result of any consolidation or merger or transfer or conveyance of all or substantially all of its properties and assets.

Quantification of Payments and Benefits

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table. As a result of the foregoing assumptions, which may or may not actually occur or be accurate as of the relevant date, the actual amounts to be received by the named executive officers of the Company may materially differ from the amounts set forth below. For purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	The Company Merger Effective Time occurs on the Change in Control Date;

•	Each of the named executive officers experiences a qualifying termination on such date;

•	The named executive officers’ respective base salaries and target annual bonuses remain unchanged from those that were in effect as of the date of this filing;

•

The Time-Based Unit Awards and TSR Unit Awards held by the named executive officers that are outstanding as of the date hereof do not otherwise vest prior to the completion of the Mergers, except with respect to regularly scheduled vesting dates occurring prior to the Change in Control Date;

•	No named executive officer receives any additional equity grants prior to the completion of the Merger;

•	The potential payments and benefits set forth in the table are not subject to a “cutback” provision to avoid the excise tax that may be imposed under Section 4999 of the Code; and

•	A price per Company Common Share of $19.00, which is equal to the Merger Consideration payable in the Mergers.

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Total(4)
David K. Holeman Chief Executive Officer	2,244,327	8,220,692	51,899	10,516,918
Christine J. Mastandrea President and Chief Operating Officer	1,952,378	5,885,041	25,327	7,862,746
J. Scott Hogan Chief Financial Officer	825,294	3,947,839	46,075	4,819,208
Peter A. Tropoli General Counsel and Corporate Secretary	870,128	3,746,895	45,701	4,662,724
Soklin “Michelle” Siv Senior Vice President of Human Resources	613,603	1,704,015	46,075	2,363,693

(1)

Consists of (1) base salary of thirty (30) months for Mr. Holeman and Ms. Mastandrea and eighteen (18) months for Messrs. Hogan and Tropoli and Ms. Siv, (2) plus 250% of the Average Annual Cash Bonus for Mr. Holeman and Ms. Mastandrea and 150% of the Average Annual Cash Bonus for Messrs. Hogan and Tropoli and Ms. Siv, and (3) a pro-rated portion of such executive officer’s annual bonus applicable to the year in which the termination occurred (based on the greater of the executive officer’s Average Annual Cash Bonus and target annual bonus for the year of termination). These cash severance payments are “double-trigger” benefits contingent upon the occurrence of a qualifying termination as described above within the Change of Control Period following a Change in Control. For further details regarding the cash severance payments, see “—Agreements with Our Executive Officers” above.

The estimated amount of each such cash payment is shown in the following table:

Named Executive Officer	Salary Paid on Change in Control ($)	Average Annual Cash Bonus ($)	Pro-Rated Bonus ($)
David K. Holeman Chief Executive Officer	1,375,000	707,793	161,534
Christine J. Mastandrea President and Chief Operating Officer	1,175,000	639,340	138,038
J. Scott Hogan Chief Financial Officer	570,000	185,541	69,753
Peter A. Tropoli General Counsel and Corporate Secretary	600,000	196,703	73,425
Soklin “Michelle” Siv Senior Vice President of Human Resources	420,000	142,206	51,397

(2)

Consists of immediate vesting of all outstanding equity awards, with the performance determined at the greater of target and actual performance. The accelerated vesting of equity awards are “double-trigger” benefits contingent upon the occurrence of a qualifying termination as described above within the Change of Control Period following a Change in Control. For further details regarding the accelerated vesting of equity awards, see “—Agreements with Our Executive Officers” above. The estimated amount of equity payments is shown in the following table:

	Time-Based Unit Awards		TSR Units Awards		Total Equity ($)
Named Executive Officer	Shares (#)	Value ($)	Shares (#)	Value ($)
David K. Holeman Chief Executive Officer	86,730	1,647,870	345,938	6,572,822	8,220,692
Christine J. Mastandrea President and Chief Operating Officer	63,329	1,203,251	246,410	4,681,790	5,885,041
J. Scott Hogan Chief Financial Officer	48,241	916,579	159,540	3,031,260	3,947,839
Peter A. Tropoli General Counsel and Corporate Secretary	46,081	875,539	151,124	2,871,356	3,746,895
Soklin “Michelle” Siv Senior Vice President of Human Resources	24,997	474,943	64,688	1,229,072	1,704,015

(3)

Consists of the cost of thirty (30) months for Mr. Holeman and Ms. Mastandrea and eighteen (18) months for Messrs. Hogan and Tropoli and Ms. Siv of medical benefits, calculated as if such executive officer elected COBRA continuation coverage. These benefits are “double-trigger” benefits contingent upon the occurrence of a qualifying termination as described above within the Change of Control Period following a Change in Control. For further details regarding the benefits, see “—Agreements with Our Executive Officers” above.

(4)

If severance payments, or any other payments made to an executive officer in connection with a Change in Control, would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Code, then the applicable executive officer will either pay the excise tax or have his or her payments reduced to a level that avoids the excise tax, whichever results in the greater after-tax benefit to the executive officer. This table assumes that potential payments and benefits set forth in the table are not subject to a “cutback” provision to avoid the excise tax that may be imposed under Section 4999 of the Code.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of either the Company Merger or the Partnership Merger, other than the acceptance for record of the articles of merger with respect to the Company Merger by the State Department of Assessments and Taxation of the State of Maryland, and the filing of the certificate of merger with respect to each of the Company Merger and the Partnership Merger with the Secretary of State of the State of Delaware.

Litigation Relating to the Mergers

As of the date of this Proxy Statement, we are not aware of any pending lawsuits challenging the Mergers. However, we have received a demand letter from a purported shareholder of the Company alleging that the preliminary Proxy Statement contains materially misleading and incomplete statements and attaching a draft complaint (the “Demand”). The Demand states that the purported shareholder intends to file a lawsuit seeking an injunction enjoining the shareholder vote on and close of the Mergers unless and until we issue corrective disclosures. We believe that the allegations contained in the Demand are without merit. However, the outcome of, or estimate of the possible loss or range of loss from, any future litigation cannot be predicted. Such litigation, if not resolved, could prevent or delay consummation of the Mergers and result in substantial cost to us, including any costs associated with the indemnification of trustees and officers.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Company Merger to holders of our Company Common Shares whose shares are surrendered in the Company Merger in exchange for the right to receive the Merger Consideration as described herein. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service, which we refer to as the IRS, concerning our tax treatment or the tax treatment of the Company Merger, and the statements in this Proxy Statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary does not address (1) U.S. federal taxes other than income taxes, (2) state, local or non-U.S. taxes, (3) tax reporting requirements or (4) withholding taxes under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA). This summary assumes that our Company Common Shares are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the Company Merger to holders of our TSR Awards, our Time-Based Awards, equity received as compensation, or Partnership OP Units of the Operating Partnership. In addition, this summary does not address the tax treatment of classes of holders subject to special tax rules, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	REITs;

•	tax-exempt entities or persons holding our Company Common Shares in a tax-deferred or tax advantaged account;

•	mutual funds;

•	subchapter S corporations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding our Company Common Shares as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders who acquired our Company Common Shares as compensation;

•	holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

•	qualified foreign pension funds, as defined in Section 897(l) of the Code;

•	qualified shareholders, as defined in Section 897(k) of the Code;

•	non-U.S. holders, as defined below, that hold, or at any time have held, more than 10% of any class of our shares (except to the extent specifically set forth below); and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity that is treated as a partnership for U.S. federal income tax purposes holds our Company Common Shares, the tax treatment of its owners generally will depend upon the status of the owners and the activities of the entity. If you are an owner of an entity that is classified as a partnership for U.S. federal income tax purposes and holds our Company Common Shares, you should consult your tax advisors.

Each holder of our Company Common Shares should consult its tax advisors regarding the U.S. federal income tax consequences to it of the Company Merger in light of its own particular situation, as well as any consequences of the Company Merger to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of our Company Common Shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof;

•

a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of our Company Common Shares that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

Consequences of the Company Merger to Us

The merger of our Company with and into Merger Sub will be treated for U.S. federal income tax purposes as a taxable sale as if we sold our assets to Merger Sub in exchange for the Merger Consideration and the assumption of our liabilities, followed by a deemed liquidation of our Company under Section 331 and Section 562 of the Code. We will be deemed to have and made a liquidating distribution of the Merger Consideration to holders of our Company Common Shares in exchange for their Company Common Shares in connection with the deemed liquidation. As a REIT, we generally are entitled to receive a deduction for liquidating distributions. We anticipate that our deemed liquidating distribution in connection with the Company Merger will exceed our taxable income recognized as a result of the Company Merger. Accordingly, we anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the Company Merger.

Consequences of the Company Merger to Our U.S. Shareholders

General. The receipt of cash by U.S. holders in exchange for their shares pursuant to the Company Merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and non-U.S. income and other tax laws). In general, a U.S. holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of cash received in exchange for our Company Common Shares; and

•	the U.S. holder’s adjusted tax basis in our Company Common Shares.

Gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. Assuming that the shares constitute capital assets in the hands of the U.S. holders, this gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the Company Merger the shares have been held for more than one year. An individual U.S. holder generally will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20% under current law. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rate applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate U.S. holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured section 1250 gain.”

Special Rule for U.S. Holders Who Have Held our Company Common Shares for Less than Six Months. A U.S. holder who has held our Company Common Shares for less than six months at the time of the Company Merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our Company Common Shares in the Company Merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such shares.

Consequences of the Company Merger to Non-U.S. Shareholders

General. The U.S. federal income tax consequences of the Company Merger to a non-U.S. holder will depend on various factors, including whether the receipt of the Merger Consideration is treated as a distribution from us to our shareholders that is attributable to gain from the sale of “United States real property interests.” The consequences also may vary depending on whether the non-U.S. holder has held not more than 10% of our Company Common Shares during specified periods. The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law, unless an exception applies, a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including the receipt of cash in exchange for Company Common Shares in the Company Merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes)

generally is subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in Notice 2007-55 does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that the cash received in exchange for our Company Common Shares will be subject to tax in accordance with Notice 2007-55, subject to the 10% exception as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT shares by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. Subject to the discussion below regarding non-U.S. holders who have not owned more than 10% of our Company Common Shares during the one year period ending on the date of the Company Merger, to the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent cash received by non-U.S. holders in the Company Merger is attributable to gain from the deemed sale of our United States real property interests (which we expect to be a substantial portion of such cash), then such amount will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income). A corporate non-U.S. holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 21% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, or if a non-U.S. holder has not owned more than 10% of our Company Common Shares at any time during the one-year period ending on the date of the Company Merger and our Company Common Shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States, the 21% withholding tax treatment described above would not apply, in which case we intend to take the position that such non-U.S. holder would instead be subject to the rules described below in the section entitled “—Taxable Sale of our Company Common Shares.” We believe that our Company Common Shares are regularly traded on an established securities market in the United States as of the date of this Proxy Statement.

Taxable Sale of our Company Common Shares. Subject to the discussion of backup withholding below and to the discussion of distribution of gain from the disposition of United States real property interests above, if the Company Merger is treated as a taxable sale of our Company Common Shares, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the Company Merger unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Company Merger and certain other requirements are met; or (3) such shares constitute a “United States real property interest” in the non-U.S. holder’s hands under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income). In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain described in clause (1) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the Company Merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the Company Merger, which may be offset by U.S. source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s share constitutes a United States real property interest under FIRPTA, any gain recognized by such non-U.S. holder in the Company Merger will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder (and the non-U.S. holder would generally be required to file a U.S. federal income tax return reporting such income). A non-U.S. holder’s Company Common Shares generally will not constitute a U.S. real property interest if either (1) we are a “domestically controlled qualified investment entity” at the Company Merger Effective Time, or (2) both (a) that class of our shares is regularly traded on an established securities market at the date of the Company Merger and (b) the non-U.S. holder holds 10% or less of the total fair market value of that class of shares at all times during the shorter of (x) the five-year period ending with the effective date of the Company Merger and (y) the non-U.S. holder’s holding period for the shares. As discussed above, we believe that our Company Common Shares are regularly traded on an established securities market as of the date of this Proxy Statement. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the Company Merger Effective Time if non-U.S. holders held directly or indirectly less than 50% in value of our Company Common Shares at all times during the five-year period ending with the Company Merger Effective Time. No assurances can be given that the actual ownership of our shares has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the Company Merger Effective Time.

U.S. Withholding Tax. As described above, it is unclear whether the receipt of the Merger Consideration by a non-U.S. holder will be treated as a sale or exchange of our Company Common Shares or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the Company Merger. Accordingly, we intend to withhold U.S. federal income tax at a rate of 21% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the Merger Consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder unless such holder qualifies for the 10% exception described above. If a non-U.S. holder holds its shares through a nominee, that nominee may take a contrary position and conclude that withholding applies to the Merger Consideration payable to such non-U.S. holder.

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisors regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 24%, and information reporting may apply to the cash received pursuant to the exchange of our Company Common Shares in the Company Merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Possible Legislative Changes—Possible Change in Tax Rates

This discussion is based upon the provisions of the Code, the Treasury Regulations and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences (including applicable tax rates) different from those summarized above. We cannot assure you that a change in law, including the possibility of major tax legislation, possibly with retroactive application, will not significantly alter the tax consequences (including applicable tax rates) that we describe herein. We have not sought and do not plan to seek any ruling from the IRS with respect to statements made and the conclusions reached in the above discussion, and there can be no assurance that the IRS or a court will agree with our statements and conclusions.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE COMPANY MERGER AND IS NOT TAX ADVICE. THEREFORE, SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMPANY MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Delisting and Deregistration of Our Company Common Shares

If the Mergers are completed, our Company Common Shares will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summarizes the material terms of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary of the material terms of the Merger Agreement below and elsewhere in this Proxy Statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A and which we incorporate by reference into this Proxy Statement. We recommend that you read the Merger Agreement attached to this Proxy Statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this Proxy Statement.

This summary may not contain all of the information about the Merger Agreement that is important to you. The Merger Agreement is not intended to provide you with any factual information about Parent, Merger Sub, Merger OP, the Operating Partnership or us. The Merger Agreement contains representations and warranties made by, and to, us, the Operating Partnership, Parent, Merger Sub and Merger OP. These representations and warranties, which are set forth in the copy of the Merger Agreement attached to this Proxy Statement as Annex A, were made for the purposes of negotiating and entering into the Merger Agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Merger Agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to our shareholders. Information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Proxy Statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Proxy Statement. The Merger Agreement is not intended to provide you with any factual information about Parent, Merger Sub, Merger OP, the Operating Partnership or us. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of us or our affiliates.

Structure

The Partnership Merger

At the Partnership Merger Effective Time, Merger OP will be merged with and into the Operating Partnership and the separate existence of Merger OP will cease. The Operating Partnership will continue as the Surviving Partnership in the Partnership Merger. At the Partnership Merger Effective Time, all of the properties, rights, privileges, powers and franchises of the Operating Partnership and Merger OP will vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Operating Partnership and Merger OP will become the debts, liabilities, duties and obligations of the Surviving Partnership.

The Company Merger

At the Company Merger Effective Time, the Company will be merged with and into Merger Sub and the separate existence of the Company will cease. Merger Sub will continue as the Surviving Entity in the Company Merger. At the Company Merger Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Entity, and all debts, liabilities, duties and obligations of the Company and Merger Sub will become the debts, liabilities, duties and obligations of the Surviving Entity. Following the completion of the Company Merger, our Company Common Shares will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

Effective Times; Closing Date

On the Closing Date, Merger OP and the Operating Partnership will cause a certificate of merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. The Partnership Merger will become effective on the date and time at which such certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such other date and time agreed between the parties to the Merger Agreement and specified in such certificate of merger.

Immediately following the Partnership Merger Effective Time, we and Merger Sub will execute articles of merger and cause them to be accepted for record by the State Department of Assessments and Taxation of the State of Maryland, and cause a certificate of merger to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware. The Company Merger will become effective after the Partnership Merger Effective Time on the date and time at which the articles of merger have been filed with, and accepted for record by, the State Department of Assessments and Taxation of the State of Maryland or at such other date and time as is agreed between the parties to the Merger Agreement and specified in the articles of merger. The parties to the Merger Agreement will cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.

Unless otherwise agreed, the parties to the Merger Agreement will cause the Partnership Merger Effective Time and the Company Merger Effective Time to occur on the Closing Date.

The closing of the Mergers will take place as soon as practicable (and, in any event, within three business days) following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the Mergers described in the section entitled “—Conditions to the Mergers” (other than those conditions that by their terms are to be satisfied at the closing of the Mergers, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) unless another date, time or place is agreed to in writing by us and Parent.

Organizational Documents

At the Partnership Merger Effective Time, unless otherwise jointly determined by us and Parent prior to the Partnership Merger Effective Time, the certificate of limited partnership of Merger OP, as in effect immediately prior to the Partnership Merger Effective Time, will be the certificate of limited partnership of the Surviving Partnership, amended in accordance with applicable law. At the Partnership Merger Effective Time, unless otherwise jointly determined by us and Parent prior to the Partnership Merger Effective Time, the limited partnership agreement of Merger OP, as in effect immediately prior to the Partnership Merger Effective Time, will be the limited partnership agreement of the Surviving Partnership, until thereafter amended in accordance with the provisions thereof and applicable law.

At the Company Merger Effective Time, unless otherwise jointly determined by us and Parent prior to the Company Merger Effective Time, the certificate of limited partnership of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, will be the certificate of limited partnership of the Surviving Entity, until amended in accordance with applicable law. At the Company Merger Effective Time, unless otherwise jointly determined by us and Parent prior to the Company Merger Effective Time, the limited partnership agreement of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, will be the limited partnership agreement of the Surviving Entity, until thereafter amended in accordance with the provisions thereof and applicable law.

Trustees and Officers; General Partner and Limited Partners

Following the Partnership Merger Effective Time, Merger OP GP will be the sole general partner of the Surviving Partnership. From and after the Partnership Merger Effective Time, the officers of Merger OP immediately prior to the Partnership Merger Effective Time will be the officers of the Surviving Partnership.

Following the Company Merger Effective Time, Merger Sub GP will be the sole general partner of the Surviving Entity. From and after the Company Merger Effective Time, the officers of Merger Sub immediately prior to the Company Merger Effective Time will be the officers of the Surviving Entity.

Following the Company Merger Effective Time, the Surviving Entity will be the limited partner of the Surviving Partnership.

Treatment of Company Common Shares and Company Equity Awards

Company Common Shares

At the Company Merger Effective Time, each common share issued and outstanding immediately prior to the Company Merger Effective Time (other than (1) Company Common Shares owned by Parent, Merger Sub, Merger OP or any of their respective subsidiaries, which will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor, and (2) any of our outstanding equity awards, which will receive the treatment described below) will be automatically cancelled and converted into the right to receive an amount in cash equal to $19.00 (which per share amount we refer to as the “Merger Consideration”), without interest and subject to any applicable withholding taxes. If we declare a distribution to our shareholders determined by us (in consultation with Parent) to be required to maintain our REIT status under the Code or to avoid the incurrence of income or excise tax as permitted under the Merger Agreement, other than certain permitted declarations under the Merger Agreement, the Merger Consideration will be decreased by an amount equal to such distribution.

Time-Based Unit Awards

Immediately prior to the Company Merger Effective Time, each of the outstanding Time-Based Unit Awards will automatically become fully vested and thereafter will be cancelled and, in exchange therefor, each holder of any such cancelled vested Time-Based Unit Awards will cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested Time-Based Unit Awards and in settlement therefor, an amount in cash equal to the product of (i) the number of Company Common Shares then underlying such Time-Based Unit Awards as of immediately prior to the Company Merger Effective Time and (ii) the Merger Consideration.

TSR Unit Awards

Immediately prior to the Company Merger Effective Time, each outstanding TSR Unit Award will automatically become earned and vested and thereafter will be cancelled and, in exchange therefor, each holder of any such cancelled vested TSR Unit Award will cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested TSR Unit Award and in settlement therefor, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of Company Common Shares that would have vested pursuant to the terms of the TSR Unit Award, assuming that any performance based vesting conditions applicable to such TSR Unit Award for any performance period that has not been completed as of the Company Merger Effective Time are achieved at the levels based on the greater of target or actual performance through the Company Merger Effective Time, with such adjustments to the performance goals as may be made by the Compensation Committee of our Board in accordance with the terms of such TSR Unit Award.

Treatment of Interests in the Operating Partnership

Limited Partner Interests

At the Partnership Merger Effective Time, each Partnership OP Unit of the Operating Partnership issued and outstanding immediately prior to the Partnership Merger Effective Time (other than common units of the Operating Partnership held by us immediately prior to the Partnership Merger Effective Time) will be converted into, and will be cancelled in exchange for, the right to receive an amount in cash equal to the Merger Consideration, without interest. Each Partnership OP Unit of the Operating Partnership held by us immediately prior to the Partnership Merger Effective Time will be unaffected by the Partnership Merger and will remain outstanding as Partnership OP Units of the Surviving Partnership held by the Surviving Entity. This Proxy Statement does not constitute any solicitation of consents in respect of the Partnership Merger.

As described above, if we declare a distribution to our shareholders determined by us (in consultation with Parent) to be required to maintain our REIT status under the Code or to avoid the incurrence of income or excise tax as permitted under the Merger Agreement, other than certain permitted declarations under the Merger Agreement, the Merger Consideration will be decreased by an amount equal to such distribution.

General Partnership Interests

At the Partnership Merger Effective Time, the general partner interests of Merger OP outstanding immediately prior to the Partnership Merger Effective Time and owned by Merger OP GP will be converted into general partner interests of the Surviving Partnership. Immediately following the Partnership Merger Effective Time, by virtue of the Partnership Merger, Merger OP GP will be the general partner of the Surviving Partnership and will have such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Partnership.

No Further Ownership Rights

The Merger Consideration paid upon surrender of any certificates (or automatically in the case of book-entry common units of the Operating Partnership) will be deemed to have been paid in full satisfaction of all rights pertaining to such certificates. From and after the Partnership Merger Effective Time, the holders of Partnership OP Units of the Operating Partnership outstanding immediately prior to the Partnership Merger Effective Time will cease to have any rights with respect to such units of the Operating Partnership except as otherwise provided for in the Merger Agreement or by applicable law.

The Merger Consideration paid upon surrender of any certificates (or automatically in the case of book-entry Company Common Shares) will be deemed to have been paid in full satisfaction of all rights pertaining to such certificates. From and after the Company Merger Effective Time, holders of Company Common Shares outstanding immediately prior to the Company Merger Effective Time will cease to have any rights with respect to such shares except as otherwise provided for in the Merger Agreement or by applicable law.

Exchange and Payment Procedures

Prior to the Partnership Merger Effective Time, Parent will deposit, or cause to be deposited, with Equiniti Trust Company, LLC (the “Paying Agent”), in trust for the benefit of the holders of Company Common Shares and Partnership OP Units, cash amounts sufficient to enable the Paying Agent to make payments to holders of Company Common Shares and holders of Partnership OP Units, as applicable, outstanding immediately prior to the Partnership Merger Effective Time. At the Company Merger Effective Time, Parent will deposit with the Surviving Entity cash in the amount necessary, together with the other funds of the Surviving Entity, to make the payments to the holders of our TSR Awards and Time-Based Awards, and Parent will cause the Surviving Entity to make such payments through the Surviving Entity’s payroll within five business days after the Company Merger Effective Time, or at such later time as necessary to avoid certain adverse tax consequences.

Within five business days after the Company Merger Effective Time, the Paying Agent will mail to each holder of record of a certificate or certificates that, immediately prior to the Company Merger Effective Time, represented outstanding Company Common Shares or that, immediately prior to the Partnership Merger Effective Time, represented Partnership OP Units of the Operating Partnership, whose shares or units, as applicable, were converted into the right to receive or be exchanged for the Merger Consideration, a letter of transmittal and instructions for use in effecting the surrender of certificates previously representing such Company Common Shares or Partnership OP Units of the Operating Partnership in exchange for payment therefor. The letter of transmittal and instructions will tell you how to surrender your certificates evidencing our Company Common Shares and any Partnership OP Units of the Operating Partnership, as applicable, in exchange for the Merger Consideration. Upon surrender to the Paying Agent of such certificates (or affidavits of loss in lieu of a certificate as described below), together with a properly executed letter of transmittal, the holder of such certificates (or the transferee of our Company Common Shares or Partnership OP Units of the Operating

Partnership previously represented by such certificates as described below) will promptly receive in exchange therefor the amount of cash to which such holder (or transferee) is entitled. Exchange of book-entry shares or book-entry units representing Company Common Shares or Partnership OP Units of the Operating Partnership will be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry.

If any certificate has been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, to the reasonable satisfaction of Parent and the Paying Agent and the taking of such other actions as may be reasonably requested by the Paying Agent, the Paying Agent will pay in exchange for such lost, stolen or destroyed certificate the cash amount payable in respect thereof pursuant to the Merger Agreement.

Parent, the Surviving Entity, any affiliate thereof or the Paying Agent will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the Merger Agreement to any person such amount as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or non-U.S. tax law, and such amounts so deducted and withheld will be treated as having been paid to the person in respect of which such deduction and withholding was made.

As of the Partnership Merger Effective Time, the unit transfer books of the Operating Partnership will be closed and thereafter there will be no further registration of transfers of any units of the Operating Partnership outstanding immediately prior to the Partnership Merger Effective Time on the records of the Operating Partnership. If, after the Partnership Merger Effective Time, certificates evidencing such units of the Operating Partnership are presented to the Surviving Partnership for transfer, they will be cancelled and exchanged as provided in the Merger Agreement. As of the Company Merger Effective Time, our share transfer books will be closed and thereafter there will be no further registration of transfers of any of our Company Common Shares outstanding immediately prior to the Company Merger Effective Time on our records. If, after the Company Merger Effective Time, certificates evidencing such Company Common Shares are presented to the Surviving Entity for transfer, they will be cancelled and exchanged as provided in the Merger Agreement.

On or after the first anniversary of the Company Merger Effective Time, the Surviving Entity will be entitled to cause the Paying Agent to deliver to the Surviving Entity any funds made available by Parent to the Paying Agent which have not been disbursed to holders of certificates, and thereafter such holders will be entitled to look to Parent and the Surviving Entity with respect to the cash amounts payable upon surrender of their certificates. Neither the Paying Agent nor the Surviving Entity will be liable to any holder of a certificate for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat law. Any amounts remaining unclaimed by holders of the certificates, book-entry shares or book-entry units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any governmental authority will, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

Representations and Warranties

We and the Operating Partnership, jointly and severally, have made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

•

the organization, valid existence and good standing of each of us, the Operating Partnership and our subsidiaries and the respective power and authority to own, lease and, to the extent applicable, operate the properties and to carry on business as currently conducted and the qualification and license to do business and good standing in any jurisdiction in which the character of the properties owned, operated or leased or nature of our business so requires;

•	our declaration of trust and bylaws and the Operating Partnership’s limited partnership agreement;

•	the absence of any “poison pill” or similar shareholder rights plan or anti-takeover plan;

•

the capital structure of us, the Operating Partnership and our subsidiaries, including our equity awards, the absence of restrictions or liens with respect to the equity interests of us, the Operating Partnership and our subsidiaries, and the absence of accrued and unpaid dividends;

•

our and the Operating Partnership’s power and authority to execute and deliver the Merger Agreement, perform our obligations under the Merger Agreement and, subject to, among other things, receipt of the Company Shareholder Approval, to consummate the Mergers and the other transactions contemplated by the Merger Agreement;

•	the enforceability of the Merger Agreement against us and the Operating Partnership;

•

our Board’s resolutions in respect of the execution and performance of the Merger Agreement and the consummation of the transactions contemplated thereby and its recommendation to our shareholders to approve the Company Merger;

•	the receipt by our Board of an opinion from BofA as to the fairness, from a financial point of view, of the consideration to be received in the Company Merger by the holders of Company Common Shares;

•	the Company Shareholder Approval required to approve the Company Merger;

•

the governmental approvals, authorizations, consents, licenses, ordinances, permits, certificates, franchises, registrations, accreditations, variances, exemptions, and notifications required in connection with the execution, delivery and performance of the Merger Agreement;

•

the absence of conflicts with, or violations of, organizational documents of us, the Operating Partnership and our subsidiaries or any applicable law and the absence of any consents or approvals under, or breaches of any obligation or defaults under, material contracts, leases or permits to which we, the Operating Partnership or any of our subsidiaries is a party, in each case, in connection with the performance of the Merger Agreement and our obligations thereunder;

•	our filings with the SEC since January 1, 2023, the accuracy and completeness of those filings and the financial statements included therein, which were prepared in accordance with GAAP;

•	our compliance with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing requirements of the NYSE;

•	our system of internal disclosure controls and procedures and internal controls over financial reporting;

•	our, the Operating Partnership’s and our subsidiaries’ status under the Investment Company Act of 1940, as amended;

•	our and our subsidiaries’ compliance with anti-corruption and anti-bribery laws, and the rules and regulations thereunder;

•

the conduct of business in the ordinary course of business in all material respects, the absence of any material adverse effect and certain other changes and events with respect to us, the Operating Partnership and our subsidiaries since December 31, 2025;

•	the absence of certain undisclosed liabilities, debts or obligations against us, the Operating Partnership or our subsidiaries;

•	our, the Operating Partnership’s and our subsidiaries’ material contracts and the absence of certain violations, breaches or defaults thereunder;

•	our, the Operating Partnership and our subsidiaries’ compliance with all applicable laws and governmental permits for the past three years;

•

our, the Operating Partnership and our subsidiaries’ possession of all approvals, authorizations, consents, licenses, ordinances, permits, certificates, franchises, registrations, accreditations, variances, exemptions, and notifications of any governmental authority necessary for each of us to carry on our respective business as conducted as of the date of the Merger Agreement and to own, lease and, to the extent applicable, operate our properties, and the validity and effectiveness of such permits;

•

absence of any lawsuit, action, arbitration, claim, charge, complaint, audit, investigation, inquiry or other proceeding pending or threatened against us, the Operating Partnership, or our subsidiaries that would be expected to have a material adverse effect;

•	real property owned and leased by us, the Operating Partnership and our subsidiaries;

•

ownership of or rights with respect to the intellectual property of us, the Operating Partnership and our subsidiaries, including security practices and compliance with applicable data protection laws;

•	our and our subsidiaries’ insurance policies;

•

tax matters affecting us, the Operating Partnership and our subsidiaries, including the payment and filing of all material taxes and compliance with applicable tax laws, and our qualification and operation as a REIT under the Code;

•	our, the Operating Partnership’s and our subsidiaries’ employee benefit plans;

•	labor matters related to us and our subsidiaries, including the absence of any collective bargaining agreements, strikes or other labor disputes;

•	environmental matters relating to us, the Operating Partnership and our subsidiaries;

•	the inapplicability of any takeover statutes or similar anti-takeover provisions to the Merger Agreement and the transactions contemplated thereby;

•

the absence of transactions, agreements, arrangements or understandings between us or our subsidiaries, on one hand, and persons that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, on the other hand;

•	the accuracy of the information supplied by us in this Proxy Statement; and

•

except for BofA and Jones Lang LaSalle Securities, LLC, the absence of any broker, financial advisor, investment banker or other person entitled to any fee or commission in connection with the transactions contemplated by the Merger Agreement.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the Merger Agreement, a “material adverse effect” means, with respect to us and our subsidiaries, any effect, change, event, occurrence, circumstance or development that (1) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets or results of operations of us and our subsidiaries, taken as a whole or (2) has or would reasonably be expected to prevent or materially impair or materially delay the ability of us and the Operating Partnership to timely consummate the Mergers prior to October 5, 2026; provided that, for purposes of clause (1), in no event will any of the following, alone or in combination, or any effect, change, event, occurrence, circumstance or development to the extent any of the foregoing results from any of the following, be taken into account in determining whether there will have occurred a material adverse effect:

•	changes in our share price or trading volume;

•

any failure by us to meet, or changes to, published revenue, earnings or other financial projections, or any failure by us to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided, that the exception in this bullet and in the first bullet will not in any way prevent or otherwise affect a determination that any effect, change, event, occurrence, circumstance or development underlying such failures has resulted in, or contributed to, a material adverse effect);

•	changes in general business, economic or political conditions (including the impact of tariffs and general trade disruptions) in the United States or any other country or region in the world;

•

changes in regulatory, legislative or political conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	changes in conditions generally affecting the industries in which we or our subsidiaries conduct business, including changes in conditions in the real estate industry generally;

•

geopolitical conditions, protests or public demonstrations (including civil unrest), acts of hostilities, war, military action threatened or underway as of the date of the Merger Agreement, sabotage or terrorism, including cyber terrorism (including any outbreak, escalation or general worsening of any such acts) in the United States or any other country or region in the world;

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, weather conditions or other natural or man-made disasters or acts of God, epidemics, pandemics or disease outbreaks in the United States or any other country or region in the world, or any escalation of the foregoing;

•

the entry into or the announcement, pendency or performance of the Merger Agreement or the consummation of any of the transactions contemplated thereby, including: (A) the identity of Parent and its affiliates, (B) any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of us and our subsidiaries following the closing of the Mergers, and (C) the failure to obtain any third party consent in connection with the transactions contemplated by the Merger Agreement, and (D) the impact of the foregoing with respect to clauses (A) and (B) on any relationships, contractual or otherwise, with customers, franchisors, managers, lenders, suppliers, vendors, business partners or employees (except this bullet will not apply to certain representations and warranties);

•

action taken of which Parent has approved, consented to or requested, the taking of any action expressly required by the Merger Agreement or the failure to take any action expressly prohibited by the Merger Agreement;

•	changes in law, regulation or other legal or regulatory conditions (or the interpretation thereof);

•	changes in GAAP or other accounting standards (or the interpretation thereof); and

•

any lawsuit, action, arbitration, claim, charge, complaint, audit, investigation, inquiry or other proceeding asserted or commenced by or on behalf of any of our or any of our subsidiaries current or former shareholders or equityholders (or on behalf of us or any of our subsidiaries, but in any event only in their capacities as current or former shareholders or equityholders) arising out of the Merger Agreement or the Mergers.

provided that, in each of the exceptions set forth in the third, fourth, fifth, sixth, tenth and eleventh bullets above, such effects referred to therein may be taken into account to the extent that we are disproportionately affected relative to other companies in the United States in the industry in which we and our subsidiaries operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a material adverse effect.

The Merger Agreement also contains customary representations and warranties made, jointly and severally, by Parent, Merger Sub and Merger OP that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	the organization, valid existence, good standing and power and authority to own, lease and, to the extent applicable, operate their properties and to carry on their businesses as currently conducted;

•

the power and authority to execute and deliver the Merger Agreement, to perform their obligations under the Merger Agreement and to consummate the Mergers and the other transactions contemplated by the Merger Agreement;

•	the enforceability of the Merger Agreement against them;

•

no vote of, or consent by, the holders of any equity interests of Parent (other than its general partner) is necessary to authorize the execution, delivery, and performance by Parent of the Merger Agreement and the consummation of the transactions contemplated thereby or otherwise required by Parent’s organizational documents, applicable law, or any governmental authority;

•

the absence of any governmental permit to be made or obtained by Parent, Merger Sub or Merger OP pursuant to the execution, delivery, and performance of the Merger Agreement and the consummation of the transactions contemplated thereby;

•

the absence of contraventions or conflicts with, or violations or breaches of, (i) the certificate of incorporation or bylaws (or other comparable organizational documents) of Parent, Merger Sub or Merger OP and (ii) any applicable law, or require consent by any person or constitute a default or permit the termination, cancellation, acceleration, or other change of any right or obligation or loss of any benefit which Parent or any of its subsidiaries is entitled under any contract to which they are a party;

•

the absence of any pending or threatened lawsuit, action, arbitration, claim, charge, complaint, audit, investigation, inquiry or other proceeding against Parent, Merger Sub or Merger OP and Parent, Merger Sub or Merger OP are not subject to outstanding writs, judgments, injunctions, consents, orders, directives, determinations, decrees, stipulations, awards, rulings or executive orders of or by any governmental authority;

•	the absence of beneficial ownership of our Company Common Shares;

•

the absence of any agreements or understandings, pursuant to which (i) any of our shareholders would be entitled to receive, in respect of our Company Common Shares, consideration of a different amount or nature than the Merger Consideration, (ii) any of our shareholders has agreed to vote to approve the Company Merger or to vote against, or not to tender its shares of our Company Common Shares in, any Company Takeover Proposal or (iii) any third party has agreed to provide, directly or indirectly, equity capital to Parent or us to finance in whole or in part the Company Merger (other than pursuant to the equity commitment letter);

•

the equity commitment letter and the debt commitment letter having been made available by Parent to us, and, assuming the satisfaction of the conditions to closing the Mergers, the aggregate proceeds from the debt financing and equity financing will be sufficient to perform Parent’s payment obligations in connection with the transactions to be consummated by the Merger Agreement, including the payment of the Merger Consideration and all fees and expenses of Parent, Merger Sub and Merger OP required to be paid at closing in connection with the transactions to be consummated by the Merger Agreement;

•	the solvency of each of Parent and the Surviving Entity as of the Company Merger Effective Time and immediately after the consummation of the Company Merger;

•	the accuracy of the information supplied by Parent in this Proxy Statement;

•

the absence of any agreements, arrangements or understandings between Parent, Merger Sub or Merger OP or any of their respective executive officers, directors, or controlled affiliates and any executive officers, directors or affiliates of the Company relating in any way to the transactions contemplated by the Merger Agreement or the operations of the Company;

•

the intention of Parent acquiring the shares of capital stock of the Surviving Entity for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended) thereof; and

•	the limited guarantee executed by the Guarantors.

The representations and warranties of each of the parties to the Merger Agreement will expire upon the closing of the Mergers.

Conduct of Our Business Pending the Mergers

Under the Merger Agreement, we and the Operating Partnership have each agreed that, subject to certain exceptions in the Merger Agreement and the disclosure schedules delivered in connection therewith, between the date of the Merger Agreement and the Company Merger Effective Time, we and the Operating Partnership will, and will cause our and its subsidiaries to:

•	use commercially reasonable efforts to conduct our and our subsidiaries’ operations in the ordinary course of business consistent with past practice;

•

use commercially reasonable efforts to maintain and preserve substantially intact the business organization of us and our subsidiaries, to retain the services of our and our subsidiaries’ current officers and key employees, to preserve our and our subsidiaries’ assets and properties in good repair and condition and to preserve the goodwill and current relationships of us and our subsidiaries with persons with which we and our subsidiaries have significant business relations; and

•	maintain our status as a REIT.

We and the Operating Partnership have also each agreed that, subject to certain exceptions in the Merger Agreement and the disclosure schedules delivered in connection therewith, between the date of the Merger Agreement and the Company Merger Effective Time, without the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned or delayed), we and the Operating Partnership will not, and will cause our and its subsidiaries not to, do any of the following, among other things:

•	amend our or our subsidiaries’ organizational documents;

•

declare, set aside or pay any dividends on, or make any other distributions in respect of, or enter into any agreement with respect to the voting of, any shares of beneficial interest or other equity interest of us or our subsidiaries, other than (A) the payment of cash dividends or other distributions declared prior to the date of the Merger Agreement, (B) the declaration and payment by us and the Operating Partnership of the regular quarterly distributions, for the fiscal quarter ending June 30, 2026 declared on April 8, 2026, in an amount not to exceed $0.1425 per Company Common Share or Partnership OP Unit, (C) dividends or other distributions, declared, set aside or paid by us or any of our subsidiaries to any other subsidiary that is, directly or indirectly, wholly owned by us, (D) the minimum amount of distributions determined by us (in consultation with Parent) to be required for us to maintain its status as a REIT under the Code or avoid the incurrence of any income or excise Taxes by us, and (E) distributions resulting from the vesting or settlement of Company Equity Awards;

•	adjust, split, combine, subdivide or reclassify any shares of beneficial interest or other equity interests of us or our subsidiaries;

•	issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of beneficial interest or other equity interests of us or our subsidiaries;

•	purchase, redeem or otherwise acquire any of our securities, except for acquisitions of Company Common Shares by us in satisfaction by holders of our equity awards of applicable withholding taxes;

•

except for transactions among us and one or more of our wholly owned subsidiaries or among one or more of our wholly owned subsidiaries (i) issue, deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), sell, grant, pledge, transfer, subject to any lien or dispose of any of our or the Operating Partnership’s securities or any other securities convertible into or exchangeable for securities of us or the Operating Partnership, other than certain exceptions as set forth in the Merger Agreement, or (ii) amend any term of any security of us or any of our subsidiaries (in each case, whether by merger, consolidation or otherwise);

•

adopt a plan or agreement of, or resolutions providing for or authorizing a, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to us or any of our subsidiaries;

•

increase the salary, wages, benefits, bonuses, severance or other compensation or benefits payable or to become payable to any current or former director, trustee, officer, employee or individual independent contractor of any of us or any subsidiary, subject to certain exceptions;

•

terminate the employment of any employee, other than for “cause,” or hire any new employee other than those for whom an offer of employment has already been extended prior to the date of the Merger Agreement or with an annual base salary of more than $275,000;

•

grant any new severance, termination, retention, transaction, change in control, equity or equity-based compensation or similar compensation or benefits to any current or former director, trustee, officer, employee or individual independent contractor of any of us or any subsidiary;

•

enter into, adopt, materially amend or terminate any benefit plan (or any plan, program, agreement or arrangement that would constitute a benefit plan if in effect on the date of the Merger Agreement) or take any action to fund, accelerate or in any way secure the vesting or payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan (or any plan, program, agreement or arrangement that would constitute a benefit plan if in effect on the date of the Merger Agreement), subject to certain exceptions;

•

modify, extend, terminate or enter into any collective bargaining agreement or other labor-related contract or agreement with a union, works council, labor organization, or other employee representative or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of us or any of our subsidiaries;

•

implement or announce any employee layoffs, furloughs, reductions in force, plant closings, reductions in compensation or other similar actions that trigger notice obligations under the WARN Act (as defined in the Merger Agreement);

•

waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of us or any of our subsidiaries;

•

acquire any business, assets or capital stock of any person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than (i) one or more acquisitions of personal property (and not real property) in the ordinary course of business consistent with past practice that, individually, involve a purchase price of not more than $2,000,000 and (ii) certain acquisitions of assets or real property;

•

sell, assign, lease, sublease, license, pledge, transfer, ground lease, abandon, permit to lapse or expire, subject to any lien or otherwise dispose of any assets or properties except (i) pursuant to existing material contracts, (ii) permitted liens incurred in the ordinary course of business, (iii) sales of inventory or used equipment in the ordinary course of business, or (iv) assets or properties with an aggregate sale price of not more than $2,000,000 individually or in the aggregate other than intellectual property rights or real property (including any Company Real Property (as such term is defined in the Merger Agreement));

•

make any material change to our methods, principles or procedures of accounting in effect as of December 31, 2025, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable law;

•

incur, assume, refinance or guarantee any indebtedness for borrowed money, except for borrowings and guarantees under our or any of our subsidiaries’ current credit facilities in the ordinary course of business, or in respect of indebtedness owing by any of our wholly owned subsidiaries to us or another of our wholly-owned subsidiaries;

•	amend the terms of any indebtedness of us or our subsidiaries in any material respect;

•	assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than our subsidiaries);

•

prepay any indebtedness, except for repayments of indebtedness in the ordinary course of business (specifically excluding the loans secured, directly or indirectly, by any Company Real Property), and mandatory payments under the terms of any indebtedness in accordance with its terms;

•	make loans, advances or capital contributions to or investments in any person (other than as required by any joint venture agreement or as permitted pursuant to certain capital expenditures);

•

make any capital expenditures or enter into any contract for any renovation, construction or capital expenditure other than (i) capital expenditures set forth in the capital expenditure budget, (ii) capital expenditures required by law, (iii) emergency capital expenditures in any amount that we determine is necessary in our reasonable judgment to maintain our ability to operate our businesses in the ordinary course, (iv) capital expenditures in any amount not exceeding $5,000,000 in the aggregate for all projects of us and our subsidiaries, and (v) contracts related to capital expenditures permitted by the foregoing;

•

settle or compromise any lawsuit, action, arbitration, claim, charge, complaint, audit, investigation, inquiry or other proceeding (whether or not commenced prior to the date of the Merger Agreement), other than any of those providing solely for the payment of an amount less than $2,000,000 individually or $5,000,000 in the aggregate (net of any amount covered by insurance or indemnification), that does not impose any material restriction on us or our subsidiaries or affiliates, and does not include an admission of liability or fault on the part of us or any of our subsidiaries; provided that in no event will we or our subsidiaries settle any claim or any lawsuits, court actions, arbitrations or other proceedings relating directly or indirectly to the merger agreement, the mergers or any of the transactions contemplated by the merger agreement or disclosures relating to such transactions, except in accordance with the specific requirements set forth in the merger agreement;

•	enter into any new line of business;

•

fail to maintain or modify or reduce our and our subsidiaries’ insurance coverage provided by the insurance policies as of the date of the Merger Agreement in a form and amount consistent with past practice;

•

enter into any new lease (or amend, renew or extend any existing lease) for space at certain Company Real Property or any other space at a Company Real Property, except for certain leases of not more than $500,000 of annualized rent that are on commercially reasonable terms and consistent with our past practices in all respects, that cover a gross leasable area of less than 20,000 square feet and with terms not to exceed 10 years, including any fixed rate renewal options;

•

terminate, modify, extend, renew or amend any space lease at certain Company Real Property or any other space lease with annual rent in excess of $500,000 covering a gross leasable area of more than 20,000 square feet or with a term (including fixed renewal options) of more than 10 years subject to certain exceptions as set forth in the Merger Agreement;

•

terminate or grant any reciprocal easement or similar agreements affecting Company Real Property (other than in the ordinary course of business consistent with past practice), which would adversely affect the current use or operation of the Company Real Property (unless contractually obligated to do so or in connection with a transaction otherwise permitted by the Merger Agreement);

•

enter into any Construction Contract (as such term is defined in the Merger Agreement) for new construction with respect to any Company Real Property with a cost (together with costs under other Construction Contracts for the same project) in excess of $1,000,000 annually or $2,000,000 in the aggregate;

•

initiate or consent to any zoning reclassification of any Company Real Property or any change to any approved site plan (in each case, that is material to such Company Real Property or plan, as applicable), special use permit or other land use entitlement affecting any Company Real Property in any respect or amend, modify, extend, renew or terminate, or authorize any person to amend, modify, extend, renew, terminate or allow to lapse, any environmental permit;

•

enter into, agree to, or otherwise become bound by any easement, covenant, condition, restriction, or other encumbrance (including, without limitation, any land use restriction or zoning agreement) that (i) restricts or limits the use, development, operation, or enjoyment of any Company Real Property, (ii) adversely affects or could reasonably be expected to adversely affect the use, operation or value of any Company Real Property, or (iii) is inconsistent with, or would interfere in any respect with, the present use of any Company Real Property, in each case, whether recorded or unrecorded;

•

enter into any co-tenancy agreement, arrangement, or understanding or grant any waiver in respect of any “go-dark” provision with any tenant or occupant under certain leases without the prior written consent of Parent;

•

other than in the ordinary course of business, terminate, amend (other than by renewing on terms not otherwise materially different), or waive, release or assign any right under, in a manner material and adverse to us and/or any of our subsidiaries (as applicable), any material contract;

•

enter into any contract that would have been a material contract had such contract been in effect on the date of the Merger Agreement, or enter into any contract that purports to be binding on Parent and its affiliates (other than us or our subsidiaries) after giving effect to the Mergers and materially restricts Parent’s and its affiliates’ ability to compete in any business or with any person or in any geographic area or purchase or sell products or services;

•

except in each case to the extent we determine (after prior consultation with Parent) that such action is reasonably necessary to preserve our status as a REIT or to preserve the status of any of our subsidiaries as a REIT, partnership, disregarded entity, taxable REIT subsidiary, or qualified REIT subsidiary for U.S. federal income tax purposes, make, change or revoke any material tax election (it being understood and agreed, for the avoidance of doubt, that nothing in the Merger Agreement shall preclude us from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code), settle or compromise any material tax claim or assessment by any governmental authority, change any material accounting method with respect to taxes, enter into any closing agreement with a taxing authority, surrender any right to claim a refund of a material amount of taxes or consent (other than in the ordinary course of business) to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•

enter into any tax protection agreement or take any action or fail to take any action that would violate or be inconsistent with any tax protection agreement or give rise to a material liability with respect thereto; or

•	authorize, commit or agree to take any of the foregoing actions.

Shareholders’ Meeting

Under the Merger Agreement, we are required, as promptly as reasonably practicable following the date that this Proxy Statement is cleared by the SEC, in accordance with applicable law and our declaration of trust, to establish a record date, duly call, give notice of, convene and hold a special meeting of our shareholders for the purpose of obtaining the Company Shareholder Approval. We may postpone or adjourn the special meeting after consultation with Parent:

•	with the consent of Parent;

•	for the absence of a quorum;

•	to ensure that any required supplement or amendment to this Proxy Statement is provided to our shareholders within a reasonable amount of time in advance of the Special Meeting; or

•	to allow additional solicitation of votes to obtain the Company Shareholder Approval (if determined in the good faith judgment of our Board after consultation with its outside legal counsel);

provided that, in the case of the second and fourth bullets above, the special meeting may not, without the written consent of Parent, be held on a date that is more than 15 business days after the date on which the special meeting was originally scheduled, and in no event, the special meeting may not, without the written consent of Parent, be held on a date that is on or after the 5th business day preceding October 5, 2026.

Unless our Board or any committee thereof has withdrawn its recommendation to shareholders to approve the Company Merger, we, through our Board, will recommend to our shareholders that they vote in favor of the Company Merger, so that we may obtain the Company Shareholder Approval. We will use commercially reasonable efforts to obtain the Company Shareholder Approval (including by soliciting proxies from our shareholders) and take all other action necessary or advisable to secure the Company Shareholder Approval.

We will keep Parent reasonably informed with respect to proxy solicitation and voting results on a reasonably current basis or as otherwise reasonably requested by Parent. Unless the Merger Agreement is terminated:

•	we will not submit to the vote of our shareholders any Company Takeover Proposal; and

•

our obligation to duly call, give notice of, convene and hold the special meeting and mail this Proxy Statement (and any amendment or supplement thereto that may be required by law) to our shareholders will not be affected by a change in recommendation (as described below).

Unless Parent provides written consent, we will only propose the approval of the Company Merger at the Special Meeting (other than matters customarily brought before a meeting of shareholders in connection with the approval of a merger or the transactions contemplated by the Merger Agreement). We will not change the record date of the Special Meeting without Parent’s written consent.

For purposes of the Merger Agreement, “Company Takeover Proposal” is defined in the section entitled “—Restriction on Solicitation of Other Offers.”

Agreement to Take Certain Actions

Each party to the Merger Agreement has agreed to use their commercially reasonable efforts to:

•

as promptly as practicable, make and effect all registrations, filings and submissions required to be made or effected by it or otherwise advisable pursuant to the Exchange Act and other applicable law with respect to the Mergers;

•	obtain all consents and approvals required from third parties in connection with the transactions contemplated by the Merger Agreement; and

•

cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the transactions contemplated by the Merger Agreement, including if necessary the divestiture, hold separate or other disposition of any asset or business of Parent, Merger Sub, Merger OP or us or our subsidiaries.

Without the prior written consent of Parent, neither we nor the Operating Partnership may take any action, or agree to take any action, referenced in the bullet immediately above relating to the divestiture, holding separate or other disposition of any asset or business of Parent, Merger Sub, Merger OP or us or our subsidiaries, or pay any fee, penalty or other consideration, make any commitment or incur any liability to any person for any consent or approval in connection with the transactions contemplated by the Merger Agreement. None of Parent,

Merger Sub or Merger OP or any of their affiliates will be required to pay any fee, penalty or other consideration, make any commitment or incur any liability to any person for any consent or approval in connection with the transactions contemplated by the Merger Agreement.

Notwithstanding anything to the contrary in the Merger Agreement, Parent, Merger Sub and Merger OP are not required to take or agree to take any action with respect to any of their affiliates, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such affiliates or any direct or indirect portfolio companies (as such term is understood in the private equity industry) of investment funds advised or managed by one or more of their affiliates. In the event that any party fails to obtain any such consent or approval, the parties to the Merger Agreement will use commercially reasonable efforts to minimize any adverse effect upon us and Parent and our respective affiliates and business resulting, or which would reasonably be expected to result, after the Company Merger Effective Time, from the failure to obtain such consent.

Each party to the Merger Agreement will:

•

give the other parties prompt written notice of the making or commencement of any request, inquiry, investigation, action, lawsuit, court action, arbitration or other proceeding by or before any governmental authority with respect to the Company Merger or any of the other transactions contemplated by the Merger Agreement;

•	keep the other parties informed as to the status of any such request, inquiry, investigation, action, lawsuit, court action, arbitration or other proceeding; and

•

promptly inform the other parties of (and provide copies of) any communication to or from any governmental authority and keep the other parties reasonably informed regarding any substantive communications to or from a third party, in each case regarding the Mergers or other transactions contemplated by the Merger Agreement.

Each party to the Merger Agreement has the right to review in advance, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any governmental authority in connection with the transactions contemplated by the Merger Agreement. In addition, except as may be prohibited by any governmental authority or by any law, in connection with any such request, inquiry, investigation, action, lawsuit, court action, arbitration or other proceeding, each party to the Merger Agreement will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action, lawsuit, court action, arbitration or other proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted in writing to any governmental authority in connection with such request, inquiry, investigation, action, lawsuit, court action, arbitration or other proceeding.

Restriction on Solicitation of Other Offers

We and our Operating Partnership have agreed that we will, and will cause our subsidiaries and each of our and their respective trustees, directors and officers to, and will instruct and use their commercially reasonable efforts to cause us and our Operating Partnership’s other representatives or our subsidiaries’ other representatives to:

•

immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations with any person, other than Parent, and its representatives, with respect to a Company Takeover Proposal (as defined below) or any inquiry, discussion or request that would reasonably be expected to result in a Company Takeover Proposal and terminate all access of any person, other than Parent, Merger Sub and Merger OP and their respective representatives, to any data room;

•

promptly (and in any event within two Business Days following April 8, 2026) request in writing that any third party that has previously executed a confidentiality or similar agreement with respect to a Company Takeover Proposal promptly return to us or destroy all non-public information previously furnished to such third party or any of its representatives by or on behalf of us, the Operating Partnership, or our subsidiaries or their respective representatives in accordance with the terms of such agreement;

•

not to, directly or indirectly, solicit, initiate, knowingly facilitate any inquiries regarding, or knowingly encourage (including by way of furnishing non-public information relating to us, the Operating Partnership, or our subsidiaries) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal;

•

not to, directly or indirectly, conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of knowingly encouraging or knowingly facilitating, a Company Takeover Proposal (other than, solely in response to a bona fide, unsolicited inquiry that did not result from a material breach of the terms of the Merger Agreement relating to the restrictions on solicitation of other offers), to refer the inquiring person to the terms of the Merger Agreement relating to the restrictions on solicitation of other offers;

•

not to, directly or indirectly, execute, approve, adopt, publicly recommend or enter into, or publicly propose to execute, approve, adopt, publicly recommend or enter into, any letter of intent, acquisition agreement, merger agreement, joint venture agreement or similar contract with respect to a Company Takeover Proposal (other than an “Acceptable Confidentiality Agreement” as defined in the Merger Agreement);

•

not to, directly or indirectly, grant any waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into, the Merger Agreement) of any third party under any standstill or confidentiality agreement; or

•

not to, directly or indirectly, resolve or agree to do any of the foregoing; provided that, prior to the time the Company Shareholder Approval is obtained, but not after, we and our subsidiaries are permitted to waive any rights under any “standstill” or similar covenants in confidentiality or non-disclosure agreements entered into in connection with or applicable to a Company Takeover Proposal to which we or any of our subsidiaries are a party to allow a person to make, or to amend, a Company Takeover Proposal or make any related communications; provided further, that we and our subsidiaries may only take such action if our Board determines in good faith (after consultation with our outside financial advisor and outside legal counsel) that the failure of our Board to take such action would reasonably be expected to be inconsistent with its duties under applicable law.

None of the foregoing will prohibit us, the Operating Partnership or our representatives from contacting any person or group of persons that has made a bona fide unsolicited Company Takeover Proposal in writing that did not result from a material breach of the terms of the Merger Agreement relating to the restrictions on solicitation of other offers after April 8, 2026 solely to ascertain the facts or request clarification of the terms and conditions thereof so as to determine whether the Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal.

Notwithstanding anything to the contrary contained in the Merger Agreement, if, at any time after April 8, 2026, but prior to obtaining the Company Shareholder Approval, we, the Operating Partnership or our respective representatives receives a bona fide unsolicited written Company Takeover Proposal from any person, which did not result from a material breach of the relevant terms of the Merger Agreement, and if our Board determines in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with our Board’s duties under applicable law, then we, the Operating Partnership, our respective subsidiaries and their respective representatives may, (i) furnish information with respect to us, the Operating Partnership and our subsidiaries to the person who has made such Company Takeover Proposal, including non-public information, if we receive from such person an executed confidentiality agreement containing terms that are not materially less restrictive in the aggregate to the other party than those contained in the confidentiality agreement with Parent; provided, that we substantially concurrently make available to Parent any such non-public information that is provided or made available to such person or its representatives unless such non-public information has been previously provided to Parent, and (ii) engage in or otherwise participate in discussions or negotiations with the person making such Company Takeover Proposal, its representatives and any prospective debt and equity financing sources regarding such Company Takeover Proposal. We and the Operating Partnership will promptly, and in any event within 24 hours, notify Parent and Merger Sub if we, the Operating Partnership, our subsidiaries or their respective representatives commence furnishing non-public information or commence discussions or negotiations as provided for in the Merger Agreement or our Board determines that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal.

In addition, we agreed:

•

to promptly, and in no event later than 24 hours after receipt, notify Parent in writing in the event that we, the Operating Partnership, our subsidiaries or any of their representatives receives a Company Takeover Proposal or any inquiry, proposal, or request that would reasonably be expected to result in any Company Takeover Proposal, including the identity of the person making the Company Takeover Proposal or such inquiry, proposal or request and the material terms and conditions thereof (including, if applicable, copies of any written requests, proposals or offers, including proposed term sheets and agreements and a summary of any material terms conveyed orally relating thereto);

•

to keep Parent reasonably informed, on a prompt basis (and in no event later than 24 hours after receipt), regarding any material changes to the status and material terms of any such inquiry, proposal or offer (and shall provide Parent with a copy of any written documents or agreements delivered to us, our subsidiaries or their representatives that contain any material amendments thereto or any material change to the scope or material terms or conditions thereof (or, if not delivered in writing, a summary of any such material amendments or material changes)); and

•

along with our subsidiaries, not to enter into any agreement with any person subsequent to April 8, 2026, that prohibits us or the Operating Partnership or our subsidiaries from providing any information to Parent in accordance with, or otherwise complying with the applicable terms of, the Merger Agreement.

For purposes of the Merger Agreement, “Company Takeover Proposal” means any proposal or offer from any third party relating to:

•

a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving us or any of our subsidiaries that would result in such third party directly or indirectly acquiring (x) beneficial ownership of 20% or more of the outstanding Company Common Shares or our securities representing more than 20% of our voting power or (y) assets or businesses that constitute 20% or more of the consolidated assets, net revenues or net income of us and our subsidiaries (based on the fair market value thereof, as determined in good faith by our Board);

•

any acquisition, in one transaction or a series of related transactions, of the beneficial ownership or the right to acquire beneficial ownership, directly or indirectly, of 20% or more of the outstanding Company Common Shares or our securities representing more than twenty percent 20% of our voting power;

•

any direct or indirect acquisition (including the acquisition of stock in any of our subsidiary), in one transaction or a series of related transactions, of assets or businesses of us or our Subsidiaries, including pursuant to a joint venture, representing 20% or more of the consolidated assets, net revenues or net income of us and our Subsidiaries (based on the fair market value thereof, as determined in good faith by our Board);

•

any tender offer or exchange offer or any other similar transaction or series of transactions that if consummated would result in any third party or group directly or indirectly acquiring beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding Company Common Shares or our securities representing more than 20% of our voting power; or

•	any combination of the foregoing.

For purposes of the Merger Agreement, a “Company Superior Proposal” is a bona fide written Company Takeover Proposal (but substituting “50%” for all references to “20%” in the definition of such term) that our Board determines in good faith after consultation with its outside financial advisor and outside legal counsel, taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of such Company Takeover Proposal, including the financing terms thereof, and such other factors as our Board considers to be appropriate, and taking into account any revisions to the terms of the Merger Agreement to which Parent has committed in writing in response to such Company Takeover Proposal in accordance with the terms of the Merger Agreement, is more favorable to the shareholders of the Company than the transactions contemplated by the Merger Agreement.

Adverse Recommendation Change

As described above, and subject to the provisions described below, our Board has made the recommendation that our shareholders vote “FOR” the proposal to approve the Company Merger (the “Company Board Recommendation”). The Merger Agreement provides that our Board will not effect a Company Adverse Recommendation Change (as defined below) except as described below.

Under the terms of the Merger Agreement, our Board may not:

•

(A) fail to include the Company Board Recommendation in this Proxy Statement when it is disseminated to our shareholders, (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in any such case, in a manner adverse to Parent, the Company Board Recommendation, (C) publicly make any recommendation in support of a tender offer or exchange offer that constitutes a Company Takeover Proposal or fail to recommend against any such tender offer or exchange offer, (D) publicly adopt, approve or recommend, or publicly propose to adopt, approve or recommend, to shareholders of the Company a Company Takeover Proposal, or (E) fail to publicly recommend against any Company Takeover Proposal or fail to publicly reaffirm the Company Board Recommendation, in each case, within the earlier of seven business days after Parent so requests in writing following a publicly announced Company Takeover Proposal and two business days prior to the Special Meeting (any action described in this bullet being referred to as a “Company Adverse Recommendation Change”); or

•

authorize, cause or permit us, the Operating Partnership or any of our respective subsidiaries to enter into any letter of intent, memorandum of understanding or other contract (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement).

Notwithstanding anything in the Merger Agreement to the contrary, our Board may, at any time prior to, but not after, obtaining the Company Shareholder Approval, in respect of a bona fide unsolicited Company Takeover Proposal (that did not result from a material breach of our obligations under the restrictions against the solicitation of offers) make a Company Adverse Recommendation Change or terminate the Merger Agreement to substantially concurrently enter into a definitive written agreement effecting such Company Takeover Proposal, if and only if, we and the Operating Partnership have complied, in all material respects, with our respective obligations under the terms of the Merger Agreement related to restrictions on solicitations of offers, our Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes a Company Superior Proposal; and our Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with our Board’s duties under applicable law; provided, however, that, prior to taking such action:

•

we and the Operating Partnership have given Parent at least four business days’ prior written notice of our intention to take such action, and the identity of the person making, any such Company Superior Proposal and have contemporaneously provided to Parent a copy of the Company Superior Proposal or any proposed Company Acquisition Agreements (as such term is defined in the Merger Agreement) and copies of any related financing commitments (or if not provided in writing to us or our Subsidiaries, a written summary of any related financing commitments) in our or our subsidiaries’ possession;

•

to the extent requested in writing by Parent, we and the Operating Partnership have negotiated, and have caused our respective representatives to negotiate, in good faith with Parent during such four business day period concerning any revisions to the terms of the Merger Agreement proposed by Parent;

•

following the end of such four business day period, our Board has determined in good faith after consultation with its outside financial advisor and outside legal counsel, and giving due consideration to the revisions of the Merger Agreement committed to by Parent in writing, that the Company Takeover Proposal would continue to constitute a Company Superior Proposal; and

•

in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Company Takeover Proposal, we and the Operating Partnership, in each case, have delivered to Parent an additional written notice consistent with that described in the first bullet above except that the notice period shall be for three business days.

Notwithstanding anything in the Merger Agreement to the contrary, other than in connection with a Company Takeover Proposal (as discussed above), our Board may, at any time prior to, but not after, obtaining the Company Shareholder Approval, make a Company Adverse Recommendation Change in response to an Intervening Event, if we and the Operating Partnership have complied, in all material respects, with our respective obligations under the terms of the Merger Agreement related to restrictions on solicitations of offers, and prior to taking such action, our Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with our Board’s duties under applicable law; provided, however, that, prior to taking such action:

•

we and the Operating Partnership must have given Parent at least four business days’ prior written notice of our intention to take such action and the reasons thereof, specifying in reasonable detail facts and circumstances relating to the Intervening Event and the potential reasons that our Board is proposing to effect a Company Adverse Recommendation Change;

•

if requested in writing by Parent, we and the Operating Partnership must have negotiated, and have caused our respective representatives to negotiate, in good faith with Parent during such four business day period to enable Parent to propose revisions to the terms of the Merger Agreement such that it would cause our Board to not make any Company Adverse Recommendation Change; and

•

following the end of such four business day period, our Board must have considered in good faith any revisions to the terms of the Merger Agreement to which Parent has committed in writing, and must have determined, in good faith after consultation with its outside financial advisor and outside legal counsel, assuming the revisions committed to by Parent in writing were to be given effect, that the failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with our Board’s duties under applicable law.

For purposes of the Merger Agreement, an “Intervening Event” is an event, development or change in circumstances that is not known to our Board (or if known, the consequences of which were not known to our Board as of the date of the Merger Agreement) as of or prior to the date of the Merger Agreement, which event, development or change in circumstances becomes known to our Board prior to the Special Meeting; provided, however, that (i) in no event shall the receipt of a Company Takeover Proposal constitute an Intervening Event and (ii) in no event shall any of the following constitute, or be taken into account in determining the existence of, an Intervening Event: (A) the fact that we meet or exceed any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period, or changes after the date of the Merger Agreement in the market price or trading volume of the Company Common Shares;

provided, however, the underlying causes of such meeting, exceedance, failure and/or changes may otherwise constitute or be taken into account in determining whether an “Intervening Event” has occurred if not otherwise falling into clause (ii)(A) or (B) the reasonably foreseeable consequences of the announcement of the Merger Agreement.

The Merger Agreement does not restrict us, the Operating Partnership or our Board from complying with our respective disclosure obligations under federal or state law with regard to a Company Takeover Proposal, including (i) taking and disclosing to our shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation MA promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to our shareholders pursuant to Rule 14d-9(f) under the Exchange Act, provided that no such action or disclosure that would amount to a Company Adverse Recommendation Change will be permitted, made or taken other than in compliance with the terms of the Merger Agreement relating to the restrictions on solicitation of other offers.

Employee Benefits

For a period of not less than twelve (12) months after the Closing Date (or such shorter period during which an individual remains employed following the Closing Date), Parent will provide, or will cause the Surviving Entity to provide, to each of our and our subsidiaries’ employees who continues employment with Parent or with the Surviving Entity following the Company Merger Effective Time (each, a “Continuing Employee”) with (i) a base salary or hourly rate (as applicable) and annual target cash bonus opportunity that are each no less favorable than those provided to such Continuing Employee immediately prior to the Company Merger Effective Time (excluding any retention, long-term incentive, change in control or transaction-based, or equity or equity-based incentive opportunities), and (ii) employee benefits (including severance benefits, paid-time off, retirement and health and welfare insurance benefits, but excluding non-qualified deferred compensation, equity or equity-based compensation, change in control, defined benefit pension plan, retiree welfare benefits and long-term incentive compensation) that are substantially similar in the aggregate to the benefits provided to each such Continuing Employee immediately prior to the Company Merger Effective Time.

Parent will cause the Surviving Entity to ensure that, as of the Company Merger Effective Time, each Continuing Employee receives full credit for purposes of eligibility to participate, vesting, vacation entitlement and severance benefits for service with us or any of our subsidiaries (or any predecessor employer of us or any of our subsidiaries to the extent we or any of our subsidiaries provide such past service credit) under the comparable employee benefit plans, programs and policies of Parent or the Surviving Entity, as applicable, in which such employees became participants (provided that such credit shall not apply with respect to benefit accrual under any defined benefit pension benefits or to the extent that its application would result in a duplication of benefits). As of the Company Merger Effective Time, Parent will, or will cause the Surviving Entity to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable benefit plan as of the Company Merger Effective Time.

With respect to each health or welfare benefit plan maintained by Parent or the Surviving Entity for the benefit of Continuing Employees, Parent will use commercially reasonable efforts to cause the Surviving Entity to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any preexisting condition limitations under such plan, and (ii) cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any of our or our subsidiaries’ similar benefit plans for the plan year that includes the Company Merger Effective Time for purposes of applying co-payments, out-of-pocket maximums, and deductibles as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Parent or the Surviving Entity, as applicable, for the plan year in which the Company Merger Effective Time occurs.

From and after the Closing Date, Parent will, and will cause the Surviving Entity and their respective subsidiaries to, honor in accordance with their terms certain specified agreements, including each specified employment, change in control, retention, severance, and termination protection plan, policy or agreement of or between us and our subsidiaries and any of our or our subsidiaries’ current or former officers, trustees, directors or employees existing as of immediately prior to the Company Merger Effective Time, all obligations in effect as of the Company Merger Effective Time under equity-based, bonus or compensation deferral plans, programs or agreements of us, our subsidiaries or our or their respective affiliates, and all vested and accrued benefits under our benefit plans. Parent acknowledges and agrees that the transactions contemplated by the Merger Agreement will constitute a “change in control” for purposes of each of our benefit plans that uses such term or a similar term, including certain specified agreements.

Financing Cooperation

Prior to the earlier of the Partnership Merger Effective Time and the valid termination of the Merger Agreement, we and the Operating Partnership will use our commercially reasonable efforts to provide such cooperation reasonably requested by Parent, Merger Sub and Merger OP with the arrangement of the equity financing and debt financing. Such assistance includes using commercially reasonable efforts to assist Parent, Merger Sub and Merger OP in connection with arranging the debt financing, including using commercially reasonable efforts to do the following (each of which shall be at Parent’s written request with reasonable prior notice and at Parent’s sole cost and expense, except for certain information as set forth in the Merger Agreement):

•	deliver certain deliverables related to the debt financing to Parent, Merger Sub and Merger OP;

•

furnish, for the Company Real Property, certain financial statements and operating statements, rent rolls, leases, leasing updates, tax bills and other customary items for a mortgage secured real estate financing, provided that Parent, Merger Sub and Merger OP shall be solely responsible for the contents (other than historical information of us and our Subsidiaries) and determination of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information;

•

to the extent reasonably requested by Parent and necessary in connection with the debt financing in connection with the transactions contemplated by the Merger Agreement, obtain original estoppel certificates with respect to certain leased property, in form and substance reasonably satisfactory to Parent and the financing sources, executed by the landlord and tenant under such leases and naming Parent and any such lender(s) designated by Parent as addressee and to the extent provided for in such lease, verifying the basic facts of such lease and confirming that there are no defaults by the tenant or landlord under such lease (neither us nor the Operating Partnership shall be required to pay any consideration, expenses or fees, otherwise expend any monies, or grant any concessions in connection with such estoppels except if such fees are reasonable or otherwise required under the terms of any applicable leases);

•

to the extent reasonably requested by Parent and necessary in connection with the debt financing in connection with the transactions contemplated by the Merger Agreement, obtain an original estoppel certificate and/or subordination, non-disturbance, and attornment agreement with respect to certain leases, in form and substance reasonably satisfactory to Parent and the financing sources, executed by the landlord and tenant under such leases to the extent required in connection with the financing, assist Parent in obtaining customary lender’s title insurance policies insuring mortgages or similar instruments to be secured upon the closing of the Mergers, including by providing customary affidavits in connection therewith;

•

permit Parent and its representatives to conduct surveys, appraisal and non-invasive environmental and engineering inspections of each real estate property owned or leased by us or the Operating Partnership (provided, however, that (i) no person shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (ii) Parent, Merger Sub and Merger OP shall schedule and coordinate all inspections with us in accordance with the terms of the Merger Agreement, and (iii) we are entitled to have representatives present at all times during any such inspection);

•

participate (which may be limited to teleconference or virtual meeting platforms if reasonably necessary) in a reasonable number of lender meetings and due diligence sessions with the financing sources (solely to the extent customarily needed for financings of this type), in each case, upon reasonable advance notice, during normal business hours and at mutually agreed locations and times; and

•

facilitate and assist in the preparation and negotiation of the debt financing documents, including furnishing certain information or documents about us, our subsidiaries and our and our subsidiaries’ respective businesses, pledged collateral to the extent held by us and our subsidiaries, and other customary items typically reasonably requested by Parent, Merger Sub and Merger OP that are typically required for the debt and equity financings and reasonably available to us or the Operating Partnership; provided that providing such documentation (or, as applicable, the pledge of such pledged collateral) is subject to the occurrence of the closing of the Mergers and become effective no earlier than the Partnership Merger Effective Time and cooperating in satisfying the conditions precedent set forth in any definitive agreements relating to the debt financing shall only be required of us and the Operating Partnership to the extent satisfaction thereof requires the cooperation, or is within the control of, us and the Operating Partnership, our respective subsidiaries or our respective representatives and in no event will we, the Operating Partnership or any of our respective officers, trustees, directors or employees be required to approve, ratify or execute any of the debt financing documents that is effective prior to the consummation of the Mergers (unless contingent on the consummation of the Mergers).

Notwithstanding the foregoing, we and the Operating Partnership are not required to make any filings with the SEC in connection with the financing (other than in this Proxy Statement). We will not be required to provide, or cause our subsidiaries to provide, cooperation to the extent that it:

•	unreasonably and materially interferes with our or our subsidiaries’ ongoing business;

•

requires us or the Operating Partnership to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the closing of the Mergers, for which Parent, Merger Sub, and Merger OP do not promptly reimburse or indemnify us and the Operating Partnership, as the case may be, under the Merger Agreement (other than with respect to the preparation of audited and other historical financial statements or information that would otherwise be prepared notwithstanding the assistance contemplated in the Merger Agreement);

•

require us or the Operating Partnership, or any of our respective Affiliates or our respective representatives to execute, deliver or enter into, or perform any debt financing document, that becomes effective prior to the closing of the Mergers,

•

would require our Board or similar governing body of any of our subsidiaries to adopt resolutions approving the debt financing documents that are effective prior to the closing and consummation of the Mergers (and any such adoption or approval at closing shall be performed by such board of trustees (or other similar governing body) as constituted after the Partnership Merger Effective Time and closing of the Mergers);

•

requires us or the Operating Partnership to provide information to the extent it would cause significant competitive harm, violate applicable law or any contracts to which we or the Operating Partnership or our respective subsidiaries are a party, jeopardize any attorney-client or other legal privilege or violate any of our or our subsidiaries’ confidentiality obligations (so long as we and the Operating Partnership provide Parent, Merger Sub, and Merger OP written notice of any information so withheld and reasonably cooperate with Parent, Merger Sub and Merger OP in seeking to allow disclosure of such information in an appropriate manner pursuant to the terms of the Merger Agreement);

Parent, Merger Sub and Merger OP agree to indemnify us, the Operating Partnership and our respective subsidiaries and each of our respective trustees, directors, officers, employees and other representatives, from and against any and all actual losses incurred by us and the Operating Partnership in performing our financing cooperation obligations or otherwise in connection with the debt and equity financings or any information, assistance or activities provided in connection therewith, except to the extent arising from a material inaccuracy in historical information furnished in writing by or on behalf of us, the Operating Partnership or our respective subsidiaries or the gross negligence, bad faith or willful misconduct of us, the Operating Partnership, any of our subsidiaries or any of our respective employees or representatives. Parent, Merger Sub and Merger OP agree to reimburse us and the Operating Partnership and our respective subsidiaries for reasonable, documented out-of-pocket third-party costs and expenses incurred in connection with the equity and debt financings or such assistance. Our financing cooperation obligations are deemed to be satisfied at the closing unless the debt financing has not been obtained primarily as a result of a material breach by us or the Operating Partnership of the financing cooperation obligations.

Pre-Closing Transactions

In addition, the Merger Agreement requires that we use commercially reasonable efforts to provide (at Parent’s sole cost and expense) such cooperation and assistance to Parent regarding modifications to the structure of the transactions contemplated by the Merger Agreement that Parent reasonably requests, including to (1) convert any of our subsidiaries organized as a corporation into a limited partnership or limited liability company on the basis of organizational documents as reasonably requested by Parent, (2) sell, transfer or distribute or cause to be sold, transferred or distributed (by merger or otherwise) stock, partnership interests, limited liability interests or other equity interests owned, directly or indirectly, by us in any subsidiary, (3) exercise any of our or our subsidiaries’ rights to terminate or cause to be terminated any contract to which we or one of our subsidiaries is a party, and/or (4) sell, transfer or distribute or cause to be sold, transferred or distributed, any of our or our subsidiaries’ assets.

These rights of Parent are limited, however, in that (1) Parent may not require us or any of our subsidiaries to take any action that contravenes any of our or any of our subsidiaries’ organizational documents, material contracts or applicable law, (2) any such conversions, exercises of any rights of termination or other terminations, sales or transactions must be contingent upon all conditions to the Mergers under the Merger Agreement having been satisfied or waived and our receipt of a written notice from Parent stating that Parent, Merger Sub and Merger OP are prepared to proceed immediately with the closing of the Mergers and irrevocably waiving any right to claim that the conditions to their obligations to consummate the Mergers set forth in the Merger Agreement have not been satisfied, together with any other evidence reasonably requested by us that the closing of the Mergers will occur, (3) these actions (or the inability to complete them) will not affect or modify the obligations of Parent, Merger Sub and Merger OP under the Merger Agreement, including the amount of or timing of the payment of the Merger Consideration, (4) we and our subsidiaries will not be required to take any action that could adversely affect our classification as a REIT within the meaning of the Code or that could subject us to any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code taxes or certain other material taxes under the Code (or other material entry-level taxes), (5) we and our subsidiaries will not be required to take any such action that could result in any tax being imposed on, or any material adverse tax consequence to any shareholder or other equity interest holder of us that are incrementally greater or more adverse, as the case may be, than the taxes or other material adverse tax consequences that would be imposed on such party in connection with the consummation of the transactions contemplated by the Merger Agreement in the absence of such action taken as described in this section, and (6) we and our subsidiaries will not be required to provide any material non-public information to a third party other than Parent and its affiliates or their respective representatives.

Certain Other Covenants

The Merger Agreement contains certain other covenants of the parties to the Merger Agreement relating to, among other things:

•	the filing of this Proxy Statement with the SEC, and cooperation in preparing this Proxy Statement and in responding to any comments received from the SEC on this Proxy Statement;

•	giving Parent’s representatives reasonable access to our and our subsidiaries’ properties, facilities, officers, offices and other facilities and books and records;

•	the consultation regarding any press releases or other public statements with respect to the Merger Agreement or the Mergers;

•	confidentiality;

•	the indemnification of our and our subsidiaries’ trustees and officers;

•

providing prompt notice to Parent, and giving Parent the opportunity to participate in, any claim, lawsuit, court action, arbitration or other proceeding relating directly or indirectly to the Merger Agreement, the Mergers or the transactions contemplated by the Merger Agreement;

•	certain tax matters;

•	actions necessary to eliminate or mitigate the effects any applicable anti-takeover statutes on the Merger Agreement, the mergers and the transactions contemplated by the Merger Agreement; and

•

cooperating with Parent, Merger Sub and their respective affiliates and representative and using commercially reasonable efforts with respect to Parent’s procurement of a buyer-side representations and warranties insurance policy.

Conditions to the Mergers

The obligation of the parties to the Merger Agreement to consummate the Mergers is subject to the satisfaction or waiver of the following mutual conditions:

•	we will have obtained the Company Shareholder Approval; and

•

no temporary restraining order, preliminary or permanent injunction or other writ, judgment, injunction, consent, order, directive, determination, decree, stipulation, award, ruling or executive order of or by any governmental authority preventing the consummation of the Mergers has been issued by any governmental authority of competent jurisdiction and remains in effect, and there has not been any law enacted or deemed applicable to the Mergers that makes consummation of the Mergers illegal or otherwise restricts or prohibits consummation of the Mergers.

The obligation of Parent, Merger Sub and Merger OP to consummate the Mergers is subject to the satisfaction or waiver of the following conditions:

•

our representations and warranties must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications set forth therein) as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period), except for such failures to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, except for (1) our representations and warranties regarding the absence of certain changes or events, which must be true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period); (2) certain of our representations and warranties regarding our capitalization, which must be true and correct as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date, except for any de minimis inaccuracies (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period), and (3) our representations regarding organization, authority, the fairness opinion of our financial advisor, takeover statutes and brokers, which must be true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period);

•

we and the Operating Partnership must have performed in all material respects all obligations required to be performed by us and the Operating Partnership under the Merger Agreement at or prior to the Closing Date;

•	since the date of the Merger Agreement, there must not have occurred any material adverse effect;

•

receipt by Parent of a certificate from us, dated as of the Closing Date, signed by the Chief Executive Officer or Chief Financial Officer certifying that the conditions set forth above have been satisfied; and

•

Parent must have received a tax opinion of our counsel, Bass, Berry & Sims PLC (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent), on which Parent is entitled to rely, dated as of the Closing Date (which such opinion is subject to customary assumptions, qualifications and representations, including representations made by us and our subsidiaries), to the effect that beginning with our taxable year ended December 31, 2019 and until the closing of the Company Merger, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

Our and the Operating Partnership’s obligation to consummate the Mergers is subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of Parent, Merger Sub and Merger OP must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period), except for such failures to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect, except for Parent’s representations and warranties regarding organization and authority, which must be true and correct in all material respects, as of the date of the Merger Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of particular date or period, in which case such representation and warranty must be true and correct as of such date or period);

•	each of Parent, Merger Sub and Merger OP must have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date; and

•

receipt by Parent of a certificate from us, dated as of the Closing Date, signed by the Chief Executive Officer or Chief Financial Officer certifying that the conditions set forth above have been satisfied;

Termination of the Merger Agreement

We and Parent may mutually agree in writing to terminate the Merger Agreement and abandon the Mergers at any time prior to the closing of the Mergers, even after we have obtained the Company Shareholder Approval.

Termination by Either the Company or Parent

In addition, we, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement upon written notice to the other at any time prior to the closing of the Mergers, even after we have obtained the Company Shareholder Approval, if:

•

the Closing Date has not occurred on or before October 5, 2026, provided that the right to terminate the Merger Agreement under this bullet is not available to any party to the Merger Agreement whose material breach of any provision of the Merger Agreement has been the primary cause of, or resulted in, the failure of either Merger to be consummated by October 5, 2026;

•

any governmental entity of competent jurisdiction has issued a final and non-appealable writ, judgment, injunction, consent, order, directive, determination, decree, stipulation, award, ruling or executive order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement, provided that the right to terminate the Merger Agreement under this bullet is not available to any party to the Merger Agreement if such order was due to such party’s material breach of any provision of the Merger Agreement; or

•	the Company Shareholder Approval has not been obtained upon a vote taken at the Special Meeting (or any adjournment or postponement thereof).

Termination by the Company

We may also terminate the Merger Agreement by written notice to Parent at any time prior to the closing of the Mergers, if:

•

whether prior to or after obtaining the Company Shareholder Approval, Parent, Merger Sub or Merger OP have breached any representation, warranty, covenant or other agreement contained in the Merger Agreement such that the closing conditions relating to its representations, warranties, covenants or agreements would not be satisfied or would be incapable of being satisfied by October 5, 2026 and the relevant breach is not curable, or, if curable, is not cured by the earlier of October 5, 2026 and 30 days following written notice from us to Parent describing such breach or failure, provided that we will not be entitled to terminate the Merger Agreement under this provision if (1) we or the Operating Partnership are in breach of any of our or its representations, warranties, covenants, agreements or other obligations contained in the Merger Agreement such that Parent would be entitled to terminate the Merger Agreement or (2) all the conditions to closing are satisfied and Parent irrevocably confirms that Parent is ready, willing and able to consummate the closing of the Mergers provided the closing of the Mergers occurs within three business days of receiving notice Parent is ready to close;

•

prior to obtaining the Company Shareholder Approval, our Board has effected a Company Adverse Recommendation Change in accordance with the requirements described above in the sections entitled “—Restriction on Solicitation of Other Offers” and “—Adverse Recommendation Change” and our Board has approved and concurrently with the termination under the provision described in this bullet, we enter into a definitive agreement providing for the implementation of such Company Superior Proposal, in accordance with our obligations described above in the section entitled “—Restriction on Solicitation of Other Offers,” provided that such termination will not be effective until we have paid the Company Termination Fee (as described below); or

•	all of the following requirements are satisfied:

•

all of the mutual conditions to the parties’ obligations to effect the Mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger OP to effect the Mergers have been satisfied or waived by Parent as of the date closing of the Mergers should have been consummated pursuant to the Merger Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the Mergers, provided that each such condition would be satisfied on the date of the notice referenced in the second following bullet if the closing of the Mergers were to occur on the date such notice is received by Parent);

•	Parent and Merger Sub do not complete the closing of the Mergers on the day the closing of the Mergers should have been consummated pursuant to the Merger Agreement;

•

on or after the date the closing of the Mergers should have occurred pursuant to the Merger Agreement, we have irrevocably notified Parent in writing that all of the mutual conditions to the parties’ obligations to effect the Mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger OP to effect the Mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the

Mergers, provided that each such condition would be satisfied on the date of such notice if the closing were to occur on the date such notice is received by Parent) and we and the Operating Partnership are ready, willing and able to consummate the Mergers on the date such notice is received by Parent and through the end of the next succeeding three business days; and

•

Parent, Merger Sub and Merger OP fail to consummate the Mergers within three business days after the receipt by Parent of our notice referenced in the immediately preceding sub-bullet, and we and the Operating Partnership stood ready, willing and able to effect the closing of the Mergers through the end of such three-business day period.

Termination by Parent

Parent may also terminate the Merger Agreement by written notice to us at any time prior to the closing of the Mergers, if:

•

whether prior to or after obtaining the Company Shareholder Approval, we or the Operating Partnership have breached any representation, warranty, covenant or other agreement contained in the Merger Agreement such that the closing conditions relating to our representations, warranties, covenants or agreements would not be satisfied or would be incapable of being satisfied and the relevant breach is not curable, or, if curable, is not cured by the earlier of October 5, 2026 and 30 days following written notice from Parent to us describing such breach or failure, provided that Parent will not be entitled to terminate the Merger Agreement under this provision if any of Parent, Merger Sub or Merger OP is in breach of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that we would be entitled to terminate the Merger Agreement; or

•

prior to obtaining the Company Shareholder Approval (1) our Board makes a Company Adverse Recommendation Change in accordance with the requirements described above in the section entitled “—Adverse Recommendation Change” or (2) we have intentionally and materially breached the non-solicitation provisions of the Merger Agreement.

Termination Fees

Termination Fee Payable by the Company

We have agreed to pay Parent a termination fee as directed by Parent in the amount of $36.0 million (the “Company Termination Fee”), if:

•	Parent terminates the Merger Agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent;”

•	we terminate the Merger Agreement pursuant to the provision described in the second bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company;” or

•	all of the following requirements are satisfied:

•

we or Parent terminate the Merger Agreement pursuant to the provisions described in the first bullet or the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” or Parent terminates the Merger Agreement pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent,” or the Merger Agreement is terminated under any other right of termination and at such time the Merger Agreement could have been terminated by us or Parent pursuant to the provisions described in the first bullet or the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” or by Parent pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent;”

•

a Company Takeover Proposal has been made or publicly made known after the date of the Merger Agreement and not (1) in the case of a Company Takeover Proposal that has not been publicly made known after the date of the Merger Agreement, withdrawn in writing in good faith (with a copy of such written withdrawal having been delivered to Parent) or (2) in the case of a proposal made known publicly, publicly withdrawn, in each case of clause (1) and (2), prior to such termination (in the case of a termination by us or Parent pursuant to the provisions described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” or by Parent pursuant to the provision described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Parent”) or the later of the Special Meeting and any postponement or adjournment thereof (in the case of a termination by us or Parent pursuant to the provisions described in the third bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent”); and

•

Within 12 months of the date of a termination referred to in the first and second sub-bullets above we or any of our subsidiaries enter into a definitive agreement in respect to, or consummate, any Company Takeover Proposal (provided that for purposes of this sub-bullet, each reference to “20% or more” in the definition of Company Takeover Proposal will be deemed to be references to “more than 50%”).

Termination Fee Payable by Parent

Parent has agreed to pay to us a termination fee in the amount of $77.0 million (the “Parent Termination Fee”), if:

•	we terminate the Merger Agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company,” or

•

we terminate the Merger Agreement pursuant to the provisions described in the first bullet in the section entitled “—Termination of the Merger Agreement—Termination by Either the Company or Parent” and at the time of such termination, we would have been entitled to terminate the Merger Agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “—Termination of the Merger Agreement—Termination by the Company.”

Limited Guarantee

In connection with the Merger Agreement, the Guarantors entered into a limited guarantee in our favor guaranteeing, severally and not jointly, certain payment obligations of Parent, Merger Sub and Merger OP in connection with the Merger Agreement, including the payment of the Parent Termination Fee if required to be paid pursuant to the terms and conditions of the Merger Agreement, all subject to the terms and limitations set forth in the limited guarantee and the Merger Agreement.

Pursuant to the limited guarantee, the maximum aggregate liability of the Guarantors under the limited guarantee will not exceed $80.0 million, and subject to certain terms and conditions set forth in the limited guarantee, the payment and performance obligations of Parent, Merger Sub and Merger OP with respect to the Parent Termination Fee, certain damages that survive under the Merger Agreement and certain expense reimbursement and indemnification obligations of Parent, Merger Sub and Merger OP under the Merger Agreement.

Specific Performance

The parties have agreed that irreparable harm for which monetary damages, even if available, or other legal remedies, would not be an adequate remedy, would occur in the event that the parties do not perform the provisions of the Merger Agreement in accordance with their specific terms. Accordingly, the parties have agreed that each party will be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, without bond or other security being required, in addition to any other remedy to which such party is entitled at law or in equity, including, subject to the paragraph below, in connection with the specific performance of Parent’s, Merger Sub’s and Merger OP’s obligations pursuant to the terms of the Merger Agreement and the equity commitment letter to cause the equity financing to be funded and to consummate the Mergers.

We and the Operating Partnership, on the one hand, and Parent, Merger Sub and Merger OP, on the other hand are entitled by the Merger Agreement to one or more injunctions, specific performance or other equitable relief to prevent breaches of the Merger Agreement by the other parties thereto, to enforce specifically the terms and provisions of the Merger Agreement. We and the Operating Partnership are entitled to seek specific performance to require Parent, Merger Sub, and Merger OP to cause the equity financing to be funded and to effect the closing of the Mergers only if (a) all closing conditions are satisfied or waived, (b) Parent, Merger Sub and Merger OP have failed to consummate the transactions when required under the Merger Agreement, (c) the debt financing is funded or will be funded at the closing of the Mergers if the equity financing is funded, and (d) we and the Operating Partnership have irrevocably certified in writing that they are ready, willing and able to consummate the Mergers. We and the Operating Partnership are entitled to seek specific performance of Parent’s, Merger Sub’s and Merger OP’s obligations to consummate the Mergers or in the alternative the payment of the Parent Termination Fee under the conditions described in the section entitled “—Termination Fees—Termination Fee Payable by Parent.” We and the Operating Partnership may not seek specific performance to cause the closing of the Mergers to occur following a valid termination of the Merger Agreement. Parent, Merger Sub and Merger OP may seek specific performance to require us and the Operating Partnership to consummate the Mergers.

Amendment and Waiver

The Merger Agreement may be amended with the mutual agreement of the parties thereto at any time, whether before or after we have obtained the Company Shareholder Approval, provided that after such approval has been obtained, no amendment or waiver may be made that pursuant to applicable law requires further approval or adoption by our shareholders without such further approval or adoption being obtained.

PROPOSAL 1: THE MERGER PROPOSAL

Merger Proposal

Our shareholders are asked to vote on a proposal to approve the Company Merger pursuant to the terms of the Merger Agreement.

Our Board unanimously (i) determined that the terms of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of us, our shareholders and the limited partners of the Operating Partnership, (ii) approved, adopted and declared advisable the execution and delivery by us of the Merger Agreement, the performance by us of our covenants and agreements contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directed that the approval of the Company Merger be submitted to our shareholders, and (iv) resolved to recommend that our shareholders approve the Company Merger at the Special Meeting.

For detailed information regarding this proposal, see the information about the merger throughout this Proxy Statement, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this Proxy Statement.

Vote Required and Board Recommendation

The affirmative vote of holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast thereon is required to approve the Merger Proposal. The failure of any shareholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by virtual ballot at the virtual Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will be counted as votes “AGAINST” the Merger Proposal. Because all of the proposals presented to shareholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. The failure to provide your broker, bank or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Proposal.

Our Board recommends that you vote “FOR” the Merger Proposal.

PROPOSAL 2: ADVISORY VOTE ON COMPANY MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act and Rule 14a-21 thereunder, which were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the payment of certain compensation that may be paid or become payable to our named executive officers in connection with the Company Merger, as disclosed in the section entitled “The Mergers—Interests of Our Trustees and Executive Officers in the Mergers—Quantification of Payments and Benefits” beginning on page 61 of this Proxy Statement.

Our shareholders are asked to indicate their approval of the compensation that may be paid or become payable to our named executive officers in connection with the Company Merger. These payments are set forth in the section entitled “The Mergers—Interests of Our Trustees and Executive Officers in the Mergers—Quantification of Payments and Benefits” beginning on page 61 of this Proxy Statement and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of our overall compensation program for our named executive officers, and previously have been disclosed to our shareholders as part of the “Compensation Discussion and Analysis” and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of our Board, which is composed solely of independent trustees, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the shareholders of Whitestone REIT approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Whitestone REIT’s named executive officers that is based on or otherwise relates to the Company Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Mergers—Interests of Our Trustees and Executive Officers in the Mergers—Quantification of Payments and Benefits” in Whitestone’s Proxy Statement for the Special Meeting of shareholders.”

Our shareholders should note that this proposal is not a condition to consummation of the Mergers, and as an advisory vote, the result will not be binding on us, our Board or Parent. Accordingly, regardless of the outcome of the advisory vote, if the Mergers are consummated, our named executive officers will be eligible to receive the compensation that is based on, or otherwise relates to, the Company Merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast on the matter, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the Advisory Merger Compensation Proposal. The failure of any shareholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by virtual ballot at the Special Meeting will not have any effect on the proposal to approve compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Company Merger, provided a quorum is otherwise present. Because the proposals presented to shareholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on the proposal to approve compensation that may be paid or become payable to our named executive officers in connection with the Company Merger.

Our Board recommends that you vote “FOR” the Advisory Merger Compensation Proposal.

PROPOSAL 3: ADJOURNMENT

Adjournment Proposal

Our shareholders are being asked to approve a proposal providing for one or more adjournments of the Special Meeting from time to time, if necessary or appropriate in the view of our Board, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or to seek a quorum if one is not initially obtained. The Special Meeting may be adjourned by the affirmative vote of a majority of the votes cast on the proposal to approve any adjournment, whether or not a quorum exists, or by the chairman of our Board for any reason, subject to certain restrictions in the Merger Agreement. Pursuant to the Merger Agreement, we may adjourn, delay or postpone the Special Meeting: (1) with the consent of Parent, (2) for the absence of a quorum necessary to do business at the Special Meeting, (3) to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Common Shares within a reasonable amount of time in advance of the Special Meeting or (4) if our Board determines in its good faith judgment that such adjournment, delay or postponement is necessary to allow additional solicitation of votes to obtain the Company Shareholder Approval. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. In addition, we may postpone the Special Meeting before it commences in accordance with our bylaws.

The vote on the proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, is a vote separate and apart from the proposal to approve the Company Merger. We do not anticipate calling a vote on this proposal if the proposal to approve the Company Merger is approved by the requisite number of shares at the Special Meeting.

Vote Required and Board Recommendation

Approval of the proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate, requires the affirmative vote of a majority of the votes cast on the matter, provided a quorum is present. The failure of any shareholder of record to grant a proxy electronically over the Internet or by telephone, submit a signed proxy card, or to vote by virtual ballot at the Special Meeting will not have any effect on the proposal to approve one or more adjournments of the Special Meeting from time to time, if necessary or appropriate. Because the proposals presented to shareholders will be considered non-discretionary, there will not be any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on the adjournment proposal.

Our Board recommends a vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information with respect to those persons that we know to be the beneficial owners (as defined by Rule 13d-3 under the Exchange Act) of more than 5% of the outstanding Company Common Shares, our only voting security, and with respect to the beneficial ownership of Company Common Shares by all trustees and nominees, each of the named executive officers and all of our executive officers, trustees, and trustee nominees as a group. The information set forth below is based on ownership information we received as of May 14, 2026 (except as otherwise noted below) and the number of Company Common Shares outstanding as of May 14, 2026. Unless specified otherwise, the shares indicated are presently outstanding, and each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise noted, the address of each beneficial owner is c/o Whitestone REIT, 2600 South Gessner, Suite 500, Houston, TX 77063.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock Inc. 55 East 52nd Street New York, NY 10055	7,183,714	(1)	14.0%

MCB PR Capital LLC 2002 Clipper Park Road, Suite 105 Baltimore, MD 21211	4,175,005	(2)	8.1%

Vanguard Portfolio Management and its affiliates 100 Vanguard Blvd. Malvern, PA 19355	3,025,264	(3)	5.9%

(1)

The indicated ownership is based solely upon an amendment to Schedule 13G/A filed with the SEC by the beneficial owner on July 17, 2025. BlackRock, Inc. has sole voting power with respect to 7,047,985 common shares and sole dispositive power with respect to 7,183,714 common shares.

(2)

The indicated ownership is based solely upon an amendment to Schedule 13D/A filed with the SEC by the beneficial owner on April 13, 2026. MCB PR Capital LLC possesses shared voting power with respect to 4,175,005 common shares and shared dispositive power with respect to 4,175,005 common shares.

(3)

The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owner on April 29, 2026. Vanguard Portfolio Management has shared voting power over 17,339 common shares and sole dispositive power over 3,025,264 common shares.

Security Ownership of Trustees and Executive Officers

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percentage Ownership
Named Executive Officers:
David K. Holeman	831,394	(3)	1.6%
Christine J. Mastandrea	481,454	(4)	*
J. Scott Hogan	242,189	(5)	*
Peter A. Tropoli	183,770	(6)	*
Soklin “Michelle” Siv	105,740	(7)	*

Non-Employee Trustees:
Julia B. Buthman	31,577		*
Amy S. Feng	69,507		*
Kristian M. Gathright	15,789		*
Jeffrey A. Jones	45,728		*
Donald A. Miller	33,694		*
All Directors and Executive Officers as a Group (10 Persons)	2,040,842		4.0%

*	Less than one percent (1.0%)
(1)	Unless otherwise indicated, the address for each beneficial owner is 2600 South Gessner, Suite 500, Houston, Texas 77063.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares. Unless otherwise indicated, and subject to community property laws where applicable, we believe each beneficial owner has sole voting and investment power over the shares beneficially owned.

(3)

Includes 86,730 restricted common share units. Excludes 172,169 restricted common share units issued pursuant to the 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets.

(4)

Includes 63,329 restricted common share units. Excludes 123,205 restricted common share units issued pursuant to the 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets.

(5)

Includes 48,241 restricted common share units. Excludes 79,770 restricted common share units issued pursuant to the 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets.

(6)

Includes 46,081 restricted common share units. Excludes 75,562 restricted common share units issued pursuant to the 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets.

(7)

Includes 24,997 restricted common share units. Excludes 32,344 restricted common share units issued pursuant to the 2018 Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets.

NO DISSENTERS’ RIGHTS OF APPRAISAL

We are organized as a real estate investment trust under Maryland law. Under Section 8-501.1(j) of the MRL and Section 3-202 of the MGCL, because our Company Common Shares are listed on the NYSE on the Record Date for determining shareholders entitled to vote at the Special Meeting, our shareholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting shareholder in connection with the Company Merger. In addition, our shareholders may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting shareholder to receive the fair value of their shares in connection with the Company Merger because, as permitted by Maryland law, our declaration of trust provides that shareholders are not entitled to exercise such rights unless our Board determines that appraisal rights apply, which our Board has not done. However, our shareholders can vote against the Company Merger.

OTHER MATTERS

The sole business that may be considered at the Special Meeting are the matters set forth in the Notice of Special Meeting accompanying this Proxy Statement.

FUTURE SHAREHOLDER PROPOSALS

We will not hold an annual meeting of shareholders in 2026 (the “2026 Annual Meeting”) if the Company Merger is completed because we will not be a public company after the Company Merger is completed. However, if the Company Merger is not completed, our shareholders will continue to be entitled to attend and participate in our annual meeting of shareholders, and we expect to hold the 2026 Annual Meeting. If we hold the 2026 Annual Meeting, we will provide notice of or otherwise publicly disclose the date on which the 2026 Annual Meeting will be held. If the 2026 Annual Meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for consideration at the 2026 Annual Meeting (“2026 Annual Proxy Statement”) in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.

If we hold the 2026 Annual Meeting, it will be more than 30 days after May 15, 2026. Shareholders wishing to make a trustee nomination or bring a proposal (other than pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions in our amended and restated bylaws, which require, among other things, that shareholders provide written notice of their nomination or proposal to the Corporate Secretary at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, no earlier than the 120th day prior to the date of the 2026 Annual Meeting and not later than 5:00 p.m. Central Time on the later of the 90th day prior to the date of the 2026 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. For shareholder proposals submitted in compliance with Rule 14a-8, the deadline will be a reasonable time before we begin printing and distributing our proxy materials for the 2026 Annual Meeting.

Any shareholder proposal or trustee nomination must comply with the other provisions of our bylaws and be submitted in writing to the Corporate Secretary at our principal executive offices. In addition to satisfying the requirements of our bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees, other than our Board’s nominees, must also provide written notice to the Corporate Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Corporate Secretary at the Company’s principal executive offices by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the tenth calendar day following the day on which we publicly announce the date of the 2026 Annual Meeting.

HOUSEHOLDING INFORMATION

Certain shareholders who share the same address may receive only one copy of this Proxy Statement in accordance with a notice delivered from such shareholders’ broker, bank or other nominee, unless the applicable broker, bank or other nominee received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Shareholders owning their shares through a broker, bank or other nominee who wish to either discontinue or commence householding may request, or may request a separate copy of the Proxy Statement, either by contacting their broker, bank or other nominee at the telephone number or address provided in the above referenced notice, or contacting Broadridge ICS, either by calling toll-free (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY, 11717. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other nominee and their account information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this Proxy Statement.

Our following filings with the SEC are incorporated by reference (provided, that, we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026, as amended by our Annual Report on Form 10-K/A, filed on April 30, 2026;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 6, 2026; and

•	Our Current Reports on Form 8-K, filed with the SEC on April 9, 2026.

We also incorporate by reference into this Proxy Statement all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting or the termination of the Merger Agreement.

These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials, but does not include any information furnished to, but not filed with, the SEC. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.

You may obtain any document we file without charge through the SEC website at www.sec.gov, on our website at https://ir.whitestonereit.com or upon written request to Corporate Secretary, Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063. Exhibits will be provided upon request. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated by reference into this Proxy Statement and you should not consider information contained on our website to be part of this Proxy Statement.

If you have any questions about this Proxy Statement, the Special Meeting, the Merger Agreement or the Company Merger or need assistance with voting procedures, you should contact:

Alliance Advisors, LLC

The Overlook Corporate Center

150 Clove Road, Suite 400

Little Falls Township, New Jersey 07424

Call Toll-Free: 866-206-7597

Email: WSR@allianceadvisors.com

MISCELLANEOUS

We have supplied all information relating to us and the Operating Partnership, and Parent has supplied, and we have not independently verified, all of the information relating to Parent, Merger Sub and Merger OP contained in the sections entitled “Summary—The Parties to the Mergers,” “Summary—Financing of the Mergers,” “The Parties to the Mergers” and “The Mergers—Financing of the Mergers.”

The cost of this proxy solicitation will be borne by us. Our trustees, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these trustees, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from beneficial owners of Company Common Shares.

You should not send in your share certificates until you receive transmittal materials after the Company Merger is consummated.

We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This Proxy Statement is dated May 19, 2026. You should assume that the information appearing in, or incorporated by reference in, this Proxy Statement is, or will be, accurate only as of their respective dates (or as of an earlier date if so indicated in this Proxy Statement) and the mailing of this Proxy Statement to shareholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among:

AREG WIZARD PARENT LP,

AREG WIZARD INTERMEDIATE LP,

AREG WIZARD OPERATING PARTNERSHIP LP,

WHITESTONE REIT

and

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

Dated as of April 8, 2026

A-i

A-ii

Page

Section 8.14	Independence of Representations	A-80
Section 8.15	Debt Financing Sources	A-80

Exhibit A – Form of REIT Tax Opinion

A-iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of April 8, 2026, by and among: AREG WIZARD PARENT LP, a Delaware limited partnership (“Parent”); AREG WIZARD INTERMEDIATE LP, a Delaware limited partnership (“Merger Sub”); AREG WIZARD OPERATING PARTNERSHIP LP, a Delaware limited partnership (“Merger OP” and, collectively with Parent and Merger Sub, the “Parent Parties”); WHITESTONE REIT, a Maryland real estate investment trust (the “Company”); and WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership whose sole general partner is the Company (the “Operating Partnership” and, together with the Company, the “Company Parties”). Parent, Merger Sub, Merger OP, the Company and the Operating Partnership are each sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in Section 1.1.

WITNESSETH

WHEREAS, AREG Wizard Intermediate GP LLC, a Delaware limited liability company (“Merger Sub GP”), as the sole general partner of Merger Sub has approved this Agreement and determined that it is advisable and in the best interests of Merger Sub and its limited partner to enter into this Agreement and consummate the merger of the Company with and into Merger Sub (the “Company Merger”), with Merger Sub surviving the Company Merger as a wholly-owned Subsidiary of Parent pursuant to the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and the Maryland REIT Law, as amended (the “MRL”), pursuant to which each outstanding common share of beneficial interest, par value $0.001 per share, of the Company (the “Company Common Shares”) (other than Excluded Shares) shall be converted into the right to receive cash as set forth herein, upon the terms and conditions of this Agreement;

WHEREAS, the board of trustees of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Mergers and the other Transactions are advisable and in the best interests of the Company, its shareholders and the limited partners of the Operating Partnership, (b) approved, adopted and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Mergers and the other Transactions upon the terms and subject to the conditions contained herein, (c) directed that the approval of the Company Merger be submitted to the shareholders of the Company and (d) resolved to recommend that the Company’s shareholders approve the Company Merger at any meeting of the shareholders held for such purpose and any adjournment or postponement thereof;

WHEREAS, each of the Company, as the sole general partner of the Operating Partnership, and AREG Wizard OP GP LLC, a Delaware limited liability company (“Merger OP GP”), as the sole general partner of Merger OP, have approved this Agreement and determined that it is advisable and in the best interests of their respective limited partners to consummate the merger of Merger OP with and into the Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with the Operating Partnership surviving the Partnership Merger in accordance with the DRULPA, pursuant to which each outstanding OP unit of the Operating Partnership (the “Partnership OP Units”) (other than Excluded Units) shall be converted into the right to receive cash as set forth herein, upon the terms and conditions of this Agreement;

WHEREAS, as an inducement to the Company Parties’ willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Guarantors (as defined below) are entering into a guarantee in favor of the Company (the “Guarantee”), with respect to certain obligations of the Parent Parties under this Agreement;

WHEREAS, as an inducement to each Party’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain investment vehicles affiliated with Ares Real Estate

Management Holdings, LLC (the “Guarantors”) are entering into the Equity Commitment Letter, pursuant to which the Guarantors have committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein; and

WHEREAS, Merger Sub GP, in its capacity as the sole general partner of Merger Sub, and Merger OP GP, in its capacity as the sole general partner of Merger OP, have taken all actions required for the execution of this Agreement by Merger Sub and Merger OP and to adopt and approve this Agreement and to approve the consummation by Merger Sub and Merger OP of the Mergers, as applicable.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

(a) As used herein, the following terms have the following meanings:

“Acquired Companies” means, collectively, the Company and each of its Subsidiaries, including, for the avoidance of doubt, the Operating Partnership.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise; provided that, other than the Guarantors and their direct or indirect Subsidiaries involved in the Transactions (including Parent, Merger Sub and Merger OP), none of the Affiliates of the Guarantors shall be deemed to be “Affiliates” of Parent, Merger Sub or Merger OP (or, following the Closing, the Surviving Entity, the Surviving Partnership or any of their respective Subsidiaries).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by Law or executive order to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letters” means the Equity Commitment Letter and the Debt Commitment Letter.

“Company Balance Sheet” means the consolidated audited balance sheet of the Company as of December 31, 2025, and the notes thereto, as contained in the Company SEC Documents.

“Company Balance Sheet Date” means December 31, 2025.

“Company Declaration of Trust” means the Company’s Articles of Amendment and Restatement of Declaration of Trust (including all articles of amendment and articles supplementary).

“Company Disclosure Letter” means the Company Disclosure Letter dated as of the date hereof and delivered by the Company to Parent prior to or simultaneously with the execution of this Agreement.

“Company Equity Award” means each Time-Based Unit Award and TSR Unit Award.

“Company Equity Incentive Plan” means the Company’s 2018 Long-Term Equity Incentive Ownership Plan, including any amendments.

“Company IP” means all Intellectual Property Rights owned or purported to be owned by the Acquired Companies.

“Company IT Assets” means all information technology systems and information technology assets (including all computers, firmware, servers and related equipment), hardware, software, websites, databases and networks that are used by or on behalf of the Acquired Companies in the operation of their business as currently conducted.

“Company Material Adverse Effect” means, with respect to the Company Parties, any Effect that (a) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets or results of operations of the Acquired Companies, taken as a whole or (b) has or would reasonably be expected to prevent or materially impair or materially delay the ability of any of the Company Parties to timely consummate either Merger or any other Transactions prior to the End Date; provided that, in no event shall any of the following, alone or in combination, or any Effect to the extent any of the foregoing results from any of the following, be taken into account in determining whether there shall have occurred a Company Material Adverse Effect pursuant to clause (a): (i) changes in the Company’s share price or trading volume; (ii) any failure by the Company to meet, or changes to, published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided, that the exception in this clause (ii) and in clause (i) shall not in any way prevent or otherwise affect a determination that any Effect underlying such failures has resulted in, or contributed to, a Company Material Adverse Effect); (iii) changes in general business, economic or political conditions (including the impact of tariffs and general trade disruptions) in the United States or any other country or region in the world; (iv) any changes in regulatory, legislative or political conditions in the financial, credit, banking, capital or currency markets in the United States or any other country or region in the world, or changes therein, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world; (v) changes in conditions generally affecting the industries in which the Acquired Companies conduct business, including changes in conditions in the real estate industry generally; (vi) any geopolitical conditions, protests or public demonstrations (including civil unrest), acts of hostilities, war, military action threatened or underway as of the date of this Agreement, sabotage or terrorism, including cyber terrorism (including any outbreak, escalation or general worsening of any such acts) in the United States or any other country or region in the world; (vii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, weather conditions or other natural or man-made disasters or acts of God, epidemics, pandemics or disease outbreaks in the United States or any other country or region in the world, or any escalation of the foregoing; (viii) the entry into or the announcement, pendency or performance of this Agreement or the Transactions or the consummation of any Transactions, including: (A) the identity of Parent and its Affiliates, (B) any communication by Parent or any of its Affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Acquired Companies following the Closing, and (C) the failure to obtain any Third Party consent in connection with the Transactions, and (D) the impact of the foregoing with respect to clauses (A) and (B) on any relationships, contractual or otherwise, with customers, franchisors, managers, lenders, suppliers, vendors, business partners or employees (provided, that this clause (viii) shall not apply to any representation or warranty that is intended to address the consequences of the negotiation, execution, announcement or pendency of the Transactions or with respect to any condition to Closing to the extent such condition relates to any such representation or warranty); (ix) (A) any action taken of which Parent has approved, consented to or requested, in each case, in writing, (B) the taking of any action expressly required by this Agreement (other than pursuant to the first sentence of Section 5.1) or (C) the failure to take any action expressly prohibited by this Agreement; (x) changes in Law, regulation or other legal or regulatory conditions (or the interpretation thereof); (xi) changes in GAAP or other accounting standards (or the interpretation thereof); and (xii) any claim or Legal Proceeding asserted or commenced by or on behalf of any of the current or former shareholders or equityholders of the Company or any Subsidiary of the Company (or on behalf of the Company or any Subsidiary of the Company, but in any event only in their capacities as current or former shareholders or equityholders) arising out of this Agreement or the Mergers; provided that, in each of the foregoing clauses (iii), (iv), (v), (vi), (x) and (xi), such effects referred to therein may be taken into account to the extent that the Company is disproportionally affected relative to other companies in the United States in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

“Company Preferred Shares” means the preferred shares of beneficial interest, par value $0.001 per share, of the Company.

“Company Real Property” means, collectively, the Owned Real Property and the Leasehold Real Property.

“Company Service Provider” means each current or former director, trustee, officer, employee or individual independent contractor of any of the Acquired Companies.

“Company Superior Proposal” means a bona fide written Company Takeover Proposal (but substituting “fifty percent (50%)” for all references to “twenty percent (20%)” in the definition of such term) that the Company Board determines in good faith after consultation with its outside financial advisor and outside legal counsel, taking into account the timing, likelihood of consummation, legal, financial, regulatory and other aspects of such Company Takeover Proposal, including the financing terms thereof, and such other factors as the Company Board considers to be appropriate, and taking into account any revisions to the terms of this Agreement to which Parent has committed in writing in response to such Company Takeover Proposal in accordance with Section 5.2(e) of this Agreement, is more favorable to the shareholders of the Company than the Transactions.

“Company Takeover Proposal” means any proposal or offer from any Person or group of Persons (other than Guarantors, Parent, Merger Sub or any of their Affiliates) to the Company or any of its Representatives relating to (A) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its Subsidiaries that would result in such other Person directly or indirectly acquiring (x) beneficial ownership of twenty percent (20%) or more of the outstanding Company Common Shares or securities of the Company representing more than twenty percent (20%) of the voting power of the Company or (y) assets or businesses that constitute twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Company Board), (B) any acquisition, in one transaction or a series of related transactions, of the beneficial ownership or the right to acquire beneficial ownership, directly or indirectly, of twenty percent (20%) or more of the outstanding Company Common Shares or securities of the Company representing more than twenty percent (20%) of the voting power of the Company, (C) any direct or indirect acquisition (including the acquisition of stock in any Subsidiary of the Company), in one transaction or a series of related transactions, of assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing twenty percent (20%) or more of the consolidated assets, net revenues or net income of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Company Board), (D) any tender offer or exchange offer or any other similar transaction or series of transactions that if consummated would result in any Person or group directly or indirectly acquiring beneficial ownership or the right to acquire beneficial ownership of twenty percent (20%) or more of the outstanding Company Common Shares or securities of the Company representing more than twenty percent (20%) of the voting power of the Company or (E) any combination of the foregoing.

“Company Termination Fee” means an amount equal to $36,000,000.

“Confidentiality Agreement” means the Confidentiality Agreement, between the Company and Ares Real Estate Management Holdings, LLC, dated as of March 3, 2026.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, mortgage, indenture, deed of trust, debenture, note, option, warrant, warranty, purchase order, license, Governmental Permit, franchise, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Debt Commitment Letter” means the debt commitment letter, dated as of the date hereof, between Parent and the lenders party thereto (including all exhibits, annexes, schedules, term sheets and executed fee letters related thereto (which fee letters may be redacted to omit fee amounts and economic terms that do not impact the amount or availability of the Necessary Financing Amount or expand the conditions to obtaining the Debt Financing on the Closing Date) attached thereto or contemplated thereby), as the same may be amended, supplemented or replaced in compliance with this Agreement or pursuant to Section 5.16 following a Financing Failure Event, pursuant to which the financial institutions party thereto have agreed, subject only to the applicable Financing Conditions, to provide or cause to be provided the debt financing set forth therein for the purposes of financing (together with the proceeds of the Equity Financing) the Transactions.

“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter.

“Debt Financing Deliverables” means the following customary documents to be delivered in connection with the Debt Financing: (i) at least five (5) Business Days prior to the Closing Date, (a) draft payoff letters (“Payoff Letters”) with respect to any Indebtedness of any of the Company Parties listed on Schedule 1.2(a) (the “Payoff Indebtedness”), which Payoff Letters authorize, upon repayment of the amounts set forth in such Payoff Letters, the release of any Liens securing such Payoff Indebtedness, in each case, in form and substance reasonably satisfactory to the Parent Parties and each executed by or on behalf of the holders of such Payoff Indebtedness (with duly executed copies of such Payoff Letters to be delivered at least one (1) Business Day prior to the Closing Date), (b) drafts of customary defeasance documentation with respect to the Payoff Indebtedness set forth as item 3 on Schedule 1.2(a), which defeasance documentation authorize, upon execution and delivery by all parties thereto, including the applicable Company Parties, the release of the applicable Company Parties as obligors under such Payoff Indebtedness, the release of any Liens securing such Payoff Indebtedness and substitution of the applicable defeasance collateral therefor, in form and substance reasonably satisfactory to the Parent Parties (with duly executed copies of such defeasance documentation to be delivered at least two (2) Business Days prior to the Closing Date) and (c) as applicable, drafts of customary releases and/or terminations of all security interests recorded against the assets of any of the Company Parties (including, for the avoidance of doubt, UCC-3 financing statements, intellectual property releases, mortgage releases and termination of any guarantees with respect thereto) with respect to such Payoff Indebtedness (with duly executed copies of such releases and/or terminations, if applicable, to be delivered at least one (1) Business Day prior to the Closing Date); and (ii) at least three (3) Business Days prior to the Closing Date, documentation and other information reasonably requested at least ten (10) Business Days prior to the Closing Date by the Financing Sources under applicable “know-your-customer” and anti-money laundering rules and regulations (including beneficial ownership certifications as under 31 C.F.R. § 1010.230).

“Debt Financing Documents” means the agreements, documents and certificates contemplated by the Debt Financing.

“Effect” means any effect, change, event, occurrence, circumstance or development.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity (including any Governmental Authority).

“Environmental Law” means any Law concerning pollution (or cleanup thereof) or protection of natural resources, endangered or threatened species, or the environment, or human health or safety (as such matters relate to exposure of any Person to dangerous or deleterious substances, materials or wastes or any other Hazardous Substances) including any Law relating to the manufacture, handling, transport, use, treatment, storage, disposal, generation, processing, recycling, remediation or release of, or exposure to, any harmful or deleterious material or other Hazardous Substances.

“Environmental Permits” means all Governmental Permits issued or required under Environmental Law.

“Equity Financing” means the equity financing to be provided pursuant to the Equity Commitment Letter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any Entity, trade or business (whether or not incorporated) that is considered a single employer together with the Company or any ERISA Affiliate under ERISA Section 4001(b) or part of the same “controlled group” with the Company or any ERISA Affiliate for purposes of Code Section 414.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financing” means the Debt Financing and the Equity Financing.

“Financing Conditions” means (i) with respect to the Debt Financing, the conditions precedent set forth in Exhibit A of the Debt Commitment Letter and (ii) with respect to the Equity Financing, the conditions precedent set forth in Section 2 of the Equity Commitment Letter.

“Financing Failure Event” means any of the following: (i) the commitments with respect to all or any portion of the Debt Financing expiring or being terminated; (ii) for any reason, all or any portion of the Debt Financing becoming unavailable; or (iii) a breach or repudiation by any Financing Related Person or any other party to the Debt Commitment Letter.

“Financing Related Persons” means (i) the Financing Sources, (ii) any Affiliates of the Financing Sources and (iii) the respective stockholders, partners, members, controlling persons and Representatives of each Person identified in clauses (i) and (ii) of this definition.

“Financing Sources” means the Persons that are party to, and have committed to provide or arrange all or any part of the Debt Financing pursuant to, the Debt Commitment Letter and/or any additional or replacement lender, arranger, bookrunner, syndication agent or other entity acting in a similar capacity for the Debt Financing (but excluding, for the avoidance of doubt, the Parent Parties).

“GAAP” means United States generally accepted accounting principles.

“Government Official” means any officer or employee of a Governmental Authority, including state-owned Entities, or of a public organization or any Person acting in an official capacity for or on behalf of any Governmental Authority or public organization.

“Governmental Authority” means any federal, domestic, territorial, state, provincial, municipal or local governmental authority of any nature (including any government and any governmental agency, instrumentality, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or arbitrator or arbitral body (public or private) or other body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Governmental Permit” means any approvals, authorizations, consents, licenses, ordinances, permits, certificates, franchises, registrations, accreditations, variance filings, exemptions or notifications issued or granted by, obtained from or made with or to a Governmental Authority.

“Hazardous Substances” means (a) all substances, materials or wastes that are defined or classified or regulated as hazardous, toxic, explosive or radioactive, as pollutants or contaminants, or any other terms of similar meaning, under Environmental Law, and (b) petroleum or petroleum distillates or byproducts, asbestos, or asbestos containing materials, radon, lead-based paint, per- and polyfluoroalkyl substances, radiation, toxic mold or polychlorinated biphenyls.

“Indebtedness” means, as to the Acquired Companies, without duplication, all (a) indebtedness of the Acquired Companies for borrowed money, (b) obligations of the Acquired Companies evidenced by notes, debentures or similar instruments, (c) obligations of the Acquired Companies under leases treated as capital leases or required to be treated as capitalized leases in accordance with GAAP, (d) obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction to the extent such letters of credit, banker’s acceptances or similar credit transactions have been drawn upon, (e) net obligations of the Acquired Companies in respect of interest rate, currency and other swaps, hedges or similar arrangements, (f) obligations of the Acquired Companies to guarantee any of the foregoing types of payment obligations on behalf of any Person other than the Acquired Companies, (g) any deferred purchase price obligations for purchase of assets, properties, securities, rights or services (including fixed or contingent deferred purchase price, purchase price adjustments, earn-out obligations, holdback payments, contingency payments, installment payments, seller notes, post-closing true-up obligations or similar liabilities), in each case, calculated as the maximum amount payable under or pursuant to such obligations and (h) all outstanding pre-payment premium obligations of the Acquired Companies, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (h); provided that, for clarification, Indebtedness shall not include “trade debt” or “trade payables.” Notwithstanding the foregoing, Indebtedness does not include any intercompany obligations between or among the Acquired Companies which are wholly-owned.

“Intellectual Property Rights” means all intellectual property and proprietary rights throughout the world, including (i) patents, patent applications and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trade and corporate names, trade dress, logos, service marks, and other indicia of origin, and all goodwill associated therewith, (iii) copyrights, copyrightable material and rights in the works of authorship, (iv) internet domain names and social or mobile media identifiers, (v) trade secrets and corresponding rights in confidential and proprietary information, including know-how, technologies, databases, processes, techniques, protocols, methods, inventions, discoveries, ideas, designs and formulae, (vi) proprietary rights in computer programs or software (in each case, whether in source code, object code or other form), algorithms, databases and compilations of data and (vii) any registrations and applications of the foregoing.

“Intervening Event” means an event, development or change in circumstances that is not known to the Company Board (or if known, the consequences of which were not known to the Company Board as of the date of this Agreement) as of or prior to the date of this Agreement, which event, development or change in circumstances becomes known to the Company Board prior to the Shareholders Meeting; provided, however, that (i) in no event shall the receipt of a Company Takeover Proposal constitute an Intervening Event and (ii) in no event shall any of the following constitute, or be taken into account in determining the existence of, an Intervening Event: (A) the fact that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period, or changes after the date of this Agreement in the market price or trading volume of the Company Common Shares; provided, however, the underlying causes of such meeting, exceedance, failure and/or changes may otherwise constitute or be taken into account in determining whether an “Intervening Event” has occurred if not otherwise falling into clause (ii)(A) or (B) the reasonably foreseeable consequences of the announcement of this Agreement.

“IRS” means the Internal Revenue Service.

“Knowledge of the Company,” or “to the Company’s Knowledge,” whether or not capitalized, or any similar expression used with respect to the Company, means the actual knowledge, and such knowledge as would have been obtained after due and reasonable inquiry, of the individuals set forth in Section 1.1(a) of the Company Disclosure Letter.

“Labor Agreement” means any collective bargaining agreement or other labor-related Contract with a union, works council, labor organization, or other employee representative.

“Law” shall mean any federal, state, local or foreign statute, law, act, regulation, requirement, interpretation, Governmental Permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code, policy or rule of common law of any Governmental Authority, including any judicial or administrative interpretation thereof.

“Leasehold Real Property” means, collectively, each real property leased (including ground leased) as lessee or sublessee, by an Acquired Company (including all buildings, structures and other improvements and fixtures located on such real property and all easements, rights and other appurtenances to such real property to the extent of the lessee’s or sublessee’s leasehold interest therein).

“Legal Proceeding” means any lawsuit, action, arbitration, claim, charge, complaint, audit, investigation, inquiry or other proceeding.

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or undertaking and those arising as a result of any act or omission.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, encumbrance, right of first refusal, preemptive right, community property right or other similar adverse restriction in respect of such property or asset.

“made available to Parent” means that such information, document or material was: (a) publicly available on the SEC EDGAR database prior to the execution of this Agreement; (b) delivered to Parent or Parent’s Representatives via electronic mail or in hard copy form prior to the execution of this Agreement or (c) made available for review by Parent or Parent’s Representatives at least one (1) day prior to the execution of this Agreement in the VDR maintained by the Company in connection with the Mergers.

“NYSE” means the New York Stock Exchange.

“Order” means any writ, judgment, injunction, consent, order, directive, determination, decree, stipulation, award, ruling or executive order of or by any Governmental Authority.

“Organizational Documents” means, with respect to any Entity, (a) if such Entity is a corporation, such Entity’s certificate or articles of incorporation, by-laws and similar organizational documents, as amended and in effect on the date hereof, (b) if such Entity is a limited liability company, such Entity’s certificate or articles of formation and operating agreement, as amended and in effect on the date hereof, (c) if such Entity is a trust, such Entity’s declaration of trust, by-laws and similar organizational documents, as amended and in effect on the date hereof and (d) if such Entity is a limited partnership, such Entity’s certificate of limited partnership, partnership agreement and similar organizational documents, as amended and in effect on the date hereof.

“Owned Real Property” means, collectively, each parcel of real property owned in fee by an Acquired Company (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property to the extent of an Acquired Company’s interest therein).

“Parent Material Adverse Effect” means, with respect to the Parent Parties, any Effect that, individually or taken together with all other Effects that has or would reasonably be expected to prevent or materially impair or materially delay the ability of any of the Parent Parties to consummate the Mergers or the other Transactions contemplated by this Agreement prior to the End Date.

“Parent Termination Fee” means an amount equal to $77,000,000.

“Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, dated as of December 31, 1998 among the Company and the other partners named therein, as amended.

“Partnership Preference Units” means the units having such rights, preferences and other privileges, variations and designations as more fully described in the Partnership Agreement.

“Partnership Units” means the Partnership OP Units and the Partnership Preference Units.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet (ii) Liens for Taxes, assessments and other governmental levies, fees or charges that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (iii) statutory landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar Liens arising or incurred in the ordinary course of business that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, the existence of which does not, and would not reasonably be expected to, materially interfere with the present use of any Company Real Property subject thereto or affected thereby, (iv) zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such real property that are not violated by the current use or occupancy of real property or the operation of the business thereon or which do not, and would not reasonably be expected to, materially impair the marketability, value or use and enjoyment of such real property, (v) conditions, covenants, restrictions, easements and reservations of rights, including rights of way, for sewers, electric lines, telegraph and telephone lines and other similar purposes, and affecting the fee title to any Company Real Property which are disclosed on existing title reports or existing surveys or which would be shown on current title reports or current surveys performed by Parent as of the date hereof and the existence of which does not, and would not, impair the marketability, value or use and enjoyment of such real property, (vi) [intentionally omitted], (vii) rights of tenants or other parties in possession, without any right of first refusal, right of first offer or other option to purchase any Company Real Property (or any portion thereof), (viii) [intentionally omitted], (ix) deposits or pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (x) Liens that constitute non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business, (xi) Liens relating to intercompany borrowing among a Person and any of its wholly owned Subsidiaries, and (xii) Liens resulting from transfer restrictions under securities Laws applicable to the Acquired Companies.

“Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint stock company, syndicate, association, Entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.

“Personal Information” means all data or other information (i) relating, directly or indirectly, to an identified or identifiable natural person or household or (ii) defined as “personal data,” “personal information,” “personally identifiable information,” or any similar term under applicable Law.

“REIT” means an entity classified for U.S. federal income tax purposes as a “real estate investment trust” under Sections 856 to 860 of the Code.

“Representatives” means, with respect to any Person, the trustees, directors, officers, employees, agents, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity and, in the case of Parent, its financing sources.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Space Lease” means any one or more leases, subleases, licenses or occupancy agreements of a particular Company Real Property (other than ground leases), together with all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, under which the Company or any Subsidiary is the landlord or sub-landlord or serves in a similar capacity.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal Entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal Entity.

“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, sales, use, license, franchise, employment, payroll, severance, stamp, occupation, windfall profits, profits, environmental, customs, duties, capital stock, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, estimated, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax of any kind or any assessment or charge, in each case, in the nature of taxes and imposed by a Taxing Authority, together with any interest or penalty or addition thereto.

“Tax Protection Agreements” means any Contract to which any of the Acquired Companies is a party pursuant to which: (a) any liability to holders of equity of a Subsidiary of the Company relating to Taxes may arise and give rise to an indemnity obligation by any of the Acquired Companies, whether or not as a result of the consummation of the Transactions; or (b) in connection with the deferral of income Taxes of a holder of equity of a Subsidiary of the Company, any Acquired Company has agreed to (i) maintain a minimum level of debt or continue a particular debt or allow a partner or member to guarantee any debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, (v) only dispose of assets in a particular manner, (vi) use (or refrain from using) a specific method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more properties, or (viii) use (or refrain from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code.

“Tax Return” means any return, report, document, declaration or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Sharing Agreement” means any written agreement, indemnity or other arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits between any Acquired Company and any Person (other than customary arrangements under commercial contracts, leases or borrowings entered into in the ordinary course of business); provided that the term “Tax Sharing Agreement” shall not include any Tax Protection Agreements.

“Taxing Authority” means any Governmental Authority having jurisdiction with respect to the imposition or collection of any Tax.

“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company Parties or the Parent Parties.

“Transaction Documents” means this Agreement, each other document, certificate, and instrument being delivered pursuant to this Agreement, including the Commitment Letters, the Guarantee, and the Confidentiality Agreement.

“Transaction Litigation” means any claim or Legal Proceeding (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving any of the Company Parties, the Company Board, any committee thereof and/or any of the Company’s trustees or officers relating directly or indirectly to this Agreement, the Mergers or any of the Transactions or disclosures relating to the Transactions (including any such claim or Legal Proceeding based on allegations that the Company Parties’ entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the duties of any member of the Company Board or any officer of the Company Parties).

“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“VDR” means the “Project Wizard” virtual dataroom maintained and hosted on behalf of the Company by Intralinks.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state, local and foreign Laws related to plant closings, relocations, mass layoffs and employment losses.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acceptable Confidentiality Agreement	Section 5.2(b)
Agreement	Preamble
Amended Partnership Agreement	Section 2.4(b)(iii)
Articles of Merger	Section 2.3(c)
Capitalization Date	Section 3.6(a)
Certificate	Section 2.5(a)(i)
Chosen Courts	Section 8.5
Closing	Section 2.3(a)
Closing Date	Section 2.3(a)
COBRA	Section 3.17(d)
Company	Preamble
Company Acquisition Agreement	Section 5.2(d)
Company Adverse Recommendation Change	Section 5.2(d)
Company Benefit Plan	Section 3.17(a)
Company Board	Recitals
Company Board Recommendation	Section 3.3(a)
Company Common Shares	Recitals
Company Licenses	Section 3.11(b)
Company Material Contract	Section 3.10(b)
Company Merger	Recitals
Company Merger Certificate	Section 2.3(c)

Term	Section
Company Merger Effective Time	Section 2.3(c)
Company Parties	Preamble
Company SEC Documents	Section 3.7(a)
Company Shareholder Approval	Section 3.2(a)
Construction Contract	Section 3.13(k)
Continuing Employee	Section 5.8(a)
Contracting Party	Section 7.3(f)
Current Premium	Section 5.9(a)
Data Privacy Laws	Section 3.14(e)
Data Security Requirements	Section 3.14(e)
DB Plan	Section 3.17(c)
DRULPA	Recitals
DSOS	Section 2.3(b)
End Date	Section 7.1(b)
Enforceability Exceptions	Section 3.2(a)
Equity Commitment Letter	Section 4.7
Exchange Agent	Section 2.7(a)
Exchange Fund	Section 2.7(a)
Excluded Shares	Section 2.5(a)(i)
Excluded Units	Section 2.6(b)
Fee Ground Leases	Section 3.13(c)
Guarantee	Recitals
Guarantors	Recitals
Healthcare Reform Laws	Section 3.17(e)
Indemnified Party	Section 5.9(b)
Indemnified Party Proceeding	Section 5.9(b)
Insurance Policies	Section 3.15
Leasehold Ground Leases	Section 3.13(b)
Merger Consideration	Section 2.5(a)(i)
Merger OP	Preamble
Merger OP GP	Recitals
Merger Sub	Preamble
Merger Sub GP	Recitals
Mergers	Recitals
MGCL	Section 3.19
MRL	Recitals
Necessary Financing Amount	Section 5.16(b)
Non-Recourse Party	Section 7.3(f)
Operating Partnership	Preamble
Parent	Preamble
Parent Parties	Preamble
Parent-Approved Transaction	Section 5.12(e)
Participation Agreements	Section 3.10(b)(xii)
Partnership OP Units	Recitals
Partnership Merger	Recitals
Partnership Merger Certificate	Section 2.3(b)
Partnership Merger Effective Time	Section 2.3(b)
Party or Parties	Preamble

Term	Section
Prior Sale Contract	Section 3.13(f)
Proxy Statement	Section 5.3(a)
Qualified REIT Subsidiary	Section 3.1(b)
Qualifying Income	Section 7.4(a)
REA	Section 3.13(o)
Recovery Costs	Section 7.3(b)
Related Person Agreements	Section 3.20
Rent Roll	Section 3.13(g)
Required Information	Section 5.15(a)(ii)
SDAT	Section 2.3(c)
Shareholders Meeting	Section 5.3(c)
Solvent	Section 4.8
Special Pre-Closing Dividend	Section 5.1(b)
Specific Performance Conditions	Section 8.11(a)
Specified Agreements	Section 5.8(c)
Surviving Entity	Section 2.1(a)
Surviving Partnership	Section 2.1(b)
Takeover Statutes	Section 3.19
Taxable REIT Subsidiary	Section 3.1(b)
Time-Based Unit Award	Section 2.8(a)
Transfer Right	Section 3.10(b)(viii)
Transfer Taxes	Section 5.12(b)
TSR Unit Award	Section 2.8(b)
Viruses	Section 3.14(f)
Voting Debt	Section 3.6(g)

Section 1.2 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Parts, Exhibits and Schedules are to Articles, Sections, Parts, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, including by waiver or consent, in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended from time to time. References to “$” and “dollars” are to the currency of the United States. Accounting terms used, but not specifically defined, in this Agreement shall be construed in accordance with GAAP. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the Eastern time zone of the

United States, and if such date is not a Business Day, the Business Day immediately following such date. The words “ordinary course of business” or “ordinary course” shall be deemed, in each case, to be followed by the words “consistent with past practice.”

ARTICLE 2

THE MERGERS

Section 2.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DRULPA and the MRL, at the Company Merger Effective Time, the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall thereupon cease. Merger Sub will continue as the surviving Entity (the “Surviving Entity”) in the Company Merger.

(b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, Merger OP shall be merged with and into the Operating Partnership, and the separate existence of Merger OP shall thereupon cease. The Operating Partnership will continue as the surviving partnership (the “Surviving Partnership”) in the Partnership Merger.

Section 2.2 Effect of the Mergers.

(a) The Company Merger shall have the effects provided in this Agreement and as set forth in the DRULPA and the MRL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall transfer to, vest in and devolve upon the Surviving Entity, and all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Entity.

(b) The Partnership Merger shall have the effects provided in this Agreement and as set forth in the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Operating Partnership and Merger OP shall vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Operating Partnership and Merger OP shall become the debts, liabilities, duties and obligations of the Surviving Partnership.

Section 2.3 Closing; Effective Times.

(a) The closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., Eastern time, as soon as practicable (and, in any event, within three (3) Business Days) following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Bass, Berry & Sims PLC, 100 Peabody Place, Suite 1300, Memphis, TN 38103, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b) Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, Merger OP and the Operating Partnership will (i) cause a certificate of merger (the “Partnership Merger Certificate”) to be executed, acknowledged and filed with the Delaware Secretary of State (the “DSOS”) in accordance with the DRULPA, and (ii) make any other filings, recordings or publications required to be made by the Operating Partnership or Merger OP in connection with the Partnership Merger. The Partnership Merger shall become effective on the date and time at which the Partnership Merger Certificate has been duly filed with, and accepted for record by, the DSOS, or at such other date and time agreed between the parties and specified in the Partnership Merger Certificate (the “Partnership Merger Effective Time”). The parties shall cause the Partnership Merger Effective Time to occur immediately prior to the Company Merger Effective Time.

(c) Upon the terms and subject to the provisions of this Agreement, on the Closing Date and immediately following the Partnership Merger Effective Time, Merger Sub and the Company shall (i) duly execute and file articles of merger (the “Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (“SDAT”) in accordance with the Laws of the State of Maryland and cause a certificate of merger (the “Company Merger Certificate”) to be executed, acknowledged, and filed with the DSOS in accordance with the DRULPA, and (ii) make any other filings, recordings or publications required to be made by the Company or Merger Sub in connection with the Company Merger. The Company Merger shall become effective after the Partnership Merger Effective Time on the date and time at which the Articles of Merger have been filed with, and accepted for record by, the SDAT or at such other date and time as is agreed between the parties hereto and specified in the Articles of Merger (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the SDAT) (such date and time being hereinafter referred to as the “Company Merger Effective Time”). The parties shall cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.

(d) Unless otherwise agreed, the parties shall cause the Company Merger Effective Time and the Partnership Merger Effective Time to occur on the Closing Date.

Section 2.4 Organizational Documents; Officers and General Partners.

(a) At the Company Merger Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Company Merger Effective Time:

(i) the name of the Surviving Entity shall be “AREG Wizard Intermediate LP”;

(ii) the certificate of limited partnership of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, shall be the certificate of limited partnership of the Surviving Entity until, subject to Section 5.9, amended in accordance with applicable Law;

(iii) the limited partnership agreement of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, shall be the limited partnership agreement of the Surviving Entity, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law, subject to Section 5.9;

(iv) from and after the Company Merger Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, the officers of Merger Sub immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Entity; and

(v) Merger Sub GP shall be the sole general partner of the Surviving Entity following the Company Merger Effective Time, entitling Merger Sub GP to such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Entity.

(b) At the Partnership Merger Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Partnership Merger Effective Time:

(i) the name of the Surviving Partnership shall be “Whitestone REIT Operating Partnership, L.P.”;

(ii) the certificate of limited partnership of Merger OP, as in effect immediately prior to the Partnership Merger Effective Time shall be the certificate of limited partnership of the Surviving Partnership, subject to Section 5.9, amended in accordance with applicable Law;

(iii) the limited partnership agreement of Merger OP, as in effect immediately prior to the Partnership Merger Effective Time, shall be the limited partnership agreement of the Surviving Partnership (the “Amended Partnership Agreement”), until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law, subject to Section 5.9;

(iv) from and after the Partnership Merger Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, the officers of Merger OP immediately prior to the Partnership Merger Effective Time shall be the officers of the Surviving Partnership; and

(v) Merger OP GP shall be the sole general partner of the Surviving Partnership following the Partnership Merger Effective Time entitling Merger OP GP to such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Partnership.

Section 2.5 Merger Consideration; Effect on Company Capital Shares.

(a) At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company Common Shares:

(i) Each Company Common Share issued and outstanding immediately prior to the Company Merger Effective Time (other than Company Common Shares to be cancelled pursuant to Section 2.5(a)(iii) (collectively, “Excluded Shares”)), subject to the terms and conditions set forth herein, shall be automatically cancelled and converted into the right to receive an amount in cash equal to $19.00 per Company Common Share (the “Merger Consideration”), without interest. At the Company Merger Effective Time, all of the Company Common Shares (other than Excluded Shares) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each certificate evidencing or representing ownership of the Company Common Shares (other than Excluded Shares) or, if applicable, Partnership OP Units (other than Excluded Units) outstanding immediately prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, or any book-entry shares or book-entry units evidencing or representing Company Common Shares or Partnership OP Units (each such certificate, book-entry share or book-entry unit, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration, without interest, and each Certificate formerly evidencing Company Common Shares (other than Excluded Shares), shall thereafter only represent the right to receive the payment to which reference is made in Section 2.6.

(ii) Each unit of partnership interest in Merger Sub issued and outstanding immediately prior to the Partnership Merger Effective Time shall remain as one issued and outstanding unit of partnership interest of the Surviving Entity.

(iii) Any Company Common Shares held by the Parent Parties or any of their Subsidiaries shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(b) Without duplication of the effects of Section 2.5(a), if, between the date hereof and the Company Merger Effective Time or the Partnership Merger Effective Time, the outstanding Company Common Shares or Partnership OP Units are changed into a different number or class of shares by reason of any share split, division or subdivision of shares, share dividend, reverse share split, consolidation of shares, reclassification, reorganization, recapitalization or other similar transaction, then the amount of cash into which each Company Common Share is converted in the Company Merger and each Partnership OP Units is converted in the Partnership Merger shall be adjusted to provide the holders the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing set forth in this Section 2.5(b) shall be construed to supersede or in any way limit the prohibitions set forth in this Agreement, including Section 5.1.

Section 2.6 Merger Consideration; Effect on Partnership Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of Merger OP, the Operating Partnership or any holder of partnership interests in the Operating Partnership or partnership interests in Merger OP, as applicable:

(a) Each Partnership OP Unit held by a holder other than the Acquired Companies issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Excluded Units), subject to the terms and conditions set forth herein, shall be converted into, and shall be cancelled in exchange for, the right to receive an amount in cash equal to Merger Consideration, without interest.

(b) Each Partnership OP Unit held by the Company (“Excluded Units”) immediately prior to the Partnership Merger Effective Time shall be unaffected by the Partnership Merger and shall remain outstanding as Partnership OP Units of the Surviving Partnership held by the Surviving Entity.

(c) The general partner interests of Merger OP outstanding immediately prior to the Partnership Merger Effective Time and owned by Merger OP GP shall be converted into general partner interests of the Surviving Partnership, entitling Merger OP GP to such rights, duties and obligations as are more fully set forth in the Amended Partnership Agreement.

(d) Each limited partnership interest in Merger OP shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

(e) The general partnership interests in the Operating Partnership shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

(f) Each Partnership Preference Unit outstanding immediately prior to the Partnership Merger Effective Time shall be cancelled and shall no longer be outstanding.

Section 2.7 Payment of Merger Consideration.

(a) Prior to the Partnership Merger Effective Time, (i) Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent with respect to the Mergers (the “Exchange Agent”), and (ii) Parent shall deposit, or shall cause to be deposited, with the Exchange Agent cash amounts sufficient to enable the Exchange Agent to make payments pursuant to Section 2.5 or Section 2.6(a), as applicable, to holders of Company Common Shares and Partnership OP Units outstanding immediately prior to the Company Merger Effective Time or Partnership Merger Effective Time, respectively (the “Exchange Fund”). The Exchange Agent shall make payments of the Merger Consideration out of the Exchange Fund in accordance with this Agreement. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity.

(b) Within five (5) Business Days after the Company Merger Effective Time, Parent and the Surviving Entity shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates that, immediately prior to the Company Merger Effective Time, evidenced outstanding Company Common Shares or that, immediately prior to the Partnership Merger Effective Time, represented Partnership OP Units whose shares or units, as applicable, were converted into the right to receive or be exchanged for the Merger Consideration, as applicable, pursuant to Section 2.5 or Section 2.6(a), as applicable: (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Exchange Agent, only upon delivery of the Certificates or affidavits of loss in lieu thereof in accordance with Section 2.7(d) to the Exchange Agent, and which letter shall be in such form and have such other provisions as are mutually approved by Parent and the Company) and (ii) instructions for use in effecting the surrender of Certificates previously evidencing or representing such Company Common Shares or Partnership OP Units in exchange for payment therefor. Parent shall ensure that, upon surrender to the Exchange Agent of each such Certificates (or affidavits of loss in lieu of a Certificate pursuant to Section 2.7(d)), together with a properly executed letter of transmittal, the holder of such Certificates (or, under the circumstances described in Section 2.7(e), the transferee of the Company Common Shares or Partnership Units previously evidenced or represented by such Certificates) shall promptly receive in exchange therefor the amount of cash to which such holder (or transferee) is entitled pursuant to Section 2.5 or Section 2.6(a), as applicable. Exchange of book-entry shares or book-entry units evidencing or representing Company Common Shares or Partnership OP Units shall be effected in accordance with the Exchange Agent’s customary procedures with respect to securities represented by book entry.

(c) On or after the first anniversary of the Company Merger Effective Time, the Surviving Entity shall be entitled to cause the Exchange Agent to deliver to the Surviving Entity any funds made available by Parent to the Exchange Agent which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent and the Surviving Entity with respect to the cash amounts payable upon surrender of their Certificates. None of the Parent Parties, the Company Parties, the Surviving Entity or the Exchange Agent shall be liable to any holder of a Certificate for any amount properly paid to a public official pursuant to any applicable abandoned property or escheat Law. Any amounts remaining unclaimed by holders of the Certificates, book-entry shares or book-entry units immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(d) If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, to the reasonable satisfaction of Parent and the Exchange Agent and the taking of such other actions as may be reasonably requested by the Exchange Agent, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the cash amount payable in respect thereof pursuant to this Agreement.

(e) In the event of a transfer of ownership of Company Common Shares or Partnership OP Units that is not registered in the transfer records of the Company or the Operating Partnership, as applicable, payment may be made with respect to such Company Common Shares or Partnership OP Units to a transferee of such Company Common Shares or Partnership OP Units if the Certificate (if applicable) previously representing such Company Common Shares or Partnership OP Units is presented to the Exchange Agent, accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

(f) As of the Company Merger Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of any Company Common Shares outstanding immediately prior to the Company Merger Effective Time on the records of the Company. The Merger Consideration paid in accordance with the terms of this Article 2 upon surrender of any Certificates (or automatically in the case of book-entry shares of Company Common Shares) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificates. From and after the Company Merger Effective Time, the holders of Company Common Shares outstanding immediately prior to the Company Merger Effective Time shall cease to have any rights with respect to such Company Common Shares except as otherwise provided for herein or by applicable Law. If, after the Company Merger Effective Time, Certificates evidencing such Company Common Shares are presented to the Surviving Entity for transfer, they shall be cancelled and exchanged as provided in this Agreement.

(g) As of the Partnership Merger Effective Time, the unit transfer books of the Operating Partnership shall be closed and thereafter there shall be no further registration of transfers of any Partnership Units outstanding immediately prior to the Partnership Merger Effective Time on the records of the Operating Partnership. The Merger Consideration paid in accordance with the terms of this Article 2 upon surrender of any Certificates (or automatically in the case of book-entry units of Partnership Units) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificates. From and after the Partnership Merger

Effective Time, the holders of Partnership Units outstanding immediately prior to the Partnership Merger Effective Time shall cease to have any rights with respect to such Partnership Units except as otherwise provided for herein or by applicable Law. If, after the Partnership Merger Effective Time, Certificates representing such Partnership Units are presented to the Surviving Partnership for transfer, they shall be cancelled and exchanged as provided in this Agreement.

(h) After the Closing Date, the Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Entity. Any interest and other income resulting from such investments shall be paid to the Surviving Entity. Until the termination of the Exchange Fund, to the extent that there are losses with respect to such investments, or the cash portion of the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, the Surviving Entity shall promptly replace or restore the cash portion of the Exchange Fund lost through investments or other events so as to ensure that the cash portion of the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments.

Section 2.8 Company Equity Awards.

(a) Treatment of Company Time-Based Unit Awards. Immediately prior to the Company Merger Effective Time, each of the outstanding restricted common share unit awards subject to time-based vesting (each, a “Time-Based Unit Award”) granted pursuant to the Company Equity Incentive Plan, shall automatically become fully vested and thereafter shall be cancelled and, in exchange therefor, each holder of any such cancelled vested Time-Based Unit Awards shall cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested Time-Based Unit Awards and in settlement therefor, an amount in cash equal to the product of (i) the number of Company Common Shares then underlying such Time-Based Unit Awards as of immediately prior to the Company Merger Effective Time and (ii) the Merger Consideration; provided, however, that to the extent that any Time-Based Unit Awards constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code, including payment in accordance with any applicable exception or permitted payment event under Section 409A of the Code and Section 1.409A-3(j) of the Treasury Regulations.

(b) Treatment of Company TSR Units. Immediately prior to the Company Merger Effective Time, each outstanding restricted performance share unit award (each, a “TSR Unit Award”) granted pursuant to the Company Equity Incentive Plan shall automatically become earned and vested and thereafter shall be cancelled and, in exchange therefor, each holder of any such cancelled vested TSR Unit Award shall cease to have any rights with respect thereto, except the right to receive as of the Company Merger Effective Time, in consideration for the cancellation of such vested TSR Unit Award and in settlement therefor, an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of Company Common Shares that would have vested pursuant to the terms of the TSR Unit Award, assuming that any performance based vesting conditions applicable to such TSR Unit Award for any performance period that has not been completed as of the Company Merger Effective Time are achieved at the levels based on the greater of target or actual performance through the Company Merger Effective Time, with such adjustments to the performance goals as maybe made by the Compensation Committee of the Company Board in accordance with the terms of such TSR Unit Award ; provided, however, that to the extent that any TSR Unit Awards constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid in accordance with the applicable award’s terms and at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code, including payment in accordance with any applicable exception or permitted payment event under Section 409A of the Code and Section 1.409A-3(j) of the Treasury Regulations.

(c) Further Action. At or prior to the Company Merger Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.8.

(d) Termination of Company Equity Incentive Plan. As of the Company Merger Effective Time, the Company Equity Incentive Plan shall terminate, and the Company shall ensure that following the Company Merger Effective Time, no participant in the Company Equity Incentive Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Entity or any subsidiary thereof.

(e) Parent Funding. At the Company Merger Effective Time, Parent shall deposit with the Surviving Entity cash in the amount necessary, together with the other funds of the Surviving Entity, to make the payments required under this Section 2.8, and Parent shall cause the Surviving Entity to make the payments required under this Section 2.8 through the Surviving Entity’s payroll within five (5) Business Days after the Company Merger Effective Time, or at such later time as necessary to avoid a violation and/or adverse Tax consequences under Section 409A of the Code.

Section 2.9 Appraisal Rights. No dissenters’ or appraisal rights under Title 3, Subtitle 2 of the MGCL, as incorporated by reference in Title 8, Subtitle 5 of the MRL, shall be available with respect to the Mergers or other Transactions, including any rights under Sections 3-201 et seq. of the MGCL.

Section 2.10 Further Action. If, at any time after the Company Merger Effective Time, any further action is necessary to carry out the purposes of this Agreement, the officers of the Surviving Entity and Parent shall (in the name of Merger Sub, in the name of the Company or otherwise) take such action.

Section 2.11 Withholding of Tax. Each of Parent, the Surviving Entity, any Affiliate thereof or the Exchange Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement to any Person such amount as Parent, the Surviving Entity, any Affiliate thereof or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Surviving Entity, any Affiliate thereof or the Exchange Agent and withheld amounts are paid over to the applicable Governmental Authority in accordance with Laws or Order, then for all purposes of this Agreement such amounts shall be treated as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.12 Tax Consequences. The parties intend that for U.S. federal, and applicable state, income tax purposes (a) the Company Merger shall be treated as a taxable sale by the Company of all of the Company’s assets to Merger Sub in exchange for the applicable Merger Consideration to be provided to the shareholders of the Company and the assumption of all of the Company’s liabilities, followed by a distribution of such Merger Consideration to the shareholders of the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes, and (b) the Partnership Merger shall be treated as a taxable sale of the Partnership OP Units by holders other than the Company in exchange for the applicable Merger Consideration. The Parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except (a) as set forth in the Company Disclosure Letter (subject to Section 8.12), or (b) as disclosed in the Company SEC Documents publicly available on the SEC EDGAR database, on or after January 1, 2023 or furnished by the Company at least one (1) Business Day prior to the date of this Agreement (other than (i) disclosures contained or referenced in the “Risk Factors”, “Safe Harbor Statement” or any similar section of any Company SEC Documents or (ii) any disclosures contained or referenced in any “forward-looking statements” section in any Company SEC Documents or any other statement contained in any other section of the Company SEC Documents, in each case to the extent such disclosures or statements are predictive, non-specific, cautionary or forward-looking in nature, which in no event shall be deemed an exception to or disclosure for purposes of any representation or warranty set forth in this Article 3), the Company and Operating Partnership hereby jointly and severally represent and warrant to Parent and Merger Sub:

Section 3.1 Organization and Good Standing; Subsidiaries.

(a) The Company is a real estate investment trust duly formed, validly existing and in good standing under the Laws of the State of Maryland and has all real estate investment trust power and authority required to carry on its business as currently conducted and to own, lease and operate its properties and assets. The Operating Partnership is a limited partnership, validly existing and in good standing under the laws of the State of Delaware and has all limited partnership power and authority required to carry on its business as currently conducted and to own, lease and operate its properties and assets. Each of the Company and Operating Partnership is duly qualified or licensed to do business as a foreign corporation and where such concept is recognized, is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing (with respect to jurisdictions that recognize such concept) necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Section 3.1(b) of the Company Disclosure Letter contains a complete and correct list of each Subsidiary of the Company as of the date hereof, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Subsidiary of the Company, (ii) the percentage of interest held, directly or indirectly, by the Company in each Subsidiary of the Company, (iii) the names and percentage of interest held by each Person other than Company or its Subsidiaries in such Subsidiary, (iv) the classification for U.S. federal income Tax purposes of each Subsidiary, and (v) the jurisdictions in which the Company and each Subsidiary of the Company are qualified and licensed to do business. Section 3.1(b) of the Company Disclosure Letter also contains a complete and correct list of (A) each Subsidiary of the Company that is a REIT, a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each, a “Qualified REIT Subsidiary”) or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”), and (B) each Subsidiary of the Company that is an entity taxable as a corporation which is neither a REIT, a Qualified REIT Subsidiary nor a Taxable REIT Subsidiary. Each of the Subsidiaries of the Company (1) is validly existing and in good standing under the applicable Laws of the jurisdiction of its organization and has the authority required to carry on its business as currently conducted and to own, lease and operate its properties and assets, (2) is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing (with respect to jurisdictions that recognize such concept) necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (3) has all corporate, partnership or other legal Entity, as the case may be, power and authority required to carry on its business as currently conducted and to own, lease or operate its properties and assets, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) None of the Company Parties, directly or indirectly, owns any equity interest or investment (whether equity or debt) in any Person (other than in (i) the Subsidiaries of the Company listed on Section 3.1(b) of the Company Disclosure Letter and (ii) investments in short-term investment securities).

(d) The Company has made available to Parent complete and correct copies of the Company’s and the Operating Partnership’s Organizational Documents. Each of the Company and the Operating Partnership is in

compliance with the terms of its Organizational Documents in all material respects. Complete and correct copies of the Company’s and the Operating Partnership’s minute books since January 1, 2023, have been made available by the Company to Parent.

Section 3.2 Authority.

(a) The Company has all requisite real estate investment trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the affirmative vote at the Shareholders Meeting of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast on the matter to approve the Company Merger (the “Company Shareholder Approval”), to consummate the Transactions. Assuming the accuracy of the representations and warranties set forth in Section 4.6, the execution, delivery and performance by the Company of this Agreement, and the consummation of the Transactions, have been duly and validly authorized and approved by all necessary action on the part of the Company Board, subject to the receipt of the Company Shareholder Approval, and no other real estate investment trust, limited liability company or partnership proceedings or actions on the part of the Company or any of its Subsidiaries are necessary to authorize the execution and delivery of this Agreement or for the Company to consummate the Transactions (other than, with respect to the Company Merger, the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT). Assuming the due authorization, execution and delivery by the Parent Parties of this Agreement and the accuracy of the representations and warranties set forth in Section 4.6, this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Legal Proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). Except for the Company Shareholder Approval, no vote of the holders of Company Common Shares or any class of equity securities of any Subsidiary of the Company is necessary pursuant to applicable Law or the Organizational Documents of the Acquired Companies to approve the Company Merger and the other Transactions.

(b) The Operating Partnership has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. Assuming the accuracy of the representations and warranties set forth in Section 4.6, the execution, delivery and performance by the Operating Partnership of this Agreement, and the consummation of the Transactions, have been duly authorized by all necessary action on the part of the Operating Partnership and the Company as the sole general partner, and no other real estate investment trust, limited liability company or partnership proceedings or actions on the part of the Company as the sole general partner, the Operating Partnership or any of their respective Subsidiaries are necessary to authorize the execution and delivery of this Agreement or for the Operating Partnership to consummate the Transactions (other than, with respect to the Partnership Merger, the filing of the Partnership Merger Certificate with the DSOS). Assuming the due authorization, execution and delivery by the Parent Parties of this Agreement and the accuracy of the representations and warranties set forth in Section 4.6, this Agreement has been duly and validly executed and delivered by the Operating Partnership and constitutes the legal, valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership, in accordance with its terms, subject to the Enforceability Exceptions. Except for the approval of the Company as the sole general partner (which has been obtained), no vote of the holders of Partnership Units or any class of equity securities of any Subsidiary of the Operating Partnership is necessary pursuant to applicable Law or the Organizational Documents of the Acquired Companies to approve the Partnership Merger and the other Transactions.

Section 3.3 Company Board Approval; Fairness Opinion.

(a) The Company Board has duly adopted resolutions (i) determining that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and its shareholders, (ii) adopting this Agreement and approving the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein, (iii) directing that the Company Merger be submitted to the holders of Company Common Shares for their consideration and approval at the Shareholders Meeting and (iv) recommending that the holders of Company Common Shares approve the Company Merger (such recommendation, the “Company Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 5.2.

(b) BofA Securities, Inc., the Company’s financial advisor, has delivered to the Company Board its opinion (to be confirmed in writing), to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received in the Company Merger by the holders of Company Common Shares (other than Excluded Shares) is fair, from a financial point of view, to such holders. The Company shall, promptly following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of such opinion letter to Parent solely for informational purposes. Parent, on behalf of itself and its officers, directors and Affiliates, agrees and acknowledges that such written opinion letter is being furnished to Parent solely for informational purposes and none of Parent and its officers, directors and Affiliates may rely on such written opinion letter for any purpose.

Section 3.4 Governmental Authorization. No Governmental Permits are or (with or without notice or lapse of time, or both) will be required to be made or obtained by any Acquired Company in connection with the execution, delivery and performance by the Company Parties of this Agreement and the consummation by the Company Parties of the Transactions other than (a) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT, (b) the filing of the Partnership Merger Certificate with, and the acceptance for record of the Partnership Merger Certificate by, the DSOS, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (d) compliance with any applicable rules of NYSE, (e) such Governmental Permits the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (f) any filings, consents or other notifications as may be required as a result of the business or identity of the Parent Parties (or the beneficial ownership of any of them).

Section 3.5 Non-Contravention. Assuming the accuracy of the representations and warranties set forth in Section 4.6, the execution, delivery and performance by the Company Parties of this Agreement and the consummation by the Company Parties of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Company Parties’ Organizational Documents or any comparable Organizational Documents of (i) subject to obtaining the Company Shareholder Approval, the Company, or (ii) any other Acquired Company, (b) assuming that the Governmental Permits referred to in Section 3.4 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Company Shareholder Approval, contravene, conflict with or result in a violation or breach of any applicable Law, (c) assuming compliance with the matters referred to in Section 3.4, and subject to obtaining the Company Shareholder Approval, require any consent or approval (except as contemplated by Section 3.4 or as set forth in Section 3.4 of the Company Disclosure Letter) under, result in any breach of any obligation or any loss of any benefit or increase in any cost or obligation of the Company, Operating Partnership or any Subsidiary of the Company under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under, any Company Material Contract (including any lease agreements that would constitute a Company Material Contract), or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Acquired Company, except in the case of clauses (a)(2), (b), (c) and (d) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.6 Capitalization; Subsidiaries.

(a) As of 5:00 p.m. on April 6, 2026 (the “Capitalization Date”), the authorized shares of beneficial interest of the Company consist of: (i) 400,000,000 Company Common Shares, of which 51,393,977 shares are issued and outstanding as of the Capitalization Date, and (ii) 50,000,000 Company Preferred Shares, of which no shares are issued and outstanding. As of the date hereof, no Company Common Shares have been sold on a forward basis.

(b) Section 3.6(b)(i) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of the authorized and outstanding Partnership Units, including all holders of the Partnership Units and the number and type of such units held by each such holder. The Company is the sole general partner of the Operating Partnership. As of the Capitalization Date the Company held 51,272,878 Partnership OP Units. In addition to the Partnership Units held by the Company, as of the Capitalization Date, 634,059 Partnership OP Units were issued and outstanding and held by Persons other than the Company, and each such Partnership OP Unit is redeemable in accordance with the Partnership Agreement in exchange for one Company Common Share or cash, at the Company’s option (subject, in each case, to the terms and conditions of the Partnership Agreement). The Partnership OP Units that are owned by the Company and any Subsidiary of the Company are free and clear of any Liens, other than any transfer and other restrictions under the Partnership Agreement.

(c) As of the Capitalization Date, (i) 509,208 Company Common Shares were subject to issuance upon settlement and vesting of Time-Based Unit Awards, and (ii) 1,395,604 Company Common Shares were subject to issuance upon settlement and vesting of TSR Unit Awards (with such awards subject to performance goals reflected at maximum level performance). As of the Capitalization Date, the Company has 1,913,674 Company Common Shares remaining available for future issuance under the Company Equity Incentive Plan (including in respect of Company Equity Awards covered in the immediately preceding sentence). All outstanding Company Common Shares have been, and all Company Common Shares that may be issued pursuant to the Company Equity Incentive Plan and the award agreements thereunder will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are or will be fully paid and non-assessable and were not, and will not be, issued in violation of any preemptive, first refusal, first offer or similar rights. Section 3.6(c) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Time-Based Unit Award and TSR Unit Award, including, as applicable, the holder (by name), date of grant, the number of Company Common Shares subject to such Time-Based Unit Award and TSR Unit Award (with respect to each TSR Unit Award, reflected at target and maximum levels of achievement), vesting schedule (including any acceleration terms and, in the case of each TSR Unit Award, the applicable performance vesting terms and performance periods) and the amount of accrued dividend equivalents with respect to each such award. As of the Capitalization Date, there are no accrued dividend equivalents payable with respect to all Company Equity Awards.

(d) Except for changes since the Capitalization Date resulting from the redemption, vesting, settlement or other conversion or exchange of the Partnership OP Units into or for Company Common Shares (in accordance with the Partnership Agreement) or Company Equity Awards outstanding on such date, there are no other outstanding (i) shares of beneficial interest or voting securities of the Company, (ii) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights to acquire from an Acquired Company, or other obligation of any Acquired Company to issue, any shares of beneficial interest, voting securities or securities convertible into or exchangeable for shares of beneficial interest or voting securities of the Company, (iv) restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar equity or equity-based rights issued or granted by the Company or any of its Subsidiaries that are linked to the value of the Company Common Shares or other obligations by the Company to make any payments based on the price or value of shares of beneficial interest of the Company, (v) Contracts that are binding on any Acquired Company that obligates an Acquired Company to issue, acquire, sell, redeem, exchange or convert any of the foregoing in clauses (i)-(iv) above or (vii) below, (vi) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any equity interest of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound or (vii) restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by the Company or any Subsidiary of the Company that are linked to the value of the securities of the Company or other obligations by the Company or any Subsidiary of the Company or to make any payments based on the price or value of securities of the Company. None of the Company or any Subsidiary of the Company is party to any Contract that obligates it to repurchase, redeem or otherwise acquire any securities or other equity or voting interests of the Company. There are no accrued and unpaid distributions with respect to any securities of the Company (except to the extent such dividends have been publicly announced and are not yet due and payable).

(e) There are no outstanding (i) partnership interests or other equity or voting interests of the Operating Partnership, (ii) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for partnership interests or other equity or voting interests of the Operating Partnership, (iii) contingent rights or entitlements to partnership interests or other equity or voting interests of the Operating Partnership, (iv) options, warrants or other rights to acquire from the Operating Partnership, or other obligations of the Operating Partnership to issue, any partnership interests or other equity or voting interests of the Operating Partnership or securities convertible into or exchangeable for partnership interests or other equity or voting interests of the Operating Partnership, (v) Contracts that are binding on any Acquired Company that obligates an Acquired Company to issue, acquire, sell, redeem, exchange or convert any of the foregoing in clauses (i)-(iv) above or (vii) below, (vi) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any partnership interest of, or other equity or voting interest in, the Operating Partnership to which the Operating Partnership is a party or by which it is bound or (vii) restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by the Operating Partnership that are linked to the value of the interests in the Operating Partnership or other obligations by the Operating Partnership to make any payments based on the price or value of interests in the Operating Partnership. Other than the Partnership Agreement, the Operating Partnership is not a party to any contract that obligates it to repurchase, redeem or otherwise acquire any partnership interests or other equity or voting interests of the Operating Partnership. There are no accrued and unpaid distributions with respect to any partnership interests of the Operating Partnership, other than those distributions that have been authorized or declared prior to the date hereof.

(f) All outstanding equity interests of the Subsidiaries of the Company (other than the Operating Partnership) are duly authorized, validly issued, fully paid and non-assessable (subject to applicable Law) and were not issued in violation of any preemptive, first refusal, first offer or similar rights. Other than with respect to the Operating Partnership, all such equity interests are owned, directly or indirectly, by the Company or the Operating Partnership free and clear of any Liens (other than Permitted Liens) and free of preemptive rights. No Subsidiary of the Company (other than the Operating Partnership) is bound by any (i) outstanding subscriptions, options, warrants, calls, commitments, rights agreements or other agreements calling for it to issue, deliver or sell, or cause to be issued, delivered or sold, any of its equity securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with the Company or any of its wholly owned Subsidiaries) or (ii) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any equity securities of, or other equity or voting interest in, any such Subsidiary to which an Acquired Company is a party or by which it is bound. No Subsidiary of the

Company (other than the Operating Partnership) has any outstanding restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by such Subsidiary that are linked to the value of the interests in such Subsidiary or other obligations by such Subsidiary to make any payments based on the price or value of interests in such Subsidiary. There are no outstanding contractual obligations of any Subsidiary of the Company (other than the Operating Partnership) to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

(g) There are no bonds, debentures, notes or other Indebtedness having voting rights (or convertible into securities having such rights) of the Acquired Companies (“Voting Debt”) issued and outstanding.

(h) Other than (i) equity securities held in the ordinary course of business for cash management purposes, (ii) equity securities, rights or interests held in other Acquired Companies or (iii) as set forth on Section 3.6(h) of the Company Disclosure Letter, none of the Acquired Companies owns or holds the right to acquire any equity securities, ownership interests or voting interests (including Voting Debt) of, or securities exchangeable or exercisable therefor, or investments (whether equity or debt) in, any other Person.

(i) The Company does not have a “poison pill” or similar shareholder rights plan.

(j) The Company has not exempted any Person from, or rendered inapplicable, any “Ownership Limit” or “Designated Investment Entity Limit” (each as defined in the Company Declaration of Trust).

(k) No Acquired Company is under any obligation, contingent or otherwise, by reason of any Contract to register the offer and sale or resale of any of their securities under the Securities Act.

(l) All dividends or other distributions on the shares of Company Common Shares and any material dividends or other distributions on any securities of any Acquired Company which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 3.7 Company SEC Documents; Company Financial Statements; Disclosure Controls.

(a) Since January 1, 2023, the Company Parties have timely filed or otherwise furnished (as applicable) on a publicly available basis with the SEC all forms, documents and reports required to be filed prior to the date hereof by them with the SEC (such forms, documents and reports so filed or furnished by the Company or any of its Subsidiaries with the SEC since such date, as have been supplemented, modified or amended since the time of filing, and those filed with the SEC since the date of this Agreement, if any, including any amendments, supplements or modifications thereto, collectively, the “Company SEC Documents”). As of its respective filing or furnishing date (or the date of their most recent amendment, supplement or modification) each Company SEC Document (other than preliminary materials) complied in all material respects with the applicable requirements of (i) the applicable listing and corporate governance rules and regulations of the NYSE and (ii) the Securities Act or the Exchange Act (together with all certifications required pursuant to the Sarbanes-Oxley Act), as the case may be, and the applicable rules and regulations promulgated thereunder applicable to such Company SEC Document. None of the Company SEC Documents at the time it was filed or furnished (or if amended or superseded by a filing, on the date of such amended or superseded filing, or in the case of a registration statement or proxy statement, as of the date of effectiveness or date of mailing, respectively, or, if amended, as of the date of the last such amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading. All Company SEC Documents were filed in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. The Company has made available to the Parent Parties complete and correct copies of all written correspondence between the SEC, on the one hand, and the

Acquired Companies, on the other hand, since January 1, 2023. At all applicable times, the Acquired Companies have complied in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and (B) the rules and regulations of the NYSE.

(b) The consolidated financial statements of the Company, Operating Partnership and the Acquired Companies included, or incorporated by reference, in the Company SEC Documents, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of the Company, Operating Partnership and the other Acquired Companies, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of the Company, Operating Partnership and the other Acquired Companies for the periods presented therein, in each case.

(c) The Acquired Companies have established and maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (ii) such material information is accumulated and communicated to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The principal executive officer and principal financial officer of the Company have evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(d) The Acquired Companies have established and maintain a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting for the Company and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of an Acquired Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Acquired Company are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Acquired Company. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Acquired Companies that has not been subsequently remediated or (B) any fraud or allegation of fraud, whether or not material that involves any Acquired Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Acquired Companies. As of the date hereof, there are no outstanding or unresolved comments received from the SEC with respect to the Company

SEC Documents and none of the Acquired Companies or the Company SEC Documents are the subject of ongoing SEC review or investigation.

(e) Neither the Company nor any Subsidiary of the Company is required to be registered as an investment company under the Investment Company Act.

(f) There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements joint ventures, off-balance sheet partnerships or any similar contracts or arrangements of the type required to be disclosed pursuant to Item 303 of Regulation S-K promulgated by the SEC.

(g) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director or trustee of any Acquired Company.

(h) Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies nor any director, trustee, officer or employee of the Acquired Companies, in their capacity as such, has (i) knowingly used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government official or employee or any other Person or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic Government Official or employee, or any other Person, in each case, in violation of any applicable Anti-Corruption Law.

Section 3.8 Absence of Certain Changes.

(a) Since the Company Balance Sheet Date, there has not occurred a Company Material Adverse Effect.

(b) Since the Company Balance Sheet Date, the business of the Acquired Companies has been conducted, in all material respects, in the ordinary course of business.

(c) Since the Company Balance Sheet Date, except for regular quarterly cash dividends or other distributions on the Company Common Shares and Partnership OP Units, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Shares.

Section 3.9 No Undisclosed Liabilities. There is no liability, debt or obligation of or claim against an Acquired Company, except for liabilities and obligations (a) reflected, disclosed or reserved for on the Company Balance Sheet or disclosed in the notes thereto included in the Company SEC Documents, (b) that have arisen since the Company Balance Sheet Date in the ordinary course of business consistent with past practice in all material respects, (c) incurred in connection with this Agreement or the Transactions, (d) which have been discharged or paid in full prior to the date of this Agreement or (e) which has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.10 Company Material Contracts.

(a) All Contracts, including amendments thereto, required to be filed with the SEC as an exhibit to any Company SEC Documents filed on or after January 1, 2023, pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed.

(b) Section 3.10(b) of the Company Disclosure Letter sets forth, as of the date hereof, a complete and correct list of each Contract to which an Acquired Company is a party or by which an Acquired Company or any of its properties or assets are bound as of the date hereof that was not required to be filed with the SEC as described in Section 3.10(a) (excluding any Company Benefit Plan described in Section 3.17(a) of the Company Disclosure Letter and any Contract set forth under Section 3.10(a) above), and which falls within any of the following categories:

(i) any Contract that involves a joint venture entity, limited liability company or legal partnership or strategic alliance with a Third Party;

(ii) any Contract (other than any leases) that involves (A) annual future payments to any Acquired Company of more than $2,000,000 or (B) annual aggregate payments by, or other consideration from, any Acquired Companies of more than $2,000,000, and, in each case of (A) and (B), is not terminable by any Acquired Company for convenience without material penalty to any Acquired Companies;

(iii) any Contract (other than any leases) containing any covenant or other provision (A) containing and limiting the right of an Acquired Company or its Affiliates pursuant to any “most favored nation” or “exclusivity” provisions that restrict any existing or future Affiliates (disregarding the proviso in the definition thereof) of the Company, (B) limiting the right of an Acquired Company or its Affiliates to engage in any line of business or to compete with any Person in any line of business or (C) that, following the Closing, purports to limit in any respect the right of Parent or any of its Subsidiaries to compete with any Person or to solicit customers or other Persons or (D) any exclusivity provisions; in each case of clauses (A), (B) (C) or (D), other than any Contracts that may be cancelled without material liability to an Acquired Company upon notice of ninety (90) days or less;

(iv) any Contract relating to any Indebtedness obligation of the Acquired Companies (A) with an outstanding principal amount, together with the aggregate amount of all undrawn commitments related thereto, as of the date hereof greater than $5,000,000, (B) secured by the Company Real Property or (C) relating to any interest rate caps, interest rate collars or hedging (including interest rates, currency, commodities or derivatives);

(v) any Contract relating to an acquisition, divestiture, merger or similar transaction that, has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations, that after the date hereof, could result in material liabilities on the part of any Acquired Company;

(vi) any Contract that is (A) a Leasehold Ground Lease, (B) a Fee Ground Lease or (C) a Construction Contract, solely with respect to clause (C), involving (1) annual payments of more than $1,000,000 or (2) aggregate payments of more than $2,000,000;

(vii) any Contract (A) pursuant to which any Acquired Company has granted to any Person or has been granted a license (or other rights in or to use), with respect to any Intellectual Property Rights, other than (1) an inbound non-exclusive license of unmodified, commercially available software (including click-wrap, shrink-wrap or off-the-shelf software) or other commercially available unmodified technology, in each case with a replacement cost of, or involving annual fees of less than $1,000,000, (2) a license of Company IP granted on a non-exclusive basis in the ordinary course of business or (3) any other Contract in which grants of rights to use Intellectual Property Rights are non-exclusive, incidental and not material to the performance under such Contract, (B) that restricts an Acquired Company, in a manner that would result in a Company Material Adverse Effect, from using or exploiting any Company IP, or (C) under which a Third Party has developed any material Intellectual Property Rights for or on behalf of an Acquired Company (other than Contracts with employees entered into on an Acquired Company’s standard form of agreement);

(viii) any Contract that grants any buy/sell, put option, call option, redemption right, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or other purchase right that is similar to any of the foregoing, pursuant to the terms of which any Acquired Company could be required to purchase or sell the equity interests or a material portion of the assets of any Person or any real property or any other material assets, rights or properties of the Acquired Companies (any of the foregoing, a “Transfer Right”);

(ix) any Contract that is an agreement in settlement of a dispute that imposes obligations on the Acquired Companies after the date hereof beyond the obligation to comply with applicable Law, other than any settlement that provides solely for the payment of less than $1,000,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any of its Subsidiaries);

(x) any Labor Agreement;

(xi) any Contract containing covenants expressly limiting, in any material respect, the ability of the Acquired Companies to sell, transfer, pledge or otherwise dispose of any material assets or business of the Acquired Companies;

(xii) any Contract that provides for a right of any Person (other than the Acquired Companies) to receive material fees or receive a profits interest in, invest, join or partner in (whether characterized as a contingent fee, profits interest, equity interest or otherwise), or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture or partnership with respect to any current or future real property in which any Acquired Company has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Person (such Contracts, collectively, the “Participation Agreements”);

(xiii) any Contract that requires the Acquired Companies to make any investment (in the form of a loan, capital contribution, preferred equity investment or preferred equity investment or similar transaction) in, or purchase or sell, as applicable, equity interests of, any Person or assets, including through a pending purchase or sale of assets, merger, consolidation or similar business combination transaction, that (together with all of the interests, assets and properties subject to such requirement in such Contract) have a fair market value or purchase price in excess of $1,000,000;

(xiv) any Contract that evidences a loan to any Person (other than a wholly owned Subsidiary of the Company) by any of the Acquired Companies in an amount in excess of $1,000,000;

(xv) any Contract that provides for the acquisition, disposition, assignment or transfer (whether by merger, purchase or sale of assets or stock or otherwise) of any assets real property (including any Prior Sale Contract), (A) which Contract is pending, (B) which Contract has closed and any Acquired Company has outstanding express obligations under such Contract, as of the date of this Agreement, that are reasonably likely to be in excess of $2,000,000 or (C) or involves any pending or contemplated merger, consolidation or similar business combination transaction outside the ordinary course of business;

(xvi) any Contract required to be filed as an exhibit to the Company Annual Report on Form 10-K pursuant to Item 601(b)(2) or (10) of Regulation S-K promulgated under the Securities Act; and

(xvii) any Contract that is required to be described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act or is otherwise a Related Person Agreement.

Each Contract of the type described in Section 3.10(a) and Section 3.10(b), other than this Agreement, is referred to herein as a “Company Material Contract.” Complete and correct copies of each Company Material Contract, as of the date of this Agreement, have been made available by the Company Parties to the Parent Parties.

(c) (i) Each Company Material Contract is a valid, binding and enforceable obligation of an Acquired Company and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions, (ii) each Company Material Contract is in full force and effect, except to the extent any Company Material Contract expires or is terminated in accordance with its terms, (iii) none of the Acquired Companies has received written notice of any violation or default under any Company Material Contract, (iv) each Acquired Company and, to the Knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under each Company Material Contract and is not in breach or violation of, or default under, any Company Material Contract, and no event or condition has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract and (v) there are no disputes pending or, threatened with respect to any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, no Acquired Company has received written notice from any other party to a Company Material Contract that such other party intends to terminate, not renew or renegotiate in any material respects the terms of any such Company Material Contract.

Section 3.11 Compliance with Applicable Laws; Company Licenses.

(a) The Acquired Companies are, and for the past three (3) years have been, in compliance with all applicable Laws and Governmental Permits, except where the failure to be in compliance with such Laws has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For the past three (3) years, none of the Acquired Companies has received any written notice or other communication from any Governmental Authority regarding any actual or alleged failure of any of the Acquired Companies to comply with any such Laws or Governmental Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Acquired Companies hold all Governmental Permits that are required for the Acquired Companies to conduct their business as presently conducted and to own, lease and, to the extent applicable, operate its properties (the “Company Licenses”), except where the failure to hold Company Licenses has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Acquired Company complies with the terms of the Company Licenses applicable to such Acquired Company, and no suspension, cancellation of, petition, objection or other pleading with respect to, any Company License is pending or threatened, except for such noncompliance, suspensions or cancellations that has not had, and would not, individually in the aggregate with other such noncompliance, suspensions or cancellations, reasonably be expected to have a Company Material Adverse Effect. Except as has not had, and would not, individually or in the aggregate, with such other events, reasonably be expected to have a Company Material Adverse Effect, no event has occurred with respect to any of the Company License which permits, or after notice or lapse of time or both would permit, the suspension, revocation or termination thereof or would result in any other impairment of the rights of the holder of any such Company License.

(c) Each Company License is valid and in full force and effect and has not, during the past three (3) years, been suspended, revoked, cancelled or adversely modified, except where the failure thereof to be in full force and effect, or the suspension, revocation, cancellation or modification thereof, has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no Legal Proceedings pending or threatened that would reasonably be expected to result in the revocation or termination of any Company License, and during the past three (3) years, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms), except for where any such revocation or termination of a Company License or the failure to be renewed has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.12 Litigation. There are no, and for the past three (3) years there have been no, pending or threatened Legal Proceedings at law or in equity, or investigations before or by any Governmental Authority to which an Acquired Company is a party (either as plaintiff or defendant), or against any properties or assets of the Acquired Companies or any director, trustee or officer of the Acquired Companies that would reasonably be expected to have a Company Material Adverse Effect. Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no unsatisfied Order or any open injunction binding upon an Acquired Company. As of the date of this Agreement, there is no Legal Proceeding to which any of the Acquired Companies is a party pending or threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other Transactions.

Section 3.13 Real Property.

(a) Section 3.13(a) of the Company Disclosure Letter contains a complete and correct list of the common street addresses for all Owned Real Property as of the date hereof and sets forth the applicable Acquired Company owning such property. Such Acquired Company owns the applicable Owned Real Property in indefeasible fee simple title free and clear of any Liens, subject only to Permitted Liens. Except as set forth on Section 3.13(a) of the Company Disclosure Letter, no Company Real Property is subject to any PILOT agreement. Except as set forth on Section 3.13(a) of the Company Disclosure Letter, no Acquired Company has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof and other than the rights pursuant to this Agreement, there are no outstanding options, rights of first offer or first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

(b) Section 3.13(b) of the Company Disclosure Letter contains a complete and correct list of (i) all Leasehold Real Property as of the date hereof, including the common street address and the applicable Acquired Company leasing or subleasing such Leasehold Real Property and (ii) each ground lease, lease, sublease, license or other Contract pursuant to which the applicable Acquired Company leases or holds such Leasehold Real Property as lessee or sublessee, including all amendments, extensions and renewals thereto, guaranties thereof and each other written agreement relating thereto (the “Leasehold Ground Leases”). Each Leasehold Ground Lease is the legal, valid, binding and enforceable obligation of the applicable Acquired Company and is in full force and effect. Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, with respect to each Leasehold Real Property, (i) an Acquired Company has a valid and enforceable leasehold estate in all Leasehold Real Property and either good and valid fee simple title to or valid leasehold interest in all buildings, structures and other improvements and fixtures located on or under such Leasehold Real Property, in each case free and clear of any Liens, subject only to Permitted Liens and (ii) no Acquired Company has received any written notice from, or delivered any written notice to, any lessor or sub-lessor of such Leasehold Real Property of the existence of any default or breach, event or circumstance that, with notice or lapse of time, or both, would constitute a breach or default, or permit the termination, modification or acceleration of rent under such Leasehold Ground Lease by the party that is the lessee, sub-lessee, lessor or sub-lessor of such Leasehold Real Property. Complete and correct copies of the Leasehold Ground Leases have been made available to Parent.

(c) Section 3.13(c) of the Company Disclosure Letter contains (i) a complete and correct list of all Owned Real Property as of the date hereof which is subject to a ground lease or similar arrangement under which the Company or any Subsidiary is the landlord or sub-landlord or serves in a similar capacity, and (ii) each ground lease, lease or sublease of such Owned Real Property, but excluding any Space Leases, (together with the date and the parties thereto, including all amendments, extensions, and renewals thereto, guaranties thereof and each other written agreement relating thereto) (the “Fee Ground Leases”). Neither the Company nor any of its Subsidiaries, on the one hand, nor, to the Knowledge of the Company, any other party, on the other hand, has received any written notice from, or delivered any written notice to, any lessee or sub-lessee under a Fee Ground Lease of the existence of any default or breach, event or circumstance that, with notice or lapse of time, or both, would constitute a breach or default, or permit the termination, modification or acceleration of rent under such Fee Ground Lease by the party that is the lessee, sub-lessee, lessor or sub-lessor of such Fee Ground Lease except for defaults that have not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies of the Fee Ground Leases have been made available to Parent.

(d) Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement (i) none of the Acquired Companies has received notice of any violation of any Law affecting any portion of any of the Company Real Properties issued by any Governmental Authority that has not been resolved, (ii) none of the Acquired Companies has received notice to the effect that there are (A) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Company Real Properties, (B) zoning, building or similar Laws, codes, ordinances, orders or regulations that are violated by the maintenance, operation or use of any buildings or other improvements on any of the Company Real Properties, or (C) any defaults under any Contract evidencing any Lien or other Contract affecting any of the Company Real Properties, and (iii) no Company Real Property has suffered any damage or destruction by fire, flood or other casualty, which damage has not been repaired or restored as of the date hereof.

(e) Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Acquired Companies have good and marketable title to, or a valid and enforceable leasehold interest in, all personal property owned, used or held for use by them, and (ii) the Acquired Companies’ ownership of any such personal property is free and clear of any Liens, subject only to Permitted Liens.

(f) No fee interest in real property or leasehold interest in any ground lease has been conveyed, transferred, assigned, or otherwise disposed of by the Acquired Companies (a “Prior Sale Contract”) since January 1, 2023, except for easements or similar interests. None of the Acquired Companies has received any written notice of any outstanding claims under any Prior Sale Contract, and no event or circumstance has occurred under any Prior Sale Contract, in each case, that with the passage of time or receipt of notice or both, would reasonably be expected to result in liability to any Acquired Company in an amount, in the aggregate, in excess of $1,500,000.

(g) Section 3.13(g) of the Company Disclosure Letter includes the true, correct and complete rent roll maintained by the applicable Acquired Company for the Space Leases (such information in Section 3.13(g) of the Company Disclosure Letter, the “Rent Roll”), which Rent Roll is accurate as of the applicable dates set forth in the Rent Roll. Complete and correct copies of the Rent Roll have been made available to the Parent Parties. Complete and correct copies of all Space Leases as of the date hereof have been made available to the Parent Parties. Neither the Company nor any of its Subsidiaries, on the one hand, nor, to the Knowledge of the Company, any other party, on the other hand, is in default or breach under any Space Lease, and no event or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of any rents or fees under such Space Leases, except for breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no brokerage commissions or brokerage fees which are now due or which may be due in the future relating to any of the Space Leases.

(h) Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there are no pending common area maintenance (CAM), percentage rent or similar audits by any Third Party of which the Company has Knowledge or has received written notice, (ii) there are no pending claims regarding violation of co-tenancy clauses in any Space Leases, (iii) there are no pending real property tax protests or litigation, investigation, complaint or action regarding any Company Real Property or Space Leases, (iv) no tenants under Fee Ground Leases or Space Leases have “gone dark” or given written notice of its intention to “go dark” or filed for bankruptcy and (v) there are no brokerage commissions or fees which are now due or payable or which may be due or payable in the future relating to any of the Fee Ground Leases. All rent has been properly calculated and billed to tenants pursuant to the Fee Ground Leases and Space Leases and by landlord pursuant to the Leasehold Ground Leases, except for such failures to properly calculate or bill rent as has not had, or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(i) There is no outstanding Indebtedness for borrowed money pursuant to which the Company or any Subsidiary of Company is a lender as of the date hereof to any Person other than to a wholly owned Subsidiary of the Company.

(j) No Company Real Property is owned, directly or indirectly, jointly by the Company or any Subsidiary with any Person other than the Company or any Subsidiary.

(k) Section 3.13(k) of the Company Disclosure Letter lists each Company Real Property that is (i) under development or redevelopment as of the date hereof (other than normal repair and maintenance but including any construction project the cost of which is in excess of (A) $1,000,000 annually or (B) $2,000,000 in the aggregate) and describes (1) the status of such development or redevelopment as of the date hereof (including the anticipated completion date), and (2) the estimated costs to complete, (ii) subject to a binding agreement for development or redevelopment or commencement of construction by an Acquired Company involving (A) annual payments of more than $1,000,000 or (B) aggregate payments of more than $2,000,000 (each, a “Construction Contract”) or (iii) land held for development, in each case, other than those pertaining to customary capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.

(l) As of the date hereof, (i) neither the Company nor any Subsidiary of the Company has exercised any Transfer Right with respect to any real property or one or more Persons for aggregate consideration in excess of $1,000,000, which transaction has not yet been consummated and (ii) no Third Party has exercised any Transfer Right with respect to any Subsidiary of the Company or Company Real Property or Participation Agreement, which transaction has not yet been consummated.

(m) No Person other than an Acquired Company manages or operates any of the Company Real Property on behalf of any Acquired Company.

(n) The Company has not received any written notices from lenders currently requiring material repairs or other material alterations to Company Real Property.

(o) No Acquired Company has received written notice that any Acquired Company is in violation or default under any operation and reciprocal easement agreement or other similar agreements to which a member of the Company or any of its Subsidiaries is a party (each, a “REA”), except for violations or defaults that have been cured or that are immaterial, individually or in the aggregate. No Acquired Company has delivered a default notice to a party under a REA, except for defaults that have been cured or that are immaterial, individually or in the aggregate.

(p) The Acquired Companies have sufficient assets to conduct their business as currently conducted and to perform their respective obligations under this Agreement.

Section 3.14 Intellectual Property and Data Privacy.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a complete and correct list (in all material respects), as of the date hereof, of all U.S. and foreign: (i) patents and patent applications, (ii) trademark registrations and applications, (iii) copyright registrations and (iv) domain names, in each case, included in the Company IP. Each of the items required to be listed on Section 3.14(a) of the Company Disclosure Letter is subsisting, valid and enforceable, in each case, except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The Acquired Companies exclusively own all right, title and interest to and in the Company IP, free and clear of any Liens (other than Permitted Liens) and otherwise have the valid and sufficient right to use all other Intellectual Property Rights used in or necessary for the operation of the conduct of the business of the

Acquired Companies as currently conducted, except where the failure to own such Company IP or have the right to use such applicable Intellectual Property Right has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the conduct of any of the Acquired Companies’ businesses does not infringe or misappropriate any Intellectual Property Right of any other Person (and has not done so for the past six (6) years) and no Legal Proceeding is pending or, during the past three (3) years, has been pending or threatened in writing against any Acquired Company alleging any such infringement or misappropriation by such Acquired Company of any Intellectual Property Rights of another Person. Except as set forth in Section 3.14(c) of the Company Disclosure Letter, in the last six (6) years, no Person is or has been infringing or misappropriating any Company IP in any material respect and the Company has not, in the last three (3) years, sent any notice to any Person regarding the same.

(d) The Acquired Companies take commercially reasonable measures to protect, safeguard and maintain the confidentiality of any Company IP that the Acquired Companies hold as a trade secret and of any other material confidential information used in the operation of their businesses.

(e) In connection with their collection, storage, transfer, modification, selling, sharing, use or other processing of any Personal Information, at all times during the past three (3) years, the Acquired Companies have complied with all of the following to the extent relating to privacy or the collection, storage, transfer, modification, selling, sharing, use or other processing of Personal Information: (i) requirements under applicable Laws relating to privacy and the collection, storage, transfer, modification, selling, sharing, use or other processing of any Personal Information (collectively, the “Data Privacy Laws”), (ii) privacy policies of the Acquired Companies, (iii) applicable portions of Contracts, and (iv) industry standards by which any Acquired Company is bound or purports to comply (collectively, the “Data Security Requirements”), in each case except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies maintain commercially reasonable physical, technical, organizational and administrative security measures and policies in place that are designed to protect the Company IT Assets and any Personal Information they collect, maintain, or otherwise process from and against unauthorized access, use and/or disclosure, except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies have received during the past three (3) years written communication from any Governmental Authority or any other Person that alleges that such Acquired Company is not in compliance with any Data Security Requirements except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) The Acquired Companies take commercially reasonable measures designed to prevent the introduction of viruses, bugs, disabling codes, spyware, trojan horses, worms and other malicious code or corruptants (collectively, “Viruses”) into the Company IT Assets that would have a material adverse effect on the operation or use of such Company IT Assets in the business of the Acquired Companies, and, except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company IT Assets are free of any Viruses. During the past three (3) years, there have not been any violations, outages, corruptions, unauthorized intrusions or breaches of security of, or other unauthorized access to the Company IT Assets, or any other unauthorized or unlawful access to, or use, transfer, modification, or other processing of, any Personal Information in the possession or control of the Acquired Companies, in each case, except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.15 Insurance. The Acquired Companies maintain insurance coverage with reputable insurers in such amounts and covering such risks that are adequate for the operation of its business and the protection of its assets. There is no material claim by any Acquired Company pending under any such insurance policies that has been denied or disputed by the insurer (but such insurer may have reserved rights with respect to such claim). The Company has made available to Parent complete and correct copies of all currently in force material insurance policies and all material fidelity bonds or other material insurance Contracts providing coverage for all Company Real Properties (the “Insurance Policies”). Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Acquired Companies are in compliance in all respects with the terms and conditions of the Insurance Policies and all claims, events and occurrences that may be covered under any Insurance Policy have been noticed pursuant to the conditions in such Insurance Policy, except, in each case, which has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Such Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. From January 1, 2023, through the date hereof, no written notice of premature cancellation, refusal of coverage, refusal to renew, termination prior to the expiration of the term thereof or material increase in premium has been received by any Acquired Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. Except for workers’ compensation Insurance Policies, no Insurance Policies are written on retrospective, audited or similar premium basis, except, in each case, which has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.16 Tax Matters.

(a) All income and other material Tax Returns required to have been filed by or with respect to the Acquired Companies have been filed, and all such Tax Returns are complete and correct in all material respects.

(b) All material amounts of Taxes required to have been paid by the Acquired Companies (whether or not shown to be due and payable on any such Tax Return) have been paid, other than any amounts of Taxes that have been adequately reserved for in accordance with GAAP.

(c) The Acquired Companies have complied in all material respects with applicable Laws relating to the payment and withholding of Taxes and have withheld and paid over to the appropriate Taxing Authorities all material amounts required to have been so withheld and paid over under applicable Laws.

(d) No deficiency for any material amount of Taxes has been asserted or threatened in writing or assessed by any Governmental Authority against any Acquired Company, except for deficiencies that have been satisfied by payment, settled, withdrawn or otherwise resolved.

(e) There are no audits, examinations, inquiries or other proceedings by any Governmental Authority ongoing or pending with respect to any Taxes of any Acquired Company (including any challenge to the Company’s status as a REIT), nor in the last three years has any such audit, examination, inquiry or other proceeding been threatened in writing.

(f) None of the Acquired Companies has waived any statute of limitations in respect of Taxes beyond the date hereof or agreed to any extension of time beyond the date hereof with respect to any Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(g) In the last three years, no claim has been made in writing by a Taxing Authority in a jurisdiction where an Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(h) The Company (i) for all taxable years commencing with the Company’s taxable year ended December 31, 1999 and through December 31, 2025, has qualified to be subject to tax as a REIT for U.S. federal income tax purposes, (ii) has operated since January 1, 2026, to the date of this Agreement in a manner consistent with the requirements for qualification and taxation as a REIT, (iii) intends to continue to operate in such a manner as to qualify as a REIT through the Company Merger Effective Time and (iv) has not taken or omitted to take any action which would reasonably be expected to result in the Company’s failure to qualify as a REIT.

(i) No Acquired Company has incurred, or engaged in any transaction that could reasonably be expected to give rise to, (i) any liability for Taxes under Section 857(b)(1), 857(b)(4), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code or (ii) any liability for Taxes under Sections 856(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs), and no event has occurred, and no condition or circumstance exists, which would reasonably be expect to result in any liability for Taxes described in clauses (i) and (ii) above.

(j) No Subsidiary of the Company is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary with respect to the Company. No Subsidiary of the Company is a REIT.

(k) Section 3.16(k) of the Company Disclosure Letter sets forth, as of the date of this Agreement, each Subsidiary of the Company and such Subsidiary’s classification for U.S. federal income Tax purposes. Each such Subsidiary has had the classification shown on Section 3.16(k) of the Company Disclosure Letter since the latest of (i) its formation, (ii) its direct or indirect acquisition by the Company and (iii) December 31, 2020.

(l) None of the Acquired Companies holds any property subject Section 1374 of the Code or that would otherwise be subject to the Tax on built-in gain under Section 337(d) of the Code or any applicable Treasury Regulations promulgated thereunder.

(m) The Company does not have any “earnings and profits accumulated in any non-REIT year” under Section 857(a)(2)(B) of the Code.

(n) None of the Acquired Companies has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(o) None of the Acquired Companies has entered into, or is the subject of, any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), or other ruling, relief, advice or agreement with a Taxing Authority in respect of material Taxes that remains in effect, and no request for a ruling, relief, advice, agreement or any other item that relates to the Taxes or Tax Returns of the Acquired Companies is currently pending with any Taxing Authority.

(p) None of the Acquired Companies (i) has ever been a member of an affiliated group filing a consolidated, joint, unitary or combined Tax Return other than an affiliated group of which an Acquired Company is or was the parent or (ii) has any liability for the Taxes of any Person (other than the Company or any Subsidiary of the Company) under U.S. Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Law), as a transferee or successor, or by Contract.

(q) There are no Liens for unpaid Taxes upon any property or assets of any Acquired Company, except for Permitted Liens.

(r) None of the Acquired Companies has, within the past two (2) years, been a party to any transaction intended to qualify for tax-free treatment under Section 355 of the Code (or under so much of Section 356 of the Code as it relates to Section 355 of the Code).

(s) There are no Tax Sharing Agreements in force as of the date of this Agreement, and as of the date of this Agreement, no Person has raised in writing, or threatened to raise, a material claim against any Acquired Company, for any breach of any Tax Sharing Agreement.

(t) There are no Tax Protection Agreements in force at the date of this Agreement, and, as of the date of this Agreement, no Person has raised in writing, or threatened to raise, a material claim against the Company or any Acquired Company for any breach of any Tax Protection Agreements.

(u) The Company’s aggregate tax basis in its assets exceeds its aggregate liabilities for U.S. federal income tax purposes (including its allocable share thereof under Section 752 of the Code).

Section 3.17 Employees and Employee Benefit Plans.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date hereof, of each material “Company Benefit Plan.” A “Company Benefit Plan” means each (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA but whether or not subject to ERISA, (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay or benefits, commission, bonus and other compensation or benefit plan, program, policy, agreement or arrangement and (iii) medical, vision, dental or other health plans, or life insurance plans, in each case, maintained, sponsored or contributed to by any of the Acquired Companies, or required to be contributed to by any of the Acquired Companies for the benefit of any current or former Company Service Providers and/or their dependents or with respect to which any of the Acquired Companies have any material actual or contingent liability. The Company has made available to Parent prior to the date hereof complete and correct copies of each material Company Benefit Plan (including all award agreements that govern any outstanding Company Equity Awards that provide for accelerated vesting provisions) or, in the case of an unwritten Company Benefit Plan, a written description thereof, and, if applicable, any related trust agreements or other funding instruments and the most recently audited financial statements and actuarial report. In addition, the Company has made available to Parent prior to the date hereof complete and correct copies of each of the following documents (if applicable): (A) the most recent summary plan description, and all related summaries of material modifications thereto; (B) the most recent IRS determination, advisory or opinion letter issued with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code; (C) most recent financial statements and actuarial valuations, if applicable; and (D) all material correspondence regarding the Company Benefit Plan with any Governmental Authority.

(b) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS as to its qualified status or may rely upon a favorable prototype opinion or advisory letter from the IRS for a pre-approved plan, and no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan. Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a material effect on the Acquired Companies, taken as a whole, each Company Benefit Plan (and any related trust or other funding vehicle) has been established, funded, maintained and administered in accordance with its terms and in compliance with ERISA, the Code and other applicable Laws. Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a material effect on the Acquired Companies, taken as a whole, no audits, investigations, actions, suits or claims (other than routine claims for benefits in the ordinary course of business) are pending or threatened with respect to any Company Benefit Plan.

(c) No Company Benefit Plan is subject to Sections 302, 303 or Title IV of ERISA or Sections 412 or 430 of the Code or is otherwise a defined benefit pension plan (including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) (each, a “DB Plan”). No Company Benefit Plan is, and neither the Acquired Companies nor any ERISA Affiliate has, within the past six (6) years, sponsored, maintained, participated in, contributed to or been obligated to contribute to (i) a DB Plan, (ii) a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), (iii) a “multiple employer plan” as defined in Section 210 of ERISA or a plan subject to Section 413(c) of the Code, (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA or applicable state Law) or (v) a “volunteer employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code) or other funded arrangement for the provision of welfare benefits. As of the date of this Agreement, each DB Plan sponsored, maintained, participated in or contributed by the Acquired Companies or any ERISA Affiliate within the past six (6) years has been terminated and neither the Company nor any ERISA Affiliate has any liability, contingent or otherwise, with respect thereto.

(d) No Company Benefit Plan provides for health, medical or other welfare benefits coverage after a termination of employment, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other applicable Law, or (ii) coverage through the end of the calendar month in which a termination of employment occurs, in each case, the full cost of which is borne by the Company Service Provider (or its beneficiaries).

(e) The Acquired Companies and each Company Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA is and has been in compliance in all material respects with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152, and all regulations and guidance issued thereunder (collectively, “Healthcare Reform Laws”). The Acquired Companies have not incurred or are not reasonably likely to incur any Tax or other liability (whether or not assessed) pursuant to Sections 4980D, 4980H, 6721 or 6722 of the Code.

(f) Neither the execution by the Company or the Operating Partnership of this Agreement nor the consummation of the Transactions could (either alone or upon occurrence of any additional or subsequent events) (i) increase the amount of compensation or benefits due or payable to any current or former Company Service Provider, (ii) accelerate the time of payment or vesting, or trigger any funding or payment of any compensation or benefits under any Company Benefit Plan, including by directly or indirectly causing the transfer or setting aside of any assets to fund any compensation or benefits under any Company Benefit Plan, (iii) result in any payment or benefit (including severance or otherwise) becoming due or owed to any current or former Company Service Provider, (iv) limit or restrict the right of any Acquired Company to merge, amend, or terminate any Company Benefit Plan, or (v) result in any payment or benefit (whether in cash, property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment or benefit, constitute an “excess parachute payment” within the meaning of Section 280G of the Code. None of the Acquired Companies is a party to or has any obligation to reimburse, indemnify, compensate or otherwise “gross-up” any Person for taxes, including those payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.

(g) Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(h) All required premiums for, contributions to, and payments from, any Company Benefit Plans have been timely made or timely accrued by the Company in the consolidated audited and unaudited financial statements of the Company in accordance with the terms of the applicable Company Benefit Plan and applicable Law, except where any failure has not had, and would not, individually or in the aggregate, reasonably be expected to materially affect the Acquired Companies, taken as a whole.

(i) Section 3.17(g) of the Company Disclosure Letter contains a complete and correct list of all employees of the Acquired Companies as of the date hereof, specifying each employee’s identification number, title, primary work location, exempt or non-exempt status, active or inactive status (and as applicable, type of leave and anticipated return date), full-time or part-time status, visa status (as applicable), union or non-union status, date of hire, employing entity, and, to the extent permitted by applicable Law, the current year annual base salary or hourly wage.

(j) Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies is, or in the past three (3) years has been, the subject of any pending or threatened, (i) Legal Proceeding arising out of, in connection with, or otherwise relating to the application for employment, provision of services, employment or termination of employment or services of any individual by any of the Acquired Companies or (ii) alleging that any Acquired Company has engaged in any unfair labor practice under any Law or has violated any Law related to labor, employment or employment practices.

(k) There is no, and for the past three (3) years there has been no, pending, or threatened, strike, lockout, slowdown, picketing, work stoppage, hand billing, unfair labor practice charge, material labor grievance, material labor arbitration, or other material labor dispute against or affecting the Acquired Companies. For the past three (3) years, there have been no labor organizing activities with respect to any employees of any Acquired Company.

(l) No Acquired Company is a party to or bound by any Labor Agreement, there are no Labor Agreements or any other labor-related agreements or arrangements that pertain to any of the employees of any Acquired Company with respect to their employment with any Acquired Company, and none are currently being negotiated, and there are no labor unions, works councils, employee representatives, groups of employees or other organizations representing, or purporting to represent or attempting to represent, any employee of any Acquired Company.

(m) Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Acquired Company is, and for the past three (3) years has been, in compliance with all applicable Laws relating to employment, employment practices, and labor, including all applicable Laws relating to terms and conditions of employment, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), restrictive covenants, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), collective bargaining and labor relations, employment discrimination, harassment, retaliation, civil rights, disability rights or benefits, safety and health, worker compensation, pay equity and transparency, automated employment decision tools and other artificial intelligence, equal opportunity, plant closures and layoffs (including the WARN Act), employee leave issues, employee trainings and notices, COVID-19, affirmative action, unemployment insurance, and payment of withholding and/or social security taxes.

(n) Except as would not result in material Liability for the Acquired Companies: (i) the Acquired Companies have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to their current or former employees and independent contractors under applicable Laws, Contract or company policy; and (ii) each individual who is providing or within the past three (3) years has provided services to an Acquired Company and is or was classified and treated as an independent contractor, consultant, leased employee or other non-employee service provider, is and has been properly classified and treated as such for all applicable purposes.

(o) To the Knowledge of the Company, no current employee with annualized compensation at or above $200,000, intends to terminate his or her employment with an Acquired Company prior to the one-year anniversary of the Closing.

(p) To the Knowledge of the Company, no current or former employee or independent contractor of an Acquired Company is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement or restrictive covenant obligation: (i) owed to an Acquired Company; or (ii) owed to any Third Party with respect to such person’s right to be employed or engaged by an Acquired Company.

(q) In the five (5) years immediately preceding the date of this Agreement, no Acquired Company has been party to a settlement agreement resolving material allegations of sexual harassment against any current or former director, trustee, officer or employee of an Acquired Company. In the prior five (5) years, no allegations of sexual harassment have been made in writing or reported to any Acquired Company and there have not been any other allegations of sexual harassment, in each case, involving any director, trustee, officer or employee of any Acquired Company.

Section 3.18 Environmental Matters. Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Acquired Companies and the

Company Real Property are, and for the past three (3) years have been, in compliance with all Environmental Laws and all applicable Environmental Permits, (b) the Acquired Companies hold and maintain all Environmental Permits required under applicable Environmental Laws to permit the Acquired Companies to operate and occupy their assets and to conduct the business of the Acquired Companies as currently conducted, and all such Environmental Permits are valid and in full force and effect with all necessary applications for renewal thereof having been timely filed, (c) no written notification, demand, directive, request for information, citation, summons, notice of violation, Order or other information has been received regarding any actual or alleged violation of or Liabilities under Environmental Laws, no complaint has been filed, no penalty has been asserted or assessed and no investigation, action, suit or proceeding is pending or is threatened relating to any of the Acquired Companies or any of their respective properties, and relating to or arising out of any Environmental Law, any Environmental Permit, or any Hazardous Substance, and no notices of violation are pending, issued to or threatened, against the Company or any of its Subsidiaries or any of their respective properties relating to or arising out of any Environmental Law, (d) the Acquired Companies are in compliance, and have complied, with all applicable Environmental Laws and Environmental Permits in connection with any disposal of Hazardous Substances by the Acquired Companies, (e) the Acquired Companies have not treated, stored, transported, handled, released, disposed of or arranged for the disposal of, or exposed any Person to, any Hazardous Substances (and Hazardous Substances are not present at any Company Real Property or at any other location for which any Acquired Company may be liable), any of which would require investigation or remediation by any Acquired Company pursuant to, or that may otherwise result in Liability to any Acquired Company under, Environmental Law, (f) the Acquired Companies and their respective properties are not, and have not in the past three (3) years been, subject to any Order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority pursuant to any Environmental Laws or any Environmental Permit or relating to Hazardous Substances, (g) no Acquired Company has agreed to assume, undertake, provide an indemnity with respect to or retain, or has otherwise become subject to any Liability of any other Person under Environmental Law or relating to Hazardous Substances and (h) there are no Liabilities or obligations (and no asserted Liabilities or obligations) of the Acquired Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance (including Liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief). The Company has made available to Parent all reports of any environmental site assessments, investigations, remediation, environmental or health and safety compliance audits, or other material documents, in each case containing information that has not had, and would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, to the extent within the possession of any Acquired Company.

Section 3.19 Takeover Statutes. (a) The Company Board has taken all action necessary to render inapplicable to the Company Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), (b) the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Company Merger and (c) no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States applicable to any of the Company Parties, including the DRULPA (collectively, “Takeover Statutes”), are applicable to the Mergers or the other Transactions.

Section 3.20 Related Party Transaction. Except for this Agreement, there have been no transactions, agreements, arrangements or understandings between any Acquired Company, on the one hand, and any Affiliates (other than the Acquired Companies) of the Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC (such Contracts or other arrangements, the “Related Person Agreements”).

Section 3.21 Information in the Proxy Statement. None of the information supplied by the Company and its Subsidiaries contained in the Proxy Statement (and any amendment thereof or supplement thereto) at the date mailed to the Company’s shareholders and at the time of the Shareholders Meeting to be held in connection with the Company Merger, contains (or will contain) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made in this Agreement by the Company with respect to statements and information made or incorporated by reference therein supplied by Parent and its Affiliates, including Merger Sub, in writing specifically for inclusion or incorporation by reference in the Proxy Statement or any amendment thereof or supplement thereto. The Proxy Statement (and any amendment thereof or supplement thereto) at the date mailed to the Company’s shareholders and at the time of the Shareholders Meeting to be held in connection with the Company Merger will comply as to form and substance in all material respects with the provisions of the Exchange Act, NYSE and any other applicable federal securities Laws.

Section 3.22 No Brokers. Except for BofA Securities, Inc. and Jones Lang LaSalle Securities, LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of any of the Acquired Companies who will be entitled to any finders’ fee or agents’ commission from the Acquired Companies in connection with the Transactions.

Section 3.23 No Additional Representations or Warranties.

(a) Except for the specific representations and warranties expressly set forth in this Article 3 or in any certificate delivered hereunder, neither the Company Parties, any of their respective Subsidiaries, nor any other Person on behalf of the Company Parties makes, has made, has been authorized to make, or shall be deemed to have made (and the Company Parties, on behalf of themselves, each of their respective Subsidiaries, and its and their respective Representatives, hereby disclaims), any express or implied representation or warranty with respect to the Company Parties or any of their respective Subsidiaries, or with respect to any other information provided to Parent, Merger Sub or their respective Representatives in connection with the Transactions, including the accuracy, completeness or timeliness thereof, including with respect to providing or making available to Parent, Merger Sub or any of their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent, Merger Sub and/or any of their respective Representatives in connection with presentations by the Company’s management, or other material or information made available to Parent or Merger Sub (or their respective Representatives) in the VDR, and, if made, such other representation or warranty shall not be relied upon by Parent, Parent’s Subsidiaries (including Merger Sub) or any other Person on behalf of Parent and none of the Company Parties, their respective Subsidiaries or any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting therefrom. Notwithstanding anything contained in this Agreement to the contrary, the Company Parties acknowledge and agree that none of the Parent Parties or any other Person on behalf of a Parent Party has made or is making any representations or warranties relating to the Parent Parties whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article 4 or in any certificate delivered hereunder, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Parent Party furnished or made available to the Company Parties or their respective Representatives.

(b) Except for the specific representations and warranties expressly set forth in Article 4 or in any certificate delivered hereunder, each of the Company Parties acknowledges and agrees that (i) none of the Parent Parties, their respective Subsidiaries or any other Person on behalf of the Parent Parties or any of their respective Subsidiaries makes, has made, has been authorized to make, or shall be deemed to have made any express or implied representation or warranty with respect to the Parent Parties or any of their respective Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to the Company Parties or any of their respective Representatives, including with respect to the Parent Parties and their respective

Subsidiaries’ respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement or the Transactions, and the Company Parties and their respective Representatives are not relying on, and knowingly and irrevocably waive any claim based on reliance on, any representation, warranty or other information of the Parent Parties or any Person except for those specific representations and warranties expressly set forth in Article 4 or in any certificate delivered hereunder and (ii) no Person makes, has made, has been authorized by the Parent Parties or their respective Subsidiaries or any other Person on behalf of the Parent Parties to make, or shall be deemed to have made any representation or warranty relating to the Parent Parties, their respective Subsidiaries or their respective businesses or otherwise in connection with this Agreement or the Transactions, and if made, such other representation or warranty shall not be relied upon by the Company Parties and none of the Parent Parties, their respective Subsidiaries or any other Person shall be subject to any liability to the Company Parties or any other Person resulting therefrom. Without limiting the generality of the foregoing, except for those specific representations and warranties expressly set forth in Article 4 or in any certificate delivered hereunder, the Company Parties acknowledge and agree that none of the Parent Parties, any of their respective Subsidiaries or any other Person has made a representation or warranty (including as to accuracy or completeness) to the Company Parties with respect to, and none of the Parent Parties, any of their respective Subsidiaries or any other Person shall be subject to any liability to the Company Parties or any other Person resulting from, the Parent Parties, any of their respective Subsidiaries or their respective Representatives providing, or making available, to the Company Parties or any of their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to the Company Parties and/or its Representatives or Affiliates. The Company Parties acknowledge that there are uncertainties inherent in attempting to make estimates, projections, budgets and other forecasts and plans and that they are familiar with such uncertainties. Each of the Company Parties acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition (financial or otherwise), operations, assets and business of the Parent Parties and their Subsidiaries and, in making its determination to proceed with the Transactions, each of the Parent Parties has relied solely on the results of its own independent investigation and the specific representations and warranties expressly set forth in Article 4 or in any certificate delivered hereunder, and has not relied directly or indirectly on any other materials or information made available to the Parent Parties or their respective Affiliates or Representatives by or on behalf of the Parent Parties or any agreements or covenants of any Person other than the express covenants and agreements of the Parent Parties pursuant to this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

The Parent Parties hereby jointly and severally represent and warrant to the Company Parties as follows:

Section 4.1 Organization.

(a) Each of the Parent Parties is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all power and authority required to own, lease and, to the extent applicable, operate its properties and assets and to carry on its business as currently conducted. Each of the Parent Parties is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification or licensing or good standing (with respect to jurisdictions that recognize such concept) necessary, except where such failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Each of Merger Sub and Merger OP are wholly-owned Subsidiaries of Parent.

(b) All of the issued and outstanding limited partnership interests of Merger Sub are, and at the Company Merger Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions, including with respect to the Financing, and it has not conducted any business prior to the date hereof and has no, and prior to the Company Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

(c) All of the issued and outstanding limited partnership interests of Merger OP are, and at the Partnership Merger Effective Time will be, owned by Merger Sub. Merger OP was formed solely for the purpose of engaging in the Transactions, including with respect to the Financing, and it has not conducted any business prior to the date hereof and has no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

Section 4.2 Authority.

(a) Each of the Parent Parties has all requisite power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of the Parent Parties of this Agreement and the consummation of the Transactions has been duly and validly authorized and approved by all necessary action on the part of the Parent Parties, and no other proceedings or actions on the part of any Parent Party are necessary to authorize the execution and delivery of this Agreement or for each Parent Party to consummate the Transactions (other than, with respect to the Company Merger, the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT, and with respect to the Partnership Merger, the filing of the Partnership Merger Certificate with, and the acceptance for record of the Partnership Merger Certificate by, the DSOS). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement has been duly and validly executed and delivered by the Parent Parties and constitutes the legal, valid and binding obligation of each of the Parent Parties, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(b) No vote of, or consent by, the holders of any equity interests of Parent (other than its general partner) is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent’s Organizational Documents, applicable Law or any Governmental Authority.

Section 4.3 Governmental Authorization(a) . The execution, delivery and performance by each of the Parent Parties of this Agreement and the consummation by the Parent Parties will not (with or without notice or lapse of time, or both), require any Governmental Permit to be made or obtained by either Parent or Merger Sub other than (a) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT, (b) the filing of the Partnership Merger Certificate with, and the acceptance for record of the Partnership Merger Certificate by, the DSOS, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (d) any filings, consents or other notifications as may be required as a result of the business or identity of the Parent Parties (or the beneficial ownership of any of them), where failure to obtain such consents, approvals, authorizations or Governmental Permits, or to make such filings or notifications which has not had, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4 Non-Contravention. The execution, delivery and performance by each of the Parent Parties of this Agreement and the consummation by each of the Parent Parties of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of the Parent Parties, (b) assuming the Governmental Permits referred to in Section 4.3 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such Governmental Permit has been satisfied or waived, contravene, conflict with or result in a violation or breach of any applicable Law, (c) assuming compliance with the matters referred to in Section 4.3, require any consent or approval under, result in any breach of any obligation or any loss of any material benefit or material increase in any cost or obligation of Parent or any of its Subsidiaries under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under, any material Contract, or, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that has not had, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.5 Litigation. As of the date of this Agreement, (a) there is no Legal Proceeding pending or, to the knowledge of Parent, threatened in writing against the Parent Parties, and (b) the Parent Parties are not subject to any outstanding Order of any Governmental Authority.

Section 4.6 Ownership of Company Common Shares and Partnership OP Units.

(a) Neither Parent nor any of Parent’s Affiliates directly or indirectly (including pursuant to a derivative contract) owns, and, at all times for the past three (3) years, neither Parent nor any of Parent’s Affiliates has owned, beneficially or otherwise, any shares of Company’s capital stock or any equity interests, securities, contracts or obligations convertible into or exercisable or exchangeable for shares of Company’s capital stock.

(b) Neither Parent nor any of its controlled Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any shareholder of the Company would be entitled to receive, in respect of Company Common Shares, consideration of a different amount or nature than the Merger Consideration contemplated by this Agreement, (ii) any shareholder of the Company (A) agrees to vote to approve the Company Merger or (B) agrees to vote against, or not to tender its Company Common Shares in, any Company Takeover Proposal or (iii) as of the date hereof, any Third Party has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the Company Merger (other than pursuant to the Equity Commitment Letter).

Section 4.7 Financial Capacity. Parent has delivered to the Company Parties true and complete copies of (a) the executed equity commitment letter dated as of the date hereof (the “Equity Commitment Letter”) from the Guarantors to provide to Parent on the Closing Date the Equity Financing, which Equity Commitment Letter provides that the Company Parties are express Third-Party beneficiaries thereto, and (b) the executed Debt Commitment Letter. None of the Commitment Letters has been amended or modified prior to the execution of this Agreement. Assuming the satisfaction of the conditions in Article 6, the aggregate proceeds of the Debt Financing and the Equity Financing will be sufficient to perform all of Parent’s payment obligations in connection with the Transactions, including (i) the payment of the aggregate Merger Consideration pursuant to the Mergers and all consideration payable pursuant to this Agreement in respect of Company Equity Awards, and (ii) the payment of all fees and expenses required to be paid by the Parent Parties at Closing in connection with the Transactions. As of the date hereof, to the knowledge of Parent, the commitments contained in the Commitment Letters have not been withdrawn, modified or rescinded in any respect. As of the date hereof, the Commitment Letters are in full force and effect and represent valid, binding and enforceable obligations of Parent and (to the knowledge of Parent) each other party thereto (subject to the Enforceability Exceptions), subject only to the satisfaction or waiver of the Financing Conditions. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Financing. As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or (to the knowledge of Parent) any other party thereto under any term of the Commitment Letters that would reasonably be expected to materially impair or adversely affect the Financing and the timely receipt of the proceeds thereof. As of the date hereof, Parent has no reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of or fulfill any obligation under any of the Commitment Letters. As of the date hereof, except as set forth in the Commitment Letters, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than the Financing Conditions. As of the date of this Agreement, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied or (ii) the Financing will not be made available in full to Parent on the Closing Date. The Parent Parties expressly agree and acknowledge that the Closing is not subject to, or conditioned on, the Parent Parties receipt of any financing.

Section 4.8 Solvency. None of the Parent Parties is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of any Acquired Company. Assuming (a) satisfaction or waiver of the conditions to the Parent Parties’ obligation to consummate the Mergers, and (b) the accuracy of the representations and warranties of the Company and the Operating Partnership set forth in Article 3 hereof and without giving effect to “Company Material Adverse Effect” qualifiers therein, each of Parent and the Surviving Entity will, after giving effect to all of the Transactions, including the payment of any amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be Solvent at and immediately after the Company Merger Effective Time. As used in this Section 4.8, the term “Solvent” means, with respect to a particular date, that on such date, (i) the sum of the assets, at a fair valuation, of Parent, the Surviving Entity, and their respective Subsidiaries will exceed their debts, (ii) each of Parent, the Surviving Entity, and their respective Subsidiaries have not incurred debts beyond its ability to pay such debts as such debts mature and become due in the ordinary course, and (iii) each of Parent, the Surviving Entity, and their respective Subsidiaries, has sufficient capital and liquidity with which to conduct its business.

Section 4.9 Information in the Proxy Statement. The information supplied in writing by Parent specifically for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will not, at the date first mailed to the Company’s shareholders and at the time of the Shareholders Meeting to be held in connection with the Mergers or at the Company Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 4.10 Company Arrangements. Other than this Agreement, as of the date hereof, none of the Parent Parties or their respective executive officers, directors or controlled Affiliates, as applicable, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company Parties relating in any way to the Transactions or the operations of the Company Parties.

Section 4.11 Investment Intention. Parent is acquiring through the Transactions the units of partnership interest of the Surviving Entity for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the units of partnership interest of the Surviving Entity have not been registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws or pursuant to an exemption from any such registration.

Section 4.12 Guarantee. Parent has furnished the Company with a duly executed, accurate and complete copy of the Guarantee. The Guarantee is in full force and effect and constitutes the legal, valid, binding and enforceable obligations of the Guarantors (subject to the Enforceability Exceptions). There is no breach or default under the Guarantee by the Guarantors, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by the Guarantors. The Guarantors have, and at all times will have, for so long as the Guarantee shall remain in effect in accordance with the Guarantee, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under the Guarantee.

Section 4.13 Acknowledgment of Disclaimer of Other Representations and Warranties.

(a) Except for the specific representations and warranties expressly set forth in this Article 4 or in any certificate delivered hereunder, none of the Parent Parties nor any other Person on behalf of the Parent Parties makes, or has made (and the Parent Parties, on behalf of themselves, their respective Subsidiaries and their respective Representatives, hereby disclaims) any express or implied representation or warranty with respect to the Parent Parties, their respective Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, including as to the accuracy or completeness of any information.

(b) Except for the specific representations and warranties expressly set forth in Article 3 or in any certificate delivered hereunder, each of the Parent Parties acknowledges and agrees that (i) none of the Company Parties, their respective Subsidiaries or any other Person on behalf of the Company Parties or any of their respective Subsidiaries makes, has made, has been authorized to make, or shall be deemed to have made any express or implied representation or warranty with respect to the Company Parties or any of their respective Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to the Parent Parties or any of their respective Representatives, including with respect to the Company Parties and their respective Subsidiaries’ respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement or the Transactions, and the Parent Parties and their respective Representatives are not relying on, and knowingly and irrevocably waive any claim based on reliance on, any representation, warranty or other information of the Company Parties or any Person except for those specific representations and warranties expressly set forth in Article 3 or in any certificate delivered hereunder and (ii) no Person makes, has made, has been authorized by the Company Parties or their respective Subsidiaries or any other Person on behalf of the Company Parties to make, or shall be deemed to have made any representation or warranty relating to the Company Parties, their respective Subsidiaries or their respective businesses or otherwise in connection with this Agreement or the Transactions, and if made, such other representation or warranty shall not be relied upon by the Parent Parties and none of the Company Parties, their respective Subsidiaries or any other Person shall be subject to any Liability to the Parent Parties or any other Person resulting therefrom. Without limiting the generality of the foregoing, except for those specific representations and warranties expressly set forth in Article 3 or in any certificate delivered hereunder, the Parent Parties acknowledge and agree that none of the Company Parties, any of their respective Subsidiaries or any other Person has made a representation or warranty (including as to accuracy or completeness) to the Parent Parties with respect to, and none of the Company Parties, any of their respective Subsidiaries or any other Person shall be subject to any Liability to the Parent Parties or any other Person resulting from, the Company Parties, any of their respective Subsidiaries or their respective Representatives providing, or making available, to the Parent Parties or any of their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent and/or its Representatives or Affiliates in connection with presentations by the Company’s management or in the VDR. The Parent Parties acknowledge that there are uncertainties inherent in attempting to make estimates, projections, budgets and other forecasts and plans and that they are familiar with such uncertainties. Each of the Parent Parties acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition (financial or otherwise), operations, assets and business of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, each of the Parent Parties has relied solely on the results of its own independent investigation and the specific representations and warranties expressly set forth in Article 3 or in any certificate delivered hereunder, and has not relied directly or indirectly on any other materials or information made available to the Parent Parties or their respective Affiliates or Representatives by or on behalf of the Company or any agreements or covenants of any Person other than the express covenants and agreements of the Company pursuant to this Agreement.

ARTICLE 5

COVENANTS

Section 5.1 Interim Operations of the Company Parties. The Company Parties agree that, between the date hereof and the Company Merger Effective Time, except (i) to the extent Parent shall otherwise consent in writing

(which consent shall not be unreasonably withheld, conditioned or delayed), (ii) as set forth in Section 5.1 of the Company Disclosure Letter, (iii) as may be required or expressly permitted (but for this Section 5.1) by this Agreement, (iv) as required by any Law or Company Material Contract, or (v) as required by the rules or regulations of NYSE, each Company Party shall, and shall cause its Subsidiaries to, (x) use commercially reasonable efforts to conduct its operations in the ordinary course of business consistent with past practice (y) use commercially reasonable efforts to maintain and preserve substantially intact the business organization of the Acquired Companies, to retain the services of its current officers and key employees, to preserve its assets and properties in good repair and condition and to preserve the goodwill and current relationships of the Acquired Companies with persons with which the Acquired Companies have significant business relations and (z) maintain the status of the Company as a REIT. Without limiting the foregoing, except (i) to the extent Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed with respect to Sections 5.1(e) through Section 5.1(g), Section 5.1(j), Section 5.1(k), Section 5.1(m), Section 5.1(n) through Section 5.1(q), Section 5.1(t) and Section 5.1(u)), (ii) as set forth in Section 5.1 of the Company Disclosure Letter, (iii) as required or expressly permitted (but for this Section 5.1) by this Agreement, (iv) as required by any Law or Company Material Contract, or (v) as required by the rules or regulations of NYSE, each Company Party shall not, nor shall it permit any of its Subsidiaries to, between the date hereof and the Company Merger Effective Time, do any of the following:

(a) amend any of the Acquired Companies’ Organizational Documents (whether by merger, consolidation or otherwise);

(b) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any shares of beneficial interest or other equity interest of any Acquired Company, other than (A) the payment of cash dividends or other distributions declared prior to the date of this Agreement, (B) the declaration and payment by the Company and the Operating Partnership of the regular distributions, which are declared quarterly, per Company Common Share or Partnership OP Unit for the fiscal quarter ending June 30, 2026 declared on April 8, 2026, in an amount not to exceed $0.1425 per Company Common Share or Partnership OP Unit, (C) dividends or other distributions, declared, set aside or paid by any Acquired Company to any other Acquired Company that is, directly or indirectly, wholly owned by the Company, (D) the minimum amount of distributions determined by the Company (in consultation with Parent) to be required for the Company to maintain its status as a REIT under the Code or avoid the incurrence of any income or excise Taxes by the Company in accordance with (and subject to) this Section 5.1 (such per share distribution amount, a “Special Pre-Closing Dividend”), and (E) distributions resulting from the vesting or settlement of Company Equity Awards set forth in Section 5.1(b)(ii) of the Company Disclosure Letter, (ii) adjust, split, combine, subdivide or reclassify any shares of beneficial interest or other equity interests of the Acquired Companies, (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of beneficial interest or other equity interests of any Acquired Company or (iv) purchase, redeem or otherwise acquire any Company securities, except for acquisitions of Company Common Shares by the Company in satisfaction by holders of Company Equity Awards of applicable withholding Taxes;

(c) except for transactions among the Company and one or more wholly owned Subsidiaries of the Company or among one or more wholly owned Subsidiaries of the Company (i) issue, deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), sell, grant, pledge, transfer, subject to any Lien or dispose of any Company or Operating Partnership securities or any other securities convertible into or exchangeable for Company or Operating Partnership securities, other than (A) the issuance of Company Common Shares upon the settlement of Company Equity Awards that are outstanding on the date hereof, in accordance with such equity award’s terms as in effect on the date hereof, (B) the issuance of Company Common Shares upon redemption of Partnership OP Units, in accordance with their terms existing on the date hereof, or (C) grants or awards of Company securities required to be made pursuant to the terms of existing employment or other compensation agreements or arrangements in effect as of the date hereof and expressly identified on Section 5.1(c)(i)(C) of the Company Disclosure Letter, or (ii) amend any term of any security of the Acquired Companies (in each case, whether by merger, consolidation or otherwise);

(d) adopt a plan or agreement of, or resolutions providing for or authorizing a, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to any of the Acquired Companies;

(e) except as set forth on Section 5.1(e) of the Company Disclosure Letter, (i) increase the salary, wages, benefits, bonuses, severance or other compensation or benefits payable or to become payable to the Company’s current or former trustees or Company Service Providers, except for (x) increases in annual base salary or annual wage rate adopted in the ordinary course of business in respect of any non-officer employee or individual service provider whose base salary or annual wage rate does not exceed $275,000 after giving effect to such increase, or (y) increases required under any Company Benefit Plan (without the exercise of discretion) or under applicable Law and expressly identified in Section 5.1(e)(i)(y) of the Company Disclosure Letter; (ii) terminate the employment of any employee, other than for “cause,” or hire any new employee other than those for whom an offer of employment has already been extended prior to the date hereof or with an annual base salary of more than $275,000 (iii) grant any new severance, termination, retention, transaction, change in control, equity or equity-based compensation or similar compensation or benefits to any current or former trustees or Company Service Providers, or (iv) enter into, adopt, materially amend or terminate any Company Benefit Plan (or any plan, program, agreement or arrangement that would constitute a Company Plan if in effect on the date hereof) or take any action to fund, accelerate or in any way secure the vesting or payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan (or any plan, program, agreement or arrangement that would constitute a Company Plan if in effect on the date hereof), except (x) in the ordinary course of business consistent with past practice in conjunction with annual Company Benefit Plan renewals or (y) entry into at-will offer letters entered into with new hires permitted pursuant to clause (ii) above (provided that any such offer letter does not provide for severance payments, notice periods in excess of thirty (30) days, equity or equity-based grants or any transaction or retention bonuses);

(f) modify, extend, terminate or enter into any Labor Agreement or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of an Acquired Company;

(g) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, reductions in compensation or other similar actions that trigger notice obligations under the WARN Act;

(h) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of an Acquired Company;

(i) acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), other than (i) one or more acquisitions of personal property (and not real property) in the ordinary course of business consistent with past practice that, individually, involve a purchase price of not more than $2,000,000 and (ii) acquisitions of assets or real property pursuant to Contracts listed in Section 5.1(i) of the Company Disclosure Letter;

(j) sell, assign, lease, sublease, license, pledge, transfer, ground lease, abandon, permit to lapse or expire, subject to any Lien or otherwise dispose of any assets or properties except (i) pursuant to existing Company Material Contracts, (ii) Permitted Liens incurred in the ordinary course of business, (iii) sales of inventory or used equipment in the ordinary course of business, or (iv) assets or properties with an aggregate sale price of not more than $2,000,000 individually or in the aggregate other than Intellectual Property Rights or real property (including any Company Real Property);

(k) make any material change to its methods, principles or procedures of accounting in effect as of December 31, 2025, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable Law;

(l) (i) incur, assume, refinance or guarantee any Indebtedness for borrowed money, except (A) for borrowings and guarantees under the Company’s or any of its Subsidiaries’ current credit facilities in the ordinary course of business (including to the extent necessary to pay dividends permitted by Section 5.1(b)), or (B) in respect of Indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (ii) amend the terms of any Indebtedness of the Acquired Companies in any material respect, (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than any Acquired Company); (iv) prepay any Indebtedness, except for (A) repayments of Indebtedness in the ordinary course of business (specifically excluding the loans secured, directly or indirectly, by any Company Real Property), and (B) mandatory payments under the terms of any Indebtedness in accordance with its terms, or (v) make loans, advances or capital contributions to or investments in any Person (other than (A) as required by any joint venture agreement or (B) as permitted pursuant to Section 5.1(m));

(m) make any capital expenditures or enter into any Contract for any renovation, construction or capital expenditure other than (i) capital expenditures set forth in the capital expenditure budget set forth on Section 5.1(m) of the Company Disclosure Letter, (ii) capital expenditures required by Law, (iii) emergency capital expenditures in any amount that the Company determines is necessary in its reasonable judgment to maintain its ability to operate its businesses in the ordinary course, (iv) capital expenditures in any amount not exceeding $5,000,000 in the aggregate for all projects of the Acquired Companies, and (v) Contracts related to capital expenditures permitted by clauses (i) through (iv);

(n) settle or compromise any claim or Legal Proceeding (whether or not commenced prior to the date of this Agreement), other than any Legal Proceeding providing solely for the payment of an amount less than $2,000,000 individually or $5,000,000 in the aggregate (net of any amount covered by insurance or indemnification), that does not impose any material restriction on the Company or its Subsidiaries or Affiliates, does not relate to any Transaction Litigation and does not include an admission of liability or fault on the part of the Company or any of its Subsidiaries; provided that in no event shall the Acquired Companies settle any Transaction Litigation except in accordance with the provisions of Section 5.11;

(o) enter into any new line of business;

(p) fail to maintain or modify or reduce the Acquired Companies’ insurance coverage provided by the Insurance Policies as of the date of this Agreement in a form and amount consistent with past practice;

(q) (i) enter into any new lease (or amend, renew or extend any existing lease) for space at a Company Real Property set forth on Schedule 5.1(q) or any other space at a Company Real Property, except for leases (A) of not more than $500,000 of annualized rent that are on commercially reasonable terms and consistent with the Company’s past practices in all respects, (B) covering a gross leasable area of less than 20,000 square feet and (C) with a term not to exceed ten (10) years, including any fixed rate renewal options, (ii) terminate, modify, extend, renew or amend any Space Lease at the Company Real Property set forth on Schedule 5.1(q) or any other Space Lease with annual rent in excess of $500,000 covering a gross leasable area of more than 20,000 square feet or with a term (including fixed renewal options) of more than ten (10) years (provided, however, that an Acquired Company may terminate, modify, extend, renew or amend such Space Lease so long as any terminated Space Lease is promptly replaced and the replacement, and any modified, extended, renewed or amended lease is (A) for a net effective rent equal to or in excess of the net effective rent payable under such original Space Lease, (B) for commercially reasonable terms consistent with the Company’s past practices) and (C) covering a gross leasable area of less than 20,000 square feet and (D) with a term not to exceed ten (10) years (including any renewal options), (iii) terminate or grant any reciprocal easement or similar agreements affecting Company Real Property (other than in the ordinary course of business consistent with past practice), which would adversely affect the current use or operation of the Company Real Property (unless contractually obligated to do so or in connection with a transaction otherwise permitted by this Agreement), or (iv) enter into any Construction Contract (or one or more Construction Contracts for the same project) for new construction with respect to any Company Real Property with a cost (together with costs under other Construction Contracts for the same project) in excess of (A) $1,000,000 annually or (B) $2,000,000 in the aggregate;

(r) (i) initiate or consent to any zoning reclassification of any Company Real Property or any change to any approved site plan (in each case, that is material to such Company Real Property or plan, as applicable), special use permit or other land use entitlement affecting any Company Real Property in any respect or (ii) amend, modify, extend, renew or terminate, or authorize any Person to amend, modify, extend, renew, terminate or allow to lapse, any Environmental Permit;

(s) enter into, agree to, or otherwise become bound by any easement, covenant, condition, restriction, or other encumbrance (including, without limitation, any land use restriction or zoning agreement) that (i) restricts or limits the use, development, operation, or enjoyment of any Company Real Property, (ii) adversely affects or could reasonably be expected to adversely affect the use, operation or value of any Company Real Property, or (iii) is inconsistent with, or would interfere in any respect with, the present use of any Company Real Property, in each case, whether recorded or unrecorded;

(t) enter into any co-tenancy agreement, arrangement, or understanding or grant any waiver in respect of any “go-dark” provision with any tenant or occupant under any Space Lease without the prior written consent of Parent;

(u) (i) other than in the ordinary course of business, (x) terminate, amend (other than by renewing on terms not otherwise materially different), or waive, release or assign any right under, in a manner material and adverse to the Company and/or any of its Subsidiaries (as applicable), any Company Material Contract or any other Contract with consideration paid to or payable by the Company or any of the Company’s Subsidiaries of more than $1,000,000, in the fiscal year ended December 31, 2024 or in any single fiscal year thereafter or (y) enter into (1) any Contract that would constitute a Material Contract if it were in effect on the date of this Agreement (or amend any Contract such that it would constitute a Company Material Contract if such Contract were in effect on the date of this Agreement) or (2) any other Contract with consideration paid to or payable by the Company or any of the Company’s Subsidiaries of more than $1,000,000, in the fiscal year ending December 31, 2024 or in any single fiscal year thereafter (or amend any such Contract) or (ii) enter into any Contract that contains, or amend any Contract such that it would contain, terms that purport to be binding on Acquiror and its Affiliates (other than the Company and its Subsidiaries) after giving effect to the Merger and materially restrict the ability of Parent and its Affiliates (other than the Company Parties and their respective Subsidiaries) to (x) compete in any business or with any person or in any geographic area (including any non-compete provisions) or (y) purchase or sell products or services from or to any person, which restrictions in each case would be material and adverse to Parent and its Subsidiaries;

(v) except in each case to the extent the Company determines (after prior consultation with the Parent) that such action is reasonably necessary to preserve the status of the Company as a REIT or to preserve the status of any Subsidiary of the Company as a REIT, partnership, disregarded entity, Taxable REIT Subsidiary, or Qualified REIT Subsidiary for U.S. federal income tax purposes, make, change or revoke any material Tax election (it being understood and agreed, for the avoidance of doubt, that nothing in this Agreement shall preclude the Company from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code), settle or compromise any material Tax claim or assessment by any Governmental Authority, change any material accounting method with respect to Taxes, enter into any closing agreement with a Taxing Authority, surrender any right to claim a refund of a material amount of Taxes or consent (other than in the ordinary course of business) to any extension or waiver of the limitation period applicable to any material Tax claim or assessment;

(w) enter into any Tax Protection Agreement or take any action or fail to take any action that would violate or be inconsistent with any Tax Protection Agreement or give rise to a material liability with respect thereto; or

(x) authorize, commit or agree to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained in this Agreement shall give to the Parent Parties, directly or indirectly, rights to control or direct the operations of the Acquired Companies prior to the Company Merger Effective Time, and the Acquired Companies shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations prior to the Company Merger Effective Time. Notwithstanding anything else to the contrary in this Agreement, if the Company declares a Special Pre-Closing Dividend payable to holders of record prior to the Closing Date and such Special Pre-Closing Dividend is paid prior to Closing, the Merger Consideration shall be decreased by an amount equal to all such Special Pre-Closing Dividends in the aggregate.

Section 5.2 No Solicitation.

(a) Except as expressly permitted by this Section 5.2, the Company Parties shall, and shall cause each of their Subsidiaries, and the respective trustees or directors and officers of the Company Parties and such Subsidiaries, and shall instruct and use commercially reasonable efforts to cause, the other Representatives of any of the Company Parties or their Subsidiaries: (i) to immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations with any Person (other than Parent and its Representatives) that may be ongoing with respect to a Company Takeover Proposal or any inquiry, discussion or request that would reasonably be expected to result in a Company Takeover Proposal and terminate all access of any person (other than the Parent Parties and their Representatives) to any data room, (ii) promptly (and in any event within two (2) Business Days following the date hereof) request in writing that any Third Party that has previously executed a confidentiality or similar agreement with respect to a Company Takeover Proposal promptly return to the Company or destroy all non-public information previously furnished to such Third Party or any of its Representatives by or on behalf of any of the Company Parties, their Subsidiaries or their Representatives in accordance with the terms of such agreement and (iii) not to, directly or indirectly, (A) solicit, initiate, knowingly facilitate any inquiries regarding, or knowingly encourage (including by way of furnishing non-public information relating to any of the Company Parties or their Subsidiaries) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with, or for the purpose of knowingly encouraging or knowingly facilitating, a Company Takeover Proposal (other than, solely in response to a bona fide, unsolicited inquiry that did not result from a material breach of this Section 5.2), to refer the inquiring Person to this Section 5.2, (C) execute, approve, adopt, publicly recommend or enter into, or publicly propose to execute, approve, adopt, publicly recommend or enter into, any letter of intent, acquisition agreement, merger agreement, joint venture agreement or similar Contract (whether written, oral, binding or non-binding) with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement), (D) grant any waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into, this Agreement) of any Third Party under any standstill or confidentiality agreement or (E) resolve or agree to do any of the foregoing; provided that, prior to the time the Company Shareholder Approval is obtained, but not after, the Company and its Subsidiaries shall be permitted to waive any rights under any “standstill” or similar covenants in confidentiality or non-disclosure agreements entered into in connection with or applicable to a Company Takeover Proposal to which the Company or any of its Subsidiaries is a party to allow a person to make, or to amend, a Company Takeover Proposal or make any related communications; provided further, that the Company and any of its Subsidiaries may only take such action if the Company Board determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that the failure of the Company Board to take such action would reasonably be expected to be inconsistent with its duties under applicable Law. The Company Parties and Parent Parties agree that all standstill or similar provisions in the

Confidentiality Agreement shall, as of the date of this Agreement, terminate and be of no further force or effect. None of the foregoing shall prohibit the Company Parties or their respective Representatives from contacting any Person or group of Persons that has made a bona fide unsolicited Company Takeover Proposal in writing that did not result from a material breach of this Section 5.2 after the date hereof solely to ascertain the facts or request the clarification of the terms and conditions thereof so as to determine whether the Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal.

(b) Notwithstanding anything to the contrary contained in this Agreement, if, at any time after the date of this Agreement and prior to obtaining the Company Shareholder Approval, the Company Parties or any of their respective Representatives receives a bona fide unsolicited written Company Takeover Proposal from any Person, (which did not result from a material breach of this Section 5.2), and if the Company Board determines in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s duties under applicable Law, then the Company Parties, their Subsidiaries and their respective Representatives may, (i) furnish information with respect to the Company Parties and their Subsidiaries to the Person who has made such Company Takeover Proposal, including non-public information, if the Company receives from such Person an executed confidentiality agreement containing terms that are not materially less restrictive in the aggregate to the other party than those contained in the Confidentiality Agreement (it being understood and agreed that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amendment of a Company Takeover Proposal) (such confidentiality agreement, an “Acceptable Confidentiality Agreement”); provided, that the Company substantially concurrently makes available to Parent any such non-public information that is provided or made available to such Person or its Representatives unless such non-public information has been previously provided to Parent and (ii) engage in or otherwise participate in discussions or negotiations with the Person making such Company Takeover Proposal, its Representatives and any prospective debt and equity financing sources regarding such Company Takeover Proposal. The Company Parties shall promptly (and in any event within twenty-four (24) hours) notify Parent and Merger Sub if any of the Company Parties, their Subsidiaries or their respective Representatives commences furnishing non-public information or commences discussions or negotiations as provided in this Section 5.2(b) or the Company Board determines that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Company Superior Proposal.

(c) The Company Parties shall promptly (and in no event later than twenty-four (24) hours after receipt) notify Parent in writing in the event that any of the Company Parties, their Subsidiaries or their Representatives receives a Company Takeover Proposal or any inquiry, proposal or request that would reasonably be expected to result in any Company Takeover Proposal, including the identity of the Person making the Company Takeover Proposal or such inquiry, proposal or request and the material terms and conditions thereof (including, if applicable, copies of any written requests, proposals or offers, including proposed term sheets and agreements and a summary of any material terms conveyed orally relating thereto). The Company shall keep Parent reasonably informed, on a prompt basis (and in no event later than twenty-four (24) hours after receipt), regarding any material changes to the status and material terms of any such inquiry, proposal or offer (and shall provide Parent with a copy of any written documents or agreements delivered to the Company, its Subsidiaries or their Representatives that contain any material amendments thereto or any material change to the scope or material terms or conditions thereof (or, if not delivered in writing, a summary of any such material amendments or material changes)). The Company Parties agree that they and their Subsidiaries will not enter into any agreement with any Person subsequent to the date of this Agreement that prohibits any of the Company Parties or their Subsidiaries from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.2.

(d) Except as expressly permitted by this Section 5.2, the Company Board shall not (i)(A) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company’s shareholders, (B) change, qualify, withhold, withdraw or modify (or authorize or publicly propose to change, qualify, withhold, withdraw or modify), in any such case in a manner adverse to Parent, the Company Board Recommendation, (C) publicly make any recommendation in support of a tender offer or exchange offer that constitutes a Company Takeover Proposal or fail to recommend against any such tender offer or exchange offer, (D) publicly adopt, approve or recommend, or publicly propose to adopt, approve or recommend, to shareholders of the Company a Company Takeover Proposal or (E) fail to publicly recommend against any Company Takeover Proposal or fail to publicly reaffirm the Company Board Recommendation, in the case of clause (E), within the earlier of (x) seven (7) Business Days after Parent so requests in writing following a publicly announced Company Takeover Proposal and (y) two (2) Business Days prior to the Shareholders Meeting; (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), or (ii) authorize, cause or permit any of the Company Parties or any of their Subsidiaries to enter into any letter of intent, memorandum of understanding or other Contract (including an acquisition agreement, merger agreement, joint venture agreement or other agreement), commitment or agreement in principle with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement) (a “Company Acquisition Agreement”).

(e) Notwithstanding anything to the contrary contained in this Agreement, prior to, but not after, obtaining the Company Shareholder Approval, the Company Board may, in respect of a bona fide unsolicited Company Takeover Proposal (that did not result from a material breach of this Section 5.2), either or both (i) make a Company Adverse Recommendation Change or (ii) terminate this Agreement in accordance with Section 7.1(h) in order to substantially concurrently enter into a definitive written agreement effecting such Company Takeover Proposal (in each case of (i) and (ii), if and only if, prior to taking such action, (A) each Company Party has complied, in all material respects, with its obligations under this Section 5.2, (B) the Company Board has determined in good faith, after consultation with its outside financial adviser and outside legal counsel, that such Company Takeover Proposal constitutes a Company Superior Proposal and (C) the Company Board has determined in good faith, after consultation with its outside financial adviser and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s duties under applicable Law); provided, however, that, prior to taking either such action, (A) the Company Parties have given Parent at least four (4) Business Days’ prior written notice of its intention to take such action, including the terms and conditions of and the basis for such action, and the identity of the Person making, any such Company Superior Proposal and have contemporaneously provided to Parent a copy of the Company Superior Proposal or any proposed Company Acquisition Agreements and copies of any related financing commitments (or if not provided in writing to the Company Parties or their Subsidiaries, a written summary of any related financing commitments) in the Company Parties’ or their Subsidiaries’ possession, (B) to the extent requested in writing by Parent, the Company Parties have negotiated, and have caused their respective Representatives to negotiate, in good faith with Parent during such four (4) Business Day period concerning any revisions to the terms of this Agreement proposed by Parent, (C) following the end of such four (4) Business Days’ notice period, the Company Board shall have determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, and giving due consideration to the revisions to the terms of this Agreement to which Parent has committed in writing, that the Company Takeover Proposal would nevertheless continue to constitute a Company Superior Proposal (assuming the revisions committed to by Parent in writing were to be given effect), and (D) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Company Takeover Proposal, the Company Parties shall, in each case, have delivered to Parent an additional written notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the four (4) Business Day notice period referred to above shall instead be equal to three (3) Business Days) during which time the Company Parties shall be required to comply with the requirements of this Section 5.2(e) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso. Notwithstanding anything to the contrary contained herein, neither the Company Parties nor any of their Subsidiaries shall enter into any Company Acquisition Agreement unless this Agreement has been (or is substantially concurrently) terminated in accordance with its terms and the Company Termination Fee has been paid in the manner provided in Section 7.3.

(f) The Company Board may, at any time prior to, but not after, obtaining the Company Shareholder Approval, make a Company Adverse Recommendation Change in response to an Intervening Event if each Company Party has complied, in all material respects, with its obligations under this Section 5.2 and prior to taking such action, the Company Board has determined in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s duties under applicable Law; provided, however, that, prior to taking such action, (i) the Company Parties have given Parent at least four (4) Business Days’ prior written notice of their intention to take such action and reasons thereof, including specifying in reasonable detail the facts and circumstances relating to the Intervening Event and the potential reasons that the Company Board is proposing to effect a Company Adverse Recommendation Change, (ii) to the extent requested in writing by Parent, the Company Parties have negotiated, and have caused their respective Representatives to negotiate, in good faith with Parent during such four (4) Business Day period to enable Parent to propose revisions to the terms of this Agreement such that it would cause the Company Board to not make such Company Adverse Recommendation Change, and (iii) following the end of such four (4) Business Days period, the Company Board shall have considered in good faith any revisions to the terms of this Agreement to which Parent has committed in writing, and shall have determined, in good faith, after consultation with its outside financial advisor and outside legal counsel (assuming the revisions committed to by Parent in writing were to be given effect), that the failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the Company Board’s duties under applicable Law.

(g) Nothing contained in this Section 5.2 shall prohibit the Company Parties or the Company Board from complying with its disclosure obligations under United States federal or state Law with regard to a Company Takeover Proposal, including (i) taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation MA promulgated under the Exchange Act or (ii) making any “stop, look and listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided that, in the case of clauses (i) and (ii), no such action or disclosure that would amount to a Company Adverse Recommendation Change shall be permitted, made or taken other than in compliance with this Section  5.2.

Section 5.3 Preparation of Proxy Statement; Shareholders Meeting; Vote of Parent.

(a) As promptly as reasonably practicable (but no later than thirty (30) days) after the execution of this Agreement, the Company shall (i) prepare a proxy statement in preliminary form for the Shareholders Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and, (ii) after consultation with, and approval by, Parent (which shall not be unreasonably withheld or delayed), file the preliminary Proxy Statement with the SEC. The Company shall use commercially reasonable efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, and respond promptly to any comments made by the SEC with respect to the Proxy Statement, and (ii) promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (B) the conclusion of any SEC review of the preliminary Proxy Statement, cause the definitive Proxy Statement to be mailed to the Company’s shareholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies. The Company shall notify Parent and Merger Sub promptly upon the receipt of any comments from the SEC or its staff or any other Government Officials and of any request by the SEC or its staff or any other Government Officials for amendments or supplements to the Proxy Statement and shall supply Parent and Merger Sub with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, or its staff or any other Government Officials, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall use commercially reasonable efforts to cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to Parent, Merger Sub and their respective Affiliates as may be required to be set forth in the Proxy Statement under applicable Law. The Proxy Statement shall contain the Company Board

Recommendation, except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change, as permitted by and determined in accordance with Section 5.2. Parent shall ensure that such information supplied by it in writing for inclusion in the Proxy Statement will not, on the date it is first mailed to shareholders of the Company and at the time of the Shareholders Meeting or filed with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), or responding to any comments of the SEC or its staff or any other Government Officials with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent’s comments in good faith. The Company shall ensure that the Proxy Statement (i) will not on the date it is first mailed to shareholders of the Company and at the time of the Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

(b) If at any time prior to the Shareholders Meeting any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries, or their respective officers, trustees or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other Party hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s shareholders. All documents that the Company is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c) As promptly as reasonably practicable following the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (B) the conclusion of any SEC review of the preliminary Proxy Statement, the Company shall, in accordance with applicable Law and the Company’s Organizational Documents, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Company’s shareholders (including any adjournments and postponements thereof, the “Shareholders Meeting”) for the purpose of obtaining the Company Shareholder Approval. Notwithstanding anything else to the contrary set forth in this Agreement, the Company may postpone or adjourn the Shareholders Meeting after consultation with Parent (A) with the consent of Parent, (B) for the absence of a quorum, (C) to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Common Shares within a reasonable amount of time in advance of the Shareholders Meeting or (D) in the good faith judgment of the Company Board (after consultation with its outside legal counsel), to allow additional solicitation of votes in order to obtain the Company Shareholder Approval. Notwithstanding the foregoing, (X) in the case of clause (B) and clause (D) of the prior sentence, without the written consent of Parent, in no event shall the Shareholders Meeting (as so postponed or adjourned) be held on a date that is more than fifteen (15) Business Days after the date for which the Shareholders Meeting was originally scheduled; and (Y) without the written consent of Parent, in no event shall the Shareholders Meeting (as so postponed or adjourned) be held on a date that is on or after the fifth (5th) Business Day preceding the End Date, unless otherwise required by applicable Law. Unless the Company Board or any committee thereof has withdrawn the Company Board Recommendation in compliance with Section 5.2, the Company, through the Company Board, shall recommend to holders of the Company Common Shares that they vote in favor of the Company Merger so that the Company may obtain the Company Shareholder Approval and the Company shall use its commercially reasonable efforts to obtain the Company Shareholder Approval (including by soliciting proxies from the Company’s shareholders) and shall take all other action necessary or advisable to secure the Company Shareholder Approval. The Company shall keep Parent reasonably informed with respect to proxy solicitation results and voting results on a reasonably current basis or as otherwise reasonably requested by Parent. Unless this Agreement is terminated in accordance with Article 7, (1) the Company shall not submit to the vote of its shareholders any Company Takeover Proposal and (2) the obligation of the Company to duly call, give notice of, convene and hold the Shareholders Meeting and mail the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s shareholders shall not be affected by a Company Adverse Recommendation Change. Without the prior written consent of Parent, the approval of the Company Merger shall be the only matter (other than matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger or the transactions contemplated by a merger agreement) that the Company shall propose to be acted on by the shareholders of the Company at the Shareholders Meeting. Notwithstanding anything to the contrary in this Agreement, in no event will the record date of the Shareholders Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

Section 5.4 Filings; Other Action.

(a) Each of the Company Parties and the Parent Parties shall use their respective: commercially reasonable efforts to, (i) as promptly as practicable make and effect all registrations, filings and submissions required to be made or effected by it or otherwise advisable pursuant to the Exchange Act and other applicable Law with respect to the Mergers; (ii) obtain all consents and approvals required from Third Parties in connection with the Transactions; and (iii) cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Transactions, including if necessary the divestiture, hold separate or other disposition of any asset or business of the Parent Parties or the Acquired Companies; provided, however, that (A) without the prior written consent of Parent, in no event shall any Company Party (x) take any action, or agree to take any action, referenced in clause (iii) above relating to the divestiture, holding separate or other disposition of any asset or business of the Parent Parties or the Acquired Companies, or (y) pay any fee, penalty or other consideration, make any commitment or incur any Liability to any Person for any consent or approval in connection with the Transactions, and (B) in no event shall any of the Parent Parties or any of their Affiliates be required to pay any fee, penalty or other consideration, make any commitment or incur any Liability to any Person for any consent or approval in connection with the Transactions. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.4 or elsewhere in this Agreement shall require the Parent Parties to take or agree to take any action with respect to any of their Affiliates, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such Affiliates or any direct or indirect portfolio companies (as such term is understood in the private equity industry) of investment funds advised or managed by one or more Affiliates of the Parent Parties. In the event that any Party fails to obtain any such consent or approval, the Parties shall use commercially reasonable efforts to minimize any adverse effect upon the Company and Parent and their respective Affiliates and business resulting, or which would reasonably be expected to result, after the Company Merger Effective Time, from the failure to obtain such consent.

(b) Without limiting the generality of anything contained in Section 5.4(a), subject to applicable Law, each Party shall: (i) give the other Parties prompt written notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding by or before any Governmental Authority with respect to the Merger or any of the other Transactions; (ii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding; and (iii) promptly inform the other Parties of (and provide copies of) any communication to or from any Governmental Authority and keep the other Parties reasonably informed regarding any substantive communications to or from a Third Party, in each case regarding the Mergers or other Transactions. Each Party will have the right to review in advance, and each Party will consult and cooperate with the other Parties and will consider in good faith the views of the other Parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to any Governmental Authority in connection with the Transactions. In addition, except as may be prohibited by any Governmental Authority or by any Law, in connection with any such request, inquiry, investigation, action or Legal Proceeding, each Party will permit authorized Representatives of the other Parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted in writing to any Governmental Authority in connection with such request, inquiry, investigation, action or Legal Proceeding. The Parties will take such action as set forth on Section 5.4(b) of the Company Disclosure Letter.

Section 5.5 Access. Upon reasonable advance notice, the Company shall, and shall cause each of its Subsidiaries to, (a) afford Parent’s Representatives reasonable access, during normal business hours throughout the period prior to the Partnership Merger Effective Time, to all properties, facilities, officers, offices and other facilities, and books and records of the Acquired Companies and, during such period, the Company shall furnish promptly to Parent all readily available information concerning its business, properties, Contracts, assets and liabilities of the Acquired Companies as Parent may reasonably request and (b) permit such inspections as Parent may reasonably require and promptly furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and each of its Subsidiaries as Parent may reasonably request; provided, however, that the Acquired Companies shall not be required to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of the Company could: (i) violate any obligation of the Acquired Companies with respect to confidentiality, non-disclosure or privacy to a Third Party in effect prior to the date of this Agreement, and in any such event, the Parties hereto will use commercially reasonable efforts to make appropriate substitute disclosure arrangements; (ii) jeopardize protections afforded to any of the Acquired Companies under the attorney-client privilege or the attorney work product doctrine, and in any such event, the Parties hereto will use commercially reasonable efforts to make appropriate substitute disclosure arrangements; (iii) violate any Law; or (iv) materially interfere with the conduct of the Acquired Companies’ business (provided that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set forth in clauses (i) through (iv)). No investigation pursuant to this Section 5.5 shall affect or be deemed to qualify, modify or limit any representation or warranty in this Agreement of any Party or any condition to the obligations of the Parties. All requests for access pursuant to this Section 5.5 must be directed to the Chief Executive Officer of the Company or another Person designated in writing by the Company. All information obtained by Parent and its Representatives pursuant to this Section 5.5 shall be treated as “Information” of the Acquired Companies for purposes of the Confidentiality Agreement.

Section 5.6 Interim Operations of Merger Sub and Merger OP. During the period from the date hereof through the earlier of the Partnership Merger Effective Time or the date of termination of this Agreement, Merger Sub and Merger OP shall not engage in any material activities of any nature except as provided in or contemplated by this Agreement.

Section 5.7 Publicity. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent, and thereafter the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that (a) a Party may, without the prior consent of the other Parties hereto, issue such press release or make such public statement as may be required by Law or Order or the applicable rules of NYSE if it has provided the other Party with an opportunity to review and comment (and the Parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such press release or public statement, and (b) the Company and Parent will not be obligated to engage in such consultation with respect to communications that are (i) principally directed to employees, or in response to questions by the press, analysts, investors or analyst or investor calls or questions by customers, partners or vendors, so long as such communications are consistent with previous releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party), or (ii) relating to a Company Adverse Recommendation Change or “stop-look-and-listen”

communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, in each case, made in accordance with Section 5.2.

Section 5.8 Employee Matters.

(a) For a period of not less than twelve (12) months after the Closing Date (or such shorter period during which an individual remains employed following the Closing Date), Parent shall or shall cause the Surviving Entity to provide each employee of the Acquired Companies who continues employment with Parent or the Surviving Entity following the Company Merger Effective Time (each, a “Continuing Employee”) with (i) a base salary or hourly rate (as applicable) and annual target cash bonus opportunity that are each no less favorable than those provided to such Continuing Employee immediately prior to the Company Merger Effective Time (excluding for purposes of this clause (ii) any retention, long-term incentive, change in control or transaction-based, or equity or equity-based incentive opportunities), and (ii) employee benefits (including severance benefits, paid-time off, retirement and health and welfare insurance benefits, but excluding non-qualified deferred compensation, equity or equity-based compensation, change in control, defined benefit pension plan, retiree welfare benefits and long-term incentive compensation) that are substantially similar in the aggregate to the benefits provided to such Continuing Employee immediately prior to the Company Merger Effective Time (and subject to the same exclusions) and set forth in Section 3.17(a) of the Company Disclosure Letter.

(b) Parent shall cause the Surviving Entity to ensure that, as of the Company Merger Effective Time, each Continuing Employee receives full credit for purposes of eligibility to participate, vesting, vacation entitlement and severance benefits for service with the Acquired Companies (or predecessor employers to the extent the Acquired Companies provide such past service credit) under the comparable employee benefit plans, programs and policies of Parent or the Surviving Entity, as applicable, in which such employees became participants; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. As of the Company Merger Effective Time, Parent shall, or shall cause the Surviving Entity to, credit to Continuing Employees the amount of vacation time that such employees had accrued under any applicable Company Benefit Plan as of the Company Merger Effective Time. With respect to each health or welfare benefit plan maintained by Parent or the Surviving Entity for the benefit of Continuing Employees, Parent shall use commercially reasonable efforts to cause the Surviving Entity to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan, and (ii) cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Company Benefit Plan for the plan year that includes the Company Merger Effective Time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Parent or the Surviving Entity, as applicable, for the plan year in which the Company Merger Effective Time occurs.

(c) From and after the Closing Date, Parent shall honor, and shall cause the Surviving Entity and their respective Subsidiaries to honor, in accordance with its terms, (i) each existing (as of immediately prior to the Company Merger Effective Time) employment, change in control, retention, severance and termination protection plan, policy or agreement of or between the Acquired Companies and any current or former officer, trustee, director or employee of that company, in each case as set forth on Section 5.8(c)(i) of the Company Disclosure Letter, (ii) all obligations in effect as of the Company Merger Effective Time under any equity-based, bonus or compensation deferral plans, programs or agreements of the Acquired Companies or their respective Affiliates and (iii) all vested and accrued benefits under any Company Benefit Plan. Parent acknowledges and agrees that the Transactions shall constitute a “change in control” for purposes of each Company Benefit Plan that uses such term or a similar term, including without limitation those agreements set forth on Section 5.8(c)(ii) of the Company Disclosure Letter (the “Specified Agreements”). Parent shall, and shall cause the Surviving Entity to, comply with their respective obligations set forth in Section 5.8(c)(ii) of the Company Disclosure

Letter. If directed by Parent in writing at least ten (10) Business Days prior to the Company Merger Effective Time, the Company shall terminate any and all Company Benefit Plans intended to qualify under Section 401(k) of the Code, effective not later than the Business Day immediately preceding the Company Merger Effective Time. In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolutions of the Company Board (the form and substance of which shall be subject to review and reasonable approval by Parent).

(d) Nothing in this Section 5.8 or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment to any particular Company Benefit Plan, (ii) prevent Parent or the Surviving Entity from amending or terminating any of its benefit plans in accordance their terms, (iii) create a right in any employee to employment with Parent or the Surviving Entity, or (iv) create any Third-Party beneficiary rights in any employee of any Acquired Company with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Company or the Surviving Entity or under any benefit plan which Parent, the Company or the Surviving Entity may maintain.

Section 5.9 Indemnification; Directors’ and Officers’ Insurance.

(a) For a period of six (6) years from and after the Company Merger Effective Time, Parent shall, or shall cause the Surviving Entity to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Company Merger Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policy (accurate and complete copies of which have been made available to Parent) on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 5.9(a), neither Parent nor the Surviving Entity shall be obligated to pay an aggregate amount for such insurance policy in excess of 200% of the amount per annum the Company paid in its last full fiscal year prior to the date hereof (the “Current Premium”) and if such aggregate amount for such insurance policy would at any time exceed 200% of the Current Premium, then the Surviving Entity shall cause to be maintained policies of insurance that, in the Surviving Entity’s good faith judgment, provide the maximum coverage available at an aggregate amount for such insurance policy equal to 200% of the Current Premium. Prior to the Company Merger Effective Time, and in lieu of maintaining insurance policies pursuant to this Section 5.9(a), Parent shall have the option to cause coverage to be extended under the Company’s officers’ and directors’ liability insurance policy by obtaining a “tail” policy or policies, on terms and conditions no less favorable in any material respect than the Company’s existing officers’ and directors’ liability insurance policy, which provide such Persons currently covered by such policy with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Company Merger Effective Time; subject to the limitations set forth in the provisos above in this Section 5.9(a) and such “tail” policy or policies shall satisfy the provisions of this Section 5.9(a). If such prepaid policies have been obtained prior to the Company Merger Effective Time, the Surviving Entity shall (and Parent shall cause the Surviving Entity to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) From and after the Company Merger Effective Time, the Surviving Entity shall: (i) indemnify and hold harmless each individual who at the Company Merger Effective Time is, or at any time prior to the Company Merger Effective Time was, a trustee, director or officer of the Company or of a Subsidiary of the Company entitled to indemnification under the Company Organizational Documents or Organizational Documents of the Company’s Subsidiaries (in each case, solely when acting in such capacity) (each an “Indemnified Party”) for any and all costs and expenses (including reasonable fees and expenses of legal counsel, which shall be advanced as they are incurred as set forth in the Company Organizational Documents; provided that the Indemnified Party shall have made an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party was not entitled to indemnification under this Section 5.9(b)), judgments, fines, penalties or liabilities (including amounts paid in settlement or compromise) imposed upon or reasonably incurred by such Indemnified Party in connection with or arising out of any action, suit or Legal Proceeding (whether civil or criminal) in which such Indemnified Party may be involved or with which he or she may be threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (an “Indemnified Party Proceeding”) (A) by reason of such Indemnified Party’s being or having been such trustee, director or officer or an employee or agent of any of the Acquired Companies or otherwise in connection with any action taken or not taken at the request of any of the Acquired Companies at, or at any time prior to, the Company Merger Effective Time or (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she serves or has served as a trustee, director, officer, employee, agent, trustee or fiduciary at the request of the Company (including in any capacity with respect to any employee benefit plan) at, or at any time prior to, the Company Merger Effective Time, in each of clauses (A) or (B), whether or not the Indemnified Party continues in such position at the time such Indemnified Party Proceeding is brought or threatened (including any Indemnified Party Proceeding relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party), to the fullest extent permitted under applicable Law; provided, that Parent and the Surviving Entity shall not be (1) liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) or (2) obligated under this Section 5.9(b) to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Legal Proceeding except to the extent that, on the advice of any such Indemnified Party’s counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such Legal Proceeding; and (ii) fulfill and honor in all respects the obligations of the Company pursuant to: (1) each indemnification agreement set forth on Section 5.9(b) of the Company Disclosure Letter and in effect as of the date hereof between the Company and any Indemnified Party; and (2) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the Organizational Documents of the Acquired Companies as in effect on the date hereof. The Surviving Entity shall pay all expenses, including reasonable attorneys’ fees, that may be incurred by Indemnified Parties in connection with their enforcement of their rights provided under this Section 5.9. The Surviving Entity’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Company Merger Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

(c) If the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, or if Parent dissolves the Surviving Entity, then, and in each such case Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Entity shall assume the obligations set forth in this Section 5.9, unless assumed by operation of Law.

(d) The provisions of this Section 5.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any Organizational Documents, by Contract or otherwise. The obligations of Parent and the Surviving Entity under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect in any material respect the rights of any Indemnified Party unless (A) such termination or modification is required by applicable Law or (B) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be Third-Party beneficiaries of this Section 5.9). Nothing in this Agreement, including this Section 5.9, is intended to, shall be construed to or shall release, waive or impair any rights to trustees’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any Subsidiaries of the Company or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.10 Section 16 Matters. Prior to the Partnership Merger Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the Transactions, including any dispositions of Company Common Shares or Partnership OP Units (including any shares subject to Company Equity Awards) or any other Company or Partnership equity securities (including derivative securities) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.

Section 5.11 Transaction Litigation. The Company shall as promptly as reasonably practicable notify Parent in writing of, and shall give Parent the opportunity to participate (at Parent’s sole cost and expense) in the defense, negotiations and settlement of, any Transaction Litigation brought or, to the Knowledge of the Company, threatened in writing, shall keep Parent reasonably informed with respect to the status thereof and shall give consideration to Parent’s advice with respect to such Transaction Litigation. Without limiting the foregoing, this Section 5.11 shall not give Parent the right to control such defense, and that the Company shall control such defense. The Company shall give Parent and its Representatives a reasonable opportunity to review, and shall consider in good faith all reasonable comments, on all material filings or responses to be given to any Third Party or Governmental Authority in connection therewith. None of the Acquired Companies shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation unless Parent shall have consented in writing (such consent not to be unreasonably conditioned, withheld or delayed) provided, however, that Parent shall not be obligated to consent to any settlement that imposes equitable relief upon Parent or its Affiliates (including, after the Partnership Effective Time, the Company Parties and their respective Subsidiaries).

Section 5.12 Certain Tax Matters.

(a) The Company shall take such actions as the Company determines are reasonably necessary to ensure that the Company (i) will qualify for taxation as a REIT for U.S. federal income tax purposes for the Company’s 2026 taxable year and, if the Closing Date occurs in 2027, the Company’s 2027 taxable year, and (ii) will not become liable for U.S. federal income tax under Section 857(b) or 4981 of the Code. Prior to the Closing Date, the Company shall promptly notify Parent if the Company becomes aware of any issue that it believes would adversely impact the maintenance of the REIT status of the Company for the Company’s 2026 taxable year and, if the Closing Date occurs in 2027, the Company’s 2027 taxable year, and cooperate and consult in good faith with Parent with respect thereto.

(b) All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the Transactions (“Transfer Taxes”) will be borne by Parent. Parent and the Company shall cooperate to file or cause to be filed in a timely manner all necessary documents (including, but not limited to, all Tax Returns) with respect to such Transfer Taxes.

(c) On the Closing Date, prior to the Company Merger, the Company shall deliver to Merger Sub a duly executed IRS Form W-9. The Operating Partnership shall use its commercially reasonable efforts to obtain and deliver to Merger Sub at or prior to the Partnership Merger a duly executed IRS Form W-9 from each holder of Partnership OP Units (other than the Company or any Subsidiary of the Company); provided, however, that in the event that any such IRS Form W-9 is not delivered to Merger Sub at or prior to the Partnership Merger, Parent’s remedy shall be limited to withholding pursuant to this Agreement.

(d) Parent and the Company shall, upon written request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement).

(e) The Acquired Companies shall use commercially reasonable efforts to provide (at Parent’s sole cost and expense) cooperation and assistance to Parent regarding modifications to the structure of the Transactions that Parent reasonably requests, including to (a) convert or cause the conversion of one or more Subsidiaries of the Company that are organized as corporations into limited partnerships or limited liability companies, on the basis of organizational documents as reasonably requested by Parent, (b) sell, transfer or distribute or cause to be sold, transferred or distributed (by merger or otherwise) stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by the Company in one or more Subsidiaries of the Company (including to the Company or any other Subsidiary of the Company), (c) exercise any right of the Company or a Subsidiary of the Company to terminate or cause to be terminated any Contract to which the Company or a Subsidiary of the Company is a party, and/or (d) sell, transfer or distribute, or cause to be sold, transferred or distributed, any of the assets of the Company or one or more Subsidiaries of the Company (including to the Company or any other Subsidiary of the Company) (any action or transaction described in clause (a) through (d), a “Parent-Approved Transaction” ); provided that (i) neither the Company nor any of its Subsidiaries shall be required to take any action in contravention of (A) any Organizational Document of the Company or any of its Subsidiaries, (B) any Company Material Contract, or (C) Applicable Law, (ii) the consummation of any Parent-Approved Transaction or other obligations of the Company or any of its Subsidiaries to incur any liabilities with respect thereto, shall be contingent upon all of the conditions set forth in Article 6 having been satisfied (or, with respect to Section 6.2(b), waived) and receipt by the Company of a written notice from Parent stating that the Parent Parties are prepared to proceed immediately with the Closing and irrevocably waiving any right to claim that the conditions to their obligations to consummate the Merger set forth in Section 6.1 and Section 6.2 have not been satisfied (other than delivery by the Company at the Closing of the certificate specified in Section 6.2(d) and the opinion specified in Section 6.2(e)), together with any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b), (c) and (d) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including the amount of or timing of payment of the Merger Consideration or the obligation to complete the Merger in accordance with the terms of this Agreement, (iv) neither the Company nor any of the Subsidiaries of the Company shall be required to take any such action that could adversely affect the classification as a REIT of the Company or could subject the Company to any “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes), (v) neither the Company nor any of its Subsidiaries shall be required to take any such action that could result in any Tax being imposed on, or any material adverse Tax consequences to any shareholder or other equity interest holder of the Company (in such person’s capacity as a shareholder or other equity interest holder of the Company), that are incrementally greater or more adverse, as the case may be, than the Taxes or other material adverse Tax consequences that would be imposed on such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 5.12(e), and (vi) neither the Company nor any of its Subsidiaries shall be required to provide any material non-public information to a Third Party other than Parent and its Affiliates or their respective Representatives. Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of the Subsidiaries of the Company shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 5.12(e). The consummation of any Parent-Approved Transaction shall not constitute consummation of a Company Takeover Proposal or Superior Proposal for any purposes hereunder.

Section 5.13 Stock Exchange Delisting; Deregistration. Prior to the Company Merger Effective Time, the Company shall cooperate with Parent and shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and rules and policies of the NYSE to cause the delisting of the Company and of the Company Common Shares from the NYSE as promptly as practicable after the Company Merger Effective Time and the deregistration of the Company Common Shares under the Exchange Act as promptly as practicable after such delisting.

Section 5.14 Takeover Statutes. The Parent Parties and the Company Parties shall not take any action that would cause the Transactions, including the Mergers, to be subject to requirements imposed by any Takeover Statute. If any Takeover Statute may become, or may purport to be, applicable to this Agreement, the Mergers or any other Transactions, each of the Company Parties and Parent Parties shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the Parent Parties and the Transactions.

Section 5.15 Financing Cooperation.

(a) Prior to the earlier of the Partnership Merger Effective Time and the valid termination of this Agreement in accordance with Article 7, the Company Parties shall use their commercially reasonable efforts to provide such cooperation in connection with the arrangement of the Financing as is reasonably requested by the Parent Parties. Such assistance shall include using its commercially reasonable efforts to assist the Parent Parties in connection with arranging the Debt Financing, including using commercially reasonable efforts to do the following, each of which shall be at the Parent Parties’ written request with reasonable prior notice and at the Parent Parties’ sole cost and expense (other than in respect of the Required Information and other information that would be prepared notwithstanding the assistance contemplated hereby):

(i) deliver to the Parent Parties the Debt Financing Deliverables;

(ii) furnish the (1) financial statements and operating statements for each Company Real Property, in each case for the prior three calendar years (if reasonably available) and trailing twelve-month operating statements, (2) rent rolls and leases for each Company Real Property, (3) leasing updates, (4) tax bills and (5) any other customary items reasonably requested by Parent that are typically required for a mortgage secured real estate financing and reasonably available to any of the Company Parties or are necessary to satisfy the conditions set forth in Exhibit A to the Debt Commitment Letter (the “Required Information”); provided that the Parent Parties shall be solely responsible for the contents (other than historical information of the Company and its Subsidiaries) and determination of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information;

(iii) to the extent reasonably requested by Parent and necessary in connection with the Debt Financing or any other debt financing in connection with the Transactions, (x) obtain an original estoppel certificate with respect to each property leased pursuant to a Fee Ground Lease or Leasehold Ground Lease, in form and substance reasonably satisfactory to Parent and the Financing Sources, executed by the landlord and tenant under such ground lease and naming Parent and any such lender(s) designated by Parent as addressee and to the extent provided for in such lease: (A) verifying the basic facts of such lease (including term, rent, commencement date, expiration date and options, if any) and (B) confirming that there are no defaults by the tenant or landlord under such lease, it being agreed that no Company Party shall be required to pay any consideration, expenses or fees, otherwise expend any monies, or grant any concessions in connection with such estoppels except if such fees are reasonable or otherwise required under the terms of any Fee Ground Lease or Leasehold Ground Lease and (y) obtain an original estoppel certificate and/or Subordination, Non-disturbance, and Attornment Agreement with respect to each Space Lease, in form and substance reasonably satisfactory to the Parent and the Financing Sources, executed by the landlord and tenant under such Space Lease to the extent required in connection with the Financing; assist Parent in obtaining customary lender’s title insurance policies insuring mortgages or similar instruments to be secured upon the Closing, including by providing customary affidavits in connection therewith;

(iv) permit Parent and its Representatives to conduct surveys, appraisal and non-invasive environmental and engineering inspections of each real estate property owned and, subject to obtaining Third Party consents with respect thereto, if required, (which Company shall use commercially reasonable efforts to obtain), leased by any of the Company Parties (provided, however, that (A) neither the Parent Parties, any Financing Source, their respective Representatives, nor any other Person shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (B) the Parent Parties shall schedule and coordinate all inspections with the Company in accordance with Section 5.5, and (C) the Company shall be entitled to have representatives present at all times during any such inspection);

(v) participate (which may be limited to teleconference or virtual meeting platforms if reasonably necessary) in a reasonable number of lender meetings and due diligence sessions with the Financing Sources (solely to the extent customarily needed for financings of this type), in each case, upon reasonable advance notice, during normal business hours and at mutually agreed locations and times; and

(vi) facilitate and assist in the preparation and negotiation of the Debt Financing Documents, including one or more credit or loan agreements, pledge and security agreements, guarantees, certificates (including a solvency certificate) and other definitive financing documents as may be reasonably requested by the Parent Parties (including furnishing all (A) information relating to the Company Parties and their respective Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates, (B) share certificates and any other pledged collateral to the extent held by the Company Parties and their respective Subsidiaries and (C) any other customary items reasonably requested by the Parent Parties that are typically required for the Financing and reasonably available to the Company Parties); provided that (x) the foregoing documentation (or, as applicable, the pledge of such pledged collateral) shall be subject to the occurrence of the Closing and become effective no earlier than the Partnership Merger Effective Time, (y) cooperating in satisfying the conditions precedent set forth in any definitive agreements relating to the Debt Financing shall only be required of the Company Parties to the extent satisfaction thereof requires the cooperation, or is within the control of, the Company Parties, their respective Subsidiaries or their respective Representative and (z) in no event shall the Company Parties or any of their officers, trustees, directors or employees be required to approve, ratify or execute any of the Debt Financing Documents that is effective prior to the consummation of the Mergers (unless contingent on the consummation of the Mergers);

provided that (v) the Company Parties and any of their Affiliates will not be required to make any filings with the SEC in connection with the Financing (other than the Proxy Statement), (w) nothing in this Section 5.15 shall require any such action to the extent it would (1) unreasonably and materially interfere with the ongoing business or operations of the Company Parties or require the Company Parties to agree to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the Closing, for which the Parent Parties do not promptly reimburse or indemnify the Company Parties, as the case may be, under this Agreement (other than with respect to the preparation of audited and other historical financial statements or information that would otherwise be prepared notwithstanding the assistance contemplated hereby) or (2) require the Company Parties, or any of their Affiliates or their respective Representatives to execute, deliver or enter into, or perform any Debt Financing Document, that becomes effective prior to the Closing, (x) none of the board of trustees (or other similar governing body) of the Company Parties or any of their respective Subsidiaries shall be required to adopt resolutions approving the Debt Financing Documents that are effective prior to the Closing and consummation of the Mergers (and any such adoption or approval at Closing shall be performed by such board of trustees (or other similar governing body) as constituted after the Partnership Merger Effective Time and Closing), (y) the Company’s obligations under this Section 5.15 shall be subject to the Financing Related Persons (as applicable) being bound by confidentiality agreements in accordance with customary market practice, and (z) none of the Company Parties or any of their respective Subsidiaries shall be required to provide any information to the extent it would (1) cause significant competitive harm to the Company Parties or any of their respective Subsidiaries, (2) violate applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which the Company Parties or any of their respective Subsidiaries is a party, (3) jeopardize any attorney-client or other legal privilege or (4) violate any applicable confidentiality obligation of the Company Parties or any of their respective Subsidiaries so long as that, in each case, the Company Parties provide the Parent Parties written notice of any information so withheld and reasonably cooperate with the Parent Parties in seeking to allow disclosure of such information in a manner that is not reasonably likely to cause such competitive harm, violate applicable Law or Contract, jeopardize such attorney-client or other legal privilege or violate any such confidentiality obligation.

(b) The Company Parties shall have the right to review and comment on marketing materials used in connection with the arrangement of the Debt Financing prior to the dissemination of such materials to potential lenders or other counterparties to the Debt Financing (or filing with any Governmental Authority) and no such materials shall contain information that would result in the requirement by any of the Company Parties to make any filing with the SEC. The Company Parties shall not be required to agree to any contractual obligation relating to the Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company Parties and their respective Affiliates upon the termination of this Agreement. The Company Parties shall not be required to deliver or cause the delivery of any legal opinions, authorization and representation letters or take any action that (in their good faith determination) could result in liability to them or their officers or trustees or directors in connection with the Financing.

(c) The Parent Parties shall indemnify and hold harmless the Company Parties and their respective Subsidiaries, and each of their respective trustees, directors, officers, employees and other Representatives, from and against any and all actual losses incurred by the Company Parties in performing their obligations pursuant to this Section 5.15 or otherwise in connection with the Financing or any information, assistance or activities provided in connection therewith, except to the extent arising from (i) any material inaccuracy of any historical information furnished in writing by or on behalf of the Company Parties or their respective Subsidiaries, including financial statements or (ii) the gross negligence, bad faith or willful misconduct of the Company Parties, any of their Subsidiaries or any of their respective employees or Representatives. The Parent Parties shall reimburse the Company Parties and their respective Subsidiaries for any reasonable, documented out-of-pocket Third Party costs and expenses incurred by the Company Parties and their respective Subsidiaries and each of their respective trustees, directors, officers, employees and Representatives in connection with the Financing or such assistance.

(d) The Company Parties consent to the customary and reasonable use of the logos of the Company Parties in connection with the Financing; provided that such logos shall be used solely in a manner that is not intended to, and is not reasonably likely to, harm or disparage the Company Parties or their reputation or goodwill.

(e) Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 6.2(b), as applied to the Company Parties’ obligations under this Section 5.15, shall be deemed to be satisfied unless the Debt Financing has not been obtained primarily as a result of the Company Parties’ material breach of their obligations under this Section  5.15.

Section 5.16 Financing.

(a) Prior to the earlier of the Partnership Merger Effective Time and the valid termination of this Agreement in accordance with Article 7, the Parent Parties shall use their commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange and obtain and consummate the Financing on or prior to the Closing Date, including, but not limited to, using their commercially reasonable efforts with respect to the following items: (i) maintaining in effect the Commitment Letters; (ii) satisfying on a timely basis (or if available, obtaining waivers of) all Financing Conditions (or other conditions not materially less favorable to the Parent Parties than the Financing Conditions) applicable to and to be satisfied by the Parent Parties (other than those conditions that by their nature are to be satisfied at the Closing); (iii) negotiating, executing and delivering Debt Financing Documents that reflect terms not materially less favorable to the Parent Parties than the terms contained in the Debt Commitment Letter; (iv) in the event that the conditions set forth in Section 6.1 and Section 6.2 and the Financing Conditions have been satisfied or, upon funding would be satisfied, using their commercially reasonable efforts to cause the Financing Sources to fund the full amount of the Debt Financing and the Guarantors to fund the full amount of the Equity Financing; and (v) enforcing Parent’s rights under the Debt Commitment Letter in the event of a Financing Failure Event (provided that in no event shall any Parent Party be required to commence litigation to seek damages to cause the Financing Sources to consummate the Financing).

(b) The Parent Parties shall give the Company prompt notice of any actual or threatened Financing Failure Event by any party to any Commitment Letter of which any of the Parent Parties or their Affiliates becomes aware. Without limiting the Parent Parties’ other obligations under this Section 5.16, if a Financing Failure Event occurs, the Parent Parties shall (i) promptly notify the Company of such Financing Failure Event and the reasons therefor, (ii) in consultation with the Company, use their commercially reasonable efforts to obtain alternative financing from the original Financing Sources or alternative Financing Sources (on terms not materially less favorable than those applicable to the original Debt Financing; provided that the Parent Parties shall not be required to (x) pay any fees materially in excess of those contemplated by the Debt Commitment Letter or (y) agree to economic terms that are materially less favorable (taken as a whole) than those contemplated by the Debt Commitment Letter as in effect of the date hereof), in an amount, after giving effect to the Equity Financing, any available portion of the Debt Financing, cash on hand and all other sources then available, sufficient to pay the aggregate Merger Consideration and all consideration payable pursuant to this Agreement in respect of Company Equity Awards and consummate the other Transactions, in each case, required to by paid by the Parent Parties in connection with Closing (the “Necessary Financing Amount”), as promptly as practicable following the occurrence of such event, and (iii) use their commercially reasonable efforts to obtain, and when obtained, provide the Company with a true and complete copy of, a new financing commitment that provides for such alternative financing. The Parent Parties and any of their Affiliates shall not, without the prior consent of the Company, amend, modify, supplement, restate, assign, substitute or replace any of the Commitment Letters or any Debt Financing Document if such amendments, modifications, supplements, restatements, assignments, substitutions or replacements would (i) reduce the aggregate amount of the Debt Financing or the net cash proceeds available from the Debt Financing below the Necessary Financing Amount, (ii) impose new or additional conditions to the Debt Financing or otherwise expand, amend, waive or modify any of the Financing Conditions that would make it less likely that the Debt Financing would be funded at Closing or (iii) otherwise expand, amend, waive or modify any provisions of, or remedies under, the Debt Commitment Letter in a manner materially adverse to the Parent Parties, except for substitutions and replacements pursuant to the immediately preceding sentence. The Parent Parties shall, upon request, keep the Company informed on a reasonably current basis and in reasonable detail of the status of the Parent Parties’ efforts to arrange the Debt Financing. The Parent Parties shall not take any action that would reasonably be expected to materially delay or prevent the consummation of the Transactions, including the Debt Financing. The Parent Parties expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Mergers, are not subject to, or conditioned on, the Parent Parties’ receipt of financing. Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 6.2(b), as applied to the Parent Parties’ obligations under this Section 5.16, shall be deemed to be satisfied if the Parent Parties have obtained the Financing sufficient to consummate the Mergers.

(c) To the extent the Parent Parties obtain alternative financing pursuant to Section 5.15(b), or amend, modify, supplement, restate, assign, substitute or replace any of the Commitment Letters or Debt Financing Documents pursuant to Section 5.15(c), references to “Debt Financing”, “Commitment Letters”, “Debt Financing Documents”, the “Debt Financing Sources”, the “Financing” and the “Debt Financing Commitment” shall be deemed to refer to such alternative debt financing, or the Commitment Letters or Debt Financing Documents as so amended, supplemented, modified or waived.

Section 5.17 R&W Policy. The Company Parties shall cooperate with Parent, Merger Sub, and their respective Affiliates and Representatives and use commercially reasonable efforts with respect to Parent’s or its Affiliates’ procurement of a buyer-side representations and warranties insurance policy in connection with the transactions contemplated hereby, including without limitation, conducting any additional diligence investigation, or providing to Parent, Merger Sub or their respective Affiliates any additional diligence information required to address and remove any conditional exclusions under such buyer-side representations and warranties insurance policy.

ARTICLE 6

CONDITIONS TO THE MERGERS

Section 6.1 Conditions to the Obligations of Each Party. The obligation of each Party to consummate the Mergers are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by each of Parent and the Company, on or prior to the Closing, of the following conditions:

(a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained; and

(b) No Legal Prohibition. No temporary restraining Order, preliminary or permanent injunction or other Order preventing the consummation of the Mergers shall have been issued by any Governmental Authority of competent jurisdiction and remain in effect, and there shall not be any Law enacted or deemed applicable to the Mergers that makes consummation of the Mergers illegal or otherwise restricts or prohibits consummation of the Mergers.

Section 6.2 Conditions to the Obligations of the Parent Parties. The obligation of the Parent Parties to consummate the Mergers is subject to the satisfaction, or waiver by Parent, at or prior to Closing, of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in (i) Section 3.8(a) (Absence of Certain Changes or Events) shall be true and correct in all respects at and as of the date hereof and as of the Closing as though made at and as of the Closing, (ii) Section 3.6(a), Section 3.6(b), Section 3.6(c), Section 3.6(d), and Section 3.6(e) (Capitalization) shall be true and correct at and as of the date hereof and as of the Closing as though made at and as of the Closing, except, in each case, for any de minimis inaccuracies, (iii) Section 3.1(a) (Organization), Section 3.2 (Authority), Section 3.3(b) (Company Board Approval; Fairness Opinion), Section 3.19 (Takeover Statutes) and Section 3.22 (No Brokers) shall be true and correct in all material respects at and as of the date hereof and as of the Closing as though made at and as of the Closing, and (iv) all other representations and warranties of the Company contained in this Agreement shall be true and correct in all respects, without regard to any “materiality” or “Company Material Adverse Effect” qualification contained in them for purposes of determining the accuracy of such representations and warranties, at and as of the date hereof and as of the Closing as though made at and as of the Closing, except, in the case of clause (iv) only, where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i), (ii), (iii) or (iv), as applicable) only as of such date or period.

(b) Performance of Obligations of the Company Parties. The Company Parties shall have performed and complied in all material respects with all obligations required to be performed by them under this Agreement at or prior to the Closing Date;

(c) No Company Material Adverse Effect. Since the date hereof, there shall not have occurred any Company Material Adverse Effect;

(d) Officer’s Certificate. Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company certifying that the conditions set forth in Section 6.2(a), Section 6.2(b), and Section 6.2(c) have been satisfied; and

(e) REIT Opinion. Parent shall have received a tax opinion of Bass, Berry & Sims PLC (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent), substantially in the form of Exhibit A to this Agreement, on which Parent shall be entitled to rely, dated as of the Closing Date (which such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Acquired Companies), to the effect that beginning with its taxable year ended December 31, 2019 and until the Closing, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

Section 6.3 Conditions to the Obligations of the Company Parties. The obligation of the Company Parties to consummate the Mergers is subject to the satisfaction, or waiver by the Company, at or prior to Closing, of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Parent Parties set forth in Section 4.1(a) (Organization) and Section 4.2 (Authority) shall be true and correct in all material respects, at and as of the date hereof and at and as of the Closing as though made at and as of the Closing and (ii) all other representations and warranties of the Parent Parties set forth in this Agreement shall be true and correct in all respects (without giving effect to any materiality or Parent Material Adverse Effect qualifiers therein), at and as of the date hereof and as of the Closing as though made at and as of the Closing, except, in the case of clause (ii) only, where the failure of such representations and warranties to be true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; provided, however, that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i) and (ii), as applicable) only as of such date or period.

(b) Performance of Obligations of the Parent Parties. The Parent Parties shall each have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and

(c) Officer’s Certificate. The Company shall have received at the Closing a certificate signed on behalf of Parent by an executive officer of Parent certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Closing (notwithstanding any approval of the Company Merger by the shareholders of the Company) only as follows:

(a) by mutual written agreement of the Company and Parent;

(b) by either Parent or the Company upon prior written notice to the other Party, if the Closing Date has not occurred on or before October 5, 2026 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose material breach of any provision of this Agreement has been the primary cause of, or resulted in, the failure of either Merger to be consummated by the End Date;

(c) by either Parent or the Company upon prior written notice to the other Party, if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions; provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a Party if such Order (or such Order becoming final and nonappealable) was due to the material breach by such Party of any representation, warranty, covenant or agreement of such Party set forth in this Agreement;

(d) by either Parent or the Company upon written notice to the other Party, if the Company Shareholder Approval has not been obtained upon a vote taken on the matter at the Shareholders Meeting or any adjournment or postponement thereof;

(e) by Parent, upon written notice to the Company, in the event of (i) a breach by any Company Party of any representation, warranty, covenant or other agreement contained herein such that a condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied or would be incapable of being satisfied and (ii) the relevant breach referred to in clause (i) of this Section 7.1(e) is not curable or, if curable, is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) days following written notice from Parent to the Company describing such breach or failure in reasonable detail; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(e) if any Parent Party is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 7.1(f);

(f) by the Company, upon written notice to Parent, in the event of (i) a breach by any Parent Party of any representation, warranty, covenant or other agreement contained herein such that a condition set forth in Section 6.3(a) and Section 6.3(b) would not be satisfied or would be incapable of being satisfied by the End Date and (ii) the relevant breach referred to in clause (i) of this Section 7.1(f) is not curable, or, if curable, is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) days following written notice from Parent to the Company describing such breach or failure in reasonable detail; provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(f) if (A) any Company Party is in breach of any of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 7.1(e); or (B) all of the conditions to Closing have been satisfied or irrevocably waived (other than (x) the conditions set forth in Section 6.3(a) or Section 6.3(b)) and (y) conditions that by their nature are to be satisfied by actions taken at the Closing, which shall, other than as provided in clause (x), be capable of being satisfied at the Closing and Parent has irrevocably confirmed that the Parent Parties are ready, willing and able to consummate the Closing, provided for purposes of clause (B) the Closing occurs within three (3) Business Days from the date of such notice;

(g) by Parent, upon written notice to the Company, (i) at any time following a Company Adverse Recommendation Change or (ii) if the Company shall have intentionally and materially breached Section 5.2; provided that Parent’s right to terminate this Agreement pursuant to this Section 7.1(g) shall expire upon receipt of the Company Shareholder Approval;

(h) by the Company prior to receipt of the Company Shareholder Approval, upon written notice to Parent, if the Company Board shall have effected a Company Adverse Recommendation Change in accordance with Section 5.2 and the Company Board has approved, and concurrently with such termination, the Company enters into a definitive agreement providing for the implementation of such Company Superior Proposal, in each case in accordance with Section 5.2; provided that such termination shall not be effective until the Company has paid the Company Termination Fee in accordance with Section 7.3(b); or

(i) by the Company upon written notice to Parent, if (i) the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived by Parent in accordance with this Agreement as of the date the Closing should have been consummated pursuant to Section 2.3(a) (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition would be satisfied on the date of the notice referenced in clause (iii) of this Section 7.1(i) if the Closing were to occur on the date such notice is received by Parent), (ii) Parent and Merger Sub do not complete the Closing on the day the Closing should have been consummated pursuant to Section 2.3(a), (iii) on or after the date the Closing should have occurred pursuant to Section 2.3(a), the Company has irrevocably notified Parent in writing that (A) the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived by Parent in accordance with this Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the Closing; provided that each such condition would be satisfied on the date of such notice if the Closing were to occur on the date the notice is received by Parent) and (B) the Company Parties are ready, willing and able to consummate the Mergers on the date such notice is received by Parent and through the end of the next succeeding three (3) Business Days, and (v) the Parent Parties fail to consummate the Mergers within three (3) Business Days after the receipt by Parent of such notice and the Company Parties stood ready, willing and able to effect the Closing through the end of such three (3) Business Day period.

The Party seeking to terminate this Agreement pursuant to this Section 7.1 shall give written notice of such termination to the other Parties in accordance with Section 8.7, specifying the provision of this Agreement pursuant to which such termination is effected.

Section 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no further force or effect without Liability of any Party (or any Affiliate or Representative of such Party) relating to, based on or arising under or out of this Agreement, the Transactions or the subject matter hereof (including the negotiation and performance of this Agreement); provided, however, that the provisions of (a) this Section 7.2, (b) Section 7.3, (c) the last sentence of Section 5.5, (d) Section 5.15(c) and (e) Article 8 shall survive any termination hereof pursuant to Section 7.1. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 7.1, none of the Parent Parties or the Company Parties shall be relieved or released from any Liabilities or damages arising out of its knowing or intentional breach of any provision of this Agreement or fraud, subject only, (i) with respect to any such Liabilities or damages of the Company Parties, to Section 7.3(b), Section 7.3(d), Section 7.3(e) and Section 7.3(f) and (ii) with respect to any such Liabilities or damages of the Parent Parties, to Section 7.3(c), Section 7.3(d), Section 7.3(e), Section 7.3(f) and Section 8.11. For the avoidance of doubt, the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms (notwithstanding clause (i) of Section 22 thereof); provided that the Parent Parties shall each be treated as if they were a party thereto to the same extent as Ares Real Estate Management Holdings, LLC and (c) the Guarantee shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms.

Section 7.3 Expenses; Termination Fees.

(a) Except as otherwise set forth in this Agreement, whether or not the Mergers or any other Transaction are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such cost or expense; provided, however, that Parent shall pay all costs and expenses incurred in connection with the Exchange Agent.

(b) In the event that:

(i) this Agreement is terminated pursuant to Section 7.1(g);

(ii) this Agreement is terminated pursuant to Section 7.1(h); or

(iii) (A) this Agreement is terminated pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(e) or this Agreement is terminated under any other provision of Section 7.1, and at such time could have been terminated pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(e), (B) a Company Takeover Proposal shall have been made or publicly made known after the date of this Agreement and not, as applicable, (x) in the case of a Company Takeover Proposal that has not been publicly made known after the date of this Agreement, withdrawn in writing in good faith (with a copy of such written withdrawal having been delivered to Parent) or (y) in the case of a proposal made known publicly, publicly withdrawn, in each case of clause (x) and (y), prior to such termination (in the case of a termination pursuant to Section 7.1(b) or Section 7.1(e)) or the later of the Shareholders Meeting and any postponement or adjournment thereof (in the case of a termination pursuant to Section 7.1(d)) and (C) within twelve (12) months of the date of such termination, (1) any of the Company Parties or their Subsidiaries enters into a definitive agreement with respect to, or (2) consummates, any Company Takeover Proposal (provided that for purposes of this clause (iii), each reference to “20% or more” in the definition of Company Takeover Proposal shall be deemed to be references to “more than 50%”);

then the Company shall pay as directed by Parent the Company Termination Fee by wire transfer of same-day funds to an account designated by Parent (1) in the case of Section 7.3(b)(i), within two (2) Business Days after such termination, (2) in the case of Section 7.3(b)(ii), prior to or concurrently with the termination of this Agreement pursuant to Section 7.1(h), and (3) in the case of Section 7.3(b)(iii), within two (2) Business Days following the earlier of (x) entry into such definitive agreement with respect to such Company Takeover Proposal and (y) consummation of such Company Takeover Proposal. For the avoidance of doubt, any payment made by the Company under this Section 7.3(b) shall be payable only once and not in duplication, even though such payment may be payable under one or more provisions hereof. In the event that Parent shall receive full payment of the Company Termination Fee pursuant to this Section 7.3(b) under circumstances where a Company Termination Fee was payable, the receipt of the Company Termination Fee shall be deemed to be liquidated damages (and not a penalty) in a reasonable amount to compensate the Parent Parties for any and all losses or damages suffered or incurred by the Parent Parties, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and except as provided in the last proviso of this Section 7.3(b), the Company Parties shall have no further Liability, whether pursuant to a claim at Law or in equity, to the Parent Parties or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Parent Parties, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Legal Proceeding against the Acquired Companies or their Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination; provided that if the Company fails to pay the Company Termination Fee and any Parent Party commences a suit against the Company for the Company Termination Fee or any portion thereof and prevails in such suit, then the Company shall pay the Parent Parties their costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit up to a maximum of $3,000,000 in the aggregate, together with interest on the Company Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (any such amounts of costs, expenses and interest, the “Recovery Costs”).

(c) In the event that this Agreement is terminated pursuant to (i) Section 7.1(f) or Section 7.1(i) or (ii) Section 7.1(b) if, at the time of such termination, the Company would have been entitled to terminate this Agreement pursuant to Section 7.1(f) or Section 7.1(i), then Parent shall pay the Company the Parent Termination Fee by wire transfer of same-day funds on the third (3rd) Business Day following such termination in accordance with Section 7.4. For the avoidance of doubt, any payment made by Parent under this Section 7.3(c) shall be payable only once and not in duplication, even though such payment may be payable under one or more provisions hereof. In the event that the Company shall receive full payment of the Parent Termination Fee pursuant to this Section 7.3(c), the receipt of the Parent Termination Fee shall be deemed to be liquidated damages (and not a penalty) in a reasonable amount to compensate the Company Parties for any and all losses or damages suffered or incurred by the Company Parties, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and except for the amounts payable or reimbursable by the Parent Parties pursuant to the proviso of the last sentence of this Section 7.3(c), none of the Parent Parties shall have any further Liability, whether pursuant to a claim at Law or in equity, to the Company or any of its Affiliates in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Company Parties, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Legal Proceeding against the Parent Parties or their Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination; provided that if Parent fails to pay the Parent Termination Fee and the Company commences a suit against Parent for the Parent Termination Fee, or any portions thereof and prevails in such suit, then Parent shall pay the Company in accordance with Section 7.4, its Recovery Costs.

(d) In the event that this Agreement is terminated by Parent pursuant to Section 7.1(e) for a knowing or intentional breach of any provision of this Agreement or fraud, the Parent Parties shall be entitled to seek or obtain monetary damages from the Company Parties; provided that, in no event shall the Parent Parties be entitled to, or in any event receive, monetary damages in excess of an amount equal to the Company Termination

Fee, together with any Recovery Costs, in the aggregate (without duplication). In the event that this Agreement is terminated by the Company pursuant to Section 7.1(f) for a knowing or intentional breach of any provision of this Agreement or fraud, the Company Parties shall be entitled to seek or obtain monetary damages from the Parent Parties; provided that, in no event shall the Company Parties be entitled to, or in any event receive, monetary damages in excess of an amount equal to the Parent Termination Fee, together with any Recovery Costs, in the aggregate (without duplication).

(e) Notwithstanding anything to the contrary, whether or not this Agreement is terminated, none of the Company Parties shall seek, be entitled to, or in any event receive, monetary damages in excess of an amount equal to the Parent Termination Fee, together with any Recovery Costs, in the aggregate (without duplication), whether at law or in equity, in contract, tort or otherwise. Notwithstanding anything to the contrary, whether or not this Agreement is terminated, none of the Parent Parties shall seek, be entitled to, or in any event receive, monetary damages in excess of an amount equal to the Company Termination Fee, together with any Recovery Costs, in the aggregate (without duplication), whether at law or in equity, in contract, tort or otherwise. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Parent Parties, on the one hand, or the Company Parties, on the other hand, for any losses, damages, costs or expenses of the other Parties or any of their respective Affiliates related to the failure of the transactions contemplated by this Agreement or any other Transaction Document, a termination of this Agreement or a breach of this Agreement by any Party or otherwise (including a knowing or intentional breach of this Agreement) shall not exceed an amount an equal to, in the case of the Parent Parties, the Parent Termination Fee, or in the case of the Company Parties, the Company Termination Fee, in each case together with any Recovery Costs in the aggregate (without duplication and including consequential, indirect or punitive damages) in connection with this Agreement, any other Transaction Document or the transactions contemplated by this Agreement or any other Transaction Document, whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity.

(f) All claims, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the other Transaction Documents or transactions contemplated hereby or thereby, or the negotiation, execution, or performance of this Agreement or the other Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the other Transaction Documents), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as the parties to this Agreement and, in the case of the other Transaction Documents, Persons expressly identified as parties to such Transaction Documents (each, a “Contracting Party”). No Person who is not a Contracting Party, including (so long as the same is not a Contracting Party) any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing and the Debt Financing Sources (collectively (and so long as any such Person is not a Contracting Party), the “Non-Recourse Party”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or based on, in respect of, or by reason of this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or the negotiation, execution, performance, or breach of this Agreement or the other Transaction Documents, and, to the maximum extent permitted by applicable Law, each Contracting Party, on behalf of itself and its Affiliates, hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-Recourse Party. In no event shall Parent, Merger Sub, Investors or Guarantors be required to pay both damages under this Agreement and the Parent Termination Fee.

Section 7.4 Payment of Amount or Expense.

(a) In the event that Parent is obligated to pay the Company the Parent Termination Fee, plus the Recovery Costs set forth in Section 7.3, Parent shall pay to the Company from the Parent Termination Fee, plus the Recovery Costs deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Parent Termination Fee, plus the Recovery Costs and (ii) the sum of (1) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) through (H) or 856(c)(3)(A) through (I) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (2) in the event the Company receives either (X) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 7.4(b)(ii) or (B) an opinion from the Company’s outside counsel as described in Section 7.4(b)(ii), an amount equal to the Parent Termination Fee, plus the Recovery Costs less the amount payable under clause (1) above. To secure Parent’s obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Parent Termination Fee, plus the Recovery Costs with an escrow agent selected by Parent and on such terms (subject to Section 7.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Parent Termination Fee, plus the Recovery Costs pursuant to this Section 7.4(a) shall be made at the time Parent is obligated to pay the Company such amount pursuant to Section 7.3 by wire transfer.

(b) The escrow agreement shall provide that the Parent Termination Fee, plus the Recovery Costs in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant tax year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Company, (ii) a letter from the Company’s counsel indicating that the Company’s outside counsel has rendered a legal opinion to the effect that the release of the remainder of the Parent Termination Fee, plus the Recovery Costs (or portion thereof) from the escrow should not cause the Company to fail to qualify as a REIT, in which case the escrow agent shall release the remainder of the Parent Termination Fee, plus the Recovery Costs (or portion thereof) to the Company, or (iii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Parent Termination Fee, plus the Recovery Costs should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, indicating that the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Parent Termination Fee, plus the Recovery Costs should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Parent Termination Fee, plus the Recovery Costs to the Company. Parent agrees to amend this Section 7.4 at the request of the Company in order to (x) maximize the portion of the Parent Termination Fee, plus the Recovery Costs that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company’s chances of securing a favorable ruling described in this Section 7.4(b) or (z) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 7.4(b). The escrow agreement shall also provide that any portion of the Parent Termination Fee, plus the Recovery Costs that remains unpaid as of the end of a tax year shall be paid as soon as possible during the following tax year, subject to the foregoing limitations of this Section 7.4; provided, any portion of the Parent Termination Fee, plus the Recovery Costs that remains unpaid as of December 31 following the date which is five years from the date of this Agreement shall be released by the escrow agent to Parent. Parent shall not be a party to such escrow agreement and shall not bear any cost of or have Liability resulting from the escrow agreement. The Company shall fully indemnify Parent and hold Parent harmless from and against any such cost or Liability.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Amendment. At any time prior to the Company Merger Effective Time, any provision of this Agreement may be amended, but only if such amendment is in writing and signed by the Company Parties and the Parent Parties; provided, however, that after the Company Shareholder Approval has been obtained, no amendment shall be made to this Agreement that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption.

Section 8.2 Waiver. At any time prior to the Company Merger Effective Time, any provision of this Agreement may be waived, but only if such waiver is in writing and signed by the Party waiving such provision. At any time and from time to time prior to the Company Merger Effective Time, either the Company Parties, on the one hand, or the Parent Parties, on the other hand, may, to the extent permissible by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the Parent Parties, in the case of an extension by the Company Parties, or of the Company Parties, in the case of an extension by the Parent Parties, as applicable, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (c) subject to applicable Law, waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.3 No Survival of Representations and Warranties. None of the representations, warranties, covenants or agreements contained in this Agreement, or contained in any certificate, schedule or document delivered pursuant to this Agreement or in connection with any of the Transactions, shall survive the Company Merger Effective Time; provided, that this Section 8.3 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance or compliance in whole or in part after the Company Merger Effective Time or otherwise expressly by its terms survives the Company Merger Effective Time (including the provisions of Section 3.23, Section 4.13 Section 5.8 and Section 5.9).

Section 8.4 Entire Agreement. This Agreement together with the exhibits hereto, schedules and annexes hereto (including the Company Disclosure Letter), the Guarantee and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof, and except as provided in Section 8.6, this Agreement is not intended to grant standing to any Person other than the Parties.

Section 8.5 Applicable Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed and enforced in accordance with the Laws of the State of Maryland applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of Law that would cause the application of any Law other than the Laws of the State of Maryland, except with respect to matters under the DRULPA relating to the Company Merger and the Partnership Merger, which shall be governed by the Laws of the State of Delaware. Each of the Parties hereby irrevocably and unconditionally consents to and submits to the exclusive jurisdiction of the Circuit Court for Baltimore City (Maryland), Business and Technology Case Management Program and/or the U.S. District Court for the District of Maryland, Northern Division (the “Chosen Courts”), for any litigation arising out of this Agreement and the Transactions (and agrees not to commence any litigation relating thereto except in such court), waives any objection to the laying of venue of any such litigation in a Chosen Court and agrees not to plead or claim in a Chosen Court that such litigation brought therein has been brought in an inconvenient forum. Each of the Parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any such proceeding in the courts of the State of Maryland to the Maryland Court’s Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof).

Nothing in this Agreement shall limit or affect the rights of any Party to pursue appeals from any judgments or Order of a Chosen Court as provided by Law. Each of the Parties agrees, that service of process may be made on such Party by prepaid certified mail in the manner provided in Section 8.7 with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the foregoing shall have the same legal force and effect as if served upon such Party personally within the State of Maryland. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

Section 8.6 Assignability; No Third-Party Beneficiaries Parties. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties; provided that, not later than five (5) Business Days prior to the mailing of the Proxy Statement to the Company’s shareholders, each of the Parent Parties may assign any of their rights hereunder to any of its Affiliates without the prior written consent of the Company, but no such assignment (i) shall relieve such Parent Party of any of its obligations hereunder or (ii) impede or delay the consummation of the Mergers. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.6 shall be null and void. Except as provided in Section 5.9 and Section 8.15, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that (a) from and after the Company Merger Effective Time, the provisions of Article 2 relating to the payment of the Merger Consideration and any amounts contemplated to be paid pursuant to Section 2.8 shall be enforceable by the holders of Company Common Shares, Time-Based Unit Awards, and TSR Unit Awards as of immediately prior to the Company Merger Effective Time and by Persons entitled to receive such other consideration and (b) subject to Section 7.3(f), the holders of Company Common Shares, Time-Based Unit Awards and TSR Unit Awards shall be entitled to pursue claims for damages (including the benefit of the bargain lost by the Company’s shareholders (taking into consideration relevant matters, including other combination opportunities and the time value of money)) and other relief, including equitable relief, for a breach or threatened breach by any Parent Party of its obligations under this Agreement; provided, that the rights granted pursuant to this clause (b) shall be enforceable only by the Company, in its sole and absolute discretion, on behalf of such holders, and any amounts received by the Company in connection therewith may be retained by the Company and shall be deemed to be damages of the Company. Section 7.3(f) shall be for the benefit of and enforceable by the Parent Related Parties and the Company Related Parties, as applicable. Section 8.15 shall be for the benefit of and enforceable by the Debt Financing Sources. The Parties further agree that the rights of Third Party beneficiaries under Section 5.9, shall not arise unless and until the Company Merger Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.2 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.7 Notices. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the Party to be notified; (b) when sent by email to the Party to be notified (notice deemed given upon transmission so long as there is no return error message or other notification of non-delivery received by the sender); or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:

To Parent Parties or the Surviving Entity:

AREG Wizard Parent LP

c/o Ares Real Estate Management Holdings, LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

Attention:    Andrew Holm

        Legal Department

Email:        ***

        ***

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:   Michelle Kelban, P.C.

     Jonathan Benloulou, P.C.

     Emily Lichtenheld, P.C.

     Daniel Elizondo

Email: ***

     ***

     ***

     ***

To the Company Parties (prior to the Company Merger):

Whitestone REIT

2600 S. Gessner Road, Suite 500

Houston, TX 77063

Attention: David K. Holeman

Email: ***

with a copy to (which shall not constitute notice):

Bass, Berry & Sims PLC

100 Peabody Place, Suite 1300

Memphis, TN 38103

Attn:   Richard F. Mattern

     Scott W. Bell

     Tyler D. Huseman

Email: ***

     ***

     ***

or to such other address as any Party shall specify by written notice so given. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction (a) shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement and (b) shall not, solely by virtue thereof, be invalid or unenforceable in any other jurisdiction. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, the Parties shall negotiate in good faith to determine a suitable and equitable provision to be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

Section 8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by Docusign, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8.10 Obligation of Parent. Parent shall cause Merger Sub and Merger OP to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub and Merger OP in accordance with the terms of this Agreement, the Mergers, and the other Transactions. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub and Merger OP of each of their respective covenants, obligations and undertakings required to be performed by Merger Sub and Merger OP under this Agreement and the Transactions, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub and Merger OP shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 8.10 to “Merger Sub” shall also include the Surviving Entity following the Company Merger Effective Time and references in this Section 8.10 to “Merger OP” shall also include the Surviving Partnership following the Partnership Merger Effective Time.

Section 8.11 Specific Performance.

(a) The Parties agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages (even if available) or other legal remedies would not be an adequate remedy for any such harm. The Parties agree that unless and until this Agreement is terminated in accordance with Section 7.1 and any dispute over the right to termination has been finally resolved, (i) each of the Parties shall be entitled to an injunction or injunctions from a court of competent jurisdiction as set forth in Section 8.5, specific performance and other equitable relief to prevent breaches of this Agreement by the other Parties hereto, to enforce specifically the terms and provisions of this Agreement (including the obligation of the Parties to consummate the Transactions and the obligation of the Parent Parties to pay, and the Company’s shareholders’ right to receive, the aggregate consideration payable to them pursuant to the Transactions, in each case in accordance with the terms and subject to the conditions of this Agreement, including the remainder of this Section 8.11(a)

and Section 8.11(b)) or provide other equitable relief, without bond or other security being required, this being in addition to any remedy to which they are entitled pursuant to Section 7.2 or Section 7.3 or otherwise, and (ii) the right of specific enforcement is an integral part of the Transactions, including the Mergers, and without that right, none of the Parties would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any of the other Parties hereto has an adequate remedy at Law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy for any reason; provided that, solely with respect to the equitable remedy to specifically enforce the Parent Parties’ obligation to effect the Closing, the Parent Parties may oppose the granting of specific performance on the basis that one or more of the Specific Performance Conditions has not been satisfied. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company Parties to an injunction, specific performance or other equitable remedies enforcing the Parent Parties’ obligations to cause the Equity Financing to be funded and to effect the Closing shall be available if (and only if): (a) all conditions in Section 6.1 and Section 6.2 have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing and will be satisfied at the Closing), (b) the Parent Parties have failed to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 2.3, (c) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded, in each case in accordance with the terms of the Debt Commitment Letter and (d) the Company Parties have irrevocably certified in writing to the Parent Parties that (i) the Company Parties are ready, willing and able to consummate the Closing and (ii) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing and will be satisfied at the Closing) and that if specific performance is granted and the Equity Financing and the Debt Financing are funded, then the Company Parties would take such actions required of them by this Agreement to cause the Closing to occur (such clauses (a)-(d), the “Specific Performance Conditions”). For the avoidance of doubt, the Company Parties shall be entitled to seek (but shall not be entitled to receive) both a grant of specific performance of the Parent Parties’ obligations to consummate the Closing hereunder and, in the alternative, payment of the Parent Termination Fee, but in no circumstance shall the Company Parties be entitled to obtain both specific performance of the Parent Parties’ obligations to consummate the Closing and the payment of the Parent Termination Fee or specific performance of the Parent Parties’ obligations to consummate the Closing and the payment of any other damages; provided, that the Parties acknowledge and agree that, while the Company Parties may pursue a grant of specific performance prior to the valid termination of this Agreement in accordance with its terms, following a valid termination of this Agreement in accordance with its terms, under no circumstances shall the Company Parties be permitted or entitled to seek a grant of specific performance to cause the Closing to occur.

(b) The Parties further agree that (i) by seeking the remedies provided for in this Section 8.11, a Party shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.11 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 8.11 shall require any Party to institute any Legal Proceeding for (or limit any Party’s right to institute any Legal Proceeding for) specific performance under this Section 8.11 prior or as a condition to exercising any termination right under Article 7 (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 8.11 or anything set forth in this Section 8.11 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article 7 or pursue any other remedies under this Agreement that may be available at any time.

Section 8.12 Company Disclosure Letter References. The Parties agree that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Company Disclosure Letter to which the relevance of such disclosure is reasonably apparent on its face. The listing of any matter on the Company Disclosure Letter shall not be deemed to constitute an admission by the Company, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality. No disclosure in the Company Disclosure Letter relating to any possible breach or violation by the Company or its Subsidiaries of any Contract or Applicable Law shall be construed as an admission or indication to any Person that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in the Company Disclosure Letter be deemed or interpreted to expand the scope of the Company’s representations, warranties and/or covenants set forth in this Agreement.

Section 8.13 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.14 Independence of Representations. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement, each representation and warranty set forth in Article 3 herein is given independent effect so that if a particular representation and warranty herein proves to be incorrect or is breached, the fact that another representation and warranty herein concerning the same or similar subject matter is correct or is not breached, whether such other representation and warranty is more general or more specific, narrower or broader or otherwise, will not affect the incorrectness or breach of such particular representation and warranty.

Section 8.15 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company Parties hereby:

(a) agree that any Legal Proceeding, whether at law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources, arising out of or relating to, this Agreement, the Debt Financing and/or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party irrevocably submits itself and its property with respect to any such proceeding to be the exclusive jurisdiction of such court;

(b) agree that any such Legal Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in the applicable definitive agreement relating to the Debt Financing;

(c) agree not to bring or support or permit any of its Affiliates to bring or support any Legal Proceeding of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York;

(d) agree that service of process upon any Company Party in any such Legal Proceeding shall be effective if notice is given in accordance with Section 8.7;

(e) irrevocably waive, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Authority in any such court;

(f) knowingly, intentionally and voluntarily waive, to the fullest extent permitted by applicable law, trial by jury in any proceeding brought against any Debt Financing Source in any way arising out of or relating to this Agreement, the Debt Financing, or any of the transactions contemplated hereby or thereby or the performances of any services thereunder;

(g) agree that (x) none of the Debt Financing Sources will have any liability to the Company Parties or any of their respective security holders or any of their respective controlled Affiliates (in each case, other than Parent, Merger Sub and Merger OP) of any kind relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether at law or in equity, whether in contract or in tort or otherwise and (y) it shall not be entitled to seek the remedy of specific performance of this Agreement against any Debt Financing Source; provided that nothing in this Section 8.15(g) shall limit the liability or obligations of any Debt Financing Source under the Debt Commitment Letter or the Debt Financing Documents;

(h) agree not to commence any Legal Proceeding against any Debt Financing Source in connection with this Agreement, the Debt Commitment Letter or in respect of any theory of law or equity related hereto or thereto and agrees to cause any such Legal Proceeding in connection with this Agreement or the Debt Commitment Letter or in respect of any other document or theory of law or equity related hereto or thereto against any Debt Financing Source to be dismissed or otherwise terminated;

(i) agree that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of this Section 8.15 and that such provisions and the definition of “Debt Financing Source” shall not be amended in any way adverse to any Debt Financing Source without the prior written consent of such Debt Financing Source; and

(j) agree that in the event of conflict between this Section 8.15 and any other term herein, this Section 8.15 shall govern.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

AREG WIZARD PARENT LP
By:	AREG Wizard Parent GP LLC, its general partner

By:	/s/ Andrew Holm
Name: Andrew Holm
Title: Authorized Signatory

AREG WIZARD INTERMEDIATE LP
By:	AREG Wizard Intermediate GP LLC, its general partner

By:	/s/ Andrew Holm
Name: Andrew Holm
Title: Authorized Signatory

AREG WIZARD OPERATING PARTNERSHIP LP
By:	AREG Wizard OP GP LLC, its general partner

By:	/s/ Andrew Holm
Name: Andrew Holm
Title: Authorized Signatory

WHITESTONE REIT

By:	/s/ David K. Holeman
Name: David K. Holeman
Title: Chief Executive Officer

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.
By: Whitestone REIT, its general partner

By:	/s/ David K. Holeman
Name: David K. Holeman
Title: Chief Executive Officer

[Signature Page to Merger Agreement]

ANNEX B

Global Corporate & Investment Banking

BofA Securities, Inc.

One Bryant Park, New York, NY 10036

April 8, 2026

The Board of Trustees

Whitestone REIT

2600 S. Gessner Rd, Suite 500

Houston, TX 77063

Members of the Board of Trustees:

We understand that Whitestone REIT (“Whitestone”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), by and among Whitestone, Areg Wizard Parent LP (“Parent”), Areg Wizard Intermediate LP, a wholly owned subsidiary of Parent (“Merger Sub”), Areg Wizard Operating Partnership LP, a wholly owned subsidiary of Parent (“Merger OP”), and Whitestone REIT Operating Partnership LP (“Operating Partnership”), whose sole general partner is Whitestone, pursuant to which, among other things, (i) Merger OP will merge with and into Operating Partnership (the “Partnership Merger”) and each outstanding Partnership OP Unit (other than those held by the Acquired Companies and the Excluded Units (each as defined in the Agreement)) will be converted into the right to receive cash equal to the Consideration (as defined below) and (ii) Whitestone will merge with and into Merger Sub (the “Company Merger”, and together with the Partnership Merger, the “Mergers”) and each outstanding common share of beneficial interest, par value $0.001 per share, of Whitestone (“Whitestone Common Stock”) (other than the Excluded Shares (as defined in the Agreement)) will be converted into the right to receive $19.00 in cash, without interest (the “Consideration”). The terms and conditions of the Mergers are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Whitestone Common Stock (other than the Excluded Shares) of the Consideration to be received by such holders in the Company Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to Whitestone;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of Whitestone furnished to or discussed with us by the management of Whitestone, including certain financial forecasts relating to Whitestone prepared by the management of Whitestone (such forecasts, “Whitestone Forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of Whitestone with members of senior management of Whitestone;

(4)	reviewed the trading history for Whitestone Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)	compared certain financial and stock market information of Whitestone with similar information of other companies we deemed relevant;

(6)	compared certain financial terms of the Mergers to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(7)

considered the results of our efforts on behalf of Whitestone to solicit, at the direction of Whitestone, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Whitestone;

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation	Page 1 of 3

(8)	reviewed the Agreement; and

(9)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Whitestone that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Whitestone Forecasts, we have been advised by Whitestone, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Whitestone as to the future financial performance of Whitestone. We have relied, at the direction of Whitestone, upon the assessments of the management of Whitestone as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting Whitestone and its business. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Whitestone, nor have we made any physical inspection of the properties or assets of Whitestone. We have not evaluated the solvency or fair value of Whitestone or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Whitestone, that the Mergers will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Mergers, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Whitestone or the contemplated benefits of the Mergers.

We express no view or opinion as to any terms or other aspects or implications of the Mergers (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Mergers, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Mergers or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Whitestone Common Stock (other than holders of Excluded Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Mergers by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Mergers, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Mergers in comparison to other strategies or transactions that might be available to Whitestone or in which Whitestone might engage or as to the underlying business decision of Whitestone to proceed with or effect the Mergers. We are also not expressing any view or opinion with respect to, and we have relied, at the direction of Whitestone, upon the assessment of representatives of Whitestone regarding legal, regulatory, accounting, tax and similar matters relating to Whitestone or the Mergers, as to which matters we understand that Whitestone obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Company Merger or any other matter.

We have acted as financial advisor to the Board of Trustees of Whitestone in connection with the Mergers and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion and a significant portion of which is contingent upon consummation of the Mergers. In addition, Whitestone has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation	Page 2 of 3

financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) Whitestone and certain of its affiliates, and (ii) Ares Management Corporation, an affiliate of Parent (“Ares”), and certain affiliates and portfolio companies of Ares.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Whitestone and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a financial advisor to Whitestone in connection with certain matters, (ii) having acted or acting as a placement agent, sales agent and/or bookrunner for certain equity offerings of Whitestone, (iii) having acted or acting as a syndication agent, bookrunner and/or arranger for, and/or as a lender under, certain term loans, credit facilities and other credit arrangements of Whitestone and/or certain of its affiliates, and (iv) having provided or providing certain derivatives and other trading services to Whitestone and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Ares and certain of its affiliates and portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a financial advisor to Ares and/or certain of its affiliates and portfolio companies in connection with certain M&A transactions, (ii) having acted or acting as a book-running manager, global coordinator, bookrunner, manager and/or underwriter for certain equity and debt offerings of Ares and/or certain of its affiliates and portfolio companies, (iii) having acted or acting as a bookrunner for certain block trades by Ares, (iv) having acted or acting as an administrative agent, syndication agent, sustainability coordinator, bookrunner and/or arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Ares and/or certain of its affiliates and portfolio companies (including acquisition financing), (v) having provided or providing certain commodity, derivatives, foreign exchange and other trading services to Ares and/or certain of its affiliates and portfolio companies, and (vi) having provided or providing certain treasury management products and services to Ares and/or certain of its affiliates and portfolio companies.

It is understood that this letter is for the benefit and use of the Board of Trustees of Whitestone (in its capacity as such) in connection with and for purposes of its evaluation of the Company Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Whitestone or the Mergers. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Company Merger by holders of Whitestone Common Stock (other than holders of Excluded Shares) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ BofA Securities, Inc.

BOFA SECURITIES, INC.

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation	Page 3 of 3

WHITESTONE REIT 2600 S GESSNER RD., SUITE #500 HOUSTON, TX 77063 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WSR2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T00358-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WHITESTONE REIT The Board of Trustees recommends you vote FOR the following proposals (as listed in the proxy statement): For Against Abstain 1. pursuant To approve to the the merger Agreement of Whitestone and Plan of REIT Merger, (the “Company”) dated as of April with 8, and 2026, into by AREG and Wizard among Intermediate the Company, LP Whitestone (the “Company REIT Operating Merger”), ! ! ! Partnership, L.P., AREG Wizard Parent LP, AREG Wizard Intermediate LP, and AREG Wizard Operating Partnership, LP (as it may be amended from time to time, the “Merger Agreement”); 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Company Merger; and ! ! ! 3. To approve one or more adjournments of the Special Meeting of Shareholders (the “Special Meeting”) from time to time, if necessary ! ! ! or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Company Merger or to seek a quorum if one is not initially obtained. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. T00359-TBD WHITESTONE REIT Special Meeting of Shareholders July 9, 2026 9:00 a.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES The shareholder(s) hereby appoint(s) David K. Holeman, J. Scott Hogan, and Peter A. Tropoli, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of Whitestone REIT that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9:00 a.m. Central Time, on July 9, 2026, virtually at www.virtualshareholdermeeting.com/WSR2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees’ recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side